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ECM Realty Trust, Inc. Index to Financial Statements

As filed with the Securities and Exchange Commission on November 9, 2010

Registration No. 333-169051

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ECM Realty Trust, Inc.
(Exact name of registrant as specified in governing instruments)

150 North Wacker Drive, Suite 800
Chicago, Illinois 60606
(312) 827-2280
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Shelby E. L. Pruett
Chairman and Chief Executive Officer
ECM Realty Trust, Inc.
150 North Wacker Drive, Suite 800
Chicago, Illinois 60606
(312) 827-2270
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey M. Sullivan DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 Tel: (919) 786-2000 Fax: (919) 786-2203	Bartholomew A. Sheehan III James O'Connor Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300 Fax: (212) 839-5599

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effectiveness of the registration statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

           See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller Reporting Company ☐

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — PRELIMINARY PROSPECTUS DATED NOVEMBER 8, 2010

                      Shares

ECM Realty Trust, Inc.

Common Stock

ECM Realty Trust, Inc. is a self-administered and self-managed real estate company focused on investing in institutional quality, single-tenant office, industrial and retail properties that are leased to investment grade and other high credit quality tenants on a long-term net basis. Upon completion of this offering and our formation transactions, we will own 30 net leased properties in 17 states with approximately 4.7 million rentable square feet and an average remaining lease term of approximately 11.6 years.

This is our initial public offering, and no public market currently exists for our common stock. We expect that the initial public offering price for our common stock will be between $            and $           per share. We intend to apply to list our common stock on the New York Stock Exchange under the symbol "ECMR."

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2010. Our charter contains restrictions on the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See "Description of Securities — Restrictions on Ownership and Transfer."

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock under the caption "Risk Factors" beginning on page 23 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters an option to purchase up to an additional                      shares of common stock at the initial public offering price less the underwriting discount within 30 days after the date of this prospectus to cover over-allotments, if any.

The shares of common stock sold in this offering are expected to be ready for delivery on or about                          , 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Citi	BofA Merrill Lynch

The date of this prospectus is                            , 2010

          You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or such other date as specified herein. Our business, prospects, financial condition, cash flows, liquidity, funds from operations, or FFO, earnings before interest, depreciation and amortization, or EBITDA, and results of operations may have changed since such dates.

          We use market data and industry forecasts and projections throughout this prospectus, and in particular in the sections entitled "Prospectus Summary," "Industry Background and Market Opportunity" and "Our Business." We have obtained substantially all of this information from a market study prepared for us in connection with this offering by Rosen Consulting Group, or RCG, a nationally recognized real estate consulting firm. Such information is included in this prospectus in reliance on RCG's authority as an expert on such matters. See "Experts." In addition, we have obtained certain market and industry data from publicly available industry publications. These sources generally state

i

that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers' experience in the industry, and there is no assurance that any of the projected amounts will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information. Any forecasts prepared by RCG are based on data (including third-party data), models and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice.

          In addition, we obtained a Broker Opinion of Value, or BOV, dated November 1, 2010, from Jones Lang LaSalle Americas, Inc., or JLL, that provides JLL's opinion on the value of each of our initial properties and of our initial properties as a portfolio, and have included information from the BOV in this prospectus. Such information is included in this prospectus in reliance on JLL's authority as an expert on such matters. See "Experts." The BOV is not an appraisal, and no assurance can be given that an appraisal by a licensed independent appraiser would not result in lower values. The estimated valuations expressed in the BOV do not represent contractual sale terms and reflect significant judgment and interpretation by JLL. Moreover, the valuations are based on numerous estimates and assumptions, and no assurance can be given regarding the accuracy or appropriateness of such estimates and assumptions. For more information about the BOV, see "Our Business — Broker Opinion of Value" and Appendix A to this prospectus.

ii

PROSPECTUS SUMMARY

          This summary highlights some of the information included elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before making a decision to invest in shares of our common stock. In addition to this summary, you should also read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus, including the financial statements and notes thereto.

          In this prospectus, references to "our company," "we," "us" and "our" mean (a) ECM Realty Trust, Inc., a Maryland corporation, and our consolidated subsidiaries, including ECM Realty Trust, L.P., a Delaware limited partnership, the subsidiary through which we will conduct substantially all of our business, which we refer to as our operating partnership, except where it is clear from the context that the term means only the issuer of the shares of our common stock, ECM Realty Trust, Inc.; and (b) with respect to the period prior to this offering, the business of (i) Equity Capital Management, LLC, or "ECM," and (ii) ECM Diversified Income & Growth Fund, LLC and ECM Income & Growth Fund III, LLC, or the "ECM Funds," which we refer to collectively as "our predecessor;" references to "common stock" mean common stock, $0.01 par value per share, of ECM Realty Trust, Inc.; references to "common units" mean limited partnership common units in our operating partnership that are redeemable, subsequent to the one-year anniversary of their issuance, for cash or, at our option, shares of our common stock on a one-for-one basis, subject to certain adjustments; and references to "convertible preferred units" mean the 7% Series A Cumulative Convertible Preferred Units in our operating partnership.

          Throughout this prospectus, when we refer to our "annual base rent" or "total annual base rent" we mean the 2011 base rental revenue for the specific initial property or all of our initial properties, respectively, based on existing leases, except with respect to our build-to-suit property located in Grayslake, Illinois, which we expect to be completed in March 2011, and our acquisition property in St. Charles Parish, Louisiana, which we expect to acquire after its expected completion in January 2011, for both of which we annualized the expected 2011 base rental revenue provided in the executed leases.

          Throughout this prospectus, when we refer to an "investment grade" credit rating, we are referring to a published long-term issuer credit rating of Baa3/BBB- or above from one or both of Moody's Investors Service, Inc., or Moody's, or Standard & Poor's Ratings Services, or S&P.

          Unless otherwise indicated, the information contained in this prospectus assumes that (a) the shares of common stock to be sold in this offering are sold at $             per share, the mid-point of the price range set forth on the cover page of this prospectus and (b) the underwriters' over-allotment option is not exercised.

Our Company

          We are a self-administered and self-managed real estate company focused on investing in institutional quality, single-tenant office, industrial and retail properties that are leased to investment grade and other high credit quality tenants on a long-term net basis. We were formed to continue and expand the business of our predecessor and will focus our investment activities on properties that are operationally significant to the tenant's business.

          Through our extensive network of longstanding relationships in the net lease industry, we believe that we will be able to continue to acquire operationally significant properties through individual property acquisitions, portfolio acquisitions, sale-leaseback transactions and build-to-suit transactions. We believe that the net lease sector:

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  can generate superior risk-adjusted returns through long-term leases with creditworthy tenants that, in most cases, provide for contractually specified rent increases;

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  is underserved by the public and private markets;

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  is attractive in times of economic contraction and expansion; and

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  is inefficient and offers growth opportunities given the amount of real estate owned by corporations.

          Upon completion of this offering and our formation transactions, we will own 30 net leased properties with approximately 4.7 million rentable square feet that are diversified by tenant, location, property type and lease term ("our initial properties"). Our initial properties consist of 11 properties currently owned by the ECM Funds that will be contributed to us in connection with our formation transactions ("our contribution properties") and 19 properties that we have agreed to purchase after completion of this offering ("our acquisition properties"). As of September 30, 2010, our initial properties were 100% leased and had a weighted-average remaining lease term (based on percentage of total annual base rent) of approximately 11.6 years, with no leases expiring until 2017. Based on percentage of total annual base rent, the substantial majority of the office properties included in our initial properties are corporate or regional headquarters and the substantial majority of the industrial properties included in our initial properties are significant regional or critical hub distribution facilities. We refer to these types of properties as "operationally significant." To date, there have been no tenant defaults with respect to any of our contribution properties. We believe that the strong credit quality of our tenants, combined with our long-term leases, anticipated favorable renewal rates (according to RCG) and reduced property expenses (as compared to multi-tenant properties), will enable us to generate attractive risk-adjusted returns for our stockholders across a variety of market conditions and economic cycles.

          In addition to our initial properties, we have identified a pipeline of potential acquisition opportunities that we believe meet our acquisition criteria and would enhance our portfolio diversity. The potential acquisition properties have an estimated aggregate purchase price of more than $400 million. We can make no assurance that we will acquire any particular potential acquisition property or, if we do, what the terms or timing of any such acquisition will be.

          Our senior management team will be led by Shelby E. L. Pruett, our Chairman and Chief Executive Officer, and James G. Koman, our President and a director. Messrs. Pruett and Koman each has more than 25 years of real estate experience, including real estate fund and REIT formation and management and the acquisition, development, construction, leasing and management of net leased properties. Messrs. Pruett and Koman, our promoters, first worked together more than 25 years ago, and in 1999, they founded ECM, a Chicago-based private investment manager focused on forming and managing real estate investment programs for institutional and individual investors, which began investing in net leased properties in 2003.

          We intend to acquire additional net leased properties that we believe are:

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  of institutional real estate quality;

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  operationally significant to the tenant's business;

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  leased to investment grade and other high credit quality tenants;

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  located in markets well suited for their intended use and attractive to businesses; and

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  generally subject to long-term leases with contractually specified rent increases, high probabilities of renewal and relatively modest or no requirements for unreimbursed capital expenditures.

          The build-to-suit transactions that we expect to enter into will generally be structured as follows:

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  the properties will be developed by third parties in transactions where we provide equity or debt financing (for which we generally earn cash returns during the development period) and will be acquired by us upon completion of construction for aggregate investments that we believe represent a discount to the properties' projected market value at the time we entered into the transactions; and

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  the properties will be 100% net leased to an investment grade or other high credit quality tenant.

Industry Background

          Unless otherwise indicated, all information in this Industry Background section is derived from a market study prepared for us in connection with this offering by RCG. You should read the following discussion together with the information under the caption "Risk Factors."

          The RCG market study notes that the net lease real estate market is a niche market driven by investors seeking stable cash flows and corporations seeking to extract capital from owned properties to invest in their core businesses. The terms of net leases are significantly different from those of gross leases pursuant to which many multi-tenant office, industrial and retail properties are leased. As compared to a gross lease, a net lease typically requires the tenant to pay substantially all of the property's operating costs, has a longer term and often has contractually specified rent increases throughout its term. The typically longer lease term helps reduce tenant improvement, brokerage commissions and re-tenanting costs over a given period of time. As a result, cash flows from properties net leased to creditworthy tenants are often more stable than those generated by multi-tenanted properties leased under gross leases. According to a third quarter 2010 Korpacz Real Estate Investor Survey, average rent growth at net leased properties was approximately 1.9% on a compounded annual basis during the third quarter of 2010, as compared to 1.5% during the second quarter of 2010, 0.6% during the first quarter of 2010 and 0.3% during the fourth quarter of 2009. Unlike other property types, the average rent at net leased properties did not record a decline on a national level during the first nine months of 2010, according to the survey. Furthermore, RCG states that net lease rents did not decline on a national basis during the recent recession, in contrast to other property types.

          RCG also notes that net lease transactions are often beneficial to owners of the net leased real estate. With rent and most property operating expenses paid by the tenant, the real estate is primarily a passive investment designed to generate stable long-term cash flows, with the primary risk to the owner/lessor being the creditworthiness of the tenant. Additionally, net leases may provide an owner/lessor with protections against inflation, since the contractually specified rent increases typically found in a net lease may equal the inflation rate and the operating costs of the property are allocated to the tenant, thereby insulating the owner from potential increases in property operating expenses.

          RCG notes that the current risk premium priced into capitalization rates for net leased properties, when compared to corporate bond spreads, may present a unique opportunity to realize higher risk-adjusted returns than returns from a comparable bond. While acknowledging that there should be a risk premium priced into a real estate investment when compared to a more liquid investment, RCG identifies this potentially attractive arbitrage between net leased real estate and corporate bonds. In addition, RCG notes that in the case of tenant default or bankruptcy, the real property in a net lease investment offers underlying asset recovery value as well as the possibility of securing a new recurring cash flow stream upon re-leasing to a new tenant, which is not typically available in the case of a bond default.

          As noted in the RCG study, net leases also may provide a beneficial means for many corporations to generate capital for their businesses. Frequently, a corporation will sell owned property and lease it back on a long-term basis pursuant to a net lease with terms similar to those described above. This process, known as a "sale-leaseback transaction," may provide a corporation with several benefits. It allows a corporation to monetize real estate to generate capital for investment in its core business. In addition, RCG states that many tenants at such properties will choose to renew leases upon expiration, due to the operationally significant nature of the property and the potential difficulty of replacing the workforce or replicating the facility in another location, thereby further reducing the relatively lower re-tenanting costs associated with net leases.

          RCG expects that the limited availability of debt financing in the current market will likely lead to an increasing number of opportunities to participate in sale-leaseback transactions with investment grade and other high credit quality tenants in the near term. Looking forward, RCG has a positive outlook on the net lease market, as uncertainty regarding long-term economic fundamentals and volatile capital markets should provide an opportunity to acquire properties net leased to investment grade and other high credit quality tenants on attractive terms and thereby participate in relatively stable cash flows generated from properties leased on a long-term basis to creditworthy tenants.

Current Market Opportunity

          While investments in properties net leased to investment grade and other high credit quality tenants are subject to the same credit risk as unsecured bond obligations (the failure of the underlying tenant or bond issuer), we believe the yields on such net leased properties generally exceed the yields on bonds of comparably rated issuers. See "Industry Background and Market Opportunity — Current Market Conditions." In addition, unlike unsecured bond obligations, the value of the real estate underlying a net lease may increase our ability to recover our investment in any tenant bankruptcy or default, thereby providing an additional opportunity for risk mitigation.

          We believe the current market may offer an opportunity to acquire net leased properties at attractive yields. Since late 2007, the availability of credit for real estate investment has generally declined, leading to a decrease in the pricing for all classes of commercial real estate, including net leased properties. We believe this has created an environment where properties net leased to investment grade and other high credit quality tenants on a long-term basis are mispriced in relation to historically typical spreads to comparable bonds. See "Industry Background and Market Opportunity — Current Market Conditions."

          Specifically, we believe that our conservative underwriting policies and industry experience will allow us to identify and acquire attractive net lease and sale-leaseback real estate due to the following market conditions and characteristics:

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  Capital constrained corporations.  We believe that the ability of many corporations to access capital through traditional financing sources in the current market is limited due to the ongoing volatility in the capital markets and current bank lending standards. For example, according to RCG, the total volume of corporate bonds issued in the United States has fallen sharply since 2007 and has yet to rebound. As a result, businesses have increasingly sought capital by monetizing their owned real estate. We believe this has increased the volume of real estate being sold in sale-leaseback transactions, resulting in an expanded pool of net lease investment opportunities.

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  Limited commercial mortgage-backed securities market.  We believe that the capacity for real estate financing through the CMBS market is significantly more limited than in the past, with reduced loan proceeds when available, leading real estate owners to seek alternative forms of financing, such as sale-leaseback transactions, to finance their growth and strengthen their balance sheets.

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  Less competition among traditional purchasers of net leased properties and increased supply of attractive properties.  We believe that there has been a decline in the number of well-capitalized investors seeking to acquire the net leased properties that we seek to acquire. At the same time, many corporations have sought to monetize their real estate assets, and some owners of attractive net leased properties have sold these assets to address their own capital requirements, resulting in an increase in the supply of attractive net leased properties available for sale. As a result of these factors, we believe competition for the purchase of net leased properties has diminished.

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  Capital constrained developers of build-to-suit properties.  We believe that a number of developers that have traditionally met the built-to-suit needs of corporations are capital constrained and operating with relatively high debt levels and therefore are having difficulty obtaining financing to complete projects. We anticipate that these developers, many of whom we have longstanding relationships with, will provide us with the opportunity to acquire single-tenant net leased properties at attractive prices.

          As a result of these market conditions, we believe that the net leased properties that we are seeking to invest in may be acquired at historically attractive prices.

Our Competitive Strengths

          We believe that we distinguish ourselves from other owners and managers of commercial real estate through the following competitive strengths:

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  Initial properties 100% leased on a long-term basis to a diversified collection of creditworthy tenants.  As of September 30, 2010, our initial properties were 100% leased and had a weighted-average remaining lease term (based on percentage of total annual base rent) of approximately 11.6 years, with no leases expiring until 2017, when leases representing 15.9% of our total annual base rent expire. Approximately 96.4% of our tenants, including all of our top 10 tenants based on percentage of total annual base rent, have an investment grade credit rating or are wholly owned by one or more entities with an investment grade credit rating. With respect to our contribution properties, we have never experienced a tenant default and have collected 100% of the contractual rent payments. In addition, at all of our contribution properties, the original lessee still occupies the property. We believe that these characteristics offer comparatively low risk and volatility as compared to other asset classes.

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  Stable cash flow.  We believe that the relatively long terms of our net leases, the 100% occupancy of our initial portfolio and the high credit quality of our tenants result in more stable cash flow than might be provided by other commercial real estate portfolios. Additionally, our institutional quality portfolio will require fewer capital expenditures and limited property level operating expenses given our net leases, where our tenant is responsible for most of the costs associated with the leased property. We believe that our properties are operationally significant to our tenants' businesses, well located in their markets for their intended use, attractive to a wide variety of corporate users as a result of their real estate characteristics and location in strategic markets and suitable for alternative uses. Consequently, as compared to tenants at other properties, our tenants may be more likely to renew their leases, or, if a lease is not renewed, we may be more likely to find a similar replacement tenant or reposition the property for an alternative use.

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  Embedded growth.  The cash flow from our initial properties should increase through contractually specified rent increases in our leases, providing us with a potential hedge against inflation. Approximately 83.6% of our initial properties based on percentage of total annual base rent will benefit from contractually specified rent increases, the majority of which have average annual rent increases of between approximately 1.5% to 3.4% of the prior year's rent. Additionally, our initial properties include two build-to-suit single-tenant properties leased to FedEx Ground Package System, Inc. and Coca-Cola Enterprises Inc., respectively. Once construction is complete and these two properties are occupied, they will provide us with approximately $3.0 million of annual base rent pursuant to currently signed leases. Finally, as an owner of real estate, we may capture any appreciation in the value of our properties.

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  Experienced management.  Our senior management team, led by Messrs. Pruett and Koman, has extensive experience acquiring, leasing and managing net leased properties on behalf of institutional investors and structuring sale-leaseback and build-to-suit transactions. Messrs. Pruett and Koman each has more than 25 years of real estate experience, including real estate fund and REIT formation, and, together with James A. Fox, our Chief Financial Officer, and Joseph C. Yiu, our Chief Investment Officer, have invested or financed more than $2.0 billion in net leased properties. We believe that our senior management team's extensive network of longstanding relationships with corporations, build-to-suit developers and other participants in the net lease industry and history of consummating transactions will provide us with a competitive advantage in seeking to acquire net leased properties. We expect that these relationships will allow us to initiate transactions with property owners who may not currently be seeking to sell properties. The substantial majority of our initial properties were acquired by the ECM Funds or will be acquired by us in privately negotiated transactions.

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  Conservative capital structure with capacity for growth.  Upon completion of this offering and our formation transactions, we will have outstanding indebtedness of approximately $              million, representing an initial debt-to-assets ratio (based on the undepreciated book value of our initial properties) of approximately          %. As of September 30, 2010, on a pro forma basis, giving effect to this offering and our formation transactions, the weighted average maturity of our indebtedness was approximately             years. In addition, we expect to enter into a three-year, $150 million senior revolving credit facility, approximately $              million of which will be available upon completion of this offering and our formation transactions. We believe that our balance sheet will allow us to acquire additional properties and increase our access to long-term, attractively priced capital.

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  Management team aligned with stockholder interest.  Upon completion of this offering and our formation transactions, our senior management team will own approximately              shares of common stock and             common units, representing a         % ownership in our company on a fully diluted basis.

Our Business and Growth Strategies

          We seek to invest in operationally significant properties that are net leased to investment grade and other high credit quality tenants on a long-term basis and that we believe can be acquired at attractive prices. In many cases, we model our investments in our target assets at price points and with lease durations intended to provide an unlevered yield that returns a majority or all of our invested capital from the rent payments at or before expiration of the original single tenant's lease. We think the credit quality of our tenants, the long terms of our leases, the relatively modest expense requirements of our properties and the single tenant structure of our investments may help us achieve our model. We also believe that our senior management team's extensive experience will allow us to identify and consummate the acquisition of institutional quality net leased properties through individual property acquisitions, portfolio acquisitions, sale-leaseback transactions and build-to-suit transactions. We believe that our strategy will further our goal of generating attractive risk-adjusted returns for our stockholders over time and across a variety of market conditions and economic cycles. We intend to execute our strategy and expand our property portfolio through the growth strategies identified below.

Acquire existing, high quality net leased properties

          We believe that acquisitions of institutional quality office, industrial and retail properties with purchase prices of $10 million to $75 million, which are net leased to a single creditworthy tenant, represent an attractive investment opportunity. Competition for these acquisitions, on an individual basis, is often limited due to reduced participation by larger institutional investors, who generally commit a larger amount of capital per investment and consequently have limited interest in acquiring net leased properties of this size unless they are aggregated in a large portfolio. We believe that this limited competition will allow us to acquire individual properties on attractive terms and create value through their aggregation.

          We also expect that there will be significant opportunities to acquire portfolios of net leased properties by negotiating directly with end-users of real estate, as businesses with large portfolios of owned real estate seek to monetize those assets to generate capital for investment in their businesses. We will seek to leverage our network of industry contacts to pursue these types of transactions, without the transactions being broadly marketed, which we believe will allow us to consummate portfolio acquisitions on attractive terms.

Invest in build-to-suit transactions

          We will provide financing to build-to-suit developers of net leased properties, where we provide the equity to construct the property and/or replacement financing for construction loans. We believe the build-to-suit market, where a property is built to the specifications of a tenant and is 100% leased to the tenant pursuant to a long-term net lease, will provide attractive investment opportunities as a result of our ability to acquire these properties upon completion for an aggregate investment that we believe is a discount to the property's projected market value at the time we enter into the transaction.

Structure sale-leaseback transactions with corporate and U.S. government tenants

          We will pursue sale-leaseback transactions with investment grade and other high credit quality corporations and U.S. government tenants, where we purchase real estate from the owner/occupier who in turn agrees to lease the property on a long-term basis under a net lease. We believe that budgetary pressures facing both corporate and U.S. government users of real estate may lead to an increased demand for leased space, as opposed to corporate or government owned space. Accordingly, we believe that there will be a substantial number of opportunities to consummate sale-leaseback transactions with creditworthy corporate and U.S. government tenants.

Employ our rigorous credit analysis and underwriting processes

          We use a rigorous credit analysis and underwriting process to evaluate potential acquisitions. Underwriting real estate requires analysis of both the macro-economic environment and the supply and demand fundamentals of the market in which the real estate is located, as well as analysis of comparable and competing assets. Once a potential acquisition is identified, the appropriate members of our investment team will begin an initial review process, focusing on potential investment returns, competitive positioning and property fundamentals.

          If the findings of our preliminary review are positive, we will begin our initial underwriting process, which includes more in-depth market research and the development of a more comprehensive investment and credit analysis. If the potential acquisition passes this next level of review, it will be reviewed by our investment committee, which will make our acquisition, disposition, financing and asset management decisions. Our investment committee will be chaired by Messrs. Pruett and Koman.

Actively monitor our tenants and recycle capital

          We will actively monitor our tenants' credit quality, including monitoring developments that may affect a tenant's business and financial condition. In addition, we will seek to sell properties that we determine no longer meet our investment criteria and reinvest any sales proceeds in investments that we view as more attractive.

Financing Strategy

          We intend to limit our leverage ratio to not more than         %, which we believe is conservative due to our focus on institutional quality assets leased to investment grade and other high credit quality tenants. We define leverage ratio as the ratio of our total debt to the total undepreciated book value of our assets. As of September 30, 2010, on a pro forma basis, giving effect to this offering and our formation transactions, our ratio of debt-to-EBITDA was approximately          %. We intend to finance our growth with common and preferred equity issuances and debt financing. Our debt financing may include mortgage debt secured by our properties, credit tenant lease financing and, to the extent available, unsecured debt. Upon completion of this offering, we expect to enter into a three-year, $150 million senior revolving credit facility, approximately $              million of which will be available upon completion of this offering and our formation transactions. We intend to repay amounts outstanding under our credit facility from time to time with periodic common and preferred equity issuances, long-term debt financings and cash flow from operations. We may also choose to finance our business through joint venture arrangements with other investors.

          When purchasing properties, we may issue common units in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a property or participate in the potential appreciation in value of shares of our common stock.

Summary Risk Factors

          An investment in our common stock involves a high degree of risk. You should consider carefully the risks discussed below and under "Risk Factors" before making a decision to invest in our common stock.

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  We are subject to risks involved in single-tenant leases, and the default by or adverse change in the financial condition of one or more tenants could materially and adversely affect us.

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  As of September 30, 2010, our 10 largest tenants accounted for approximately 90.7% of our total annual base rent and a downturn in their businesses or the occurrence of material adverse events with respect to their industries could adversely affect our financial condition and operating results.

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  The ratings agencies or we may make errors in determining the credit worthiness of our tenants, and a portion of our properties are leased to tenants without their own investment grade credit rating, and we may in the future lease to non-investment grade tenants.

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  If we are unable to renew leases or re-let space promptly on favorable terms or tenants choose not to exercise any available lease extension options, we could be materially and adversely affected.

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  A significant portion of our initial properties consists of our acquisition properties, the acquisition of which cannot be assured.

  •
  Two of our contribution properties and two of our acquisition properties, which are expected to contribute approximately $5.6 million of our total annual base rent pursuant to executed leases, are currently under construction.

  •
  Our growth will depend primarily on successfully identifying and consummating acquisitions of attractive single-tenant net lease and sale-leaseback properties throughout the United States, and any delay or failure to identify, finance and consummate acquisitions on favorable terms could materially and adversely affect us.

  •
  Our contributors exercised significant influence with respect to the terms of our formation transactions and, as a result, we may pursue less vigorous enforcement of the terms of our agreements with our contributors because of conflicts of interest, which could materially and adversely affect our business.

  •
  We did not conduct arm's length negotiations with the contributors of our contribution properties and certain acquisition properties, and the terms of these contribution agreements may not be as favorable to us as if they were so negotiated.

  •
  We may be assuming unknown or unquantifiable liabilities associated with our initial properties or any future properties that we may acquire, and such liabilities could materially and adversely affect us.

  •
  Our debt obligations outstanding upon completion of this offering will reduce our cash available for distribution and may expose us to the risk of default.

  •
  Our inability to obtain financing on favorable terms, or at all, particularly in light of ongoing conditions in the lending and capital markets, could materially and adversely affect us.

  •
  We have not obtained appraisals in connection with our acquisition of our initial properties and the consideration paid by us for our initial properties may exceed their individual fair market values; the values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company.

  •
  We have no operating history as a REIT or public company, and our inexperience could materially and adversely affect us.

  •
  The departure of any of our key personnel could materially and adversely affect us.

  •
  Certain provisions of Maryland law could inhibit a change in control of our company, which, in turn, may negatively affect the market price of our common stock.

  •
  Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

  •
  There is currently no public market for our common stock and an active trading market for our common stock may not develop following this offering, which would negatively affect the market price of our common stock and make it more difficult for you to sell your shares on favorable terms, or at all.

  •
  We cannot assure you as to the timing, form or amount of any distributions to our common stockholders. Under certain circumstances, we may be required to borrow funds, liquidate otherwise attractive investments or make taxable distributions of our stock or other property in order to meet distribution requirements.

  •
  Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our common stockholders.

  •
  The REIT distribution requirements could materially and adversely affect our ability to execute our business strategy.

Our Properties

          Upon completion of this offering and our formation transactions, we will own a portfolio of 30 single-tenant net lease and sale-leaseback properties diversified by tenant, location, property type and lease term. Approximately 96.4% of our tenants, including all of our top 10 tenants based on percentage of total annual base rent, have an investment grade credit rating or are wholly owned by one or more entities with an investment grade credit rating. When we conclude that a tenant is operationally significant to its parent, we believe the credit rating of such parent company is a reasonable indicator of the creditworthiness of the tenant. We consider high credit quality tenants to be tenants that are wholly owned by one or more entities with an investment grade credit rating (even if the investment grade rated parent company is not a guarantor under the relevant lease), and other tenants that we determine to be of comparable credit quality through our underwriting process.

          We obtained a Broker Opinion of Value, dated November 1, 2010, from JLL that provides estimated unlevered asset values for each of our initial properties and for our initial properties as a portfolio. See "Our Business — Broker Opinion of Value" and Appendix A to this prospectus.

          The following tables set forth a summary of our initial properties. Unless otherwise stated, information is as of September 30, 2010, except with respect to two properties currently under construction in build-to-suit arrangements (located in Grayslake, IL and Shreveport, LA), where information is as of the expected future date of occupancy by the tenant (March 2011 and December 2010, respectively) and two acquisition properties that are currently under construction (located in Wichita, KS and St. Charles Parish, LA), where information is as of the expected future date of our acquisition of the property and occupancy by the tenant (December 2010 and January 2011, respectively).

Contribution Properties

Tenant/Guarantor	Credit Rating*	Property Type	City(1)	Rentable Square Feet	Percent of Total Rentable Square Feet	Occupancy	Remaining Lease Term(2)	2011 Annual Base Rent(3)(4)		Percent of Total Annual Base Rent
								(dollars in thousands)
Novus International, Inc.	BBB(5)	Office	St. Charles, MO (St. Louis, MO)	90,722	1.9%	100%	13.3	$1,748		3.6%
Solae, LLC(6)	A-*	Office	St. Louis, MO	171,750	3.7%	100%	13.1	3,151		6.5%
T-Mobile USA, Inc.	BBB+*	Office	Brownsville, TX (Brownsville, TX/ Mexico)	78,421	1.7%	100%	12.3	1,290		2.7%
T-Mobile USA, Inc.	BBB+*	Office	Augusta, GA	78,421	1.7%	100%	12.0	1,356		2.8%
AT&T Inc.	A	Office	Tucker, GA (Atlanta, GA)	406,292	8.7%	100%	11.9	5,604		11.6%
T-Mobile USA, Inc.	BBB+*	Office	Salem, OR (Portland, OR)	69,000	1.5%	100%	11.6	1,036		2.1%
Checkfree Services Corporation	BBB*	Office	Dublin, OH (Columbus, OH)	150,000	3.2%	100%	9.0	1,800		3.7%

Office Total/Weighted Average	A-*			1,044,606	22.4%	100%	12.0	$15,985		33.1%

MeadWestvaco Corporation	BBB	Industrial	Raphine, VA	619,637	13.3%	100%	18.4	$2,503		5.2%
FedEx Corporation(7)	BBB	Industrial	Grayslake, IL (Chicago, IL)	214,745	4.6%	100%	15.0	2,093	(7)	4.3%
Coca-Cola Enterprises Inc.(8)	A	Industrial	Shreveport, LA	100,000	2.1%	100%	15.0	926	(8)	1.9%
International Paper Company	BBB	Industrial	Marianna, FL (Tallahassee, FL)	114,595	2.5%	100%	9.4	728		1.5%

Industrial Total/Weighted Average	BBB			1,048,977	22.5%	100%	15.7	$6,250		12.9%

Contribution Properties Total/Weighted Average	BBB+*			2,093,583	44.9%	100%	13.0	$22,234		46.0%

Acquisition Properties(9)

Tenant/Guarantor	Credit Rating*	Property Type	City(1)	Rentable Square Feet	Percent of Total Rentable Square Feet	Occupancy	Remaining Lease Term(2)	2011 Annual Base Rent(3)(4)		Percent of Total Annual Base Rent
								(dollars in thousands)
Express Scripts, Inc.	BBB	Office	Bellerive, MO (St. Louis, MO)	181,141	3.9%	100%	8.3	$2,760		5.7%
Hewlett-Packard Company	A	Office	Pontiac, MI (Detroit, MI)	568,503	12.2%	100%	7.3	6,704	(3)	13.9%

Office Total/Weighted Average	A-			749,644	16.1%	100%	7.5	$9,464		19.6%

Federal Express Corp.(10)	Baa2	Industrial	New York, NY	98,753	2.1%	100%	17.5	$1,789		3.7%
FedEx Corporation(8)	BBB	Industrial	Wichita, KS	79,000	1.7%	100%	15.0	1,154	(8)	2.4%
FedEx Corporation(11)	BBB	Industrial	St. Charles Parish, LA (New Orleans, LA)	49,080	1.1%	100%	15.0	1,447	(11)	3.0%
Aviall Services, Inc.(10)	A*	Industrial	Dallas, TX (Dallas/Fort Worth, TX)	578,734	12.4%	100%	9.8	3,555		7.3%
Express Scripts, Inc.	BBB	Industrial	Berkeley, MO (St. Louis, MO)	221,000	4.7%	100%	9.5	1,468		3.0%
FedEx Ground Package System, Inc.	BBB*	Industrial	Bradenton, FL (Tampa, FL)	123,367	2.6%	100%	8.3	1,103		2.3%
FedEx Ground Package System, Inc.	BBB*	Industrial	Ann Arbor, MI	103,328	2.2%	100%	8.1	750		1.6%
FedEx Ground Package System, Inc.	BBB*	Industrial	Franklin, PA (Pittsburgh, PA)	26,878	0.6%	100%	8.0	209		0.4%
FedEx Ground Package System, Inc.	BBB*	Industrial	McComb, MS (New Orleans, LA)	26,878	0.6%	100%	7.8	277		0.6%
FedEx Ground Package System, Inc.	BBB*	Industrial	Chattanooga, TN	162,535	3.5%	100%	7.8	1,047		2.2%
Caterpillar Inc.	A	Industrial	Elko, NV	162,180	3.5%	100%	7.7	1,106		2.3%
FedEx Ground Package System, Inc.	BBB*	Industrial	Shakopee, MN (Minneapolis, MN)	115,437	2.5%	100%	6.8	964		2.0%

Industrial Total/Weighted Average	BBB+*			1,747,170	37.5%	100%	10.9	$14,870		30.7%

Walgreen Co.	A	Retail	Lafayette, MO (St. Louis, MO)	14,820	0.3%	100%	24.1	350		0.7%
Walgreen Co.	A	Retail	Troy, IL (St. Louis, MO)	14,820	0.3%	100%	24.0	300		0.6%
Walgreen Co.	A	Retail	Dellwood, MO (St. Louis, MO)	14,550	0.3%	100%	23.6	360		0.7%
Walgreen Co.	A	Retail	Maryville, IL (St. Louis, MO)	14,820	0.3%	100%	23.2	372		0.8%
Walgreen Co.	A	Retail	Wildwood, MO (St. Louis, MO)	15,120	0.3%	100%	15.1	414		0.9%

Retail Total/Weighted Average	A			74,130	1.6%	100%	21.7	$1,796		3.7%

Acquisition Properties Total/Weighted Average	A-*			2,570,944	55.1%	100%	10.4	$26,129		54.0%

Portfolio Total/Weighted Average	BBB+*			4,664,527	100%	100%	11.6	$48,363		100%

*
Credit rating is the published long-term issuer credit rating assigned by Moody's or S&P to the tenant or guarantor specified in the relevant lease; if a tenant or guarantor is not publicly rated by Moody's or S&P, the credit rating is the published credit rating assigned by Moody's or S&P to the owner or the weighted average (based on ownership percentage) of the published credit ratings of the owners of such tenant or guarantor. Pursuant to the foregoing, we have assigned the following tenants the ratings of their owners: Solae, LLC; T-Mobile USA, Inc.; Checkfree Services Corporation; FedEx Ground Package System, Inc.; and Aviall Services, Inc. For purposes of the weighted averages, the S&P equivalent rating of the disclosed Moody's rating was used for Federal Express Corp, Owens Corning Sales, LLC, and the parent of Checkfree Services Corporation.

(1)
Metropolitan statistical area given in parentheses, if different from city indicated.

(2)
Number of years remaining until lease expires from September 30, 2010, without giving effect to any optional tenant extensions. Remaining lease term extended by nine months and four years for Solae, LLC and International Paper Company, respectively, to reflect a penalty payable by the tenant if it fails to renew the lease.

(3)
The 2011 annual base rental revenue of approximately $48.4 million for our properties is based on existing leases, except with respect to our build-to-suit property located in Grayslake, Illinois, and our acquisition property located in St. Charles Parish, Louisiana, which we expect to be completed in March 2011 and January 2011, respectively, and for which we annualized the base rent by multiplying the expected 2011 monthly base rental revenue provided in the executed leases by 12. Excluding these amounts, 2011 annual base rental revenue on a cash basis would be approximately $47.9 million. The 2011 base rental revenue on a GAAP basis would be approximately $49.6 million and would include straight-line rent adjustments of approximately $2.7 million and amortization of above market leases of approximately ($1.0) million.

(4)
Except with respect to our acquisition property located in Pontiac, MI, annual base rent does not include real estate taxes and insurance, common area and other operating expenses, substantially all of which are paid by the tenants. In the case of our Pontiac, MI acquisition property, we are responsible for $1.3 million of operating expenses per year relating to this property. The tenant is obligated to fund all operating expenses in excess of $1.3 million per year, except for roof and structure repairs, for which we are responsible.

(5)
Based on S&P credit model score, which does not constitute a published credit rating.

(6)
Solae, LLC is a joint venture between E.I. du Pont de Nemours and Company (DuPont) and Bunge Limited.

(7)
Property is currently under construction, with completion and occupancy expected in March 2011; annual base rent is expected 2011 annualized base rental revenue specified in the executed lease. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

(8)
Property is currently under construction, with completion and occupancy expected in December 2010. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

(9)
We have entered into agreements pursuant to which these properties will be acquired by us upon or, in two cases, after completion, of this offering. We cannot assure you that any of these transactions will be completed.

(10)
Property subject to ground lease.

(11)
Property is currently under construction, with completion and occupancy expected in January 2011. We expect to acquire the property upon such completion and occupancy; base rent is expected 2011 annualized base rental revenue specified in the executed lease. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

Our Organizational Structure

          We were formed as a Maryland corporation on December 30, 2009 to continue the business of our predecessor. We are self-managed and self-administered and are structured as an umbrella partnership REIT, referred to as an UPREIT, and we will conduct substantially all of our business through our operating partnership. Our operating partnership was formed as a Delaware limited partnership on December 30, 2009, and we are its sole general partner. Upon completion of this offering and our formation transactions, we will own a         % limited partnership interest in our operating partnership. The remaining         % limited partnership interest will be owned by (a) the ECM Funds, which are managed and owned in part by certain members of our senior management team, (b) members of our senior management team and their affiliates, and (c) strategic investors in the ECM Funds.

Formation Transactions

          Concurrently with this offering, we will engage in the following formation transactions that are designed to consolidate the ownership of our contribution properties under our operating partnership, facilitate the acquisition of our acquisition properties, effectuate this offering and enable us to qualify as a REIT for U.S. federal income tax purposes commencing with the year ending December 31, 2010:

  •
  We will contribute the net proceeds of this offering to our operating partnership in exchange for a number of common units equal to the number of shares of our common stock sold in this offering.

  •
  Pursuant to separate contribution agreements between the ECM Funds, the owner of ECM and our operating partnership, our operating partnership will acquire 100% of the ownership interests in our 11 contribution properties and in ECM in exchange for             common units,              convertible preferred units and approximately $             in cash, with the convertible preferred units and cash consideration to be delivered to strategic investors in the ECM Funds.

  •
  Pursuant to a contribution agreement between entities affiliated with Mr. Koman, our President and one of our directors, and our operating partnership, our operating partnership will acquire 100% of the ownership interests in five of our acquisition properties in exchange for an aggregate of        common units.

  •
  Pursuant to separate purchase and sale agreements between third-party sellers and our operating partnership, our operating partnership will acquire 100% of the ownership interests in 14 of our acquisition properties in exchange for an aggregate of approximately $              million in cash.

  •
  We will directly or indirectly assume and be responsible for approximately $        million in principal amount of mortgage debt (together with all related accrued and unpaid interest) secured by our initial properties that will remain outstanding and will not be retired with the proceeds of this offering.

  •
  We expect to repay/defease approximately $              million of outstanding mortgage indebtedness encumbering certain of our initial properties with a portion of the net proceeds from this offering.

  •
  Each member of our senior management team will enter into an employment agreement with us providing such member with salary, severance and other benefits.

  •
  Our senior management team will be granted an aggregate of             time-based restricted shares and              performance-based restricted shares, and certain employees will be granted an aggregate of             performance-based restricted shares, representing         % of the outstanding shares of our common stock on a fully-diluted basis, excluding shares of common stock, if any, issued upon exercise of the underwriters' over-allotment option. The time-based restricted shares will vest annually on a pro rata basis over              years from the date of grant. The performance-based restricted shares will cliff vest after               years to the extent the specified performance targets are met or exceeded.

Consequences of this Offering and Our Formation Transactions

          The following diagram depicts our ownership structure and the ownership structure of our operating partnership after giving effect to this offering and our formation transactions:

(1)
Includes (a)              time-based restricted shares and             performance-based restricted shares granted to members of our senior management team under the ECM Realty Trust, Inc. 2010 Equity Incentive Plan, or our equity incentive plan and (b)              time-based restricted shares granted to our non-management directors under our equity incentive plan.

(2)
Represents             common units issued to our senior management team as part of our formation transactions.

(3)
Represents             common units and             convertible preferred units issued to our contributors as part of our formation transactions.

Benefits to Related Parties

          In connection with this offering and our formation transactions, our contributors, members of our senior management team and members of our board of directors will receive material financial and other benefits, as described below. For a more detailed discussion of these benefits, see "Management," "Certain Relationships and Related Transactions" and "Structure and Formation of Our Company — Benefits of Our Formation Transactions to Related Parties."

          Formation Transactions.    In connection with our formation transactions, our contributors will exchange their ownership interests in our predecessor for             common units,             convertible

preferred units and $             cash, with the convertible preferred units and cash consideration to be delivered to strategic investors in the ECM Funds, and entities affiliated with Mr. Koman, our President and one of our directors, will sell their ownership interests in five of our acquisition properties for  common units. In addition, a related party is owed brokerage fees for services provided in connection with our acquisition properties, which will be paid with proceeds of this offering. Ownership interests in the ECM Funds, including contingent interests commonly referred to as "promote" interests, if any, currently held by ECM will be retained by Messrs. Pruett and Koman and not contributed to us.

          Employment Agreements.    Each member of our senior management team will enter into an employment agreement with us providing such member with salary, severance and other benefits.

          Equity Incentive Plan Grants.    Our senior management team will be granted an aggregate of time-based restricted shares and              performance-based restricted shares. In particular, Mr. Pruett, our Chairman and Chief Executive Officer, will be granted             time-based restricted shares and             performance-based restricted shares; Mr. Koman, our President and a director, will be granted             time-based restricted shares and              performance-based restricted shares; Mr. Fox, our Chief Financial Officer, will be granted             time-based restricted shares and              performance-based restricted shares; and Mr. Yiu, our Chief Investment Officer, will be granted             time-based restricted shares and             performance-based restricted shares. In addition, certain employees will be granted an aggregate of             performance-based restricted shares.

          Director Compensation.    Each non-management director will be granted             time-based restricted shares upon completion of this offering.

          Advisory Fee.    We engaged Realty Capital International LLC, an affiliate of Richard B. Jennings, one of our director nominees, to provide advisory services to us relating to the structure and terms of the formation transactions and this offering. As part of this engagement, we pay Realty Capital International LLC fees for its role as adviser. See "Certain Relationships and Related Transactions—Advisory Fee."

          Registration Rights Agreement.    We will enter into a registration rights agreement with the holders of our common units and convertible preferred units issued as part of our formation transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that are exchanged for such common units or convertible preferred units. We have also agreed to provide rights to certain holders of our common units and the holders of the convertible preferred units to demand additional registration statement filings.

Excluded Properties

          Upon completion of this offering and our formation transactions, ECM Diversified Income & Growth Fund, LLC, one of the ECM Funds contributing our initial properties, will retain ownership of nine theater properties, containing 661,952 rentable square feet ("the excluded properties"). The excluded properties are located in six states and are leased to Regal Cinemas, Inc., American Multi-Cinema, Inc. and Cinemark USA, Inc. Upon completion of this offering and our formation transactions, we will enter into a management agreement with ECM Diversified Income & Growth Fund, LLC pursuant to which we will manage the excluded properties for a management fee equal to             until such time as the properties are sold by the fund. ECM Diversified Income & Growth Fund, LLC, will have no significant operations other than holding and maintaining its investment in the excluded properties and common units received in connection with its contribution of assets to us. Such fund will not acquire additional properties.

New Senior Revolving Credit Facility and Debt Capitalization

          Upon completion of this offering and our formation transactions, we expect that our operating partnership will enter into a three-year, $150 million senior revolving credit facility with a syndicate of banks, including affiliates of the underwriters of this offering. There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. We intend to use the credit facility to, among other things, fund acquisitions, general corporate matters and working capital. If we are unable to enter into the credit facility, we will pursue other credit options or alternative financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Senior Revolving Credit Facility."

          As of September 30, 2010, on a pro forma basis giving effect to the completion of this offering and the application of the net proceeds therefrom, our formation transactions and draws under the credit facility, we had approximately $             of outstanding indebtedness, the earliest maturity of which is             . All of such indebtedness is non-recourse indebtedness, except for the loan on our property in Shreveport, LA, which allows recourse to our company of 10% of the principal amount of the loan (the full outstanding principal amount of the loan at September 30, 2010 was approximately $9 million). The average annual interest rate on our outstanding indebtedness (weighted by outstanding balance) on a pro forma basis as of September 30, 2010 was approximately         %.

Restrictions on Ownership and Transfer of Shares

REIT Matters

          Our charter, subject to certain exceptions and after the application of certain attribution rules, prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of either the outstanding shares of our common stock or our outstanding capital stock in the aggregate, which we refer to in this prospectus collectively as the stock ownership limits. Our charter also prohibits any person from directly or indirectly owning our stock of any class if such ownership would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT.

          Our charter generally provides that any stock owned or transferred in violation of the foregoing restrictions will be deemed to be transferred to a charitable trust for the benefit of a charitable beneficiary and that the purported owner or transferee will acquire no rights in such stock. If the foregoing is ineffective for any reason to prevent a violation of these restrictions, then our charter provides that the transfer of such stock will be void.

          No person may transfer our stock or any interest in our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Our charter provides that any attempt to transfer our stock in violation of this minimum will be void.

          In addition, there are other restrictions on ownership and transfer contained in our charter. For a description of the restrictions, see "Description of Securities — Restrictions on Ownership and Transfer."

Registration Rights

          We will enter into a registration rights agreement with the holders of our common units and convertible preferred units issued as part of our formation transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that are issued in exchange for such common units or upon conversion of such convertible preferred units. These registration rights require us to seek to register all shares of our common stock that may be issued in exchange for common units or upon conversion of convertible preferred units effective as of that date which is 12 months following the completion of this offering on a "shelf" registration statement under the Securities Act of 1933, as amended, or the Securities Act. We will also grant such holders the right to include such shares of our common stock in any registration statements we may file in connection with any future public offerings, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of such shares of our common stock to be sold by selling stockholders in those offerings. In addition, we have also agreed to provide rights to certain holders of our common units and the holders of the convertible preferred units to demand additional registration statement filings.

Lock-up Agreements

          We, each of our executive officers, directors and director nominees and our contributors have agreed with the underwriters not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including common units and convertible preferred units) or any rights to acquire shares of our common stock for a period of 180 days in the case of our company and one year in the case of our executive officers, directors, director nominees and contributors after the date of this prospectus, without the prior written consent of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to limited exceptions.

Conflicts of Interest

          We are party to contribution agreements for the acquisition of our contribution properties, ECM and five of our acquisition properties as part of our formation transactions. Affiliates of our contributors serve either as our directors or members of our senior management team or both. We will be entitled to indemnification and damages in the event of breaches of representations or warranties made by our contributors. In addition, affiliates of our contributors and other members of our senior management team will enter into employment agreements that will include non-competition covenants.

          These agreements, including any consideration payable by us thereunder, were not negotiated at arm's length, and the terms of these agreements may not be as favorable to us as if they were so negotiated. To the extent that any breach, dispute or ambiguity arises with respect to any of these agreements, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationships with affiliates of our contributors and other members of our senior management team.

          In the course of structuring our formation transactions, affiliates of our contributors, including certain members of our senior management team, exercised significant influence on the type and level of benefits they and the other members of our senior management team will receive from us. We have not obtained third-party appraisals of our initial properties or fairness opinions in connection with our formation transactions. Moreover, the values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company. As a result, the consideration paid for our initial properties may exceed their individual fair market values. JLL and its affiliates have engaged in, and may in the future engage in, brokerage and commercial dealings in the ordinary course of business with us and our affiliates. JLL may have an interest in the successful completion of this offering in that, as a public company, we may conduct more transactions in which they may be involved.

          Our executive officers and certain of our directors may have conflicting duties because they have a duty to both us and to ECM Diversified Income & Growth Fund, LLC, which will retain ownership of the excluded properties and will continue as a private, fully-invested fund until liquidated. It is possible that the executive officers' and board members' fiduciary duty to ECM Diversified Income & Growth Fund, LLC, including, without limitation, their interests in such fund and the excluded properties, may conflict with what will be in the best interests of our company.

          We will adopt policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, in the event that a conflict of interest exists between the interests of our stockholders, on one hand, and the interests of the limited partners (including the contributors) of our operating partnership, on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, we have agreed to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. See "Policies with Respect to Certain Activities — Conflict of Interest Policies" and "Our Operating Partnership and the Partnership Agreement."

          We expect that affiliates of the underwriters will be lenders under the senior revolving facility that we expect to enter into upon completion of this offering. There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. This transaction creates a potential conflict of interest because the underwriters and their affiliates have an interest in the successful completion of this offering beyond the underwriting discount they will receive.

Distribution Policy

          We generally need to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Code. We intend to make cash distributions to our stockholders on a quarterly basis. We intend to pay a pro rata initial distribution with respect to the period commencing on the completion of this offering and ending at the last day of the first full calendar quarter following this offering, based on a distribution of $             per share for a full quarter. On an annualized basis, this would be $             per share, or an annual distribution rate of approximately         %, based on an assumed initial public offering price of $             per share (the midpoint of the price range per share of our common stock set forth on the cover page of this prospectus). Our estimated initial annual distribution rate represents approximately         % of our estimated cash available for distribution to our common stockholders for the 12 months ending December 31, 2011. We intend to maintain our initial distribution rate for the 12-month period following completion of this offering unless our actual results of operations, economic conditions or other factors differ materially from the assumptions used in our estimate. The timing, form and amount of distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our financial condition, cash flows, liquidity, FFO, results of operations, economic conditions, the requirements for taxation as a REIT, compliance with covenants to which we may be contractually subject to, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant.

          We may, under certain circumstances, particularly when we are required to report taxable income in advance of the receipt of related cash, make a distribution only partly in cash and partly as a taxable distribution of shares of our common stock as part of a distribution in which common stockholders may elect to receive shares of our common stock or (subject to a limit measured as a percentage of the total distribution) cash, or in a form other than cash. For additional details, see "Distribution Policy."

          Although we anticipate that our estimated cash available for distribution will exceed the annual distribution requirements applicable to us as a REIT, under some circumstances we may be required to borrow funds, liquidate otherwise attractive investments or make taxable distributions of our stock or other property in order to meet these distribution requirements.

REIT Qualification

          In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Code commencing with our taxable year ending on December 31, 2010. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

          As a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and generally will be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could materially and adversely affect us, including our ability to make distributions to our stockholders in the future. Even if we qualify as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. See "Material U.S. Federal Income Tax Considerations — Taxation of Our Company."

Our Principal Executive Offices

          Our principal executive offices are located at 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606. Our telephone number is (312) 827-2280. Our Internet address is www.ecmrealtytrust.com. The information on our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend this to be an active link to our website.

The Offering

Shares of our common stock offered by us	(1)
Shares of our common stock to be outstanding after this offering	(1)(2)(3)
Use of proceeds
We intend to use the net proceeds from this offering, together with amounts drawn from our anticipated credit facility, to purchase our acquisition properties, make a cash payment to a strategic investor in one of the ECM Funds in connection with the acquisition of our contribution properties, repay approximately $ million of outstanding indebtedness (including interest and refinancing and defeasance costs) on certain of our properties, and pay expenses associated with our acquisition of our initial properties. See "Use of Proceeds."
Proposed New York Stock Exchange symbol	"ECMR"
Ownership and transfer restrictions
Our charter, subject to certain exceptions, prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of either the outstanding shares of our common stock or our capital stock in the aggregate. See "Description of Securities — Restrictions on Ownership and Transfer."
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information in this prospectus before making a decision to invest in our common stock.

(1)
Assumes the underwriters' over-allotment option to purchase up to an additional              shares of our common stock is not exercised.

(2)
Includes (a)              time-based restricted shares and             performance-based restricted shares granted to members of our senior management team under our equity incentive plan, (b)              performance-based restricted shares granted to certain employees under our equity incentive plan, and (c)              time-based restricted shares granted to our non-management directors under our equity incentive plan. The time-based restricted shares will vest annually on a pro rata basis over     years from the date of grant. The performance-based restricted shares will cliff vest after              years to the extent the specified performance targets are met or exceeded. Excludes              shares of our common stock available for future grant under our equity incentive plan. See "Management — 2010 Equity Incentive Plan."

(3)
Includes (a)               shares of common stock underlying             common units owned by our contributors and issued as part of our formation transactions, and (b)               shares of common stock underlying             convertible preferred units owned by our contributors and issued as part of our formation transactions.

 Summary Selected Historical and Pro Forma Financial and Operating Data

          The following table sets forth summary selected financial and operating data on (a) a pro forma basis for our company and (b) a consolidated basis for Equity Capital Management, LLC and its subsidiaries, or the Predecessor. You should read the following summary selected historical and pro forma financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited consolidated financial statements of the Predecessor and notes thereto, the unaudited consolidated financial statements of the Predecessor and notes thereto, and our unaudited pro forma financial statements and notes thereto. The summary selected historical and pro forma data contained in this section is not intended to replace the audited and unaudited financial statements included elsewhere in this prospectus. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

          Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

ECM Realty Trust, Inc. (Pro Forma) and the Predecessor (Historical)
(dollars in thousands)

	As of September 30,		As of December 31,
	Pro Forma	Historical	Historical
	2010	2010	2009	2008	2007
	(Unaudited)	(Unaudited)
Selected Balance Sheet Data:
Net investments in real estate	$436,579	$322,063	$290,036	$297,252	$207,251
Total assets	523,301	384,910	339,105	348,771	248,824
Mortgage and other notes payable	239,639	306,077	273,262	274,017	191,764
Credit facility	9,617	—	—	—	—
Total liabilities	254,057	311,805	278,830	283,193	194,148
Preferred Interest	—	39,883	33,097	33,680	25,044
Series A Cumulative Convertible Preferred Units	21,013	—	—	—	—
Total equity	248,231	33,222	27,178	31,898	29,632
Total liabilities & equity	523,301	384,910	339,105	348,771	248,824

	For the Nine Months Ended September 30,			For the Year Ended December 31,
	Pro Forma(1)	Historical		Pro Forma(1)	Historical
	2010	2010	2009	2009	2009	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Statement of Operations Data:
Revenue:
Rental revenue	$31,152	$21,988	$20,988	$29,374	$27,986	$23,949	$14,737
Property expense reimbursements	189	482	671	378	1,020	980	909
Other income	511	511	43	67	67	80	388

Total revenues	31,852	22,981	21,706	29,819	29,073	25,009	16,034
Expenses:
Property operating expenses	1,179	517	719	582	1,086	1,162	913
Acquisition expenses	1,781	1,781	—	13	13	—	—
General and administrative	5,250	1,588	1,434	7,000	2,027	1,822	1,229
Depreciation & amortization	9,429	8,522	7,993	11,087	10,652	9,001	5,461

Total expenses	17,639	12,408	10,146	18,682	13,778	11,985	7,603

Operating income	14,213	10,573	11,556	11,137	15,295	13,024	8,431
Other income (expense):
Income from joint venture	—	—	—	—	—	94	810
Interest expense	(9,590)	(12,394)	(12,734)	(11,171)	(16,694)	(14,952)	(9,767)
Gain (loss) on interest rate protection agreements	—	—	1,210	1,447	1,447	(683)	(764)

Total other income (expense)	(9,590)	(12,394)	(11,524)	(9,724)	(15,247)	(15,541)	(9,721)

Income (loss) from continuing operations	4,623	(1,821)	32	1,413	48	(2,517)	(1,290)
Discontinued operations	—	—	—	—	—	491	(17)

Net income (loss)	4,623	$(1,821)	$32	1,413	$48	$(2,026)	$(1,307)

Net income attributable to non-controlling interests:
Preferred Units	(1,103)			(1,471)
Common Units

Net income available to common stockholders	$			$

Other Data:
Number of properties (at period end)		18	16		16	16	15
Gross leasable square feet (at period end)		2,444,067	1,724,430		1,724,430	1,724,430	1,159,401
Cash flows from:
Operating activities	$—	$6,071	$5,558	$—	$7,921	$5,997	$4,105
Investing activities	—	(50,236)	(21)	—	(197)	(100,343)	(69,854)
Financing activities	—	45,027	(5,804)	—	(7,156)	94,953	66,590
FFO(2)	12,949	4,682	6,310	11,029	8,542	4,544	2,789
EBITDA(2)	23,642	19,095	19,549	22,224	25,947	22,771	14,823

(1)
Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more detailed explanations of FFO and EBITDA, and reconciliations of FFO and EBITDA to net income computed in accordance with U.S. generally accepted accounting principles, or GAAP.

RISK FACTORS

          An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our predecessor's historical financial statements and our pro forma financial statements and the notes thereto, before making a decision to purchase our common stock in this offering. The realization of any of the following risks could materially and adversely affect our business, prospects, financial condition, cash flows, liquidity, EBITDA, FFO, results of operations, stock price, ability to service our indebtedness and ability to make cash distributions to our stockholders and could cause you to lose all or a significant part of your investment in our common stock. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to Our Business and Our Properties

Single-tenant leases involve significant risks of tenant default.

          Our strategy focuses primarily on the acquisition and ownership of single-tenant net leased and sale-leaseback properties throughout the United States. The financial failure of, or other default in payment by, a single tenant under its lease is likely to cause a significant or complete reduction in our operating cash flows from that property and a reduction in the value of the property. We may also experience difficulty or a significant delay in re-leasing such property.

The default by or adverse change in the financial condition of one or more tenants could materially and adversely affect us.

          Any of our tenants may experience a downturn in its business at any time that may significantly weaken its financial condition (with a corresponding weakening in any associated credit rating) or cause its failure. As a result, such tenant may delay lease commencement, decline to extend or renew its lease upon expiration, fail to make rental payments when due or declare bankruptcy. The default, financial distress (including weakening credit rating) or bankruptcy of a single tenant could make obtaining or maintaining our financing of the leased property difficult or impossible and could cause interruptions in the receipt of rental revenues and/or result in a vacancy, which is likely to eliminate the operating cash flows generated by the property leased to that tenant and may decrease the value of that property and result in an impairment charge to our statement of operations. In addition, because a net lease generally requires the tenant to pay all or substantially all of the operating expenses normally associated with the ownership of the property, such as utilities, real estate taxes, insurance and routine maintenance, following a vacancy at a single-tenant property we will be responsible for all of the operating costs at such property until it can be re-let, if at all.

          Moreover, we derive a significant percentage of our rental revenues from our major tenants. As of September 30, 2010, our 10 largest tenants accounted for approximately 90.7% of our total annual base rent. Consequently, the occurrence of any of the foregoing events with respect to one or more of our major tenants could result in a significant reduction in our rental revenues, which would materially and adversely affect us.

If our tenants are unable to obtain financing necessary to continue to operate their businesses and pay us rent, we could be materially and adversely affected.

          Many of our tenants rely on external sources of financing to operate their businesses. The U.S. financial and credit markets continue to experience significant liquidity disruptions, resulting in a limited availability of or the unavailability of financing for many businesses. If our tenants are unable to obtain financing necessary to continue to operate their businesses, they may be unable to meet their rent obligations to us or enter into new leases with us or be forced to declare bankruptcy and reject our leases, which could materially and adversely affect us.

Credit ratings may prove to be inaccurate.

          We consider credit ratings assigned by Moody's or S&P to our tenants, their guarantors or parent companies when making investment and leasing decisions. A credit rating is not a guarantee and only reflects the rating agency's opinion of an entity's ability to meet its financial commitments, such as its senior unsecured obligations, in accordance with their stated terms. A rating may ultimately prove not to accurately reflect the credit risk associated with a particular tenant. Ratings are generally based upon information obtained directly from the entity being rated, without independent verification by the rating agency. If any such information contained a material misstatement or omitted a material fact, the rating based upon such information may not be appropriate. Ratings may be changed, qualified, suspended, placed on watch or withdrawn as a result of changes in, additions to or the accuracy of information, the unavailability of or inadequacy of information or for any other reason. No rating agency guarantees our tenants' obligations to us. If a tenant's rating is changed, qualified, suspended, placed on watch or withdrawn, such tenant may be more likely to default in its obligations to us, and investors may view our cash flows as less stable.

A portion of our properties are leased to tenants without their own investment grade ratings.

          Approximately 34.2% of our tenants (based on percentage of total 2011 annual base rent) are wholly owned by one or more entities with an investment grade credit rating but do not have their own rating. As a result, these tenants' obligations to us are not guaranteed by a party with an investment grade rating, and no assurance can be given that the owner or owners of such tenants would satisfy such tenants' obligations to us in the event of a tenant default. In addition, the credit rating of BBB for Novus International, Inc. is based on an S&P credit model score, which does not constitute a published credit rating. Additionally, we may lease properties to unrated tenants who we determine, through our internal underwriting and credit analysis, to be of high credit quality. If our assessment of a tenant's credit quality proves to be inaccurate, we may be subject to tenant defaults, and investors may view our cash flows as less stable. We may lease to tenants whose senior unsecured obligations are rated below investment grade by Moody's or S&P. The ability of a non-investment grade tenant to meet its obligations to us may not be considered as well assured as that of an investment grade tenant. Non-investment grade tenants may face exposure to adverse business or economic conditions which could lead to such tenant's inability to meet its obligations to us.

We may be unable to collect balances due from any tenants in bankruptcy.

          We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by or relating to one of our tenants would bar all efforts by us to collect pre-bankruptcy debts from that tenant unless we receive an order permitting us to do so from the bankruptcy court. A tenant bankruptcy could delay our efforts to collect past due balances under the relevant leases and could ultimately preclude collection of these sums. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages. Any unsecured claim we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims, and there are restrictions under bankruptcy laws that limit the amount of the claim we can make if a lease is rejected. As a result, it is likely that we will recover substantially less than the full value of any unsecured claims we hold.

If we are unable to renew leases or re-let space promptly on favorable terms or tenants choose not to exercise any available lease extension options, we could be materially and adversely affected.

          As of September 30, 2010, the weighted-average remaining lease term of our initial properties was 11.6 years. Although we expect to seek to renew our leases with current tenants when these leases expire, we can provide no assurance that we will be successful in doing so on favorable or even the same terms (including rental rates), or at all, especially if market conditions are adverse at the relevant time. If we are unable to renew our leases with current tenants, we may be unable to re-let any or all of the vacated tenant space promptly upon expiration of leases (particularly for properties that were built or modified according to specialized needs of the incumbent tenant), or be required to accept unfavorable terms (including a significantly lower rental rate) or grant significant tenant concessions. If we are unable to retain tenants or re-let promptly the vacated space, or if the rental rates we receive upon renewal or re-letting are significantly lower than current rates, our earnings and ability to make distributions to our stockholders will be adversely affected due to the resulting (and likely complete) reduction in operating cash flows generated by the property leased to that tenant and the increase in our property operating costs.

The estimated values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company.

          We obtained a Broker Opinion of Value, dated November 1, 2010, from Jones Lang LaSalle Americas Inc. that provides estimated values for each of our initial properties and for our initial properties as a portfolio. The BOV is not an appraisal, and no assurance can be given that an appraisal by a licensed independent appraiser would not result in lower values. The values included in the BOV represent JLL's opinion and may not accurately reflect the current market value of our initial properties. The estimated valuations expressed in the BOV do not represent contractual sale terms and reflect significant judgment and interpretation by JLL. Moreover, the valuations are based on numerous estimates and assumptions, and no assurance can be given regarding the accuracy or appropriateness of such estimates and assumptions. The application of alternative estimates, assumptions or methodologies could result in valuations that are materially different from those contained in the BOV. The uncertainty of the valuation process is exacerbated by the lack of centralized and comprehensive information regarding sales of properties leased on a net basis to high credit quality tenants. Among other things, the BOV involved an analysis of each of our initial properties, their respective leases and various assumptions and estimates regarding the market in which each property is located. The values expressed in the BOV represent JLL's estimate of the price which the property could bring in a competitive and open market under conditions requisite to a fair sale. Moreover, since the valuations were given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of the property. Such subsequent events may include adverse changes in the tenant's business or credit quality, occupancy, supply and demand dynamics, general or local economic conditions and interest rates. In addition, subsequent changes in applicable laws and regulations may have the effect of limiting the permitted uses of the property, thereby reducing its value. For the foregoing reasons, we can provide no assurance that we could realize the estimated values set forth in the BOV and disclosed in this prospectus upon an actual sale of any of our initial properties, and an actual sale price could be lower than the value indicated in the BOV. The value of our initial properties at any given time will depend upon various factors, including market, economic and industry conditions, the characteristics of the property being sold and the related lease, the availability of buyers and financing, the time period in which the property is sought to be sold and required approvals.

          In addition, in valuing our initial properties as a portfolio, JLL made assumptions regarding potential additional value attributable to diversification, access to financing and economies of scale. No assurance can be given that our initial properties will command a "portfolio premium" due to risk mitigation, or if they do, the amount of any such premium. Furthermore, the market price of our common stock could be substantially less than per share value of our assets implied by the BOV. For more information about the BOV, see "Our Business — Broker Opinion of Value" and Appendix A to this prospectus.

          JLL and its affiliates have engaged in, and may in the future engage in, brokerage and commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions. JLL may have an interest in the successful completion of this offering in that, as a public company, we may conduct more transactions in which they may be involved.

Competition may impede our ability to attract or retain tenants or re-let space, which could materially and adversely affect us.

          We face significant competition for tenants from other owners and operators of single-tenant office, industrial and retail properties in the United States. These competitors may possess more substantial resources and access to capital than we have, as well as greater expertise or flexibility in designing space to meet prospective tenants' needs, or may be more willing, especially in difficult economic times, to make space available to prospective tenants at lower prices than comparable spaces in our properties. Thus, competition could negatively affect our ability to attract and retain tenants and may reduce the rents we are able to charge, which could materially and adversely affect us.

We anticipate that our initial properties will be widely dispersed geographically, which may adversely affect our ability to manage them effectively.

          We do not intend to limit our acquisition activities by geography. Upon completion of this offering and our formation transactions, our initial properties will be located in 17 states. As we acquire more properties, the geographic diversity of our properties may also grow. The costs of property and asset management, as well as the effectiveness of our senior management team, could be adversely affected by the burden of managing assets over an unspecified geographic area in the United States.

A significant portion of our initial properties consists of our acquisition properties, the acquisition of which cannot be assured.

          As part of our formation transactions, we have contracted to acquire, after completion of this offering, 19 single-tenant properties containing approximately 2.6 million rentable square feet for an aggregate purchase price of $              million and             common units. We intend to acquire these properties with a portion of the net proceeds from this offering. However, our acquisition of these properties is subject to due diligence, closing and other conditions. Accordingly, we cannot assure you that any such acquisition will be consummated on the terms described in this prospectus or at all and our failure to acquire one or more of our acquisition properties could materially and adversely affect us. In connection with entering into the purchase agreements, we made earnest money deposits with the sellers or with third parties. We also invested significant time and cost into conducting due diligence reviews on the acquisition properties, including attorney and other professional advisor fees. We have invested an aggregate of approximately $7.5 million in earnest money deposits and other costs in connection with the purchase agreements. If we were to fail to acquire any of acquisition properties, we would lose our at-risk earnest money deposit related to such property and would not recover our related due diligence costs.

Two of our contribution properties and two of our acquisition properties, which are expected to contribute approximately $5.6 million of our total annual base rent pursuant to executed leases, are currently under construction.

          Two of our initial properties are subject to build-to-suit arrangements and are currently under development, with expected completion and occupancy to take place in December 2010 and March 2011. Additionally, two of our acquisition properties are currently under construction with expected completion and occupancy expected to take place in December 2010 and January 2011. However, no assurance can be given that these properties will be completed and occupied in accordance with our current expectations. Once construction is complete and the properties are occupied, these properties are expected to provide us with approximately $5.6 million of annual base rent pursuant to currently executed leases. If we experience a delay in the completion of one or more of these properties, we will also experience a delay in receiving rental payments pursuant to the related lease(s).

Our growth will depend primarily on successfully identifying and consummating acquisitions of attractive single-tenant net lease and sale-leaseback properties throughout the United States, and any delay or failure to identify, finance and consummate acquisitions on favorable terms could materially and adversely affect us.

          Our ability to expand through acquisitions is integral to our growth strategy and requires us first to identify suitable acquisition candidates. We cannot assure you that we will be able to identify attractive single-tenant net lease and sale-leaseback properties available for sale, negotiate and consummate their acquisition on favorable terms, or at all, or obtain the most efficient form of financing, or any financing at all, for any such acquisition or have sufficient resources internally to fund such acquisition without external financing. See "— Risks Related to Our Debt Financing — Our inability to obtain financing on favorable terms, or at all, particularly in light of ongoing conditions in the lending and capital markets, could materially and adversely affect us." Any delay or failure to identify, negotiate, finance and consummate acquisitions on favorable terms could materially and adversely affect us. Though we have identified a pipeline of potential acquisition properties, no assurance can be given that we will acquire any particular acquisition property or that we will identify additional potential acquisition properties.

We face significant competition for acquisitions of single-tenant net lease and sale-leaseback properties, which could materially and adversely affect us.

          We face significant competition for acquisitions of attractive single-tenant net lease and sale-leaseback properties from many investors, including publicly-traded REITs, high net worth individuals, commercial developers, real estate companies and institutional investors with more substantial resources and access to capital than we have. Due to our focus on net lease and sale-leaseback properties located throughout the United States and because most competitors are locally and/or regionally focused, we do not expect to encounter the same competitors in each market. If we are unable to identify, negotiate and consummate private acquisition transactions as a result of our relationships, we may be forced to consider acquiring properties in a competitive bidding process. Significant competition for acquisitions of properties, in a competitive bidding process or otherwise, may require us to accept less favorable terms (including higher purchase prices) in order to consummate the particular acquisition, which could materially and adversely affect us.

We expect to acquire 19 single-tenant properties as part of our formation transactions. These and other future property acquisitions may not yield the returns we expect and could result in disruptions to our business, strain our resources and/or dilute our common stockholders.

          As part of our formation transactions, we have contracted to acquire, after completion of this offering, 19 single-tenant properties containing approximately 2.6 million rentable square feet for $              million in cash and  common units, significantly increasing the number of our properties. These and other future property acquisitions may fail to perform in accordance with expectations, including operational, geographical or other synergy or leasing expectations. Furthermore, properties that we acquire may be subject to unknown liabilities for which we have limited or no recourse, such as environmental liabilities or liabilities to the government, tenants, third-party creditors, vendors or other persons. There can be no assurance that the demands and costs of pursuing acquisitions will be off-set by the consummation and integration of any new properties into our portfolio, which may result in property acquisitions not yielding the returns we originally expect. Furthermore, we may issue shares of our common stock or common units as consideration for a property acquisition, which would dilute our current common stockholders if such acquisition is not accretive. In addition, the growth of our property portfolio could disrupt our business by placing significant strain on our operational, management, administrative and financial resources, particularly if we determine to accelerate the number of acquisitions we pursue and/or consummate or decide to pursue multiple acquisitions at one time.

New rules relating to the accounting of leases could adversely affect our business.

          The Financial Accounting Standards Board has proposed accounting rules that may take effect in 2012 or 2013 and would require companies to capitalize all leases on their balance sheets by recognizing a lessee's rights and obligations. If the proposal is adopted in its current form, many companies that account for certain leases on an "off balance sheet" basis would be required to account for such leases "on balance sheet." This could cause our tenants to be in default under certain covenants and cause their credit quality to be viewed more negatively. Since this change would remove many of the differences in the way companies account for owned property and leased property, it could cause companies to favor owning as opposed to leasing properties. If the proposal is adopted in its current form it could cause companies that lease properties to prefer shorter lease terms, in an effort to reduce the leasing liability required to be recorded on the balance sheet. The proposal could also make lease renewal options less attractive, as, under certain circumstances, the rule would require a tenant to assume that a renewal right was exercised and accrue a liability relating to the longer lease term.

Expenses of certain of our initial properties could reduce our cash flow and funds available for future distributions.

          Our current strategy focuses primarily on the acquisition, ownership and operation of single-tenant net lease and sale-leaseback properties throughout the United States. A net lease, particularly a triple-net lease, generally requires the tenant to pay all or substantially all expenses normally associated with the ownership of the property, such as utilities, real estate taxes, insurance and routine maintenance. For certain of our initial properties, however, including some of our double-net leases, we are responsible for certain costs of the property such as selected operating costs or capital replacements of building systems. In some of these instances, our lease requires the tenant to reimburse us for all or a portion of these costs, either in the form of an expense reimbursement or increased rent. Our reimbursement may be limited to a fixed amount or a specified percentage annually. To the extent these costs are not reimbursable or exceed our reimbursement, our returns and net cash flows from the property and hence our overall rental revenues could be materially and adversely affected. In particular, our Pontiac, MI acquisition property requires us to pay $1.3 million of operating expenses per year relating to this property. The tenant is obligated to fund all operating expenses in excess of $1.3 million per year, except for roof and structural repairs, for which we are responsible.

If we acquire properties that are leased to government sponsored agencies, we may have greater exposure to operating costs.

          We may acquire properties that are leased to the GSA. A lease with the GSA generally does not provide that the GSA is wholly responsible for operating costs of the property, but rather includes an operating cost component within the rent that increases annually by an agreed upon percentage based upon the Consumer Price Index, or CPI. Consequently, we would have greater exposure to operating costs on properties leased to the GSA because, in the event the operating costs of the property increase faster than the CPI, we would bear those excess costs.

Two of our initial properties are subject to ground leases that expose us to the loss of such properties upon breach or termination of the ground leases and may limit our ability to sell these properties.

          Two of our initial properties are on land owned by either a governmental entity or a private third party. Accordingly, we only own a long-term leasehold interest in the properties. If we breach a ground lease, we could lose the right to use the property. In addition, unless we can purchase a fee interest in the underlying land and improvements or extend the terms of the lease before its expiration, as to which no assurance can be given, we will lose our right to use the properties and our interest in the improvements made to the properties (including those for which we paid) upon expiration of the lease. If we were to lose the right to use a property due to a breach or non-renewal of a ground lease, we would be unable to derive revenue from such property and would be required to acquire an interest in other properties to attempt to replace that revenue, which could materially and adversely affect us.

          In the future, our ground leases may contain certain provisions that may limit our ability to sell certain of our properties. In addition, in the future, in order to assign or transfer our rights and obligations under certain of our ground leases, we may be required to obtain the consent of the landlord which, in turn, could adversely impact the price realized from any such sale.

          In addition, four of our initial properties benefit from payment in lieu of tax programs or PILOT programs. To facilitate such tax treatment, our interest in these properties is structured as a leasehold interest with the relevant municipality serving as lessor. With respect to such arrangements, we have the right to purchase the fee interest in the property for a nominal purchase price, so the risk factors set forth above for traditional ground leases are mitigated by our ability to convert such leasehold interest to fee interest. In the event of such a conversion of our interest, however, any preferential tax treatment offered by the PILOT program will be lost.

We will not recognize any increase in the value of the land or improvements subject to our ground leases and may not be able to extend any ground lease on favorable terms, or at all, and may only receive a portion of compensation paid in any eminent domain proceeding with respect to the property.

          Unless we purchase a fee interest in the land and improvements subject to our ground leases, we will not have any economic interest in the land or improvements at the expiration of our ground leases and therefore we will not share in any increase in value of the land or improvements beyond the term of a ground lease, notwithstanding our capital outlay to purchase our interest in the property or fund improvements thereon and will lose our right to use such property. We cannot assure you that we will be able to extend the terms of the ground leases on terms that are not substantially less favorable to us (including rental rate), or at all. Furthermore, if the state or federal government seizes a property subject to a ground lease under its eminent domain power, we may only be entitled to a portion of any compensation awarded for the seizure.

Risks Related to Our Ongoing Relationships with Our Contributors

We may pursue less vigorous enforcement of the terms of our agreements with our contributors because of conflicts of interest, which could materially and adversely affect our business.

          We are party to contribution agreements for the acquisition of our initial properties as part of our formation transactions. Certain of our contributors serve as members of our senior management team, and in the case of Messrs. Pruett and Koman, as members of our board of directors. We will be entitled to indemnification and damages in the event of breaches of representations or warranties made by our contributors. In addition, certain of our contributors and other members of our senior management team will enter into employment agreements with us that will include non-competition covenants. These agreements, including any consideration payable by us thereunder, were not negotiated on an arm's length basis, and the terms of these agreements may not be as favorable to us as if they were so negotiated. To the extent that any breach, dispute or ambiguity arises with respect to any of these agreements, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationships with certain of our contributors and other members of our senior management team, which could materially and adversely affect our business.

Our executive officers and certain directors have duties to ECM Diversified Income & Growth Fund, LLC, which may create conflicts of interest and may impede business decisions that could benefit our stockholders.

          Our executive officers and certain directors may have conflicting duties because they have a duty to both us and to ECM Diversified Income & Growth Fund, LLC, which will retain ownership of the excluded properties and continue as a private, fully-invested fund until liquidated. We will manage the excluded properties and, at the appropriate time, liquidate the funds. Upon completion of our formation transactions, ECM Diversified Income & Growth Fund, LLC will be fully invested and, as a result, will not be making any additional investments. It is possible that the executive officers' and board members' fiduciary duty to ECM Diversified Income & Growth Fund, LLC, including, without limitation, their interests in the excluded properties, will conflict with what will be in the best interests of our company.

Upon ECM Diversified Income & Growth Fund, LLC's disposition of the excluded properties that we will manage for such fund, we will cease to receive the related management fee income and we do not intend to seek additional fee income business.

          Upon completion of this offering and our formation transactions, we will enter into a management agreement with ECM Diversified Income & Growth Fund, LLC, pursuant to which we will manage the excluded properties retained by the fund for a fee equal to             . The fee that we will receive pursuant to the management agreement will be reduced to the extent any of these properties are sold by ECM Diversified Income & Growth Fund, LLC, and we will cease to receive any fees at such time as the fund disposes of all of the excluded properties. There can be no assurance as to when the fund will dispose of any or all of the excluded properties. Indebtedness secured by the excluded properties is scheduled to mature in August 2011. Management of properties for third parties is not part of our growth strategy, and we do not intend to seek additional fee income or to replace the fee income generated by our management agreement with ECM Diversified Income & Growth Fund, LLC upon its expiration.

We may be assuming unknown or unquantifiable liabilities associated with our initial properties, and such liabilities could materially and adversely affect us.

          As part of our formation transactions, we will assume from our contributors and sellers existing liabilities in connection with our initial properties, some of which may be unknown or unquantifiable. These liabilities might include liabilities for undisclosed environmental conditions, tax liabilities, claims of tenants or vendors and accrued but unpaid liabilities. Our contributors and sellers are making limited representations and warranties with respect to our initial properties. Any unknown or unquantifiable liabilities that we assume from our contributors and sellers in connection with our formation transactions for which we have no or limited recourse could materially and adversely affect us.

Any sale by our contributors of ownership interests in us and speculation about such possible sales may materially and adversely affect the market price of our common stock.

          Upon completion of this offering and our formation transactions, our contributors will own             common units and              convertible preferred units, representing         % of the outstanding shares of our common stock on a fully-diluted basis, excluding shares of our common stock, if any, issued upon exercise of the underwriters' over-allotment option. Our contributors are not prohibited from selling any shares of our common stock that are exchanged for such common units or convertible preferred units, except that they have agreed (subject to certain exceptions) not to sell or transfer any shares of our common stock for one year after the date of this prospectus without first obtaining the written consent of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Any sale by our contributors of ownership interests in us may materially and adversely affect the liquidity and market price of our common stock. In addition, speculation by the press, securities analysts, stockholders or others regarding our contributors' intentions to exchange their common units or convert their convertible preferred units could materially and adversely affect the market price of our common stock.

Risks Related to Our Debt Financing

Our debt obligations outstanding upon completion of this offering will reduce our cash available for distributions and may expose us to the risk of default.

          Upon completion of this offering, we expect that our operating partnership will enter into a three-year, $150 million senior revolving credit facility with a syndicate of banks, including affiliates of the underwriters of this offering. There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. We may incur significant additional debt to finance future acquisitions.

          As of September 30, 2010, on a pro forma basis giving effect to the completion of this offering and our formation transactions, we had approximately $             of outstanding indebtedness, all of which was non-recourse indebtedness, except for the loan on our property in Shreveport, LA, which allowed recourse to our company of 10% of the principal amount of the loan (the full outstanding principal amount of the loan at September 30, 2010 was approximately $9 million). Approximately $             , or         %, of this indebtedness bears interest at a variable rate.

          Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties or to pay the distributions currently contemplated or necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our financing agreements could have significant adverse consequences on us, including the following:

  •
  our cash flow may be insufficient to meet our debt service requirements and repay our debt, operate our properties, make distributions to our stockholders and successfully execute our growth strategy;

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  we may be unable to borrow additional funds on favorable terms, or at all, when needed, including to fund acquisitions or make distributions required to qualify for taxation as a REIT;

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  we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

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  to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

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  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

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  we may default on our obligations or violate restrictive covenants, in which case the lenders or mortgagees may accelerate our debt obligations, foreclose on the properties that secure their loans and/or take control of our properties that secure their loans and collect rents and other property income; and

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  our default under any one of our loans with cross default provisions could result in a default on other indebtedness.

          If any one of these events were to occur, our financial condition, results of operations, cash flow, per share trading price of our common stock and our ability to satisfy our principal and interest obligations and to make distributions to our stockholders could be adversely affected.

Our debt obligations expose us to interest rate fluctuations, which could limit our ability to pay distributions to our stockholders.

          Increases in interest rates on any outstanding indebtedness would increase our interest expense, which would decrease our earnings and cash flows and could harm our liquidity and our ability to make distributions to our stockholders. An increase in interest rates could also decrease demand for property acquisitions, thereby reducing the market value of our properties and limiting our ability to sell properties or to obtain mortgage financing secured by our properties. Furthermore, when market interest rates rise, the market prices of dividend-paying securities often decline, which would likely cause the market price of our common stock to decline.

Our board of directors may change our financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

          Our financing policies are exclusively determined by our board of directors. Accordingly, our stockholders do not control these policies. Further, our charter and bylaws contain no limitations on the amount or percentage of indebtedness that we may incur. Our board of directors could alter the balance between our total outstanding indebtedness and the value of our portfolio or our market capitalization at any time. If we become more leveraged in the future, the resulting increase in debt service requirements could materially and adversely affect us.

Our inability to obtain financing on favorable terms, or at all, particularly in light of ongoing conditions in the lending and capital markets, could materially and adversely affect us.

          Ongoing economic conditions have negatively impacted the lending and capital markets, particularly for real estate. The capital markets have witnessed significant adverse conditions, including a substantial reduction in the availability of, and access to, capital. The risk premium demanded by sources of capital has increased markedly, as they are demanding greater compensation for risk. Lending spreads have widened from levels of the recent past, and underwriting standards are being tightened. In addition, failures and consolidations of certain financial institutions have decreased the number of potential lenders, resulting in reduced lending levels available to the market. The continuation of these market conditions, combined with the volatility in the capital markets, may limit our ability to meet our operating and financing needs, make distributions to our stockholders or fund the acquisition of properties on favorable terms, or at all. We may also be forced to sell properties at inopportune times and on unfavorable terms, or we may be required to rely more heavily on additional equity issuances, which may be dilutive to our current stockholders, or on less efficient forms of debt financing. Furthermore, any financing we are able to obtain may be on terms less favorable than those previously obtained, and we cannot assure you that we would be able to make such sales, issue such equity or incur such debt. As a result of the foregoing, we could be materially and adversely affected.

          With the turmoil in the lending and capital markets, an increasing number of financial institutions have sought federal assistance or failed. In the event of a failure of a lender or counterparty to a financial contract, obligations under the financial contract might not be honored and many forms of assets may be at risk and may not be fully returned to us. Should a financial institution fail to fund its committed amounts when contractually obligated to do so, our ability to meet our obligations could be negatively impacted, which could materially and adversely affect our financial performance and liquidity.

As a REIT, we generally may be unable to retain sufficient cash flow from operations to meet our debt service requirements and repay our debt, operate our properties, make distributions to our stockholders and successfully execute our growth strategy.

          We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2010. To qualify for taxation as a REIT, we will be required to distribute at least 90% of our annual REIT taxable income (excluding net capital gains) and satisfy a number of organizational and operational requirements to which REITs are subject. Additionally, since we are a recently formed company with no previous operating history, it may be more difficult for us to raise reasonably priced capital than more established companies, many of which have established financing programs and, in some cases, have investment grade credit ratings. Accordingly, we may not be able to retain sufficient cash flow from operations to meet our debt service requirements and repay our debt, operate our properties, make distributions to our stockholders and successfully execute our growth strategy. Therefore, we may need to raise additional capital for these purposes, and we cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed, which would materially and adversely affect us. A significant portion of the net proceeds from this offering will be used to repay debt associated with and secured by our initial properties and, as a result, will not be available for these purposes.

Some of our existing mortgage indebtedness contains, our expected senior revolving credit facility will contain, and any other future indebtedness may contain, various covenants, and the failure to comply with those covenants could materially and adversely affect us.

          Some of our existing mortgage indebtedness contains, our expected senior revolving credit facility will contain, and any other future indebtedness may contain, certain covenants, which, among other things, restrict our activities, including, as applicable, our ability to sell the underlying property without the consent of the holder of such indebtedness, to repay or defease such indebtedness or to engage in mergers or consolidations that result in a change in control of our company. We may also be subject to financial and operating covenants. Failure to comply with any of these covenants would likely result in a default under the applicable indebtedness that would permit the acceleration of amounts due thereunder and under other indebtedness and foreclosure of properties, if any, serving as collateral therefor.

Secured indebtedness exposes us to the possibility of foreclosure on our current or future ownership interests in a property.

          Incurring mortgage and other secured indebtedness increases our risk of loss of our current or future ownership interests in our underlying properties because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the indebtedness secured by such property. If the outstanding balance of the indebtedness secured by such property exceeds our tax basis in the property, we would recognize taxable income on foreclosure without receiving any cash proceeds.

We are subject to risks associated with hedging agreements.

          Subject to our intention to seek to qualify for taxation as a REIT, we may enter into interest rate swap agreements and other interest rate hedging contracts, including caps and floors, to manage our exposure to interest rate volatility or to satisfy lender requirements. These agreements would expose us to certain risks, including a risk that the agreement's counterparty will not perform. Moreover, there can be no assurance that the hedging agreement would qualify for hedge accounting or that our hedging activities would have the desired beneficial impact on our financial performance and liquidity. Should we choose to terminate a hedging agreement, there could be significant costs and cash requirements involved to fulfill our initial obligation under the hedging agreement.

Risks Related to the Real Estate Industry

Our performance and value are subject to risks associated with the real estate industry, and the realization of any of these risks could materially and adversely affect us.

          Real property investments are subject to varying risks and market fluctuations, including, but not limited to:

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  adverse changes in national, regional and local economic and demographic conditions;

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  increases in tenant vacancies, difficulty in re-letting space and the need to offer tenants below-market rents or concessions;

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  decreases in rental rates;

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  increases in interest rates, which could negatively impact the ability of tenants to make rental payments;

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  an increase in competition for, or a decrease in demand by, tenants;

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  an increase in supply or decrease in demand of single-tenant net lease and sale-leaseback properties;

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  the adoption on the national, state or local level of more restrictive laws and governmental regulations, including more restrictive zoning, condemnation, land use or environmental regulations and increased real estate taxes;

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  adverse changes in the perceptions of prospective tenants or purchasers of the attractiveness, convenience or safety of a property;

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  our inability to collect rent or other receivables;

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  the effects of any terrorist activity;

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  our inability to obtain adequate insurance on favorable terms; and

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  the other real estate industry risks identified herein.

The value of our properties and our performance may decline due to the realization of risks associated with the real estate industry, which could materially and adversely affect us.

Illiquidity of real estate investments could impede our ability to change our portfolio, which could materially and adversely affect us.

          Investments in real estate are relatively illiquid and our ability to promptly sell one or more properties or otherwise change our portfolio in response to changed or changing economic, financial and investment conditions is significantly limited. We cannot predict whether we will be able to sell any property for the price or on the terms we seek, if at all, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, we may be required to expend funds to correct defects or to make improvements before a property can be sold. Our inability to change our portfolio in response to adverse conditions could materially and adversely affect us.

We could incur significant costs related to government regulation and private litigation over environmental matters.

          Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, as an owner or operator of real property, we may be liable for the costs of removal or remediation of certain hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from our properties. Similarly, as the former owner or operator of real property, we may be liable for contamination on our former properties if we owned or operated them at the time the contamination was caused. These costs could be substantial and liability under these laws may attach whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred. In addition, the government or third parties may sue the owner or operator of a property for damages based on personal injury, natural resource damages, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which a property may be used or business may be operated, and these restrictions may require substantial expenditures. However, no assurances can be given that conditions are not present at our initial properties of which we are currently unaware or that costs we may be required to incur in the future to remediate any contamination will not have a material adverse effect on our business or financial condition. As a result of the foregoing, we could be materially and adversely affected.

Existing conditions at our properties may expose us to liability related to environmental matters.

          From time to time, in connection with the conduct of our business, and prior to the acquisition of any property from a third party or as required by our financing sources, we may authorize the preparation of Phase I environmental site assessments with respect to our properties. The purpose of Phase I environmental site assessments is to identify the presence or likely presence of environmental contamination on the property. There can be no assurance that the environmental assessments will reveal all environmental conditions at our properties, that we will resolve all environmental conditions revealed by those assessments or that the discovery of previously unknown environmental conditions, activities of tenants and activities related to properties in the vicinity of our properties will not expose us to material liability in the future. In addition, we may acquire properties, or interests in properties, from time to time with known or potential adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield an attractive risk-adjusted return. Similarly, in connection with property dispositions, in addition to potential statutory liability, we may contractually agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties. We cannot assure you that our estimates will not expose us to significant additional expenditures, which could materially and adversely affect us.

Uninsured losses or losses in excess of insured limits could materially and adversely affect us.

          We will carry comprehensive general liability, fire, extended coverage, and, in certain cases, business interruption or rental loss insurance, covering our initial properties in our portfolio, with policy specifications and insured limits customarily carried for similar properties. However, there are certain types of losses, such as losses resulting from wars, terrorism or acts of God, against which we generally do not insure because they are either uninsurable or we believe they are not economically insurable. If an uninsured loss or a loss in excess of insured limits occurs, we could lose the capital invested in a property, as well as the anticipated future revenues from a property. In addition, we may still remain obligated for any mortgage indebtedness or other financial obligations related to the property even if damage to the property was irreparable. Any loss of these types could materially and adversely affect us.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which could materially and adversely affect us.

          Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. We have not conducted an audit or investigation of our properties to determine our compliance with the ADA. If one or more of our properties were not in compliance with the ADA, we would be required to incur additional costs to bring each such property into compliance. Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA and any other similar laws, we could be materially and adversely affected.

Changes in accounting rules, assumptions and/or judgments could materially and adversely affect us.

          Accounting rules and interpretations for certain aspects of our operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and public dissemination of our financial statements. Furthermore, changes in accounting rules and interpretations or in our accounting assumptions and/or judgments, such as asset impairments, could significantly impact our financial statements. Under any of these circumstances, we could be materially and adversely affected.

Declining real estate valuations and impairment charges could adversely affect our earnings and financial condition.

          We intend to review the carrying value of our properties when circumstances, such as adverse market conditions (including conditions resulting from the current global economic recession), indicate potential impairment may exist. We intend to base our review on an estimate of the future cash flows (excluding interest charges) expected to result from the property's use and eventual disposition. We intend to consider factors such as future operating income, trends and prospects, as well as the effects of leasing demand, competition and other factors. If our evaluation indicates that we may be unable to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property. These losses would have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results in future periods. A worsening real estate market may cause us to reevaluate the assumptions used in our impairment analysis. Impairment charges could adversely affect our financial condition, results of operations, cash available for distributions and the market price of our common stock.

We may incur significant costs complying with various regulatory requirements, which could materially and adversely affect our financial performance and liquidity.

          Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we could incur governmental fines or private damage awards. In addition, existing requirements could change and future requirements might require us to make significant unanticipated expenditures, which could materially and adversely affect our financial performance and liquidity.

Risks Related to Our Organization, Structure and Formation

We have not obtained appraisals of our initial properties and the consideration paid by us for our initial properties may exceed their individual fair market values; the values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company.

          We have not obtained third-party appraisals in connection with our formation transactions. Moreover, the values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company. The consideration that we have agreed to pay to our contributors and sellers for their interests in our initial properties is based upon a number of factors, including, cost basis and an assessment of the fair market value of the properties, a discounted cash flow analysis, a capitalization rate analysis and an internal rate of return analysis, and, in the case of our contribution properties and certain acquisition properties, was not determined as a result of arm's-length negotiations. As a result, the consideration paid for our initial properties may exceed their individual fair market values.

          Factors considered in determining the initial offering price of our common stock include our initial property portfolio's historical and projected operations, the strength and experience of management, our estimated net income, FFO and cash available for distributions, our growth prospects, the quality of our portfolio and our tenants and the current state of the office, industrial and retail sectors, the real estate industry generally and the economy as a whole. The initial public offering price of our common stock was determined in consultation with the underwriters and may not necessarily bear any relationship to the book value or the fair market value of our initial properties. As a result, upon completion of this offering and our formation transactions, our value, represented by the initial public offering price of our common stock, may exceed the fair market value of our initial individual properties.

The convertible preferred units that will be issued by our operating partnership will have certain preferences, which could limit our ability to pay dividends or other distributions to the holders of our common stock.

          In connection with our formation transactions, our operating partnership will issue convertible preferred units to affiliates of Transwestern Investment Company, L.L.C., strategic investors in the ECM Funds, in exchange for the contribution of their equity interests in the entities owning our initial properties. Prior to this offering, the strategic investors held preferred interests in the ECM Funds. The convertible preferred units will have a preference as to distributions and upon liquidation that could limit our ability to pay a dividend or make another distribution to the holders of our common stock. The convertible preferred units will rank, with respect to distribution rights and rights upon our operating partnership's liquidation, dissolution or winding up, senior to the common units (and therefore structurally senior to our common stock) and any other class of securities our operating partnership may issue in the future without the consent of two-thirds of the holders of the convertible preferred units. As a result, we will be unable to issue partnership units in our operating partnership senior to the convertible preferred units without the consent of the holders of the convertible preferred units. Any preferred stock in our company that we issue will be structurally junior to the convertible preferred units.

Our contributors, including certain members of our senior management team, exercised significant influence with respect to the terms of our formation transactions.

          We did not conduct arm's-length negotiations with our contributors, including certain members of our senior management team, with respect to the terms of our formation transactions, including the terms of the contribution agreements and the employment agreements with our senior management team. The terms of these agreements may not be as favorable to us as if they were so negotiated. In structuring our formation transactions, our contributors exercised significant influence on the type and level of benefits that they and the other members of our senior management team will receive from us, including the amount of cash and number of common units or convertible preferred units that our contributors will receive in connection with their contribution to us of our contribution properties and the benefits our senior management team will receive from us for their services.

We have no operating history as a REIT or public company, and our inexperience could materially and adversely affect us.

          We were incorporated on December 30, 2009, and have no experience operating as a REIT or a public company. Consequently, you will be unable to fully evaluate our senior management team's public company operational capabilities and ability to execute our business and growth strategies. In addition, as a publicly-traded REIT, we will be required to develop and implement substantial control systems, policies and procedures in order to qualify for taxation as a REIT and satisfy our periodic Securities and Exchange Commission, or SEC, reporting and New York Stock Exchange, or NYSE, listing requirements. We cannot assure you that our senior management team's past experience will be sufficient to successfully develop and implement these systems, policies and procedures and operate our company. Failure to do so could jeopardize our status as a REIT or NYSE-listed company, and the loss of either such status would materially and adversely affect us.

The departure of any of our key personnel could materially and adversely affect us.

          Our success depends on the efforts of our senior management team, especially Mr. Pruett, our Chairman and Chief Executive Officer, and Mr. Koman, our President and a director. The extent and nature of the experience and relationships of Messrs. Pruett and Koman are critical to operating and expanding our business. We cannot assure you of their continued service to us, even though they will each have an employment agreement with us upon completion of this offering. The loss of either of their services or the services of the other members of our senior management team, or any difficulty in attracting and retaining other talented and experienced personnel (including personnel to manage the growth of our business), could materially and adversely affect us. We do not maintain key person life insurance on any of our officers.

Termination of the employment agreements with the members of our senior management team could be costly and prevent a change in control of our company.

          The employment agreements with the members of our senior management team each provide that if their employment with us terminates under certain circumstances (including upon a change in control of our company), we may be required to pay them significant amounts of severance compensation, thereby making it costly to terminate their employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of our company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders.

Certain provisions of Maryland law could inhibit a change in control of our company, which, in turn, may negatively affect the market price of shares of our common stock.

          Certain provisions of the MGCL may have the effect of deterring a third party from making a proposal to acquire our company or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. Among other things, we are subject to the "business combination," "control share acquisition" and "unsolicited takeover" provisions of the MGCL. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that these exemptions or provisions will not be amended or eliminated at any time in the future. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See "Certain Material Provisions of Maryland Law and of Our Charter and Bylaws — Business Combinations," "— Control Share Acquisitions" and "— Maryland Unsolicited Takeovers Act."

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

          Our charter provides that, subject to the rights of holders of any series of preferred stock, a director may be removed only for "cause" (as defined in our charter), and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum, for the full remaining term. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders. Our charter contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors as soon as we become eligible to do so.

Our authorized but unissued shares of our common stock and preferred stock may prevent a change in control of our company, which could lower the market value of our shares.

          Our charter authorizes us to issue additional authorized but unissued shares of our common stock and preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of our common stock or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions taken that are not in your best interest.

          Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under current Maryland law, our present and former directors and officers will not have any liability to us or our stockholders for money damages other than liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty by the director or officer that was established by a final judgment and is material to the cause of action.

          Our charter authorizes us, and our bylaws require us, to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. As a result, we and our stockholders may have limited rights against our present and former directors and officers, which could limit your recourse in the event of actions taken that are not in your best interest.

Our charter generally does not permit ownership in excess of 9.8% of shares of our common stock or 9.8% of our shares of capital stock, which may delay or prevent a change in control of our company.

          In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first taxable year. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable for our qualification as a REIT. Under our charter, no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of our common stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock. However, our board of directors may, in its sole discretion, grant an exemption to the stock ownership limits, subject to certain conditions, representations and undertakings. In addition, our board of directors may change the stock ownership limits as described under "Description of Securities — Restrictions on Ownership and Transfer." Our charter also prohibits any person from (a) beneficially or constructively owning, as determined by applying certain attribution rules of the Code, our stock that would result in us being "closely held" under Section 856(h) of the Code or that would otherwise cause us to fail to qualify as a REIT or (b) transferring stock if such transfer would result in our stock being owned by fewer than 100 persons on or after January 29, 2011. The stock ownership limits applicable to us that are imposed by tax law are based upon direct or indirect ownership by "individuals," which term includes certain entities. Ownership limitations are common in the organizational documents of REITs and are intended to provide added assurance of compliance with tax law requirements and to minimize administrative burdens. However, the stock ownership limits might also delay or prevent a transaction or a change in control of our company that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

          Our board of directors may from time to time increase certain of the stock ownership limits for one or more persons and may increase or decrease such limits for all other persons. Any decrease in the stock ownership limits generally applicable to all stockholders will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such time as such person's percentage ownership of our stock equals or falls below such decreased limits, but any further acquisition of shares of our stock in excess of such person's percentage ownership of shares of our stock will be in violation of the applicable limits. Our board of directors may not increase these limits (whether for one person or all stockholders) if such increase would allow five or fewer persons to beneficially own more than 49.9% in value of our outstanding stock or otherwise cause us to fail to qualify as a REIT.

          Our charter's constructive ownership rules are complex and may cause the outstanding shares of our stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding shares of our stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding shares of our stock and thus violate the stock ownership limits. Our charter also provides that any attempt to own or transfer shares of our common stock or preferred stock in excess of the stock ownership limits without the consent of our board of directors or in a manner that would cause us to be "closely held" under Section 856(h) of the Code (without regard to whether the shares of stock are held during the last half of a taxable year) will result in the shares of our stock being deemed to be transferred to a director for a charitable trust or, if the transfer to the charitable trust is not automatically effective to prevent a violation of the stock ownership limits or the restrictions on ownership and transfer of shares of our stock, any such transfer of our shares will be void.

We operate through a partnership structure, which could materially and adversely affect us.

          Our primary property-owning vehicle is our operating partnership, of which we are the sole general partner. Our acquisition of properties through our operating partnership in exchange, in part, for common units may permit certain tax deferral advantages to the contributors of those properties. Since properties contributed to our operating partnership may have unrealized gain attributable to the difference between the fair market value and adjusted tax basis in such properties prior to contribution, the contribution of such properties could cause material and adverse tax consequences to the limited partners who contributed such properties. Although we, as the sole general partner of our operating partnership, generally have no obligation to consider the tax consequences of our actions to any limited partner, there can be no assurance that our operating partnership will not acquire properties in the future subject to material restrictions designed to minimize the adverse tax consequences to the limited partners who contribute such properties. Such restrictions could result in significantly reduced flexibility to manage our assets.

We have fiduciary duties as sole general partner of our operating partnership which may result in conflicts of interest in representing your interests as stockholders of our company.

          Upon completion of this offering, conflicts of interest could arise in the future as a result of the relationship between us, on the one hand, and our operating partnership or any partner thereof, on the other. We, as the sole general partner of our operating partnership, will have fiduciary duties to the other limited partners in our operating partnership under Delaware law. At the same time, our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. Our duties as the sole general partner of our operating partnership may come in conflict with the duties of our directors and officers to our company and our stockholders. For example, those persons holding common units will have the right to vote on certain amendments to the partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders. We are unable to modify the rights of limited partners to receive distributions as set forth in the partnership agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of our stockholders. In the event that a conflict of interest exists between the interests of our stockholders, on one hand, and the interests of the limited partners (including our contributors), on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, we have agreed to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. The limited partners of our operating partnership will expressly acknowledge that in the event of such a determination by us, as the sole general partner of our operating partnership, we shall not be liable to the limited partners for losses sustained or benefits not realized in connection with such a determination.

Our board of directors has approved very broad investment guidelines for our company and will not review or approve each investment decision made by our senior management team.

          Our senior management team is authorized to follow broad investment guidelines and, therefore, has great latitude in determining the assets that are proper investments for us, as well as the individual investment decisions. Our senior management team may make investments with lower rates of return than those anticipated under current market conditions and/or may make investments with greater risks to achieve those anticipated returns. Our board of directors will not review or approve each proposed investment by our senior management team.

We may change our operational policies, investment guidelines and our business and growth strategies without stockholder consent, which may subject us to different and more significant risks in the future.

          Our board of directors determines our operational policies, investment guidelines and our business and growth strategies. Our board of directors may make changes to, or approve transactions that deviate from, those policies, guidelines and strategies without a vote of, or notice to, our stockholders. This could result in us conducting operational matters, making investments or pursuing different business or growth strategies than those contemplated in this prospectus. Under any of these circumstances, we may expose ourselves to different and more significant risks in the future, which could materially and adversely affect our business and growth.

If we fail to implement and maintain an effective system of internal controls, we may not be able to accurately present our financial statements, which could materially and adversely affect us.

          As a public company, we will be required to present our financial statements on a consolidated basis. Effective internal controls are necessary for us to accurately report our financial results. Section 404 of the Sarbanes-Oxley Act of 2002 will require us to evaluate and report on our internal control over financial reporting and have our independent auditors issue their own opinion on our internal control over financial reporting. We cannot assure you that we will be successful in implementing or maintaining adequate internal control over financial reporting. Furthermore, as we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. In addition, the existence of a material weakness or significant deficiency could result in errors in our financial statements that could require a restatement, cause us to fail to meet our public company reporting obligations and/or cause investors to lose confidence in our reported financial information, which could materially and adversely affect us.

Any joint venture investments that we make could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers.

          We may co-invest in properties in the future with third parties and/or related parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for a property, partnership, joint venture or other entity. In this event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments through partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, fail to fund their share of required capital contributions, make dubious business decisions or block or delay necessary decisions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our senior management team and/or directors from focusing their time and effort on our business. Consequently, action by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

Risks Related to this Offering

There is currently no public market for our common stock and an active trading market for our common stock may not develop following this offering, which would negatively affect the market price of our common stock and make it more difficult for you to sell your shares on favorable terms, or at all.

          Prior to this offering, there has been no public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or that shares of our common stock will be resold at or above the initial public offering price. The initial public offering price of our common stock will be determined by agreement among us and the underwriters, but there can be no assurance that our common stock will not trade below the initial public offering price following the completion of this offering. See "Underwriting." The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.

          The stock markets, including the NYSE, on which we intend to list shares of our common stock, have experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock is likely to be similarly volatile, and investors in shares of our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus and others such as:

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  our operating performance and the performance of other similar companies;

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  actual or anticipated differences in our quarterly operating results;

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  changes in our revenues or earnings estimates or recommendations by securities analysts;

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  publication of research reports about us, the office, industrial and/or retail real estate sectors, tenants or the real estate industry in general;

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  additions and departures of key personnel;

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  strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

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  the passage of legislation or other regulatory developments that adversely affect us or the office, industrial and/or retail real estate sectors;

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  speculation in the press or investment community;

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  actions by institutional stockholders;

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  changes in accounting principles;

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  terrorist acts; and

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  general market conditions, including factors unrelated to our performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our senior management team's attention and resources.

          No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock.

          In the future, we may issue debt or equity securities or incur other borrowings. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. The convertible preferred units have, and any additional series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to issue debt or additional equity securities or otherwise incur debt in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our other borrowings will negatively affect the market price of our common stock and dilute their ownership in us.

Future issuances and resales of our common stock may negatively affect the market price of our common stock. You should not rely upon lock-up agreements in connection with this offering to limit the amount of shares of our common stock sold into the market.

          We cannot predict the effect, if any, of our future issuances of our common stock, or future resales of our common stock by stockholders or the perception of such issuances or resales, on the market price of shares of our common stock. Any such future issuances or resales, or the perception that such issuances or resales might occur, could negatively affect the market price of our common stock and may also make it more difficult for us to sell equity or equity-related securities in the future at a time and upon terms that we deem appropriate.

          Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional shares of our common stock and preferred stock on the terms and for the consideration it deems appropriate.

          Upon completion of this offering and our formation transactions, we will have              shares of common stock outstanding on a fully-diluted basis, including (a)              common units and             convertible preferred units issued to our contributors in exchange for our properties and ECM, (b) an aggregate of              time-based restricted shares and             performance-based restricted shares granted to our senior management team under our equity incentive plan, (c) an aggregate of           performance-based restricted shares granted to certain employees under our equity incentive plan, and (d) an aggregate of             time-based restricted shares granted to our non-management directors under our equity incentive plan, or              shares of our common stock outstanding on a fully-diluted basis if the underwriters' over-allotment option is exercised in full. We, each of our executive officers, directors and director nominees and contributors have agreed with the underwriters not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including common units and convertible preferred units) or any rights to acquire shares of our common stock for a period of 180 days in the case of our company and one year in the case of our executive officers, directors, director nominees and contributors after the date of this prospectus, without the prior written consent of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to limited exceptions. Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, at any time and without notice, may release all or any portion of the shares of our common stock subject to the foregoing agreements. If the restrictions under the lock-up arrangements are waived, shares of our common stock will be available for sale and such sales, or the perception of such sales, could negatively affect the market price for our common stock.

          We will enter into a registration rights agreement with the holders of our common units and convertible preferred units issued as part of our formation transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that are exchanged for such common units or convertible preferred units. These registration rights require us to seek to register all shares of our common stock that may be exchanged for common units or convertible preferred units effective as of that date which is 12 months following the completion of this offering on a "shelf" registration statement under the Securities Act. We will also grant such holders the right to include such shares of our common stock in any registration statements we may file in connection with any future public offerings, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of such shares of our common stock to be sold by selling stockholders in those offerings. In addition, we have also agreed to provide rights to certain holders of our common units and the holders of the convertible preferred units to demand additional registration statement filings. These resales, or the perception of such resales, may negatively affect the market price for our common stock.

          In addition, prior to the completion of this offering, we intend to file a registration statement on Form S-8 to register the total number of shares of our common stock that may be issued under our equity incentive plan.

          After the completion of this offering, we may issue additional shares of our common stock and securities convertible into, or exchangeable or exercisable for, shares of our common stock under our equity incentive plan. We also may issue from time to time additional shares of our common stock or common units in connection with property, portfolio or business acquisitions and may grant additional demand or piggyback registration rights in connection with such issuances. These sales, or the perception of such sales, may materially and adversely affect the market price for our common stock.

You will experience immediate and substantial dilution from the purchase of shares of our common stock sold in this offering.

          The initial public offering price of shares of our common stock in this offering is substantially higher than what our net tangible book value per share will be immediately after this offering. Purchasers of shares of our common stock in this offering will incur immediate dilution of approximately $             in net tangible book value per share, based on the mid-point of the price range set forth on the cover page of this prospectus, or $             per share if the underwriters exercise their over-allotment option in full.

We cannot assure you as to the timing, form or amount of any distributions to our common stockholders.

          We generally need to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Code. We intend to make cash distributions to our stockholders on a quarterly basis. The timing, form and amount of distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our financial condition, cash flows, liquidity, FFO, results of operations, economic conditions, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law and such other factors as our board of directors deems relevant.

          We may, under certain circumstances, particularly when we are required to report taxable income in advance of the receipt of related cash, pay a distribution only partly in cash and partly as a taxable distribution of our common stock as part of a distribution in which common stockholders may elect to receive shares of our common stock or (subject to a limit measured as a percentage of the total distribution) cash, or in a form other than cash. Among the factors that could impair our ability to make distributions to our common stockholders are:

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  reductions in cash flow resulting from tenants' failure to pay their rent obligations to us or our failure to renew leases or re-let space upon expiration or termination of leases;

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  unanticipated expenses that reduce our cash flow;

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  increases in interest rates;

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  variances between actual and anticipated operating expenses; and

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  the need to reduce our leverage.

          As a result, no assurance can be given that we will make distributions to our common stockholders at any time or in any particular form in the future. Any of the foregoing could materially and adversely affect us.

          In addition, any distributions that we do pay to our common stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in shares of our common stock.

In addition to the underwriting discount to be received by the underwriters, they may receive other benefits from this offering.

          Upon completion of this offering and our formation transactions, we expect that our operating partnership will enter into a three-year, $150 million senior revolving credit facility with a syndicate of banks, including affiliates of the underwriters of this offering. This transaction creates potential conflicts of interest because the underwriters and their affiliates have an interest in the successful completion of this offering beyond the underwriting discount they will receive.

The consolidated financial statements of our predecessor and our unaudited pro forma financial statements may not be representative of our financial statements as an independent public company.

          The consolidated financial statements of our predecessor and our unaudited pro forma financial statements that are included in this prospectus do not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the periods presented. Furthermore, this financial information is not necessarily indicative of what our results of operations, financial position or cash flows will be in the future. It is impossible for us to accurately estimate all adjustments which may reflect all the significant changes that will occur in our cost structure, funding and operations as a result of our separation from our predecessor, including potential increased costs associated with reduced economies of scale and increased costs associated with being a separate publicly traded company. For additional information, see "Selected Historical and Pro Forma Financial and Operating Data" and the consolidated financial statements of our predecessor and our unaudited pro forma financial statements, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this prospectus.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our common stockholders.

          We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2010, and to maintain such qualification thereafter. We do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification. We have received the opinion of DLA Piper LLP (US) with respect to our qualification as a REIT. This opinion has been issued in connection with this offering of shares of our common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of DLA Piper LLP (US) represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The opinion is expressed as of the date issued. Counsel has no obligation to advise us or our common stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of DLA Piper LLP (US) and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by DLA Piper LLP (US). Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to our stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn would materially and adversely impact us. Unless we were entitled to relief under certain Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

The REIT distribution requirements could materially and adversely affect our ability to execute our business strategy.

          We generally must distribute annually at least 90% of our REIT taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% non-deductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws. We intend to make distributions to our stockholders to comply with the requirements of the Code and to avoid paying corporate tax on undistributed income. We may need to obtain financing to meet our distribution requirements because:

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  our income may not be matched by our related expenses at the time the income is considered received for purposes of determining taxable income; and

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  non-deductible capital expenditures, creation of reserves or debt service requirements may reduce available cash but not taxable income.

          In these circumstances, we may be forced to seek to obtain third-party financing on terms we might otherwise find unfavorable, and we cannot assure you that we will be able to obtain such financing. Alternatively, if we are unable or unwilling to obtain third-party financing on the available terms, we could choose to pay a portion of our distributions in shares of stock instead of cash.

          If we were required to make a taxable distribution of our shares of stock to comply with the REIT distribution requirements for any taxable year and the value of our shares of stock were not sufficient at such time to pay a dividend to our stockholders in an amount at least equal to the minimum amount required to comply with such REIT distribution requirements, we would generally fail to qualify as a REIT for such taxable year and would be precluded from being taxed as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.

If we were to make a taxable distribution of our shares of stock, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution and such sales could put downward pressure on the price of our stock in the future.

          If we were to make a taxable distribution of our shares of stock, stockholders would be required to include the amount of such distribution into income and would not receive any cash to satisfy any tax imposed on such distribution. Accordingly, stockholders receiving a distribution of such shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a stockholder sells the shares it receives as a dividend to pay the tax, the sales proceeds may be less than the amount included in income as a dividend and the tax liability incurred as a result of such income depending upon the market price of the shares at the time of the sale as compared to the market price at the time of the taxable dividend. Moreover, in the case of a taxable distribution of our shares of stock with respect to which any withholding tax is imposed on a stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders sell shares of our common stock in order to pay the tax owed on such a dividend such sales could put downward pressure on the price of shares of our common stock.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

          Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income and state or local income, property and transfer taxes. See "Material U.S. Federal Income Tax Considerations — Taxation of Our Company — General." Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements for certain non-tax commercial reasons, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable REIT subsidiaries, or a TRS. Such subsidiaries will be subject to corporate level income tax at regular rates, but we currently do not expect the tax liability of any such subsidiary to be substantial.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or liquidate certain of our investments.

          To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to make certain otherwise attractive investments.

          In connection with the source of income requirements, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. See "Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Asset Tests." After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering material adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

          Our current strategy focuses primarily on the acquisition, ownership and operation of single-tenant net lease and sale-leaseback properties. While we believe that our current sale-leaseback properties are properly characterized as "true leases", and while we will use our best efforts to ensure that any additional sale-leaseback properties will be similarly characterized as "true leases", thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge any such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests and/or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Liquidation of assets may jeopardize our REIT qualification.

          To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Distributions payable by REITs do not qualify for the reduced tax rates applicable to certain corporate distributions.

          The maximum tax rate for distributions paid by corporations to domestic stockholders that are individuals, trusts and estates is generally 15% through all taxable years beginning on or before December 31, 2010. Distributions paid by REITs, however, are generally not eligible for the reduced rates. Any extension of the more favorable rates applicable to regular corporate distributions for taxable years beginning after December 31, 2010 could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could materially and adversely affect the value of the stock of REITs, including shares of our common stock.

Legislative or regulatory tax changes related to REITs could materially and adversely affect us.

          There are a number of issues associated with an investment in a REIT that are related to U.S. federal income tax laws, including, but not limited to, the consequences of a company's failing to qualify or to continue to qualify as a REIT and the tax rates applicable to REITs and their stockholders. At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended or modified. Any new laws or interpretations may take effect retroactively and could materially and adversely affect us.

State and local transfer taxes and mortgage recording taxes may affect our business.

          In certain circumstances, state and local taxing authorities impose taxes on the sale (or other transfer) of real property or upon recording a mortgage on real property located in the applicable jurisdiction. The imposition of any such transfer taxes or mortgage recording taxes could result in reduced flexibility to manage our assets. Particularly, the imposition of any such taxes could affect our decision to sell (or otherwise transfer) certain of our properties or to refinance the debt encumbering a property to the extent such refinancing increases the outstanding indebtedness with respect to such property.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, financial condition, cash flows, liquidity, results of operations, FFO and prospects include, but are not limited to:

  •
  the factors referenced in this prospectus, including those set forth under the section captioned "Risk Factors";

  •
  expectations regarding the continued generation of revenues, including the ability of our tenants to pay rent at current rates or our estimate of market rates in the future;

  •
  changes in our business and growth strategies;

  •
  volatility in the debt or equity markets, the general economy or the real estate industry, whether the result of market events or otherwise;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters or threatened or actual armed conflicts;

  •
  the degree and nature of our competition;

  •
  the availability of attractive investment opportunities in single-tenant net lease and sale-leaseback properties, including our ability to identify and consummate successful property acquisitions;

  •
  the ability to raise additional capital at reasonable costs to repay our debts, invest in our initial properties and fund future acquisitions;

  •
  our ability to rent our properties to creditworthy tenants;

  •
  the performance, financial condition and liquidity of tenants;

  •
  the adequacy of our cash reserves and working capital;

  •
  changes in personnel, including the departure of key members of our senior management team, or the lack of availability of qualified personnel;

  •
  actual and potential conflicts of interest with our senior management team, our directors or the partners of our operating partnership and their respective affiliates;

  •
  estimates relating to our ability to make distributions to our stockholders in the future and our expectations as to the form of any such distributions;

  •
  changes in governmental regulations, accounting rules, tax rates and similar matters;

  •
  legislative and regulatory changes (including changes to the Code and related rules, regulations and interpretations governing the taxation of REITs); and

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us and, if applicable, certain of our subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of our subsidiaries to qualify as TRSs for U.S. federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules.

          When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. The matters summarized under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this prospectus could cause our actual results and performance to differ materially from those set forth in, or implied by, our forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

          Assuming an initial public offering price of $             per share of our common stock based upon the mid-point of the price range set forth on the cover page of this prospectus, we estimate we will receive gross proceeds from this offering of approximately $             or approximately $             if the underwriters' over-allotment option is exercised in full. After deducting the underwriting discount and other estimated expenses of this offering payable by us, including a success fee to Realty Capital International LLC, an affiliate of Richard B. Jennings, one of our director nominees, we expect net proceeds from this offering of approximately $             or approximately $             if the underwriters' over-allotment option is exercised in full.

          We will contribute the net proceeds from this offering to our operating partnership. Assuming no exercise of the underwriters' over-allotment option, we intend to use the net proceeds of this offering, together with approximately $             drawn from the senior revolving credit facility we expect to enter into in connection with this offering, as follows:

  •
  approximately $          million in cash to purchase our acquisition properties;

  •
  approximately $             in cash (in addition to             common units and             convertible preferred units) to make a payment to strategic investors in the ECM Funds in connection with our acquisition of our contribution properties;

  •
  approximately $              million to repay in full mortgage indebtedness (including principal and related accrued interest) secured by the International Paper Company property, which bears interest at an annual rate of 6.16% and matures August 1, 2011;

  •
  approximately $              million to repay in part mortgage indebtedness (including principal and related accrued interest and refinancing costs) with an interest rate of the London Interbank Offered Rate, or LIBOR, plus 1.25% secured by the T-Mobile USA, Inc. property in Brownsville, Texas, in connection with a refinancing of the remaining mortgage indebtedness secured by the property to extend its maturity date to                          (from January 1, 2011, subject to a one-year extension option);

  •
  approximately $              million to repay in part mortgage indebtedness (including principal and related accrued interest and refinancing costs) with an interest rate of LIBOR plus 1.10% secured by the T-Mobile USA, Inc. property in Augusta, Georgia, in connection with a refinancing of the remaining mortgage indebtedness secured by the property to extend its maturity date to                          (from November 1, 2010, subject to two one-year extension options);

  •
  approximately $              million to repay in part mortgage indebtedness (including principal, related accrued interest and refinancing costs) with an interest rate of LIBOR plus 1.10% secured by the Checkfree Services Corporation property, in connection with a refinancing of the remaining mortgage indebtedness secured by the property to extend its maturity date to                                       (from September 1, 2011, subject to a one-year extension option); and

  •
  approximately $              million for transfer taxes, counsel fees, related party brokerage fees, and other expenses associated with our acquisition of our initial properties.

          If the underwriters' over-allotment option is exercised, we expect to use the additional net proceeds (which, if the underwriters' over-allotment option is exercised in full, will be approximately $             (based upon the mid-point of the price range set forth on the cover page of this prospectus)) for general corporate purposes and to fund potential future acquisitions.

          The amounts of the uses described above are estimated, and the actual amounts of the uses may differ. For example, the repayments of indebtedness indicated above are calculated based on principal and interest balances outstanding as of September 30, 2010. The actual repayment amounts will depend on the balances outstanding at the time of repayment, which may vary because of additional accrued interest and additional principal amortization after September 30, 2010, and then applicable costs of defeasance.

          Pending application of any portion of the net proceeds from this offering, we will invest it in interest-bearing accounts and short-term, interest-bearing securities as is consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes. Such investments may include, for example, obligations of the U.S. federal government and governmental agency securities, certificates of deposit and interest-bearing bank deposits.

DISTRIBUTION POLICY

          We generally need to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Code. We intend to pay regular cash distributions to our stockholders on a quarterly basis. We intend to pay a pro rata initial distribution with respect to the period commencing on the completion of this offering and ending at the last day of the first full calendar quarter following this offering, based on a distribution of $             per share for a full quarter. On an annualized basis, this would be $             per share, or an annual distribution rate of approximately         %, based on an assumed initial public offering price of $         per share (the midpoint of the price range per share of common stock set forth on the cover page of this prospectus). Our estimated initial annual distribution rate represents approximately         % of our estimated cash available for distribution for the 12 months ending December 31, 2011, calculated as described more fully below. Our intended initial annual distribution rate has been established based on our estimate of cash available for distribution for the 12 months ending December 31, 2011, which we have calculated based on adjustments to our pro forma net income for the 12 months ended December 31, 2009 (after giving effect to this offering and the formation transactions). This estimate was based on our pro forma operating results and does not take into account our growth strategy, nor does it take into account any unanticipated expenditures we may have to make or any debt we may have to incur. In estimating our cash available for distribution for the 12 months ending December 31, 2011, we have made certain assumptions as reflected in the table and footnotes below.

          We intend to maintain our initial distribution rate for the 12-month period following completion of this offering unless our actual results of operations, economic conditions or other factors differ materially from the assumptions used in our estimate. The timing, form and amount of distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our financial condition, cash flows, liquidity, FFO, results of operations, economic conditions, the requirements for taxation as a REIT, compliance with covenants to which we may be contractually subject to, applicable provisions of the Maryland General Corporation Law and such other factors as our board of directors deems relevant. Actual distributions may be significantly different from the expected distributions. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see "Risk Factors."

          We may, under certain circumstances, particularly when we are required to report taxable income in advance of the receipt of related cash, make a distribution only partly in cash and partly as a taxable distribution of shares of our common stock as part of a distribution in which common stockholders may elect to receive shares of our common stock or (subject to a limit measured as a percentage of the total distribution) cash, or in a form other than cash.

          It is possible that our distributions may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Therefore, a portion of our distributions may represent a return of capital for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Considerations — Taxable U.S. Stockholders Generally" for more information.

          U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. For more information, see "Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements." Although we anticipate that our estimated cash available for distribution will exceed the annual distribution requirements applicable to REITs, under some circumstances we may be required to borrow funds, liquidate otherwise attractive investments or make taxable distributions of our stock or other property in order to meet these distribution requirements.

          The following table describes our pro forma net income for the year ended December 31, 2009, and the adjustments we have made thereto in order to estimate our initial cash available for distribution for the 12 months ending December 31, 2011. The table reflects our consolidated information, including common units in our operating partnership. Each common unit in our operating partnership may be redeemed for cash, or, at our option, one share of our common stock, beginning 12 months after completion of this offering.

	Estimated 12 Months ending September 30, 2011	Estimated 12 Months ending December 31, 2011
	(dollars in thousands, except per share data)
Pro forma net income for the 12 months ended December 31, 2009	$1,413		$1,413
Less: Pro forma net income for the nine months ended September 30, 2009	(1,056)		(1,056)
Add: Pro forma net income for the nine months ended September 30, 2010	4,623		4,623

Pro forma net income (loss) for the 12 months ended September 30, 2010	4,980		4,980
Add: Net increases in revenue(1)	11,875		11,875
Add: Net increases in interest expense from new properties(2)	(3,746)		(3,806)
Non-cash adjustments:
Add: Pro forma real estate depreciation and amortization for the 12 months ended September 30, 2010	12,196		12,196
Less: Net effects of GAAP adjustments to tenant leases, net(3)	(1,464)		(1,464)
Add: Amortization of non-cash expense(4)	462		462

Estimated cash available for debt service and distribution(5)	24,303		24,243
Less: Scheduled mortgage loan principal repayments(6)	(1,786)		(1,844)
Less: Distributions to convertible preferred units	(1,471)		(1,471)

Estimated cash available for distribution to common unitholders and common stockholders(7)	21,046		20,928
Estimated initial annual distribution to common unitholders and common stockholders(8)		$

Estimated initial annual distribution per unit		$
Estimated initial annual distribution per share		$
Payout ratio based on estimated cash available for distribution to common unitholders and common stockholders(9)			%

(1)
Represents the net increases in revenue from new properties placed in service and new leases and renewals that were not in effect for the entire 12-month period ended September 30, 2010 or that will become effective during the 12 months ending September 30, 2011 and the 12 months ending December 31, 2011, respectively.

(2)
Represents the net increases in interest expense as additional debt is incurred for new properties placed in service during the 12 months ending September 30, 2011 and the 12 months ending December 31, 2011.

(3)
Represents the conversion of estimated rental revenues from a straight-line accrual basis to a cash basis recognition. This includes $2,679 of straight-line rent adjustments and $1,215 of amortization of above-market leases during both the 12 months ending September 30, 2011 and the 12 months ending December 31, 2011, respectively.

(4)
Includes         of annualized pro forma non-cash compensation expense related to common units and/or restricted shares issued to certain executives, employees and/or non-management directors and non-cash annual amortization of credit facility fees of $615.

(5)
The following table presents the amounts used to calculate estimated cash available for debt service and distribution for the year ending December 31, 2011. The difference between the total annual base rent of $48,363 presented in the table on page 12 and the $47,894 of base rental revenue presented below represents annualized rents for two properties as described in footnote 3 to the table on page 12 that will not be in service for the full year of December 31, 2011.

Base rental revenue	$47,894
Expense reimbursements and other income	913
Property operating expenses	(1,964)
General and administrative expenses	(7,086)
Amortization of non-cash compensation and credit facility fees	462
Interest expense	(15,976)

Estimated cash available for debt service and distribution	$24,243

(6)
Represents scheduled payments of mortgage loan principal due during the 12 months ending September 30, 2011 and the 12 months ending December 31, 2011, respectively.

(7)
Amount includes annual management fee revenue of $                    that is being collected for the management of the excluded properties. The collection of this fee in the periods presented is based upon the assumption that all of these properties will be owned by ECM Diversified Income & Growth Fund, LLC throughout these periods. If any or all of the excluded properties are sold, the actual management fee revenue collected will be less than the amounts reflected. Indebtedness secured by the excluded properties is scheduled to mature in August 2011, and it is possible that these properties could be sold prior to such date.

(8)
Based on a total of                     shares of our common stock to be outstanding after this offering, consisting of                     shares to be sold in this offering, and                    restricted shares to be issued upon completion of this offering to certain executives, employees and /or non-management directors, and a total of                      common units and                    convertible preferred units to be outstanding after this offering (excluding common units held by our company).

(9)
Calculated as estimated initial annual distribution divided by estimated cash available for distribution ("CAD") for the 12 months ending December 31, 2011. The payout ratio based on CAD for the 12 months ending September 30, 2011 (calculated as estimated annual distribution divided by CAD for the 12 months ending September 30, 2011) is         %. As noted above, estimated CAD for the 12 months ending September 30, 2011 (the denominator in the calculation) does not include a full year of rental income (net of expenses) from new properties purchased with proceeds from this offering that were not in service during the year or that will be placed in service later in 2011. However, the numerator includes the full distribution for all shares issued in this offering, even though the shares will not be outstanding until completion of this offering. For this reason the         % payout ratio has been omitted from the column presenting amounts for the 12 months ending September 30, 2011.

 CAPITALIZATION

          The following table sets forth the capitalization of the Predecessor as of September 30, 2010, and our capitalization on a pro forma basis to reflect our formation transactions, this offering and the use of the net proceeds from this offering as described in "Use of Proceeds" and "Structure and Formation of Our Company." You should read this table in conjunction with "Use of Proceeds," "Selected Historical and Pro Forma Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of the Predecessor, and notes thereto, and our pro forma financial statements and notes thereto appearing elsewhere in this prospectus.

	Predecessor as of September 30, 2010	Pro Forma(1)(2)
	(in thousands, except share data)
Debt:
Mortgage and other notes payable	$306,077	$
Senior credit facility(3)	—

Total debt	306,077
Preferred Interest — Strategic Members	39,883
Series A cumulative convertible preferred units	—
Stockholders' equity:
Shares of common stock, $0.01 par value per share, 10,000,000 and 100,000,000 shares authorized, respectively; 100 and shares issued and outstanding, respectively	—
Shares of preferred stock, $0.01 par value per share, 0 and 10,000,000 shares authorized, respectively, 0 shares issued and outstanding	—
Additional paid-in capital	—

Total stockholders' equity	—

Non-controlling interest:
Common units	—
Total equity(4)	33,222

Total capitalization	$379,182	$

(1)
Does not include (a) any shares of common stock that may be issued pursuant to the underwriters' over-allotment option to purchase up to an additional              shares of our common stock, (b)               shares of our common stock reserved for future issuance under our equity incentive plan, and (c)              common units and convertible preferred units owned by our contributors and issued as part of our formation transactions. Includes (a)               time-based restricted shares and             performance-based restricted shares granted to our senior management team under our equity incentive plan, (b)               performance-based restricted shares granted to certain employees under our equity incentive plan, and (c)              time-based restricted shares granted to our non-management directors under our equity incentive plan.

(2)
Assumes              shares of our common stock are sold in this offering at $             per share (the mid-point of the price range set forth on the cover page of this prospectus).

(3)
Upon completion of this offering, we expect to enter into a senior revolving credit facility.

(4)
The amount reflected in the Predecessor column represents the total controlling/non-controlling equity interest as of September 30, 2010.

 DILUTION

          Purchasers of our common stock offered in this prospectus will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. At September 30, 2010, we had a net tangible book value of $              million, or $             per share of our common stock held by existing stockholders, assuming the issuance of common units and convertible preferred units in our formation transactions and the exchange of common units or conversion of convertible preferred units into shares of our common stock on a one-for-one basis. After giving effect to the sale of the shares of our common stock offered hereby, the deduction of underwriting discount and estimated offering and formation expenses, the receipt by us of the net proceeds of this offering and the use of these funds by our operating partnership as described in "Use of Proceeds," "Certain Relationships and Related Transactions — Formation Transactions and Contribution and Acquisition of Properties" and our pro forma financial statements included elsewhere in this prospectus, the pro forma net tangible book value at September 30, 2010 attributable to the common stockholders would have been $              million, or $         per share of our common stock. This amount represents an immediate increase in net tangible book value of $         per unit to existing stockholders and an immediate dilution in pro forma net tangible book value of $             per share from the public offering price of $         per share of our common stock to new public investors. The following table illustrates this per share dilution:

Initial public offering price per share		$
Net tangible book value per share before our formation transactions and this offering(1)		$
Decrease in pro forma net tangible book value per share attributable to our formation transactions, but before this offering(2)	$
Increase in pro forma net tangible book value per share attributable to this offering(3)	$
Net increase in pro forma net tangible book value per share attributable to our formation transactions and this offering		$
Pro forma net tangible book value per share after our formation transactions and this offering(4)		$
Dilution in pro forma net tangible book value per share to new investors(5)		$

(1)
Net tangible book value per share of our common stock before our formation transactions and this offering is determined by dividing net tangible book value based on September 30, 2010 net book value of the tangible assets of our predecessor by the number of shares of our common stock held by continuing investors.

(2)
The decrease in pro forma net tangible book value per share of our common stock attributable to our formation transactions, but before this offering, is determined by dividing the difference between (a) the pro forma net tangible book value before our formation transactions and this offering and (b) the pro forma net tangible book value after our formation transactions and before this offering, by the number of common units and convertible preferred units to be issued to the contributors in our formation transactions.

(3)
The increase in pro forma net tangible book value per share of our common stock attributable to this offering is determined by dividing the difference between (a) the pro forma net tangible book value attributable to the purchasers in this offering after our formation transactions but before this offering and (b) the pro forma net tangible book value after our formation transactions and this offering, by the number of common units and convertible preferred units to be issued to the contributors in our formation transactions.

(4)
Pro forma net tangible book value per share after our formation transactions and this offering is based on pro forma net tangible book value of $              million divided by the sum of              shares of our common stock to be outstanding following the completion of this offering.

(5)
Dilution in pro forma net tangible book value per share to new investors is determined by subtracting pro forma net tangible book value per share of our common stock after giving effect to our formation transactions and this offering from the initial public offering price paid by a new investor for a share of our common stock.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

          The following table sets forth selected financial and operating data on (a) a pro forma basis for our company and (b) a consolidated basis for Equity Capital Management, LLC and its subsidiaries, or the Predecessor. We have not presented historical information for ECM Realty Trust, Inc. because we have not had any significant corporate activity since our formation other than the issuance of 100 shares of common stock in connection with our initial capitalization and because we believe that a discussion of the results of ECM Realty Trust, Inc. would not be meaningful.

          The selected historical consolidated balance sheet data as of December 31, 2009 and 2008 and the consolidated statements of operations data for the years ended December 31, 2009, 2008 and 2007 are derived from the Predecessor's audited historical financial statements included elsewhere in this prospectus. The selected historical consolidated balance sheet data as of September 30, 2010 and the consolidated statements of operations data for the nine months ended September 30, 2010 and 2009 are derived from the Predecessor's unaudited historical financial statements included elsewhere in this prospectus. In the opinion of management, the unaudited interim financial statements include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of such financial statements. The selected historical consolidated balance sheet information as of December 31, 2007, 2006 and 2005 and the selected consolidated statements of operations for the years ended December 31, 2006 and 2005, have been derived from the consolidated financial statements of the Predecessor.

          The unaudited selected pro forma condensed consolidated financial statements and operating data as of and for the nine months ended September 30, 2010 and for the year ended December 31, 2009 reflect the historical information of the Predecessor as of such date, as adjusted to give pro forma effect to the formation transactions and this offering as if they had occurred on January 1, 2009. The assets and liabilities of our acquisition properties have been recorded at fair value. The purchase price allocation has not been finalized and is subject to change based upon recording of actual transaction costs, finalization of working capital adjustments, and completion of appraisals of the tangible and intangible assets of our acquisition properties. Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

          Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

          The selected financial and operating data is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus.

ECM Realty Trust, Inc. (Pro Forma) and the Predecessor (Historical)
(dollars in thousands)

	As of September 30,		As of December 31,
	Pro Forma	Historical	Historical
	2010	2010	2009	2008	2007	2006	2005
	(Unaudited)	(Unaudited)
Selected Balance Sheet Data:
Net investments in real estate	$436,579	$322,063	$290,036	$297,252	$207,251	$149,906	$—
Total assets	523,301	384,910	339,105	348,771	248,824	182,380	1,879
Mortgage and other notes payable	239,639	306,077	273,262	274,017	191,764	137,100	—
Credit facility	9,617	—	—	—	—	—	—
Total liabilities	254,057	311,805	278,830	283,193	194,148	139,183	90
Preferred interest	—	39,883	33,097	33,680	25,044	18,327	—
Series A Cumulative Convertible Preferred Units	21,013	—	—	—	—	—	—
Total equity	248,231	33,222	27,178	31,898	29,632	24,870	1,789
Total liabilities & equity	523,301	384,910	339,105	348,771	248,824	182,380	1,879

	For the Nine Months Ended September 30,			For the Year Ended December 31,
	Pro Forma(1)	Historical		Pro Forma(1)	Historical
	2010	2010	2009	2009	2009	2008	2007	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Statement of Operations Data:
Revenue:
Rental revenue	$31,152	$21,988	$20,988	$29,374	$27,986	$23,949	$14,737	$3.285	$—
Property expense reimbursements	189	482	671	378	1,020	980	909	180	—
Other income	511	511	43	67	67	80	388	305	—

Total revenues	31,852	22,981	21,702	29,819	29,073	25,009	16,034	3,770	—
Expenses:
Property operating expenses	1,179	517	719	582	1,086	1,162	913	179	—
Acquisition expenses	1,781	1,781	—	13	13	—	—	—	—
General and administrative	5,250	1,588	1,434	7,000	2,027	1,822	1,229	1,433	63
Depreciation & amortization	9,429	8,522	7,993	11,087	10,652	9,001	5,461	1,204	—

Total expenses	17,639	12,408	10,146	18,682	13,778	11,985	7,603	2,816	63

Operating income (loss)	14,213	10,573	11,556	11,137	15,295	13,024	8,431	954	(63)
Other income (expense):
Income from joint venture	—	—	—	—	—	94	810	—	—
Interest expense	(9,590)	(12,394)	(12,734)	(11,171)	(16,694)	(14,952)	(9,767)	(2,259)	—
Gain (loss) on interest rate protection agreements	—	—	1,210	1,447	1,447	(683)	(764)	—	—

Total other income (expense)	(9,590)	(12,394)	(11,524)	(9,724)	(15,247)	(15,541)	(9,721)	(2,259)	—

Income (loss) from continuing operations	4,623	(1,821)	32	1,413	48	(2,517)	(1,290)	(1,305)	(63)
Discontinued operations	—	—	—	—	—	491	(17)	—	9,839

Net income (loss)	4,623	$(1,821)	$32	1,413	$48	$(2,026)	$(1,307)	$(1,305)	$9,776

Net income attributable to non-controlling interests:
Preferred Units	(1,103)			(1,471)
Common Units

Net income (loss) available to common stockholders	$			$

Other Data:
Number of properties (at period end)		18	16		16	16	15	11	—
Gross leasable square feet (at period end)		2,444,067	1,724,430		1,724,430	1,724,430	1,159,401	784,598	—
Cash flows from:
Operating activities	$—	$6,071	$5,558	$—	$7,921	$5,997	$4,105	$649	$143
Investing activities	—	(50,236)	(21)	—	(197)	(100,343)	(69,854)	(180,156)	113,068
Financing activities	—	45,027	(5,804)	—	(7,156)	94,953	66,590	178,317	(112,609)
FFO(2)(3)	12,949	4,682	6,310	11,029	8,542	4,544	2,789	(533)	—
EBITDA(2)(3)	23,642	19,095	19,549	22,224	25,947	22,771	14,823	2,163	—

(1)
Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more detailed explanations of FFO and EBITDA, and reconciliations of FFO and EBITDA to net income computed in accordance with GAAP.

(3)
Amounts have not been presented for 2005 as the operations did not include any of our contribution properties currently held by the Predecessor.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risks described under the caption "Risk Factors" and elsewhere in this prospectus. Our results of operations and financial condition, as reflected in the accompanying consolidated financial statements and related notes, are subject to management's evaluation and interpretation of business conditions, changing capital market conditions and other factors that could affect the ongoing viability of our tenants. You should read the following discussion with the information under the captions "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," as well as the consolidated financial statements and related notes included elsewhere in this prospectus.

          Upon completion of this offering and the formation transactions, the historical operations of the Predecessor and the properties that have been operated through the Predecessor, will be consolidated with the company, the operating partnership and/or their subsidiaries. The following discussion and analysis should be read in conjunction with "Selected Historical and Pro Forma Financial and Operating Data," the consolidated financial statements of the Predecessor as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 and the notes related thereto, the unaudited consolidated financial statements of the Predecessor as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 and our unaudited condensed consolidated pro forma financial information appearing elsewhere in this prospectus. Since our formation, we have not had any significant operations other than the issuance of 100 shares of our common stock to Mr. Pruett in connection with our initial capitalization and activities in preparation for this offering and our formation transactions. Accordingly, we believe a discussion of our results of operations would not be meaningful, and we have therefore set forth a discussion regarding the historical operations of our Predecessor only.

          Unless the context otherwise requires or indicates, references in this section to "we," "our" and "us" refer to the Predecessor.

Overview

          We are a self-administered and self-managed real estate company focused on investing in institutional quality, single-tenant office, industrial and retail properties that are leased to investment grade and other high credit quality tenants on a long-term net basis. We were organized as a Maryland corporation on December 30, 2009 and intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2010. We will conduct substantially all of our business through our operating partnership, ECM Property Trust, L.P.

          Upon completion of this offering and our formation transactions, we will own an initial portfolio of 30 net leased properties consisting of nine office properties, 16 industrial properties, and five retail properties with approximately 4.7 million rentable square feet with a weighted average lease term of approximately 11.6 years based on percentage of total annual base rent. Approximately 96.4% of our tenants, including all of our top 10 tenants based on total annual base rent, have an investment grade credit rating or are wholly owned by one or more entities with an investment grade credit rating. Based on percentage of total annual base rent, the substantial majority of the office properties included in our initial properties are corporate or regional headquarters and the substantial majority of the industrial properties included in our initial properties are significant regional or critical hub distribution facilities.

          We receive revenue primarily from rents and reimbursement payments received from tenants under existing leases relating to our properties. Potential impacts to our revenue include tenant defaults or vacancies, timing of completion and occupancy of properties under development, vacant space that takes longer than expected to re-lease and, for non triple-net leases, operating costs that cannot be recovered from our tenants through contractual reimbursement formulas in our leases. Our operating results therefore depend materially on the ability of our tenants to make required payments and overall real estate market conditions.

          We intend to maximize total returns to our stockholders by pursuing a focused investment strategy targeting markets throughout the United States, focusing primarily on properties: operationally significant to the tenant's business operations; located in or around smaller cities or other locations outside of major coastal and/or gateway markets throughout the United States; leased to tenants with stable and/or improving credit quality; and subject to long-term net leases with defined rental rate increases or with short-term leases with high-probability renewal. We believe the current market environment will create a substantial number of favorable investment opportunities with attractive yields on investment and significant upside potential. We expect that our acquisition targets will include high quality, well-located, dominant net leased properties that we believe generate attractive risk-adjusted returns.

          At or shortly after the completion of this offering, we expect to have funds available under a senior revolving credit facility to use for acquisitions and working capital purposes. Upon completion of this offering and our formation transactions, we expect to have approximately $              million of consolidated indebtedness on a pro forma basis as of September 30, 2010. The weighted average interest rate on this pro forma indebtedness is expected to be approximately         % with the earliest maturity date in                    We intend to limit our leverage ratio to not more than         %, which we believe is conservative due to our focus on institutional quality assets leased to investment grade and other high credit quality tenants. We define leverage ratio as the ratio of our total debt to the total undepreciated book value of our assets.

          The Predecessor's financial information does not include general and administrative expense at levels consistent with that of a public company. Following the completion of this offering, we will incur general and administrative expenses, including salaries, rent, professional fees and other corporate level expenses associated with operating a public company. We anticipate that our staffing levels will increase from 14 employees, as of September 30, 2010, to between 16 and 20 employees during the next 12 to 24 months.

          In addition, the following non-recurring items associated with our formation transactions will affect our future results of operations when compared to the Predecessor's financial information:

  •
  The repayment of approximately $              million of indebtedness related to our contribution properties will reduce interest expense.

  •
  The purchase of our 19 acquisition properties will increase rental revenue and depreciation and amortization expense. We will also incur acquisition fees and other costs associated with these acquisitions. In addition, depending on the structure of our leases, tenant recoveries and rental operations expense may also increase.

Factors That May Influence Future Results of Operations

          Rental Revenue and Tenant Recoveries.    The amount of rental revenue and tenant recoveries generated by our initial portfolio upon completion of this offering and our formation transactions depends principally on our ability to maintain the occupancy rates of currently leased space. Additionally, our revenue will be impacted by the completion of four properties currently under development, as the tenants will not start paying rent until the property is completed and the tenant takes occupancy. We currently expect two of these properties to be completed in December 2010, one to be completed in January 2011 and one to be completed in March 2011. As of September 30, 2010, our properties were 100% leased. The amount of rental revenue generated by us also depends on our ability to maintain or increase rental rates at our properties. Positive or negative trends in our geographic areas or the market could adversely affect our rental revenue and tenant recoveries in future periods. In addition, growth in rental income will partially depend on our ability to acquire additional properties that meet our investment criteria.

          Lease Expirations.    Our ability to re-lease space subject to expiring leases will impact our results of operations and is affected by economic and competitive conditions in our markets as well as the desirability of our individual properties. While no leases expire until 2017, the leases scheduled to expire in the 120 months ending December 31, 2020 represent approximately 54% of our total square feet and approximately 47% of our total annual base rent.

          Market Conditions.    We plan to seek investment opportunities in various markets throughout the United States. Positive or negative changes in conditions in these markets will impact our overall performance. Future economic downturns or regional downturns affecting our markets or downturns in the economy that impair our ability to renew or re-lease space, as well as the ability of our tenants to fulfill their lease commitments, such as in the case of tenant bankruptcies, could adversely affect our ability to maintain or increase rental rates at our properties. Despite weakness in the economy throughout the United States over the past two years, we believe that our markets are characterized by attractive demographics and property fundamentals.

          Operating Expenses.    Most of the leases related to our properties are net leases that require tenants to pay all of the property's direct operating expenses, as well as the tenant's pro rata share of substantially all of the property's indirect operating expenses, such as common area maintenance, real estate taxes and insurance. Increases or decreases in any unreimbursed operating expenses will impact our overall performance.

          General and Administrative Expenses.    We will also incur general and administrative expenses, including legal, accounting and other expenses related to corporate governance, public company reporting, and compliance with various provisions of the Sarbanes-Oxley Act of 2002. We anticipate that our staffing levels will increase from 14 employees, as of September 30, 2010, to between 16 and 20 employees during the 12 to 24 months following the completion of this offering and, as a result, our general and administrative expenses will increase. We anticipate that our initial portfolio will generate cash flow in an amount that will exceed our first year general and administrative expenses.

          Management Fee Income.    Upon completion of this offering and our formation transactions, we will enter into a management agreement with ECM Diversified Income & Growth Fund, LLC, pursuant to which we will manage the exlcuded properties retained by the fund for a fee equal to                                       . The fee that we will receive pursuant to the management agreement will be reduced to the extent any of these properties are sold by ECM Diversified Income & Growth Fund, LLC, and we will cease to receive any fees at such time as the fund disposes of all of the excluded properties. There can be no assurance as to when the fund will dispose of any or all of the excluded properties. Indebtedness secured by these nine properties is scheduled to mature in August 2011. Management of properties for third parties is not part of our growth strategy, and we do not intend to seek additional fee income or to replace the fee income generated by our management agreement with ECM Diversified Income & Growth Fund, LLC upon its expiration.

Critical Accounting Policies

Principles of Consolidation

          We have applied the accounting guidance which determines whether a general partner or the general partners as a group control a limited partnership or similar entity and therefore should consolidate the entity (primarily corporate interests), in the preparation of our consolidated financial statements included elsewhere in this prospectus.

Investments in Real Estate

          We recognize all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, we are required to expense acquisition-related costs as incurred (amounts are included in the general and administrative expenses line item in the consolidated statements of operations), we value non-controlling interests at fair value at the acquisition date, and expense restructuring costs associated with an acquired business.

          Buildings and improvements, including acquisition costs incurred prior to January 1, 2009, are included in investments in real estate and stated at historical cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized.

          We allocate the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. The allocation of purchase price to intangible assets considers an estimate of carrying costs during expected lease-up periods considering current market conditions, including current lease rates, tenant improvements and leasing commissions to execute similar leases. These costs are classified as deferred lease costs on the consolidated balance sheets.

          The fair value of the tangible assets of an acquired leased property is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the determination of the estimated fair values of these assets.

          In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded as other assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases, and (b) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term.

          The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (a) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (b) the estimated fair value of the property as-if-vacant, determined as set forth above. The value of in-place leases exclusive of the value of above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

          The value of tenant relationships is reviewed in connection with individual transactions to determine if future value was derived from the acquisition.

          We recognize impairment losses for our properties when indicators of impairment are present and a property's expected undiscounted cash flows are not sufficient to recover our properties' carrying amount.

Revenue Recognition

          Our properties generally are leased to tenants on a net lease basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for as operating leases. Revenue is recognized as rentals are earned and expenses are charged to operations as incurred. When scheduled rentals vary during the lease term, revenue is recognized on a straight-line basis so as to produce a constant periodic rent over the term of the lease. Deferred rent is the aggregate difference between the scheduled rents which vary during the lease term and the revenue recognized on a straight-line basis.

Interest Rate Protection Agreements

          We enter into interest rate protection agreements to minimize interest rate fluctuations. Interest rate protection agreements, whether designated for hedging relationships or not, are recorded on the consolidated balance sheets as assets or liabilities and carried at fair value. At the inception of an interest rate protection agreement, we determine whether the instrument will be part of a qualifying hedge accounting relationship or whether it will be accounted for as a trading instrument. The changes in fair value of interest rate protection agreements accounted for as qualifying hedge accounting relationships are reported as comprehensive income (loss) in the consolidated balance sheets and interest rate protection agreements accounted for as trading instruments are reported in the consolidated statements of operations as unrealized gain (loss) on interest rate protection agreements. We have elected to treat certain interest rate protection agreements as qualifying hedge accounting relationships and certain interest rate protection agreements as trading instruments.

          We are exposed to credit loss in the event of non-performance by the counterparty under our interest rate swaps, but we do not expect non-performance by the counterparty. The amount of such exposure is generally limited to the amount of any payments due but not yet received from the counterparty.

Fair Value of Financial Instruments

          A three-level hierarchy exists for disclosure of fair value measurements as described below. This hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Our investments are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement.

          Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

          Level 2 — Quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions.

          Level 3 — Pricing inputs are unobservable for the asset or liability, that is, inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability.

          In the normal course of business, we invest in various financial assets and incur financial liabilities. The fair value estimates of financial instruments presented are not necessarily indicative of the amounts that we might pay or receive in actual market transactions. As a number of our significant assets and liabilities are not considered financial instruments, the disclosures below do not reflect the fair value for our company as a whole.

          Our interest rate protection agreements are the only assets or liabilities that are carried at fair value in the accompanying consolidated balance sheets. The fair value of our derivative financial instruments represents the estimated amounts that we would receive or pay in a current exchange transaction at the reporting date, taking into account current interest rates and the current creditworthiness of the respective counterparties.

Stock-Based Compensation

          We will recognize compensation cost related to stock-based awards based upon their grant date fair value. The compensation cost related to stock-based awards will be amortized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. Since the compensation cost related to stock-based awards is measured based upon grant date fair value, the expense related to these awards that is recognized in future periods may differ from the expense recognized if the awards were periodically remeasured at fair value.

Income Taxes

          The Predecessor was not subject to the payment of federal or state income taxes as the components of its income and expenses flowed through directly to its members similar to a partnership. Accordingly, no provision for income taxes has been reflected in the Predecessor's financial statements included elsewhere in this prospectus. Similarly, we intend to elect to be taxed as a REIT commencing with the year ending December 31, 2010 and that we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that we currently distribute to our stockholders.

Use of Estimates

          The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Results of Operations

          The Predecessor operated, and we intend to operate, one reportable business segment, triple net leased properties.

          Revenue is recognized as rentals are earned and expense is charged to operations as incurred. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the term of the lease.

          Property operating expenses reported in the Predecessor's historical consolidated financial statements represent operating expenses, such as real estate taxes, utilities, repairs and maintenance, paid by the Predecessor and then reimbursed in whole or in part by the tenant. These expenses are not representative of the total operating expenses of the consolidated properties as the operating expenses for certain properties are paid directly by the tenant as outlined in the tenants' lease agreement.

          The Predecessor's general and administrative expenses consist primarily of management fee expenses paid to a strategic member the Predecessor, organization costs, abandon pursuit costs, salary expense at the management company, and other operating expenses. Following the completion of this offering, we will incur general and administrative expenses, including salaries, rent, professional fees and other corporate level expenses associated with operating as a public company.

          The following is a comparison, for the nine months ended September 30, 2010 and 2009, for the years ended December 31, 2009 and 2008 and for the years ended December 31, 2008 and 2007, of the operating results of the Predecessor (all amounts in thousands unless otherwise indicated).

Comparison of the Nine Months Ended September 30, 2010 (unaudited) to Nine Months Ended September 30, 2009 (unaudited)

	Nine Months Ended September 30
			Increase (Decrease)	% Change
	2010	2009
	(dollars in thousands)
Revenue:
Rental	$21,988	$20,988	$1,000	4.76%
Property expense reimbursements	482	671	(189)	(28.17)%
Other income	511	43	468	1,088.37%

Total revenue	22,981	21,702	1,279	5.89%
Expenses:
Property operating expenses	517	719	(202)	(28.09)%
Acquisition expenses	1,781	—	1,781	100.0%
General and administrative expenses	1,588	1,434	154	10.74%
Depreciation and amortization expense	8,522	7,993	529	6.62%

Total expenses	12,408	10,146	2,262

Operating income:	10,573	11,556	(983)
Other income (expense):
Interest expense	(12,394)	(12,734)	(340)	(2.67)%
Gain on interest rate protection agreements	—	1,210	(1,210)	(100.0)%

Total other income (expense)	(12,394)	(11,524)	(870)

Income (loss) from continuing operations	$(1,821)	$32	$(1,853)

          Rental revenue increased $1.0 million, or 4.76% to $22.0 million for the nine months ended September 30, 2010 compared to $21.0 million for the nine months ended September 30, 2009. The increase in rental revenue is due to rent from properties acquired in 2010.

          Expense reimbursements decreased $0.2 million, or 28.2% to $0.5 million for the nine months ended September 30, 2010 compared to $0.7 million for the nine months ended September 30, 2009. The decrease in expense reimbursements is due to the successful reduction in property tax assessment at one property.

          Other income increased $0.5 million, or 1,088.4% to $0.5 million for the nine months ended September 30, 2010 compared to $43 for the nine months ended September 30, 2009. The increase is primarily attributable to interest income on a note receivable funded in 2010 and other income from a property acquired in 2010.

          Property operating expenses decreased $0.2 million, or 28.1% to $0.5 million for the nine months ended September 30, 2010 compared to $0.7 million for the nine months ended September 30, 2009. The decrease in property operating expenses is primarily due to the successful reduction in property tax assessment at one property.

          Acquisition expense increased $1.8 million, or 100% to $1.8 million for the nine months ended September 30, 2010 compared to $0 for the nine months ended September 30, 2009. The increase is due to two properties acquired in 2010 and costs related to potential deals compared to no acquisitions in 2009.

          General and administrative expenses increased $0.2 million, or 10.7% to $1.6 million for the nine months ended September 30, 2010 compared to $1.4 million for the nine months ended September 30, 2009. The increase in general and administrative expenses is primarily attributable to dead deal costs and a swaption premium write-off in 2010, offset by a decrease in professional fees and advertising and marketing.

          Interest expense decreased $0.3 million, or 2.67% to $12.4 million for the nine months ended September 30, 2010 compared to $12.7 million for the nine months ended September 30, 2009. The Predecessor utilized interest rate protection agreements to minimize the short term effects of interest rate changes on variable rate debt. The decrease in interest expense is due primarily to the termination of certain interest rate protection agreements in 2009, offset by an increase due to interest expense and interest rate cap premiums related to property debt acquired in 2010.

          Gain (loss) on interest rate protection agreements decreased $1.2 million, or 100% to $0 for the nine months ended September 30, 2010 compared to $1.2 million for the nine months ended September 30, 2009. The decrease is due to the termination of certain interest rate protection agreements in 2009.

Comparison of Year Ended December 31, 2009 to Year Ended December 31, 2008

	Year Ended December 31
			Increase (Decrease)	% Change
	2009	2008
	(dollars in thousands)
Revenue:
Rental	$27,986	$23,949	$4,037	16.9%
Property expense reimbursements	1,020	980	40	4.1%
Other income	67	80	(13)	(16.3)%

Total revenue	29,073	25,009	4,064	16.3%
Expenses:
Property operating expenses	1,086	1,162	(76)	(6.5)%
Acquisition expenses	13	—	13	100.0%
General and administrative expenses	2,027	1,822	205	11.3%
Depreciation and amortization expense	10,652	9,001	1,651	18.3%

Total expenses	13,778	11,985	1,793

Operating income:	15,295	13,024	2,271	17.4%
Other income (expense):
Income from investment in real estate venture	—	94	(94)	(100.0)%
Interest expense	(16,694)	(14,952)	1,742	11.7%
Gain (loss) on interest rate protection agreements	1,447	(683)	2,130	311.7%

Total other income (expense)	(15,247)	(15,541)	294

Income (loss) from continuing operations	$48	$(2,517)	$2,565

          Rental revenue increased $4.1 million, or 16.9% to $28.0 million for the year ended December 31, 2009 compared to $23.9 million for the year ended December 31, 2008. The increase in rental revenue is due to a full year of rent from properties acquired in 2008.

          Other income decreased $0.01 million, or 16.3% to $0.07 million for the year ended December 31, 2009 compared to $0.08 million for the year ended December 31, 2008. The decrease is primarily attributable to a decrease in interest income.

          Property operating expenses decreased $0.08 million, or 6.5% to $1.1 million for the year ended December 31, 2009 compared to $1.2 million for the year ended December 31, 2008. The decrease in property operating expenses is due primarily to the non-recurring, non-reimbursable maintenance projects in 2008.

          General and administrative expenses increased $0.2 million, or 11.3% to $2.0 million for the year ended December 31, 2009 compared to $1.8 million for the year ended December 31, 2008. The increase in general and administrative expenses is attributable to increased management fee expense and professional fees due to a full year of operations for properties acquired in 2008 and increased professional fees related to property subdivision and property disposition activities, offset by a decrease in non-recurring organization costs incurred in 2008.

          Depreciation and amortization expense increased $1.7 million, or 18.3% to $10.7 million for the year ended December 31, 2009 compared to $9.0 million for the year ended December 31, 2008. The increase in depreciation and amortization expense is due to a full year for properties acquired in 2008.

          Income from investment in real estate venture decreased $94,762 due to the Predecessor acquiring a controlling interest in the real estate venture in March 2008. Subsequent to acquiring the controlling interest, the real estate venture was consolidated into the Predecessors' operations.

          Interest expense increased $1.7 million, or 11.7% to $16.7 million for the year ended December 31, 2009 compared to $15.0 million for the year ended December 31, 2008. The Predecessor utilized interest rate protection agreements to minimize the short term effects of interest rate changes on property variable rate debt. The increase in interest expense is due primarily to a full year of debt service for the 2008 acquisitions, offset by a decrease in interest expense due to the termination of the certain interest rate protection agreements in 2009.

Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007

	Year Ended December 31
			Increase (Decrease)	% Change
	2008	2007
	(dollars in thousands)
Revenue:
Rental	$23,949	$14,737	$9,212	62.5%
Property expense reimbursements	980	909	71	7.8%
Other income	80	388	(308)	(79.4)%

Total revenue	25,009	16,034	8,975	56.0%
Expenses:
Property operating expenses	1,162	913	249	27.3%
General and administrative expenses	1,822	1,229	593	48.3%
Depreciation and amortization expense	9,001	5,461	3,540	64.8%

Total expenses	11,985	7,603	4,382

Operating income:	13,024	8,431	4,593	54.5%
Other income (expense):
Income from investment in real estate venture	94	810	(716)	(88.4)%
Interest expense	(14,952)	(9,767)	5,185	53.1%
Gain (loss) on interest rate protection agreements	(683)	(764)	81	10.6%

Total other income (expense)	(15,541)	(9,721)	(5,820)

Loss from continuing operations	$(2,517)	$(1,290)	$(1,227)

          Rental revenue increased $9.2 million, or 62.5% to $23.9 million for the year ended December 31, 2008 compared to $14.7 million for the year ended December 31, 2007. The increase in rental revenue is due to partial year rent from properties acquired in 2008 and a full year of rent from properties acquired in 2007.

          Other income decreased $0.3 million, or 79.4% to $0.08 million for the year ended December 31, 2008 compared to $0.4 million for the year ended December 31, 2007. The decrease is attributable primarily to interest earned in 2007 on earnest money deposits.

          Property operating expenses increased $0.3 million, or 27.3% to $1.2 million for the year ended December 31, 2008 compared to $0.9 million for the year ended December 31, 2007. The increase in property operating expenses is due primarily to increases in property taxes and additional expenditures for property maintenance and general repairs incurred in 2008.

          General and administrative expenses increased $0.6 million, or 48.3% to $1.8 million for the year ended December 31, 2008 compared to $1.2 million for the year ended December 31, 2007. The increase in general and administrative expenses is due to increased management fee expense, and professional fees due to properties acquired in 2008, increased salary related to the hiring of a new associate in 2008, one-time organizational costs incurred in 2008 and abandoned pursuit costs related to property sales.

          Depreciation and amortization expense increased $3.5 million, or 64.8% to $9.0 million for the year ended December 31, 2008 compared to $5.5 million for the year ended December 31, 2007. The increase in depreciation and amortization expense is due to the 2008 acquisitions and a full year of depreciation and amortization on the 2007 acquisitions.

          Income from investment in real estate venture decreased $0.7 million, or 88.4% to $93,762 for the year ended December 31, 2008 compared to $0.8 million for the year ended December 31, 2007. The decrease is due to the Predecessor acquiring a controlling interest in the real estate venture in March 2008. Subsequent to acquiring the controlling interest, the real estate venture was consolidated into the Predecessors' operations.

          Interest expenses increased $5.2 million, or 53.1% to $15.0 million for the year ended December 31, 2008 compared to $9.8 million for the year ended December 31, 2007. The Predecessor utilized interest rate protection agreements to minimize the short term effects of interest rate changes on property variable rate debt. The increase in interest expense is due to new debt on the 2008 acquisitions, a full year of debt service on the 2007 acquisitions, and an increase in the expense incurred on the interest rate protection agreements as variable interest rates declined.

Cash Flows

Comparison of Nine Months Ended September 30, 2010 to Nine Months Ended September 30, 2009

          Operating Activities:    Net cash provided by operating activities increased approximately $0.5 million to $6.1 million for the nine months ended September 30, 2010 compared to $5.6 million for the nine months ended September 30, 2009, primarily due to an increase in accounts payable and accrued expenses due to the timing of payments offset by an increase in acquisition costs in 2010.

          Investing Activities:    Net cash used in investing activities increased approximately $50.2 million to $50.2 million for the nine months ended September 30, 2010 compared to no material activity for the nine months ended September 30, 2009, primarily due to increased property acquisitions in 2010.

          Financing Activities:    Net cash provided by financing activities increased approximately $50.8 million to $45.0 million for the nine months ended September 30, 2010 compared to cash used of $5.8 million for the nine months ended September 30, 2009, primarily due to proceeds from financing activities for properties acquired in 2010.

Comparison of Year Ended December 31, 2009 to Year Ended December 31, 2008

          Operating Activities:    Net cash provided by operating activities increased approximately $1.9 million to $7.9 million for the year ended December 31, 2009 compared to $6.0 million for the year ended December 31, 2008, primarily due to property acquisitions in 2008.

          Investing Activities:    Net cash used in investing activities decreased approximately $100.1 million to $0.2 million for the year ended December 31, 2009 compared to $100.3 million for the year ended December 31, 2008, primarily due to decreased property acquisitions compared to 2008.

          Financing Activities:    Net cash provided by financing activities decreased approximately $102.1 million to a usage of $7.2 million for the year ended December 31, 2009 compared to cash provided of $95.0 million for the year ended December 31, 2008, primarily due to proceeds from financing activities for the properties acquired in 2008 partially offset by increased distributions to members.

Comparison of Year Ended December 31, 2008 to Year Ended December 31, 2007

          Operating Activities:    Net cash provided by operating activities increased approximately $1.9 million to $6.0 million for the year ended December 31, 2008 compared to $4.1 million for the year ended December 31, 2007, primarily due to property acquisitions in 2007 and 2008.

          Investing Activities:    Net cash used in investing activities increased approximately $30.4 million to $100.3 million for the year ended December 31, 2008 compared to $69.9 million for the year ended December 31, 2007, primarily due to increased property acquisitions in 2008 net of dispositions.

          Financing Activities:    Net cash provided by financing activities increased approximately $28.4 million to $95.0 million for the year ended December 31, 2008 compared to cash provided of $66.6 million for the year ended December 31, 2007, primarily due to increased proceeds from financing activities for the properties acquired in 2008 partially offset by repayments of mortgage principal related to dispositions and increased distributions to strategic and other members.

Funds from Operations

          Funds from operations, or FFO, is a widely recognized non-GAAP financial measure for REITs that we believe is useful to investors in understanding financial performance and provides a relevant basis to compare our operating performance with that of other REITs. We compute FFO in accordance with the "White Paper" on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests outside of operating partnership interests and gains/losses from discontinued operations. Investors should review FFO, along with GAAP net income, when evaluating a REIT's operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and others in the evaluation of REITs. However, we believe use of FFO as a performance measure is limited because FFO does not include any depreciation, amortization or changes in the value of our properties due to market conditions or the level of capital expenditures and leasing commissions required to maintain the operating performance of our properties. Other REITs may not calculate FFO in accordance with the White Paper or may interpret the guidelines of the White Paper differently than we do, therefore, FFO as presented by us, may not be comparable to similarly titled measures of other REITs.

          FFO does not represent cash generated from operating activities and is not indicative of cash available to fund ongoing cash needs. FFO should not be considered as an alternative to net income

(loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP.

          The following table presents a reconciliation of our historical and pro forma net income (loss) to FFO for the periods presented (in thousands).

	For the Nine Months Ended September 30,			For the Year Ended December 31,
	Pro Forma 2010	2010	2009	Pro Forma 2009	2009	2008	2007	2006
Net Income (loss)(1)	$4,623	$(1,821)	$32	$1,413	$48	$(2,026)	$(1,307)	$(1,305)
Add: Depreciation & amortization	9,429	8,522	7,993	11,087	10,652	9,001	5,461	1,204
Discontinued operations:
Add: Depreciation Amortization	—	—	—	—	—	161	138	5
Less: Gain on sale	—	—	—	—	—	(533)	—	—
Less: Preferred interest allocation	—	(2,019)	(1,715)	—	(2,158)	(2,059)	(1,503)	(437)
Less: Preferred Units	(1,103)			(1,471)

Funds from operations(2)	$12,949	$4,682	$6,310	$11,029	$8,542	$4,544	$2,789	$(533)

(1)
Beginning January 1, 2009, we were required under GAAP reporting requirements to expense all property acquisition-related costs in the periods in which the costs were incurred. These costs include broker's fees, professional fees and other costs not directly associated with the property purchase price. Prior to January 1, 2009, these costs were capitalized as part our properties' historical cost basis. During the historical nine months ended September 30, 2010 and the historical year ended December 31, 2009, we incurred acquisition expenses of $1,535 and $13, respectively.

(2)
Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

EBITDA

          EBITDA represents earnings before net interest expense, income taxes, depreciation, amortization and gain (loss) on interest rate protection agreements. EBITDA is a widely recognized non-GAAP financial measurement when analyzing our operating performance with other companies. Not all companies use identical calculations, therefore, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.

          The following table presents a reconciliation of EBITDA to our historical and pro forma net income (loss) for the periods presented (in thousands):

	For the Nine Months Ended September 30,			For the Year Ended December 31,
	Pro Forma 2010	2010	2009	Pro Forma 2009	2009	2008	2007	2006
Net Income (loss)(1)	$4,623	$(1,821)	$32	$1,413	$48	$(2,026)	$(1,307)	$(1,305)
Add: Depreciation & amortization:
Continuing operations	9,429	8,522	7,993	11,087	10,652	9,001	5,461	1,204
Discontinued operations	—	—	—	—	—	161	138	5
Add: Interest expense	9,590	12,394	12,734	11,171	16,694	14,952	9,767	2,259
(Less) add: (Gain) loss on interest rate protection agreements	—	—	(1,210)	(1,447)	(1,447)	683	764	—

EBITDA(2)	$23,642	$19,095	$19,549	$22,224	$25,947	$22,771	$14,823	$2,163

(1)
Beginning January 1, 2009, we were required under GAAP reporting requirements to expense all property acquisition-related costs in the periods in which the costs were incurred. These costs include broker's fees, professional fees and other costs not directly associated with the property purchase price. Prior to January 1, 2009, these costs were capitalized as part our properties' historical cost basis. During the historical nine months ended September 30, 2010 and the historical year ended December 31, 2009, we incurred acquisition expenses of $1,535 and $13, respectively.

(2)
Several of our initial properties were acquired or constructed during 2009 and 2010 and several other of our initial properties are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. Please refer to the more detailed pro forma financial information beginning on page F-2 of this prospectus.

Liquidity and Capital Resources

          Liquidity is a measure of our ability to meet potential cash requirements, including commitments to repay borrowings, fund and maintain our operations and assets, acquire properties, make distributions to our stockholders and other general business needs. Due to the nature of our business, we anticipate we will generate positive cash flows from operations. In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income. We intend to distribute substantially all of our REIT taxable income.

          Our short-term liquidity requirements consist primarily of funds to pay for operating expenses and other expenditures directly associated with our properties, including:

  •
  interest expense and scheduled principal payments on outstanding indebtedness,

  •
  general and administrative expenses,

  •
  future distributions expected to be paid to our stockholders and limited partners of our operating partnership, and

  •
  anticipated and unanticipated capital expenditures, tenant improvements and leasing commissions.

          We intend to satisfy our short-term liquidity requirements through our existing working capital and cash provided by our operations. We believe our rental revenue net of operating expenses will generally provide cash inflows sufficient to meet our debt service obligations, pay general and administrative expenses and fund declared distributions.

          Upon completion of this offering and our formation transactions, we expect to have approximately $              million in cash, in addition to funds available under a senior revolving credit facility that we intend to have in place at or shortly after the completion of this offering, to invest in net leased properties. We cannot assure you that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all.

          Our long-term liquidity requirements consist primarily of funds to pay for scheduled debt maturities, renovations, expansions and other non-recurring capital expenditures that need to be made periodically and the costs associated with acquisitions of properties that we pursue. Upon completion of this offering and our formation transactions, we will assume approximately $              million of mortgage debt related to             and pay approximately $              million in costs related to the assumption of this debt. We intend to satisfy our long-term liquidity requirements through various sources of capital, including our existing working capital, cash provided by operations and long-term mortgage debt. In addition to our anticipated senior revolving credit facility, as a public company, we expect to have increased access to cost effective capital, including existing sources, as well as public and private debt and equity offerings.

          As of September 30, 2010, the aggregate purchase price of our acquisition properties is expected to be approximately $              million in cash and common units. We intend to fund these acquisitions with a portion of the net proceeds of this offering together with amounts drawn from our anticipated credit facility. We also intend to acquire the interests of our contributors in our contribution properties by the issuance of             common units and             convertible preferred units and the payment of $              million in cash. In addition, we will repay approximately $              million of indebtedness with a portion of the net proceeds of this offering.

          We expect our debt to contain customary restrictive covenants, including provisions that may limit our ability, without the prior consent of the lender, to incur additional indebtedness, further mortgage or transfer any property securing such debt, purchase or acquire additional property, discontinue insurance coverage, change the conduct of our business or make loans or advances to, enter into any merger or consolidation with, or acquire the business, assets or equity of, any third party.

          Upon completion of this offering, we will have general and administrative expenses, including salaries, rent, professional fees and other corporate level activity expenses associated with operating as a public company. We anticipate that our staffing levels will increase from 14 employees, as of September 30, 2010, to between 16 and 20 employees during the next 12 to 24 months. We also expect to incur additional professional fees to meet the reporting requirements of the Exchange Act and comply with the Sarbanes-Oxley Act of 2002. The timing and level of these costs and our ability to pay these costs with cash flow from our operations depends on our execution of our business plan, the number of properties we ultimately acquire and our ability to attract qualified individuals to fill these new positions. We believe that our initial portfolio will generate cash flow in an amount that will exceed our first year general and administrative expenses.

Leverage Policies

          We intend to limit our leverage ratio to not more than         %, which we believe is conservative due to our focus on institutional quality assets leased to investment grade and other high credit quality tenants. We define leverage ratio as the ratio of our total debt to the total undepreciated book value of our assets. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur nor do they restrict the form in which our indebtedness may take (including, but not limited to, recourse or non-recourse debt and cross collateralized debt). We may from time to time modify our leverage in light of the then current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

          The following table sets forth, on a pro forma basis as of September 30, 2010, the consolidated mortgage debt we expect will be outstanding after this offering and our formation transactions. We expect to have approximately $              million of total mortgage indebtedness comprised of             non-recourse mortgage loans secured by              of our properties. These loans are subject to certain restrictions and covenants customary for loans of this nature which may include restrictions on the sale or use of the underlying collateral and certain financial covenants including loan-to-value and other ratios with which we must comply.

Property	City	Pro Forma Balance as of September 30, 2010	Interest Rate	Interest Only (I/O) / Amortization period (Years)	Maturity
		(in thousands)
Solae, LLC	St. Louis, MO	$32,500	Fixed 6.46%	I/O until 3/31/2013 / 30 year	3/31/2018
AT&T Inc.	Tucker, GA	55,000	LIBOR +3.75% (a)	I/O until 9/30/2012 / 22 year	7/31/2015
T-Mobile USA, Inc.	Salem, OR	10,664	Fixed 5.89%	I/O through maturity	3/1/2014
T-Mobile USA, Inc.	Augusta, GA	10,077	Fixed 5.48 (e)	30 year amortization	12/1/2020
T-Mobile USA, Inc.	Brownsville, TX	8,455	Fixed 5.48 (e)	30 year amortization	12/1/2020
Checkfree Services Corporation	Dublin, OH	13,468	Fixed 5.48 (e)	30 year amortization	12/1/2020
Coca-Cola Enterprises Inc.	Shreveport, LA	9,000	LIBOR +2.65% (b)	I/O until 6/30/2011 / 30 year	5/31/2015
MeadWestvaco Corporation	Raphine, VA	23,625	LIBOR +4.50% (c)	I/O until 6/30/2015 / 30 year	5/26/2015
Aviall Services, Inc.	Dallas, TX	24,763	Fixed 6.25%	25 year amortization	12/1/2013
Federal Express Corp.	New York, NY	18,572	Fixed 5.32%	25 year amortization	6/30/2018
Novus International, Inc.	St. Charles, MO	15,915	LIBOR +2.50% (d)	30 year amortization	10/20/2015
Walgreen Co.	Dellwood, MO	3,528	Fixed 4.76%	I/O until 9/1/2014 / 30 year	12/30/2015
Walgreen Co.	Troy, IL	2,940	Fixed 4.76%	I/O until 9/1/2014 / 30 year	12/30/2015
Walgreen Co.	Maryville, IL	3,645	Fixed 4.76%	I/O until 9/1/2014 / 30 year	12/30/2015
Walgreen Co.	Lafayette, MO	3,430	Fixed 4.76%	I/O until 9/1/2014 / 30 year	12/30/2015
Walgreen Co.	Wildwood, MO	4,057	Fixed 4.76%	I/O until 9/1/2014 / 30 year	12/30/2015

Total/Weighted Average		$239,639	5.19%

(a)
Interest rate capped at 6.25% subject to an interest rate cap agreement.

(b)
LIBOR rate capped at 3.00% subject to an interest rate cap agreement.

(c)
Interest rate capped at 5.50% subject to an interest rate cap agreement.

(d)
Interest rate fixed at 3.91% subject to an interest rate swap agreement.

(e)
Cross collateralized loan.

          The following table sets forth, on a pro forma basis as of September 30, 2010, after giving effect to this offering and our formation transactions, the required principal payments for the mortgage and other notes, excluding extension options (dollars in thousands):

Year Ending December 31
2010	$
2011
2012
2013
2014
Thereafter

$

Senior Revolving Credit Facility

          In connection with this offering and the formation transactions, we have negotiated a term sheet with Wells Fargo Bank, N.A. as administrative agent and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated as arrangers to arrange a $150 million senior unsecured revolving credit facility, or the credit facility. Proceeds from the credit facility will be used for acquisitions, working capital, equity investments, capital expenditures, repayment of indebtedness, scheduled amortization payments on debt and general corporate purposes. The credit facility will have a three-year term with an option to extend the maturity date for one additional year.

          Availability under the credit facility shall be the lesser of (i) the aggregate commitment, (ii) 60% of the value of the borrowing base properties as determined through a capitalization rate analysis or (iii) the amount that would result in a debt service coverage ratio for the borrowing base properties of not less than 1.5x based on a 25-year amortization period calculated using an interest rate equal to the greater of (i) the yield on a 10-year United States Treasury Note at such time as determined by the agent plus 3.00% or (ii) 7.00%. Approximately $              million of the credit facility will be available upon completion of this offering and our formation transactions.

          Interest and Fees:    The term sheet provides that the credit facility will bear interest at a rate per annum equal to LIBOR plus a margin as determined in accordance with the following leverage-based pricing: (i) if our ratio of consolidated debt to total asset value is less than or equal to 40%, then the interest rate will be LIBOR plus 2.5%, (ii) if our ratio of consolidated debt to total asset value is greater than 40%, but less than or equal to 45%, then the interest rate will be LIBOR plus 2.75%, (iii) if our ratio of consolidated debt to total asset value is greater than 45%, but less than or equal to 50%, then the interest rate will be LIBOR plus 3.00%, (iv) if our ratio of consolidated debt to total asset value is greater than 50%, but less than or equal to 55%, then the interest rate will be LIBOR plus 3.25%, and (v) if our ratio of consolidated debt to total asset value is greater than 55%, then the interest rate will be LIBOR plus 3.50%. We will also pay certain customary fees and expense reimbursements.

          Financial Covenants:    The credit facility will include the following financial covenants: (i) maximum leverage ratio of total liabilities to total asset value not exceeding    %, (ii) consolidated EBITDA (as defined in the agreement) to consolidated fixed charges shall not be less than         x, (iii) maximum secured indebtedness of no more than    % of total assets, (iv) maximum secured recourse indebtedness of no more than    % of total assets, (v) maximum unencumbered leverage ratio of    %, (vi) minimum unencumbered interest coverage of         x and (vii) tangible net worth of not less than     % of tangible net worth at the closing of this offering plus    % of future net equity proceeds along with other covenants which generally restrict investments in unconsolidated joint ventures, mortgage receivables, unimproved land, non-triple net properties and stock holdings. In addition, the term sheet restricts floating rate debt to     % of total indebtedness and unsecured debt outside of the credit facility to less than $     million.

          Events of Default:    The credit facility will contain customary events of default, including but not limited to non-payment of principal, interest, fees or other amounts, defaults in the compliance with the covenants contained in the documents evidencing the credit facility, cross-defaults to other material debt and bankruptcy or other insolvency events.

          There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. If we are unable to enter into the credit facility, we will pursue other credit options or alternative financing.

Commitments and Contingencies

          We are involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our financial position.

          We have provided a guaranty to the non-controlling interest holders in the St. Louis property related to an investment tax credit program. We do not believe that we will be required to make any payments under the guaranty. We have been indemnified against loss under this guaranty by a previous owner of the St Louis property.

Inflation

          Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases, either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on our leases that do not contain indexed escalation provisions. In addition, most of our leases require the tenant to pay its share of operating expenses, including common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation, assuming our properties remain leased and tenants fulfill their obligations to reimburse us for such expenses.

Seasonality

          We do not consider our business to be subject to material seasonal fluctuations.

Quantitative and Qualitative Disclosures About Market Risk

          Our future income, cash flows and fair values relevant to financial instruments depend upon prevailing market interest rates. Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. The primary market risk to which we believe we are exposed is interest rate risk. Many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control contribute to interest rate risk.

          On a pro forma basis after this offering and our formation transactions as of September 30, 2010, we expect our total consolidated debt outstanding to be approximately $              million, of which $              million is fixed rate debt and $              million is floating rate debt. Changes in market interest rates impact the fair market value of our fixed-rate debt but have no impact on interest incurred or cash flow.

          On a pro forma basis after this offering and our formation transactions we expect the fair value of mortgage notes payable at September 30, 2010 to be approximately $              million. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by approximately $              million at September 30, 2010. A 100 basis point decrease in market interest rates would result in an increase in the fair market value of our fixed-rate debt by approximately $              million at September 30, 2010.

          In order to modify and manage the interest rate characteristics of our outstanding debt and to limit the effects of interest rate risks on our operations, we may utilize a variety of financial instruments, including interest rate swaps, caps, floors and other interest rate exchange contracts. The use of these types of instruments to hedge our exposure to changes in interest rates carries additional risks, including counterparty credit risk, the enforceability of hedging contracts and the risk that unanticipated and significant changes in interest rates will cause a significant loss of basis in the contract. To limit counterparty credit risk we will seek to enter into such agreements with major financial institutions with high credit ratings. There can be no assurance that we will be able to adequately protect against the foregoing risks and that we will ultimately realize an economic benefit that exceeds the related amounts incurred in connection with engaging in such hedging activities. We do not enter into such contracts for speculative or trading purposes.

INDUSTRY BACKGROUND AND MARKET OPPORTUNITY

          Unless otherwise indicated, all information in this Industry Background and Market Opportunity section is derived from a market study prepared for us in connection with this offering by Rosen Consulting Group, or RCG, a nationally recognized real estate consulting firm.

          You should read the following discussion together with the information under the caption "Risk Factors," including "Single-tenant leases involve significant risks of tenant default," "The default by or adverse change in the financial condition of one or more tenants could materially and adversely affect us," "A portion of our properties are leased to tenants without their own investment grade ratings" "Competition may impede our ability to attract or retain tenants or re-let space, which could materially and adversely affect us," "New rules relating to the accounting of leases could adversely affect our business," and "Expenses of certain of our initial properties could reduce our cash flow and funds available for future distributions."

Introduction

          The RCG market study notes that the net lease real estate market is a niche market driven by investors seeking stable cash flows and corporations seeking to extract capital from owned properties to invest in their core businesses. The terms of net leases are significantly different from those of gross leases pursuant to which many multi-tenant office, industrial and retail properties are leased. Unlike a typical gross lease, net leases typically require the tenant to pay substantially all of the operating costs associated with the leased property. Net leases are generally either "double-net" or "triple-net." In a double-net lease, the tenant is generally responsible for routine maintenance costs, utilities, taxes and insurance, and the owner is generally responsible for expenses incurred for structural repairs. In a triple-net lease, the tenant is generally responsible for all costs associated with a property, including maintenance, utilities, taxes, insurance and structural repairs. In addition, the term of a typical net lease, often in the range of 10 to 15 years, is longer than that of the typical gross lease. The typically longer lease term helps reduce tenant improvement, brokerage commissions and re-tenanting costs over a given period of time. Finally, a net lease often has contractually specified rent increases throughout its term. As a result, cash flows from properties net leased to creditworthy tenants are often more stable than those generated by multi-tenanted properties leased under gross leases. According to a third-quarter 2010 Korpacz Real Estate Investor Survey, average rent growth at net leased properties was approximately 1.9% on a compounded annual basis during the third quarter of 2010, as compared to 1.5% during the second quarter of 2010, 0.6% during the first quarter of 2010 and 0.3% during the fourth quarter of 2009. Unlike most other property types, the average rent at net leased properties did not record a decline on a national level during the first nine months of 2010, according to the survey.

          RCG also notes that net lease transactions are often beneficial to owners of the net leased real estate. With rent and most property operating expenses paid by the tenant, the real estate is primarily a passive investment designed to generate stable long-term, cash flows, with the primary risk to the owner/lessor being the creditworthiness of the tenant. Since property operating expenses are allocated to the tenant and the lease term is generally relatively long, the cash flows to the lessor of a net leased property are similar to those paid to a corporate bondholder, in that regular rental payments during the term of the lease and ownership of the asset upon the lease's expiration are similar to a bondholder's periodic receipt of interest payments and a return of principal upon maturity. Additionally, net leases may provide an owner/lessor with significant protections against inflation, since the contractually specified rent increases typically found in a net lease may equal the inflation rate and the operating costs of the property are allocated to the tenant, thereby insulating the owner from potential increases in property operating expenses. Finally, because net lease terms are generally significantly longer than those for gross leases, short-term movements in prevailing market rents typically have a minimal effect on income from a net leased property.

          RCG notes that the current risk premium priced into capitalization rates for net leased properties, when compared to corporate bond spreads, may present a unique opportunity to realize higher risk-adjusted returns than the returns from a comparable bond. While acknowledging that there should be a risk premium priced into a real estate investment when compared to a more liquid investment, RCG identifies this potentially attractive arbitrage between net leased real estate and corporate bonds. In addition, RCG notes that in the case of tenant default or bankruptcy, the real property in a net lease investment offers underlying asset recovery value as well as the possibility of securing a new recurring cash flow stream upon re-leasing to a new tenant, which is not typically available in the case of a bond default.

          As noted in the RCG study, net leases also may provide a beneficial means for many corporations to generate capital for their businesses. Frequently, a corporation will sell owned property and lease it back on a long-term basis pursuant to a net lease with terms similar to those described above. This process, known as a "sale-leaseback transaction," may provide a corporation with several benefits. It allows a corporation to monetize real estate to generate capital for investment in its core business. Additionally, a sale-leaseback transaction may improve a corporation's profitability metrics by eliminating depreciation expense, and the current "off balance sheet" accounting treatment of most net leases, which are generally classified as operating leases, may improve a corporation's financial ratios, although currently proposed accounting rule changes would eliminate this treatment. A sale-leaseback transaction is effectively an alternative form of financing that broadens a corporation's sources of capital.

          Service-oriented and manufacturing companies are active participants in the net lease market and often execute sale-leaseback transactions with their office and industrial properties. Additionally, government tenants are also active participants in the net lease market, as federal, state and local governments face increasing budget constraints and seek alternative sources of financing. RCG estimates that nearly half of all federal employees work in leased office space, much of it net leased. According to RCG, many of the tenants in net leased office and industrial properties, whether corporate or government, are of high credit quality, with long-term issuer credit ratings of BBB or better. The high credit quality of many of these tenants further enhances the stability of cash flows from net leased properties.

Selected Comparative Data

          As shown in the table below, total returns for the identified public net lease REITs outpaced the total returns for the identified public office and industrial REITs over the 1-, 2-, 3-, 5- and 10-year periods ended October 29, 2010. "Total return" is defined as the increase in the market price of the shares of the applicable company's common equity plus dividends declared thereon, assuming the dividends are reinvested into additional shares of the company's common equity. Historical data with respect to other companies is not indicative of our future performance, and no assurance can be given in that regard.

Current Market Conditions

          According to Real Capital Analytics, the volume of sale-leaseback transactions for office, industrial and retail properties valued at more than $10 million peaked in April 2007, just before the beginning of the recent recession, with over $13.7 billion in transaction value during the 12 months ended April 30, 2007. Transaction volume declined during the recession, bottoming in November 2009 with approximately $2.6 billion in transaction value for the 12 months ended November 30, 2009, representing an 81% decline from the peak in April 2007. According to RCG, sale-leaseback transaction volume has increased to approximately $3.2 billion for the 12 months ended September 30, 2010.

          According to RCG, capitalization rates on sale-leaseback transactions also experienced trends similar to transaction volume, increasing during the recent recession as transaction volume declined and decreasing as the market began to recover. RCG states that the average capitalization rate for sale-leaseback transactions (both non-rated and rated) valued above $10 million was approximately 7.7% for the 12 months ended September 30, 2010 for office properties (down from a recent high of approximately 7.9% in May 2009), approximately 8.0% for the 12 months ended September 30, 2010 for industrial properties (down from a recent high of approximately 9.2% in August 2009) and approximately 7.4% for the 12 months ended December 31, 2009 for retail properties (down from a recent high of approximately 7.8% in December 2008).

          According to RCG, spreads between capitalization rates and both the risk-free rate and corporate bonds remained high relative to the long-term averages. The spread between capitalization rates and the 10-year Treasury yield averaged 126 basis points between 1983 and 2010. As capitalization rates rose in 2007 and 2008, the spread widened and reached peak levels of 459 basis points for office properties in the fourth quarter of 2009, 430 basis points for industrial properties in the second quarter of 2010 and 447 basis points for retail properties in the second quarter of 2010. In the second quarter of 2010, the average spread was 384 basis points, more than three times the long-term average. The capitalization rate spread to BBB-rated corporate bond yields was also much higher in recent quarters than the long-term average. Between 1996 and 2010, the average spread was 96 basis points. In the second quarter of 2010, the average spread for office, industrial and retail property capitalization rates to the BBB-rated corporate bond yield was 327 basis points, the highest quarterly average since 1996.

Market Dynamics

          Corporate-owned real estate that is the subject of a sale-leaseback transaction may be office properties that are corporate or regional headquarters or industrial properties that are regional or hub distribution centers. It may also be located in or around smaller cities or other locations outside of major coastal and/or gateway markets. According to RCG, businesses often prefer to locate facilities in these locations, as operating costs are significantly lower than in major coastal and gateway markets. Often facilities in these markets may be located near major transportation infrastructure and benefit from a workforce that is relevant for the activities conducted at the facility. For example, corporations will often locate corporate and regional headquarters, as well as back office, manufacturing, warehousing and distribution functions, outside of major coastal and gateway markets in locales where salaries are lower and employee needs may be met with a less specialized workforce. Similarly, corporations involved in manufacturing, transportation or distribution activities often prefer to locate facilities in markets where land is less expensive and where there is access to transportation infrastructure with less congestion than can be found in other markets. Accordingly, RCG believes that demand for net leased properties in these types of locations should be relatively stable over the long-term. In addition, RCG states that many tenants at such properties will choose to renew leases upon expiration, due to the operationally significant nature of the property and the potential difficulty of replacing the workforce or replicating the facility in another location thereby further reducing the relatively lower re-tenanting costs associated with net leases.

          According to RCG, the net lease market is highly fragmented and the majority of net leased properties are owned by private real estate firms, with only a few publicly-traded REITs actively participating in the net lease market. According to RCG, the three largest publicly-traded REITs that actively participate in the net lease market for office properties, on a combined basis, own approximately 24.5 million square feet of net leased office properties. Similarly, the three largest publicly-traded REITs that actively participate in the net lease market for industrial properties, on a combined basis, own approximately 30.8 million square feet of net leased industrial properties. Importantly, according to RCG, well-capitalized, institutional real estate investors typically do not compete for individual net leased assets. These institutional investors also typically do not participate in corporate sale-leaseback transactions, since there is limited market information at the national and local level about these types of transactions and the underwriting methodology is significantly different from that used in evaluating the multi-tenant real estate transactions historically pursued by institutional investors. RCG has concluded that the limited amount of centralized information about the net lease market, the inapplicability of the underwriting methodologies used in evaluating other types of real estate transactions and the relatively small pool of well-capitalized investors that actively participate in the net lease market create a significant opportunity for experienced net lease investors and may provide the opportunity to acquire real estate at a discount to its value based on future cash flows.

Conclusion

          RCG believes that properties net leased to investment grade and other high credit quality tenants on a long-term basis generally provide predictable long-term returns independent of the business cycle. Additionally, RCG has observed that the risk of tenant non-renewal upon a lease's expiration is often mitigated when the leased property is operationally significant to the tenant. RCG further expects that the limited availability of debt financing in the current market will likely lead to an increasing number of opportunities to participate in sale-leaseback transactions with investment grade and other high credit quality tenants in the near term. Looking forward, uncertainty regarding long-term economic fundamentals and volatile capital markets may well provide an opportunity to acquire properties net leased to investment grade and other high credit quality tenants on attractive terms.

OUR BUSINESS

Our Company

          We are a self-administered and self-managed real estate company focused on investing in institutional quality, single-tenant office, industrial and retail properties that are leased to investment grade and other high credit quality tenants on a long-term net basis. We were formed to continue and expand the business of our predecessor and will focus our investment activities on properties that are operationally significant to the tenant's business.

          Through our extensive network of longstanding relationships in the net lease industry, we believe that we will be able to continue to acquire operationally significant properties through individual property acquisitions, portfolio acquisitions, sale-leaseback transactions and build-to-suit transactions. We believe that the net lease sector:

  •
  can generate superior risk-adjusted returns through long-term leases with creditworthy tenants that, in most cases, provide for contractually specified rent increases;

  •
  is underserved by the public and private markets;

  •
  is attractive in times of economic contraction and expansion; and

  •
  is inefficient and offers growth opportunities given the amount of real estate owned by corporations.

          Upon completion of this offering and our formation transactions, we will own our initial properties, which consist of 30 net leased properties with approximately 4.7 million rentable square feet that are diversified by tenant, location, property type and lease term. Our initial properties consist of 11 contribution properties currently owned by the ECM Funds that will be contributed to us in connection with our formation transactions and 19 acquisition properties that we have agreed to purchase after completion of this offering. The negotiations for a majority of our acquisition properties started in the last quarter in 2009 and the first quarter of 2010. As of September 30, 2010, our initial properties were 100% leased and had a weighted-average remaining lease term (based on percentage of total annual base rent) of approximately 11.6 years with no leases expiring until 2017. Based on percentage of total annual base rent, the substantial majority of the office properties included in our initial properties are corporate or regional headquarters and the substantial majority of the industrial properties included in our initial properties are significant regional or critical hub distribution facilities. We refer to these types of properties as "operationally significant." To date, there have been no tenant defaults with respect to any of our contribution properties. We believe that the strong credit quality of our tenants, combined with our long-term leases, anticipated favorable renewal rates (according to RCG) and reduced property expenses (as compared to multi-tenant properties), will enable us to generate attractive risk-adjusted returns for our stockholders across a variety of market conditions and economic cycles.

          In addition to our initial properties, we have identified a pipeline of potential acquisition opportunities that we believe meet our acquisition criteria and would enhance our portfolio diversity. The potential acquisition properties have an estimated aggregate purchase price of more than $400 million. In the ordinary course of our business, we continually evaluate properties for acquisition. At any given time, we may be a party to one or more non-binding letters of intent or conditional purchase agreements with respect to possible acquisitions and may be in various stages of due diligence and underwriting as part of our evaluations. Consummation of any potential acquisition is necessarily subject to significant outstanding conditions, including satisfactory completion of due diligence. As a result, we can make no assurance that we will acquire any particular potential acquisition property or, if we do, what the terms or timing of any such acquisition will be.

          Our senior management team will be led by Mr. Pruett, our Chairman and Chief Executive Officer, and Mr. Koman, our President and a director. Messrs. Pruett and Koman each has more than 25 years of real estate experience, including real estate fund and REIT formation and management and the acquisition, development, construction, leasing and management of net leased properties. Messrs. Pruett and Koman, our promoters, first worked together more than 25 years ago, and in 1999, they founded ECM, a Chicago-based private investment manager focused on forming and managing real estate investment programs for institutional and individual investors, which began investing in net leased properties in 2003.

          We intend to acquire additional net leased properties that we believe are:

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  of institutional real estate quality;

  •
  operationally significant to the tenant's business;

  •
  leased to investment grade and other high credit quality tenants;

  •
  located in markets well suited for their intended use and attractive to businesses; and

  •
  generally subject to long-term leases with contractually specified rent increases, high probabilities of renewal and relatively modest or no requirements for unreimbursed capital expenditures.

          The build-to-suit transactions that we expect to enter into will generally be structured as follows:

  •
  the properties will be developed by third parties in transactions where we provide equity or debt financing (for which we generally earn cash returns during the development period) and will be acquired by us upon completion of construction for aggregate investments that we believe represent a discount to the properties' projected market value at the time we entered into the transactions; and

  •
  the properties will be 100% net leased to an investment grade or other high credit quality tenant.

Current Market Opportunity

          While investments in properties net leased to investment grade and other high credit quality tenants are subject to the same credit risk as unsecured bond obligations (the failure of the underlying tenant or bond issuer), we believe the yields on such net leased properties generally exceed the yields on bonds of comparably rated issuers. See "Industry Background and Market Opportunity — Current Market Conditions." In addition, unlike unsecured bond obligations, the value of the real estate underlying a net lease may increase our ability to recover our investment in any tenant bankruptcy or default, thereby providing an additional opportunity for risk mitigation.

          We believe the current market may offer an opportunity to acquire net leased properties at attractive yields. Since late 2007, the availability of credit for real estate investment has generally declined, leading to a decrease in the pricing for all classes of commercial real estate, including net leased properties. We believe this has created an environment where properties net leased to investment grade and other high credit quality tenants on a long-term basis are mispriced in relation to historically typical spreads to comparable bonds. See "Industry Background and Market Opportunity — Current Market Conditions." We intend to capitalize on this environment by acquiring institutional quality net leased properties through direct negotiation with corporations, build-to-suit developers, lenders and other industry participants.

          Specifically, we believe that our conservative underwriting policies and industry experience will allow us to identify and acquire attractive net lease and sale-leaseback real estate due to the following market conditions and characteristics:

  •
  Capital constrained corporations.  We believe that the ability of many corporations to access capital through traditional financing sources in the current market is limited due to the ongoing volatility in the capital markets and current bank lending standards. For example, according to RCG, the total volume of corporate bonds issued in the United States has fallen sharply since

    2007 and has yet to rebound. Average annual bond issuance was $862 billion for 2008, 2009 and annualized for 2010. By contrast, approximately $2.5 trillion of corporate bonds were issued in 2006 according to RCG. As a result, businesses have increasingly sought capital by monetizing their owned real estate. We believe this has increased the volume of real estate being sold in sale-leaseback transactions, resulting in an expanded pool of net lease investment opportunities.

  •
  Limited commercial mortgage-backed securities market.  According to RCG, $7.2 billion of commercial mortgage-backed securities, or CMBS, were issued from January 2010 to October 2010. Each of the quarterly totals for the first, second and third quarters of 2010 were the highest quarterly amounts since the second quarter of 2008; however, these sums are small in comparison to $605 billion in CMBS issued between the pre-financial crisis years of 2005 and 2007. We believe that the capacity for real estate financing through the CMBS market is significantly more limited than in the past, with reduced loan proceeds when available, leading real estate owners to seek alternative forms of financing, such as sale-leaseback transactions, to finance their growth and strengthen their balance sheets.

  •
  Less competition among traditional purchasers of net leased properties and increased supply of attractive properties.  We believe that there has been a decline in the number of well-capitalized investors seeking to acquire the net leased properties that we seek to acquire. These investors have historically included public REITs, pension funds, private investment funds and purchasers, including private 1031 funds, investing the proceeds from sales of other properties pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. At the same time, many corporations have sought to monetize their real estate assets, and some owners of attractive net leased properties have sold these assets to address their own capital requirements, resulting in an increase in the supply of attractive net leased properties available for sale. As a result of these factors, we believe competition for the purchase of net leased properties has diminished.

  •
  Capital constrained developers of build-to-suit properties.  We believe that a number of developers that have traditionally met the built-to-suit needs of corporations are capital constrained and operating with relatively high debt levels and therefore are having difficulty obtaining financing to complete projects. We anticipate that these developers, many of whom we have longstanding relationships with, will provide us with the opportunity to acquire single-tenant net leased properties at attractive prices.

          As a result of these market conditions, we believe that the net leased properties that we are seeking to invest in may be acquired at historically attractive prices.

          While we view the current economic environment as conducive to implementing our strategy of acquiring properties that are net leased to investment grade and other high credit quality tenants on a long-term basis, we also believe that there will be substantial ongoing opportunities to acquire attractively priced net lease and sale-leaseback assets regardless of the economic environment. We believe these opportunities exist as a result of the following:

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  Corporate owner-occupiers of real estate will be attracted to the ability to monetize a greater percentage of the value of their real estate through sale-leaseback transactions in lieu of traditional mortgage or CMBS financing.

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  The need of many institutional investors to commit large amounts of capital to each individual investment that they make may limit their interest in acquiring individual net leased properties. We believe this reduced competition enables us to acquire properties at a discount to the broader market and create value through their aggregation.

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  Even when capital is more readily available, we believe that build-to-suit developers may be interested in consummating financing transactions with us in an effort to obtain a defined exit strategy relatively early in the development process to reduce risk.

  •
  Sale-leasebacks provide potential long-term financial and operational risk mitigation that is critical to corporations in periods of economic expansion and contraction and that is unavailable through other means of real estate finance.

Our Competitive Strengths

          We believe that we distinguish ourselves from other owners and managers of commercial real estate through the following competitive strengths:

  •
  Initial properties 100% leased on a long-term basis to a diversified collection of creditworthy tenants.  Our initial properties consist of 30 office, industrial and retail properties with an average age of approximately six years. Those properties are located in 17 states and are net leased to a single creditworthy tenant. As of September 30, 2010, our initial properties were 100% leased and had a weighted-average remaining lease term (based on percentage of total annual base rent) of approximately 11.6 years, with no leases expiring until 2017, when leases representing 15.9% of our total annual base rent expire. Approximately 96.4% of our tenants, including all of our top 10 tenants based on total annual base rent, have an investment grade credit rating or are wholly owned by one or more entities with an investment grade credit rating. With respect to our contribution properties, we have never experienced a tenant default and have collected 100% of the contractual rent payments. In addition, at all of our contribution properties, the original lessee still occupies the property. Corporate users of real estate occupy single tenant, net leased properties for a variety of operationally significant purposes, including for corporate and regional headquarters and hub distribution facilities. According to RCG, many tenants of such properties will choose to renew their leases upon expiration because of the significant nature of the properties and the potential difficulty of replacing the workforce or replicating the facility in another location. We believe that these characteristics offer comparatively low risk and volatility as compared to other asset classes.

  •
  Stable cash flow.  We believe that the relatively long terms of our net leases, the 100% occupancy of our initial portfolio and the high credit quality of our tenants result in more stable cash flow than might be provided by other commercial real estate portfolios that have shorter-term leases, varying occupancy levels, lower credit quality tenants, multiple tenants and a higher degree of tenant roll-over, all of which increase re-tenanting costs and contribute to revenue and expense volatility. Additionally, our institutional quality portfolio will require fewer capital expenditures and limited property level operating expenses given our net leases, where our tenant is responsible for most of the costs associated with the leased property. We believe that our properties are operationally significant to our tenants' businesses, well located in their markets for their intended use, attractive to a wide variety of corporate users as a result of their real estate characteristics and location in strategic markets and suitable for alternative uses. Consequently, as compared to tenants at other properties, our tenants may be more likely to renew their leases, or, if a lease is not renewed, we may be more likely to find a similar replacement tenant or reposition the property for an alternative use.

  •
  Embedded growth.  The cash flow from our initial properties should increase through contractually specified rent increases in our leases, providing us with a potential hedge against inflation. Approximately 83.6% of our initial properties based on percentage of total annual base rent will benefit from contractually specified rent increases, the majority of which have average annual rent increases of between approximately 1.5% to 3.4% of the prior year's rent. Several of our initial properties include adjacent parcels available for corporate expansion, reflecting a potential for an increase in our rental revenue. Additionally, our initial properties include two build-to-suit single-tenant properties leased to FedEx Ground Package System, Inc. and Coca-Cola Enterprises Inc., respectively. Once construction is complete and these two properties are occupied, they will provide us with approximately $3.0 million of annual base rent pursuant to currently signed leases. Finally, as an owner of real estate, we may capture any appreciation in the value of our properties.

  •
  Experienced management.  Our senior management team, led by Messrs. Pruett and Koman, has extensive experience acquiring, leasing and managing net leased properties on behalf of institutional investors and structuring sale-leaseback and build-to-suit transactions. Messrs. Pruett and Koman each has more than 25 years of real estate experience, including real estate fund and REIT formation, and, together with Mr. Fox, our Chief Financial Officer, and Mr. Yiu, our Chief Investment Officer, have invested or financed more than $2.0 billion in net leased properties. We believe that our senior management team's extensive network of longstanding relationships with corporations, build-to-suit developers and other participants in the net lease industry and history of consummating transactions will provide us with a competitive advantage in seeking to acquire net leased properties. We expect that these relationships will allow us to initiate transactions with property owners who may not currently be seeking to sell properties and gain a competitive advantage through our senior management team's reputation as a credible and disciplined investor in net leased properties across the United States, with extensive experience in structuring sale-leaseback and build-to-suit transactions. The substantial majority of our initial properties were acquired by the ECM Funds or will be acquired by us in privately negotiated transactions.

  •
  Conservative capital structure with capacity for growth.  Upon completion of this offering and our formation transactions, we will have outstanding indebtedness of approximately $        million, representing an initial debt-to-assets ratio (based on the undepreciated book value of our initial properties) of approximately         %. As of September 30, 2010, on a pro forma basis, giving effect to this offering and our formation transactions, the weighted-average maturity of our indebtedness was approximately     years. In addition, we expect to enter into a three-year, $150 million senior revolving credit facility, approximately $        million of which will be available upon completion of this offering and our formation transactions. We believe that our balance sheet will allow us to acquire additional properties and increase our access to long-term, attractively priced capital.

  •
  Management team aligned with stockholder interest.  Upon completion of this offering and our formation transactions, our senior management team will own approximately        shares of common stock and       common units, representing a         % ownership in our company on a fully diluted basis.

Our Business and Growth Strategies

          We seek to invest in operationally significant properties that are net leased to investment grade and other high credit quality tenants on a long-term basis and that we believe can be acquired at attractive prices. In many cases, we model our investments in our target assets at price points and with lease durations intended to provide an unlevered yield that returns a majority or all of our invested capital from the rent payments at or before expiration of the original single tenant's lease. We think the credit quality of our tenants, the long terms of our leases, the relatively modest expense requirements of our properties and the single tenant structure of our investments may help us achieve our model. We also believe that our senior management team's extensive experience will allow us to identify and consummate the acquisition of institutional quality net leased properties through individual property acquisitions, portfolio acquisitions, sale-leaseback transactions and build-to-suit transactions. Our strategy may further our goal of generating attractive risk-adjusted returns for our stockholders over time and across a variety of market conditions and economic cycles. We intend to execute our strategy and expand our property portfolio through the growth strategies identified below.

Acquire existing, high quality net leased properties

          We believe that acquisitions of institutional quality office, industrial and retail properties with purchase prices of $10 million to $75 million, which are net leased to a single creditworthy tenant, represent an attractive investment opportunity. Competition for these acquisitions, on an individual basis, is often limited due to reduced participation by larger institutional investors, who generally commit a larger amount of capital per investment and consequently have limited interest in acquiring net leased properties of this size unless they are aggregated in a large portfolio. We believe that this limited competition will allow us to acquire individual properties on attractive terms and create value through their aggregation. We currently have a potential acquisition pipeline of individual properties with an estimated aggregate purchase price of more than $400 million and characteristics similar to those of our initial properties; we can make no assurance that we will acquire any particular potential acquisition property or, if we do, what the terms or timing of any such acquisition will be.

          We also expect that there will be significant opportunities to acquire portfolios of net leased properties by negotiating directly with end-users of real estate, as businesses with large portfolios of owned real estate seek to monetize those assets to generate capital for investment in their businesses. We will seek to leverage our network of industry contacts to pursue these types of transactions without the transactions being broadly marketed, which we believe will allow us to consummate portfolio acquisitions on attractive terms.

          If an opportunity presents itself in the future, we may invest in net lease and sale-leaseback properties outside of the United States.

Invest in build-to-suit transactions

          We will provide financing to build-to-suit developers of net leased properties, where we provide the equity to construct the property and/or replacement financing for construction loans. We believe the build-to-suit market, where a property is built to the specifications of a tenant and is 100% leased to the tenant pursuant to a long-term net lease, will provide attractive investment opportunities as a result of our ability to acquire these properties upon completion for an aggregate investment that we believe is a discount to the property's projected market value at the time we enter into the transaction. We expect that corporations will continue to make commitments to build-to-suit projects to improve their infrastructure and technology and consolidate facilities. However, while there generally is tenant demand for such projects, the recent restriction in the availability of capital has limited the ability of developers and investors to finance such projects, creating an enhanced opportunity for our company. We believe that we will be an attractive financial partner for numerous parties seeking to execute build-to-suit transactions, including several developers with whom we have executed similar transactions in the past.

Structure sale-leaseback transactions with corporate and U.S. government tenants

          We will pursue sale-leaseback transactions with investment grade and other high credit quality corporations and U.S. government tenants, where we purchase real estate from the owner/occupier who in turn agrees to lease the property on a long-term basis under a net lease. We believe that budgetary pressures facing both corporate and U.S. government users of real estate may lead to an increased demand for leased space, as opposed to corporate or government owned space. Accordingly, we believe that there will be a substantial number of opportunities to consummate sale-leaseback transactions with creditworthy corporate and U.S. government tenants. We believe that real estate leased to investment grade and other high credit quality corporate tenants, as well as real estate leased to the GSA, which is the agency charged with administering most of the U.S. government's non-military real estate requirements, is particularly attractive due to the relatively low risk of tenant lease default and the likelihood of lease renewals.

Employ our rigorous credit analysis and underwriting processes

          We use a rigorous credit analysis and underwriting process to evaluate potential acquisitions. Underwriting real estate requires analysis of both the macro-economic environment and the supply and demand fundamentals of the market in which the real estate is located, as well as analysis of comparable and competing assets. Once a potential acquisition is identified, the appropriate members of our investment team will begin an initial review process, focusing on potential investment returns, competitive positioning and property fundamentals. We will consider a number of factors, which may include:

  •
  Tenant credit quality.  The property should be leased on a net basis to an investment grade tenant or, if the tenant is not rated, to a tenant we deem to be of high credit quality.

  •
  Properly location and market characteristics.  The property should be located in a market that is significant to the tenant's business or in a market well suited for the property's intended use with constraints on supply and additional development, a diversified economic base and a need for properties of the type we are considering acquiring.

  •
  Operational significance.  The property should be operationally significant to the tenant's business and located in a market with population and job growth, where there is likely to be a stable and relevant workforce for the tenant's business and demand for real estate.

  •
  Physical characteristics.  The improvements should exhibit good quality construction, or, if it is a build-to-suit opportunity, be under contract for construction. The property should be free-standing or capable of being subdivided and sold on a "one-off" basis.

  •
  Current lease terms.  The existing or proposed lease for the property should not contain any unusual material terms.

  •
  Current occupancy.  If improvements are completed, the majority of the property should be occupied.

          If the findings of our preliminary review are positive, we will begin our initial underwriting process, which includes more in-depth market research and the development of a more comprehensive investment and credit analysis. Careful attention will be paid to (a) the quality of the real estate, (b) the property's location and whether it is operationally significant to the tenant's business, (c) the tenant's business and credit, and (d) the property's competitive advantages or disadvantages, including the cost basis of competitive properties, potential for generating incremental returns, ability to renew the existing lease, current and projected market rents and projected capital expenditures and other property expenses. If the potential acquisition passes this next level of review, it will be reviewed by our investment committee, which will make our acquisition, disposition, financing and asset management decisions. Our investment committee will be chaired by Messrs. Pruett and Koman. If the acquisition opportunity receives preliminary approval from our investment committee, we will submit a letter of intent, conduct negotiations, pursue financing, if necessary, and conduct further due diligence of the lease, title, market and property.

Actively monitor our tenants and recycle capital

          We will actively monitor our tenants' credit quality, including monitoring developments that may affect a tenant's business and financial condition. In addition, we will seek to sell properties that we determine no longer meet our investment criteria and reinvest any sales proceeds in investments that we view as more attractive.

Financing Strategy

          We intend to limit our leverage ratio to not more than       %, which we believe is conservative due to our focus on institutional quality assets leased to investment grade and other high credit quality tenants. We define leverage ratio as the ratio of our total debt to the total undepreciated book value of our assets. As of September 30, 2010, on a pro forma basis, giving effect to this offering and our formation transactions, our ratio of debt-to-EBITDA was approximately         %. We intend to finance our growth with common and preferred equity issuances and debt financing. Our debt financing may include mortgage debt secured by our properties, credit tenant lease financing and, to the extent available, unsecured debt. Upon completion of this offering, we expect to enter into a three-year, $150 million senior revolving credit facility, approximately $        million of which will be available upon completion of this offering and our formation transactions. We intend to repay amounts outstanding under our credit facility from time to time with periodic common and preferred equity issuances, long-term debt financings and cash flow from operations. We may also choose to finance our business through joint venture arrangements with other investors.

          When purchasing properties, we may issue common units in our operating partnership as full or partial consideration to sellers who may desire to take advantage of tax deferral on the sale of a property or participate in the potential appreciation in value of shares of our common stock.

Our Properties

          Upon completion of this offering and our formation transactions, we will own a portfolio of 30 single-tenant net lease and sale-leaseback properties containing approximately 4.7 million rentable square feet, diversified by tenant, location, property type and lease term. As of September 30, 2010, our initial properties were 100% leased and had a weighted-average remaining lease term (based on percentage of total annual base rent) of approximately 11.6 years (with no leases expiring until 2017). Approximately 96.4% of our tenants, including all of our top 10 tenants based on total annual base rent, have an investment grade credit rating or are wholly owned by one or more entities with an investment grade credit rating. When we conclude that a tenant is operationally significant to its parent, we believe the credit rating of such parent company is a reasonable indicator of the creditworthiness of the tenant. We consider high credit quality tenants to be tenants that are wholly owned by one or more entities with an investment grade credit rating (even if the investment grade rated parent company is not a guarantor under the relevant lease), and other tenants that we determine to be of comparable credit quality through our underwriting process.

          The following tables set forth a summary of our initial properties. Unless otherwise stated, information is as of September 30, 2010, except with respect to two properties currently under construction in build-to-suit arrangements (located in Grayslake, IL and Shreveport, LA), where information is as of the expected future date of occupancy by the tenant (March 2011 and December 2010, respectively) and two acquisition properties that are currently under construction (located in Wichita, KS and St. Charles Parish, LA) where information is as of the expected future date of our acquisition of the property and occupancy by the tenant (December 2010 and January 2011, respectively).

Contribution Properties

Tenant/Guarantor	Credit Rating*	Property Type	City(1)	Rentable Square Feet	Percent of Total Rentable Square Feet	Occupancy	Remaining Lease Term(2)	2011 Annual Base Rent(3)(4)		Percent of Total Annual Base Rent
								(dollars in thousands)
Novus International, Inc.	BBB(5)	Office	St. Charles, MO (St. Louis, MO)	90,722	1.9%	100%	13.3	$1,748		3.6%
Solae, LLC(6)	A-*	Office	St. Louis, MO	171,750	3.7%	100%	13.1	3,151		6.5%
T-Mobile USA, Inc.	BBB+*	Office	Brownsville, TX (Brownsville, TX/ Mexico)	78,421	1.7%	100%	12.3	1,290		2.7%
T-Mobile USA, Inc.	BBB+*	Office	Augusta, GA	78,421	1.7%	100%	12.0	1,356		2.8%
AT&T, Inc.	A	Office	Tucker, GA (Atlanta, GA)	406,292	8.7%	100%	11.9	5,604		11.6%
T-Mobile USA, Inc.	BBB+*	Office	Salem, OR (Portland, OR)	69,000	1.5%	100%	11.6	1,036		2.1%
Checkfree Services Corporation	BBB*	Office	Dublin, OH (Columbus, OH)	150,000	3.2%	100%	9.0	1,800		3.7%

Office Total/Weighted Average	A-*			1,044,606	22.4%	100%	12.0	$15,985		33.1%

MeadWestvaco Corporation	BBB	Industrial	Raphine, VA	619,637	13.3%	100%	18.4	$2,503		5.2%
FedEx Corporation(7)	BBB	Industrial	Grayslake, IL (Chicago, IL)	214,745	4.6%	100%	15.0	2,093	(7)	4.3%
Coca-Cola Enterprises Inc.(8)	A	Industrial	Shreveport, LA	100,000	2.1%	100%	15.0	926	(8)	1.9%
International Paper Company	BBB	Industrial	Marianna, FL (Tallahassee, FL)	114,595	2.5%	100%	9.4	728		1.5%

Industrial Total/Weighted Average	BBB			1,048,977	22.5%	100%	15.7	$6,250		12.9%

Contribution Properties Total/Weighted Average	BBB+*			2,093,583	44.9%	100%	13.0	$22,234		46.0%

Acquisition Properties(9)

Tenant/Guarantor	Credit Rating*	Property Type	City(1)	Rentable Square Feet	Percent of Total Rentable Square Feet	Occupancy	Remaining Lease Term(2)	2011 Annual Base Rent(3)(4)		Percent of Total Annual Base Rent
								(dollars in thousands)
Express Scripts, Inc.(10)	BBB	Office	Bellerive, MO (St. Louis, MO)	181,141	3.9%	100%	8.3	$2,760		5.7%
Hewlett-Packard Company	A	Office	Pontiac, MI (Detroit, MI)	568,503	12.2%	100%	7.3	6,704	(3)	13.9%

Office Total/Weighted Average	A-			749,644	16.1%	100%	7.5	$9,464		19.6%

Federal Express Corp.(9)	Baa2	Industrial	New York, NY	98,753	2.1%	100%	17.5	$1,789		3.7%
FedEx Corporation(8)	BBB	Industrial	Wichita, KS	79,000	1.7%	100%	15.0	1,154	(8)	2.4%
FedEx Corporation(11)	BBB	Industrial	St. Charles Parish, LA (New Orleans, LA)	49,080	1.1%	100%	15.0	1,447	(11)	3.0%
Aviall Services, Inc.(10)	A*	Industrial	Dallas, TX (Dallas/Fort Worth, TX)	578,734	12.4%	100%	9.8	3,555		7.3%
Express Scripts, Inc.	BBB	Industrial	Berkeley, MO (St. Louis, MO)	221,000	4.7%	100%	9.5	1,468		3.0%
FedEx Ground Package System, Inc.	BBB*	Industrial	Bradenton, FL (Tampa, FL)	123,367	2.6%	100%	8.3	1,103		2.3%
FedEx Ground Package System, Inc.	BBB*	Industrial	Ann Arbor, MI	103,328	2.2%	100%	8.1	750		1.6%
FedEx Ground Package System, Inc.	BBB*	Industrial	Franklin, PA (Pittsburgh, PA)	26,878	0.6%	100%	8.0	209		0.4%
FedEx Ground Package System, Inc.	BBB*	Industrial	McComb, MS (New Orleans, LA)	26,878	0.6%	100%	7.8	277		0.6%
FedEx Ground Package System, Inc.	BBB*	Industrial	Chattanooga, TN	162,535	3.5%	100%	7.8	1,047		2.2%
Caterpillar Inc.	A	Industrial	Elko, NV	162,180	3.5%	100%	7.7	1,106		2.3%
FedEx Ground Package System, Inc.	BBB*	Industrial	Shakopee, MN (Minneapolis, MN)	115,437	2.5%	100%	6.8	964		2.0%

Industrial Total/Weighted Average	BBB+*			1,747,170	37.5%	100%	10.9	$14,870		30.7%

Walgreen Co.	A	Retail	Lafayette, MO (St. Louis, MO)	14,820	0.3%	100%	24.1	350		0.7%
Walgreen Co.	A	Retail	Troy, IL (St. Louis, MO)	14,820	0.3%	100%	24.0	300		0.6%
Walgreen Co.	A	Retail	Dellwood, MO (St. Louis, MO)	14,550	0.3%	100%	23.6	360		0.7%
Walgreen Co.	A	Retail	Maryville, IL (St. Louis, MO)	14,820	0.3%	100%	23.2	372		0.8%
Walgreen Co.	A	Retail	Wildwood, MO (St. Louis, MO)	15,120	0.3%	100%	15.1	414		0.9%

Retail Total/Weighted Average	A			74,130	1.6%	100%	21.7	$1,796		3.7%

Acquisition Properties Total/Weighted Average	A-*			2,570,944	55.1%	100%	10.4	$26,129		54.0%

Portfolio Total/Weighted Average	BBB+*			4,664,527	100%	100%	11.6	$48,363		100%

*
Credit rating is the published long-term issuer credit rating assigned by Moody's or S&P to the tenant or guarantor specified in the relevant lease; if a tenant or guarantor is not publicly rated by Moody's or S&P, the credit rating is the published credit rating assigned by Moody's or S&P to the owner or the weighted average (based on ownership percentage) of the published credit ratings of the owners of such tenant or guarantor. Pursuant to the foregoing, we have assigned the following tenants the ratings of their owners: Solae, LLC; T-Mobile USA, Inc.; Checkfree Services Corporation; FedEx Ground Package System, Inc.; and Aviall Services, Inc. For purposes of the weighted averages, the S&P equivalent rating of the disclosed Moody's rating was used for Federal Express Corp, Owens Corning Sales, LLC, and the parent of Checkfree Services Corporation.

(1)
Metropolitan statistical area given in parentheses, if different from city indicated.

(2)
Number of years remaining until lease expires from September 30, 2010, without giving effect to any optional tenant extensions. Remaining lease term extended by nine months and four years for Solae, LLC and International Paper Company, respectively, to reflect a penalty payable by the tenant if it fails to renew the lease.

(3)
The 2011 annual base rental revenue of approximately $48.4 million for our properties is based on existing leases, except with respect to our build-to-suit property located in Grayslake, Illinois, and our acquisition property located in St. Charles Parish, Louisiana, which we expect to be completed in March 2011 and January 2011, respectively, and for which we annualized the base rent by multiplying the expected 2011 monthly base rental revenue provided in the executed leases by 12. Excluding these amounts 2011 annual base rental revenue on a cash basis would be approximately $47.9 million. The 2011 base rental revenue on a GAAP basis would be approximately $49.6 million and would include straight-line rent adjustments of approximately $2.7 million and amortization of above market leases of approximately ($1.0) million.

(4)
Except with respect to our acquisition property located in Pontiac, MI, annual base rent does not include real estate taxes and insurance, common area and other operating expenses, substantially all of which are paid by the tenants. In the case of our Pontiac, MI acquisition property, we are responsible for $1.3 million of operating expenses per year relating to this property. The tenant is obligated to fund all operating expenses in excess of $1.3 million per year, except for roof and structure repairs, for which we are responsible.

(5)
Based on S&P credit model score, which does not constitute a published credit rating.

(6)
Solae, LLC is a joint venture between E.I. du Pont de Nemours and Company (DuPont) and Bunge Limited.

(7)
Property is currently under construction, with completion and occupancy expected in March 2011; annual base rent is expected 2011 annualized base rental revenue specified in the executed lease. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

(8)
Property is currently under construction, with completion and occupancy expected in December 2010. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

(9)
We have entered into agreements pursuant to which these properties will be acquired by us upon or, in two cases, after completion, of this offering. We cannot assure you that any of these transactions will be completed.

(10)
Property subject to ground lease.

(11)
Property is currently under construction, with completion and occupancy expected in January 2011. We expect to acquire the property upon such completion and occupancy; base rent is expected 2011 annualized base rental revenue specified in the executed lease. Rent payments will commence pursuant to the lease upon occupancy by the tenant.

Broker Opinion of Value

          In connection with this offering, we obtained a BOV dated November 1, 2010 from JLL, for which we paid JLL a fee of $78,000. The amount of the fee was determined through negotiations with JLL, and is not contingent upon the effectiveness of the registration statement of which this prospectus is a part.

          JLL provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. JLL provides clients with professional valuation services and helps them determine market values for office, retail, industrial and mixed-use properties. JLL conducts valuations, which typically involve commercial property, for a variety of purposes, including acquisitions, dispositions, debt and equity financings, mergers and acquisitions and privatization initiatives. During 2009, JLL performed nearly 28,100 valuations of commercial properties with an aggregate value of approximately $613 billion.

          JLL is not a licensed appraiser, and the BOV is not an appraisal. The BOV represents only the opinion of JLL as to the value of our initial properties and is subject to the assumptions and qualifications set forth in the BOV and is qualified by, and based solely on, the relevant facts, circumstances and market conditions as of its date. No instructions or limitations were imposed by us on the scope of the BOV.

          JLL and its affiliates have engaged in, and may in the future engage in, brokerage and commercial dealings in the ordinary course of business with us and our affiliates. JLL may have an interest in the successful completion of this offering in that, as a public company, we may conduct more transactions in which they may be involved. See "Risk Factors — Risks Related to Our Business and Our Properties — The estimated values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions and estimates, are not appraisals and may not be indicative of the actual values of our initial properties individually or as a portfolio."

          The values assigned by JLL are only estimates and should not be interpreted as realized value.

          A summary of the BOV is included herein as Appendix A, and the full BOV is attached as an exhibit to the registration statement of which this prospectus is a part, and you should read the BOV carefully. The estimated values expressed in the BOV are as of November 1, 2010. We will update the BOV if we become aware of any events that occur or conditions that change after the date of the BOV and before the closing of this offering that we believe cause a material change in the estimated values.

Property Underwriting

          For each property, JLL developed its opinion using a discounted cash flow analysis to calculate a present value of the contractual lease payments for the property and a present value of the projected residual value of the property. The two present values were added to arrive at JLL's opinion of market value of the property in the table below.

          With respect to the present value of the contractual lease payments, JLL reviewed rent rolls and other property-level information and applied a credit risk adjusted discount rate estimated by JLL using the tenant's credit worthiness, yields on comparable publicly-traded bonds, various site-level performance measures and JLL's views on the operational significance of the property to the tenant. In general, JLL incorporated a premium ranging from 50 to 100 basis points over the comparable publicly-traded bonds to reflect higher yields expected of less liquid investments.

          With respect to projected residual value, JLL first calculated expected value of the property if the lease were not renewed and the property were vacant. To estimate the value of a property, JLL began by taking the current market rent for such property as well as the expected market inflation over the remaining lease term, and calculated a residual year market rent. Once JLL determined the residual year market rent, it projected downtime and costs associated with re-leasing the property to reach the vacant value. JLL discounted the vacant value at a rate that JLL believed to reflect the return requirement for an unlevered real estate investment, 10% to 12% in the case of our initial properties. JLL next calculated a value for the property if the lease were renewed and estimated the probability of lease renewal, based on the property's age and quality, its rent relative to the market and the underlying labor pool. In general, JLL viewed the average renewal probability for our properties to be high because of the quality of the properties and the fact that several of the facilities were build-to-suit projects for the tenants, indicating a recent commitment by the tenants to the locations. JLL arrived at the projected residual value for the property by weighting the vacant value and the renewal value using JLL's estimate of renewal probability.

          Our initial properties include 10 properties leased to a subsidiary of FedEx Corporation. In the case of the FedEx properties, JLL applied a premium reflecting the properties' strategic locations, young age and high construction quality. In addition, the majority of the FedEx locations have the capacity to be expanded, and we have the right to build any such expansion. Accordingly, JLL attributed a premium to the possibility of expansion.

Portfolio Underwriting

          The BOV contains (a) individual property opinions of value, (b) an aggregation of the several individual values and (c) a separate total portfolio valuation with a premium reflecting the value of the portfolio as a whole. The premium valuation is intended to reflect the potential lower risk associated with an aggregated collection of assets that is diversified by tenant, lease expiration, probability of lease renewal, property location and asset class. It is also intended to reflect the fact that high quality property portfolios of significant size are not commonly available in the market. Such a portfolio may present opportunities for better access to debt financing and an opportunity for savings associated with increased scale. JLL is of the view that the risk mitigation may result in a capitalization rate decrease of 25 to 50 basis points. In other words, in JLL's view, an assembled portfolio of individual assets net leased to high credit quality tenants may well sell for a higher price than the sum of the prices if the properties were sold individually.

Specific Property and Portfolio BOV

          The table below provides JLL's estimates of the market cap rates and market values for our initial properties obtained from the BOV. When we refer to "capitalization rate" or "cap rate" for purposes of the BOV we mean the ratio of a property's annual base rent to its fair market value.

Tenant/Guarantor	City	BOV Market Cap Rate	BOV Total Market Value
			(dollars in thousands)
Novus International, Inc.	St. Charles, MO	7.00%	$24,967
Solae, LLC	St. Louis, MO	6.64%	47,488
T-Mobile USA, Inc.	Brownsville, TX	7.38%	17,470
T-Mobile USA, Inc.	Augusta, GA	7.36%	18,418
AT&T, Inc.	Tucker, GA	7.01%	79,980
T-Mobile USA, Inc.	Salem, OR	7.24%	14,313
Checkfree Services Corporation	Dublin, OH	7.45%	24,153
MeadWestvaco Corporation	Raphine, VA	6.68%	37,455
FedEx Corporation	Grayslake, IL	6.91%	30,271
Coco-Cola Enterprises Inc.	Shreveport, LA	6.79%	13,634
International Paper Company	Mariana, FL	7.40%	9,837

Contribution Properties		6.99%	$317,988

Federal Express Corp.	New York, NY	6.77%	26,421
FedEx Corporation	Wichita, KS	7.45%	15,495
FedEx Corporation	St. Charles Parish, LA	7.11%	20,351
FedEx Ground Package System, Inc.	Bradenton, FL	7.09%	15,558
FedEx Ground Package System, Inc.	Ann Arbor, MI	7.40%	10,139
FedEx Ground Package System, Inc.	Franklin, PA	7.41%	2,826
FedEx Ground Package System, Inc.	McComb, MS	7.43%	3,728
FedEx Ground Package System, Inc.	Chattanooga, TN	7.18%	14,589
FedEx Ground Package System, Inc.	Shakopee, MN	7.33%	13,147

FedEx Aquisition Properties		7.15%	$122,253
Express Scripts, Inc.	Bellerive, MO	7.50%	36,797
Hewlett-Packard Company	Pontiac, MI	8.67%	61,780
Aviall Services, Inc.	Dallas, TX	7.41%	47,947
Express Scripts, Inc.	Berkeley, MO	7.42%	19,773
Caterpillar Inc.	Elko, NV	7.46%	14,832
Walgreen Co.	Lafayette, MO	6.93%	5,053
Walgreen Co.	Troy, IL	6.89%	4,351
Walgreen Co.	Dellwood, MO	6.98%	5,158
Walgreen Co.	Maryville, IL	7.02%	5,299
Walgreen Co.	Wildwood, MO	7.46%	5,553

Other Acquisition Properties		7.77%	$206,543

Total (Contribution Properties and Acquisition Properties)		7.27%	$646,783

Total Portfolio (with potential portfolio premium)		7.00%	$671,684

Tenants

          The following table sets forth information about the 10 largest tenants in our portfolio based on percentage of total annual base rent as of September 30, 2010:

Tenant/Guarantor	Number of Properties	Rentable Square Feet	Percentage of Total Rentable Square Feet	2011 Annual Base Rent	Percentage of Total Annual Base Rent
			(dollars in thousands)
FedEx Ground Package System, Inc.	10	1,000,001	21.4%	$10,834	22.4%
Hewlett-Packard Company	1	568,503	12.2%	6,704	13.9%
AT&T Inc.	1	406,292	8.7%	5,604	11.6%
Express Scripts, Inc.	2	402,141	8.6%	4,228	8.7%
T-Mobile USA, Inc.	3	225,842	4.8%	3,682	7.6%
Availl Services, Inc.	1	578,734	12.4%	3,555	7.3%
Solae, LLC	1	171,750	3.7%	3,151	6.5%
MeadWestvaco Corporation	1	619,637	13.3%	2,503	5.2%
Checkfree Services Corporation	1	150,000	3.2%	1,800	3.7%
Walgreen Co.	5	74,130	1.6%	1,796	3.7%

Total/Weighted Average	26	4,197,030	90.0%	$43,855	90.7%

Leases

          Our leases are generally either "double-net" or "triple-net" leases. In a double-net lease, the tenant is generally responsible for routine maintenance costs, utilities, taxes and insurance, and the owner is responsible for expenses incurred for structural repairs and, in select cases, other major capital items. In a triple-net lease, the tenant is generally responsible for all costs associated with a property, including maintenance, utilities, taxes, insurance and structural repairs and payment of all insurance covering the properties and their operations.

          GSA leases are typically full service gross leases, which require that the tenant pay a fixed annual rent on a monthly basis, and in return we would be required to pay for all maintenance, repair, property taxes, utilities and insurance. The tenant is generally required to pay any special assessments, increase in taxes arising from the tenant's use of the property and increases in some operating costs. We expect that any GSA leases we may enter into will provide for an annual operating cost adjustment designed to compensate us for changes in our costs of providing cleaning services, supplies, maintenance, trash removal, landscaping, and paying water and sewer charges, heating, electricity and administrative expenses.

Lease Expirations

          The following table sets forth a summary schedule of lease expirations for leases in place as of September 30, 2010. The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.

Year of Lease Expiration	Number of Properties	Rentable Square Feet	Percentage of Total Rentable Square Feet	2011 Annual Base Rent	Percentage of Total Annual Base Rent
			(dollars in thousands)
2010-2016	—	—	—%	$—	—%
2017	3	683,940	14.7%	7,668	15.9%
2018	9	662,940	14.2%	6,149	12.7%
2019	4	273,367	5.9%	2,903	6.0%
2020	5	914,329	19.6%	5,750	11.9%
Thereafter	9	2,129,951	45.7%	25,892	53.5%

Total/Weighted Average	30	4,664,527	100%	$48,363	100%

Acquisition Properties

          Concurrently with the closing of this offering, we plan to expand our real property holdings through the acquisition of 19 additional single-tenant net lease and sale-leaseback properties in 13 states containing an aggregate of 2.6 million rentable square feet. Our acquisition properties, as of September 30, 2010, were 100% occupied. Based on total annual base rent, the weighted average lease term remaining for our acquisition properties is 10.4 years. Our acquisition properties consist of two office properties, 12 industrial properties and five retail properties.

          We plan to use net proceeds from this offering, issuance of common units and assumption of existing debt to acquire our acquisition properties. Pursuant to separate purchase agreements between third-party sellers and our operating partnership, we will acquire our 12 industrial acquisition properties and two office acquisition properties for aggregate consideration of $              million in cash. Pursuant to a contribution agreement between entities affiliated with Mr. Koman, our President and one of our directors and operating partnership, we will acquire our five retail acquisition properties for consideration of                          common units (which have an aggregate value of $              million based on the mid-point of our initial public offering price shown on the cover of the prospectus). In addition, we will assume and refinance $60.9 million in principal amount of indebtedness on seven of our acquisition properties. For more information on the debt being assumed and refinanced, see "Management's Discussion and Analysis and Results of Operations — Leverage Policies." There can be no assurance that we will acquire any of our acquisition properties, and acquisition of these properties is contingent upon completion of this offering.

          The purchase agreements for our acquisition properties provide for customary due diligence review periods and contain various customary conditions to closing. At any time prior to the expiration of the applicable due diligence period, we may terminate the related agreement. We have completed our due diligence investigation of substantially all of the properties in our acquisition portfolio and anticipate that we will have completed our due diligence investigation of the remaining properties prior to completion of this offering. Additionally, the purchase agreements for our acquisition properties provide that the acquisition must be completed by a specified termination date, with certain purchase agreements providing for a short cure period and/or extension period. The termination dates for substantially all of our acquisition properties occur after the anticipated date of the completion of this offering, or we have agreed in principle with the sellers of the other properties to extend the termination dates and are in the process of finalizing the related extension documentation. In connection with entering into the purchase agreements, we made earnest money deposits with the sellers or with third parties. We also invested significant time and cost into conducting due diligence reviews on the acquisition properties, including attorney and other professional advisor fees. We have invested an aggregate of approximately $7.5 million in earnest money deposits and other costs in connection with the purchase agreements. If we were to fail to acquire any of acquisition properties, we would lose our at-risk earnest money deposit related to such property and would not recover our related due diligence costs.

Build-To-Suit Properties and Acquisition Properties Under Construction

          Two of our contribution properties are subject to build-to-suit arrangements and are under development, with expected completion and occupancy to take place in March 2011 and December 2011. In addition, two of our acquisition properties are under construction, with expected completion and occupancy to take place in December 2010 and January 2011. However, no assurance can be given that these properties will be completed and occupied in accordance with our current expectations. If we experience a delay in the completion of one or more of these properties, we will also experience a delay in receiving rental payments pursuant to the related lease(s).

          We entered into a build-to-suit agreement with FedEx Corporation where we agreed to build a 214,745 square foot industrial property in Grayslake, Illinois. We estimate that the property will be ready for delivery by March 2011 and, once construction is complete and the property is occupied, will provide us with approximately $2.1 million of annualized base rent pursuant to the executed lease. In addition, we entered into a build-to-suit agreement with Coca-Cola Enterprises, Inc. where we agreed to build a 100,000 square foot industrial property in Shreveport, Louisiana. We estimate that the property will be ready for delivery by December 2010 and, once construction is complete and the property is occupied, will provide us with approximately $0.9 million of annualized base rent pursuant to the executed lease.

          We have agreed to acquire a 79,000 square foot industrial property located in Wichita, Kansas that is currently under construction and has been leased to FedEx Corporation. We estimate that the property will be ready for delivery by December 2010 and, once construction is complete and the property is occupied, will provide us with approximately $1.2 million of annualized base rent pursuant to the executed lease. In addition, we have agreed to acquire a 49,080 square foot industrial property located in St. Charles Parish, Louisiana that is currently under construction and has been leased to FedEx Corporation. We estimate that the property will be ready for delivery by January 2011 and, once construction is complete and the property is occupied, will provide us with approximately $1.4 million of annualized base rent pursuant to the executed lease.

Description of Our Material Properties

          Below is a description of our initial properties with annual base rents as of September 30, 2010 that amounted to 10% or more of our total annual base rent.

Hewlett-Packard Company, Pontiac, Michigan

          In connection with this offering and the formation transactions, we have entered into a definitive agreement to acquire a fee simple interest in an office property located in Pontiac, Michigan and leased to Hewlett-Packard Company. Our acquisition of the property is contingent upon, among other things, the completion of this offering and the satisfaction of customary closing conditions. As a result, there can be no assurance we will acquire this property. For more information, see "— Acquisition Properties."

          The Hewlett-Packard Company property is an office building located at 585 South Boulevard in Pontiac, Michigan. The property, built in 2000, contains 568,503 rentable square feet and is situated on approximately 50 acres with 2,650 parking spaces. The property is 100% leased to Hewlett-Packard Company, a leading technology company, pursuant to a written lease. Hewlett-Packard Company has been a tenant at this property for over two years. The current term of the office lease expires December 31, 2017. Hewlett-Packard Company also has one five-year extension option. As of September 30, 2010, the annual base rent for the property was approximately $6.2 million (or approximately $11.80 per rentable square foot), and such rent increased to approximately 6.7 million

November 1, 2010, and will increase to approximately $6.8 million November 1, 2011, approximately $7 million November 1, 2012, approximately $7.1 million November 1, 2013, approximately $7.2 million November 1, 2014, approximately $7.7 million November 1, 2015 and approximately $7.8 million November 1, 2016. Because we will not own this property until completion of this offering and our formation transactions, we are unable to show occupancy and annual base rent data for prior years.

          Other than normally recurring capital expenditures, we have no plans with respect to major renovation, improvement or redevelopment of the Hewlett-Packard Company property.

          The current real estate tax rate for the Hewlett-Packard Company property is $32.77 per $1,000 of assessed value. The total annual tax for the property at this rate for the 2009 tax year is approximately $374,413 (at a taxable assessed value of $11,423,420). Taxes are paid by the tenant.

          Depreciation.    The table below sets forth the following tax-related information for the Hewlett-Packard Company property: (i) federal tax basis upon completion of this offering and our formation transactions, (ii) rate, (iii) method, and (iv) life claimed with respect to the property for purposes of depreciation.

Federal Tax Basis	Rate	Real Estate Tax 2009	Method	Life Claimed
$50,750,000	Various	$374,413	Straight-line	39/15 years

AT&T, Inc., Tucker, Georgia

          Upon completion of this offering and the formation transactions, we will own a fee simple interest in an office property located at 2245-47 Northlake Parkway in Tucker, Georgia and leased to AT&T Services, Inc. The property, built in 1983, contains 406,292 rentable square feet and is situated on approximately 14 acres with 1,536 parking spaces. The property is 100% leased to AT&T Services, Inc., a leader in telecommunications services, pursuant to a written lease. The lease is guaranteed by the tenant's parent company, AT&T, Inc., an investment grade rated entity. AT&T Services, Inc. has been a tenant at this property for over two years. The current term of the office lease expires on August 31, 2022. AT&T Services, Inc. also has three five-year extension options, subject to certain conditions. As of September 30, 2010, the annual base rent for the property was approximately $5.6 million (or approximately $13.80 per rentable square foot). The annual base rent for the property is fixed for five years and then such rent will increase approximately $100,000 each successive year until the lease expires. The following table sets forth the percentage leased, the annual base rent and the annual base rent per rentable square foot as of the dates indicated below:

Date	Percent Leased	Annual Base Rent	Annual Base Rent Per Rentable Square Foot
September 30, 2010	100%	$5.6 million	$13.80
December 31, 2009	100%	$5.6 million	$13.80
December 31, 2008	100%	$5.6 million	$13.80

          Upon completion of our formation transactions and this offering, the AT&T, Inc. property will be subject to a $55.0 million mortgage loan, as described in "Management's Discussion and Analysis of Financial Condition — Leverage Policies."

          Other than normally recurring capital expenditures, we have no plans with respect to major renovation, improvement or redevelopment of the AT&T, Inc. property. The current real estate tax rate for the AT&T, Inc. property is $16.13 per $1,000 of assessed value. The total annual tax for the property at this rate for the 2009 tax year is $856,894 (at a taxable assessed value of $53,118,377). Taxes are paid by the tenant.

          Depreciation.    The table below sets forth the following tax-related information for the AT&T, Inc. property: (i) federal tax basis upon completion of this offering and our formation transactions, (ii) rate, (iii) method, and (iv) life claimed with respect to the property for purposes of depreciation.

Federal Tax Basis	Rate	Real Estate Tax 2009	Method	Life Claimed
$72,942,428	Various	$856,894	Straight-line	39/15 years

Regulation

General

          Our properties are subject to various covenants, laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements. We believe that each of our initial properties has the necessary permits and approvals to operate its business.

Americans With Disabilities Act

          Our properties must comply with Title III of the ADA to the extent that such properties are "public accommodations" as defined under the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable. Although we believe that the properties in our portfolio in the aggregate substantially comply with present requirements of the ADA, and we have not received any notice for correction from any regulatory agency, we have not conducted a comprehensive audit or investigation of all of our properties to determine whether we are in compliance and therefore we may own properties that are not in compliance with the ADA.

          ADA compliance is dependent upon the tenant's specific use of the property, and as the use of a property changes or improvements to existing spaces are made, we will take steps to ensure compliance. Noncompliance with the ADA could result in additional costs to attain compliance. The obligation to make readily achievable accommodations is an ongoing one, and we will continue to assess our properties and to make alterations to achieve compliance as necessary.

Environmental Matters

          Environmental laws regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under several of these laws, an owner or operator of real estate is or may be liable for costs related to soil or groundwater contamination on, in, or migrating to or from its property. In addition, persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of cleaning up contamination at the disposal site. Such laws often impose liability regardless of whether the person knew of, or was responsible for, the presence of the hazardous or toxic substances that caused the contamination. The presence of, or contamination resulting from, any of these substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent our property or to borrow using such property as collateral. In addition, persons exposed to hazardous or toxic substances may sue for personal injury damages. For example, some laws impose liability for release or exposure to asbestos-containing materials, a substance known to be present in a number of our buildings. In other cases, some of our properties have been (or may have been) affected by contamination from past operations or from off-site sources. As a result, in connection with our current or former ownership, operation and management of properties, we may be potentially liable for investigation and cleanup costs, penalties, and damages under environmental laws.

          All of the properties in our initial portfolio have been subjected to, or will be subjected to, a Phase I assessments by independent environmental consultants that are designed to identify certain liabilities. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include an historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey.

          While some of these assessments have led to further investigation and sampling, none of our environmental assessments of our properties has revealed any environmental liability that we believe would have a material adverse effect on our financial condition or results of operations taken as a whole. Nonetheless, it is possible that our assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which we are unaware. Material environmental conditions, liabilities or compliance concerns may arise after the environmental assessment has been completed. Moreover, there can be no assurance that (a) future laws, ordinances or regulations will not impose any material environmental liability or (b) the current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of our properties (such as releases from underground storage tanks), or by third parties unrelated to us. If the costs of defending against environmental claims, of compliance with the various environmental laws and regulations, now existing or hereafter adopted, or of remediating any contaminated property exceed our budgets for such items, our ability to make expected distributions to stockholders could be materially and adversely affected.

Insurance

          We will carry comprehensive general liability, fire, extended coverage, and, in certain cases, business interruption or rental loss insurance, covering our initial properties in our portfolio, with policy specifications and insured limits customarily carried for similar properties. Generally, we do not carry insurance for certain losses, including, but not limited to, losses caused by floods, earthquakes, acts of war, acts of terrorism or riots. We believe the policy specifications and insured limits are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses.

Competition

          We compete in the ownership, operation, management and acquisition of office, industrial and retail properties with pension funds and their advisors, bank and insurance company investment accounts, other REITS, real estate limited partnerships, individuals, and other entities engaged in real estate investment activities, some of whom own or may in the future own properties similar to ours in the same geographic regions in which our properties are located and some of whom have greater financial resources and lower costs of capital available to them than we have. There is competition for tenants across our portfolio, and consequently, we may find it necessary to offer competitive incentives such as free rent, absorb charges for tenant improvements, or provide other inducements that will lower our operational proceeds in the short term.

Employees

          As of September 30, 2010, our predecessor employed 14 employees.

Legal Proceedings

          From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Our Principal Executive Offices

          Our principal executive offices are located at 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606. Our telephone number is (312) 827-2280. Our Internet address is www.ecmrealtytrust.com. The information on our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend this to be an active link to our website.

MANAGEMENT

Executive Officers and Directors

          The following table sets forth information about our executive officers, directors and persons who have agreed to become directors upon completion of this offering:

Name	Age	Position
Shelby E. L. Pruett	48	Chairman of the Board of Directors and Chief Executive Officer
James G. Koman	46	President and Director Nominee
James A. Fox	47	Chief Financial Officer
Joseph C. Yiu	33	Chief Investment Officer
Richard B. Jennings	66	Director Nominee
Richard G. Carlson	61	Independent Director Nominee
Peter J. Nelson	53	Independent Director Nominee
†		Independent Director Nominee
†		Independent Director Nominee

†
To be named by amendment.

          The biographical descriptions below set forth certain information with respect to our executive officers and directors. Our executive officers will devote substantially all of their business time to our affairs. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

          Shelby E. L. Pruett has served as our Chairman and Chief Executive Officer since our formation on December 30, 2009 and may be deemed to be our promoter. Mr. Pruett is a co-founder and served as a managing principal of our predecessor and its funds and REITs since 1999 and has over 25 years of real estate experience. Mr. Pruett is also a co-founder and served as a managing principal of Gryffindor Capital Partners, LLC, a private equity firm providing venture capital to growth and development-stage information technology, life sciences and business services firms in the United States, from 1999 to 2010. Prior to co-founding Gryffindor, Mr. Pruett oversaw corporate mergers and acquisitions for Transwestern Commercial Services, LLC and co-founded Transwestern Strategic Partners, LLC, a private equity fund investing in middle market operating and service companies since 1997. Prior to joining Transwestern Commercial Services, Mr. Pruett was Vice President of ARES Realty Capital, a subsidiary of the Mutual Life Insurance Fund of New York, where he was responsible for investment management and corporate mergers and acquisitions. Previous experience includes investment management for the Zell/Merrill Lynch Real Estate Opportunity Fund and other related funds through Equity Assets Management, Inc. Mr. Pruett serves as a member of the International Advisory Board of the Harvard Real Estate Academic Initiative. In addition, Mr. Pruett has maintained board of director involvement with Semafore Pharmaceuticals, SmartSignal, Corp., RealEnergy, Inc., QuickStudy Radiology, Inc., Orbit Commerce, Inc. and FreeDrive Inc., and is a licensed real estate broker in Illinois. Mr. Pruett received his Bachelor of Science degree in Architecture from the University of Virginia and a master's degree from Harvard University. We have determined that it is in the best interests of our company and our stockholders for Mr. Pruett, in light of his extensive company-specific operational, finance and market experience, his leadership abilities, and his expertise in the acquisition, ownership and operation of single-tenant, sale-leaseback and net leased office, industrial and retail properties, to serve as a director on the board of directors.

          James G. Koman has served as our President since July 2010, will serve as a director upon completion of our formation transactions and this offering and may be deemed to be our promoter. Mr. Koman is a co-founder and served as a managing principal of our predecessor from 1999 to 2010 and has over 25 years of real estate experience. From 1994 to 2010, Mr. Koman also served as the

President of Koman Properties, Inc., a Midwest-based retail developer and a preferred Walgreen Co. developer in Southern Illinois and Missouri. Through Koman Properties, Inc. and related entities, Mr. Koman has developed more than 4.5 million square feet of office, retail and casino space. Mr. Koman is a co-owner and, from 2006 to 2010, served as president of the Casino Queen gaming operation in East St. Louis, Illinois, and is a co-founder and board member of US Spine, Inc., a privately-held medical technology company. He is also a member of the Board of Directors of Verifi Inc., SSM Cardinal Glennon Children's Medical Center, the St. Louis Sports Commission, Logos School, Missouri Growth Association and the St. Louis Arch Angels, and he has recently served on the board of directors of several local and national charities, including the Alzheimer's Association, John Burroughs School, Junior Achievement and Gateway Trailnet. Mr. Koman is a member of the Urban Land Institute (ULI) and has been a member of numerous panels for ULI, the St. Louis Regional Chamber and Growth Association, and the International Council of Shopping Centers. Mr. Koman received his Bachelor of Science degree in Economics from the University of North Carolina at Chapel Hill. We have determined that it is in the best interests of our company and our stockholders for Mr. Koman, in light of his 25 years of real estate experience, his company-specific operational experience, his expertise in owning and operating single-tenant net lease properties and his significant real estate development experience, to serve as a director on the board of directors.

          James A. Fox will serve as our Chief Financial Officer upon completion of our formation transactions and this offering. Prior to joining our company, Mr. Fox served as a Managing Director and Chief Financial Officer of Transwestern Investment Company, L.L.C., where he was responsible for investment financial reporting, treasury functions, internal control, investment analysis and taxation, coordinating independent audits, overseeing risk management and the day-to-day management of the accounting group, since 1998. Mr. Fox also served as the Chief Compliance Officer of Transwestern Securities Management, L.L.C. Prior to joining Transwestern in 1998, Mr. Fox gained over 12 years of related experience in various positions with Miglin-Beitler, Winston Management, Homart Development and The Balcor Company. In addition, Mr. Fox serves as President and a member of the Board of Directors for Housing Opportunities for Women, a Chicago not-for-profit organization. Mr. Fox is a Certified Public Accountant. He earned his BA in economics from The University of Wisconsin Parkside and his MBA from The University of Chicago Booth School of Business.

          Joseph C. Yiu will serve as our Chief Investment Officer upon completion of our formation transactions and this offering. Mr. Yiu served as a Managing Director of our predecessor from 2005 to 2010 and has over 11 years of real estate experience. Mr. Yiu was formerly a co-founder and, from 2002 to 2005, served as Managing Director of The Norseman Group, a mezzanine lender in the single tenant marketplace. At Norseman, he was responsible for the company's origination efforts in mezzanine lending within the net lease market, and acted as an advisor for the acquisition and disposition of net leased properties. Prior to joining Norseman in 2003, Mr. Yiu was an Associate Director at Polestar Capital Group, a specialty finance company, and before that, Mr. Yiu was an opportunity fund analyst at Credit Suisse. Mr. Yiu holds a Bachelor of Science degree in Real Estate and Finance from The Wharton School of the University of Pennsylvania, where he was also a member of a Quaker football team that captured the Ivy League Championship. He is currently a member of the Penn Club of New York, the Zell-Lurie Real Estate Center, the Zell-Lurie Real Estate Mentor Program, the International Council of Shopping Centers, and the Urban Land Institute, Northern New Jersey. Mr. Yiu has been published in Briefings in Real Estate Finance and the Journal of Corporate Real Estate.

          Richard B. Jennings will serve as a director upon completion of our formation transactions and this offering. Mr. Jennings is also the lead independent director of Alexandria Real Estate Equities, Inc. (NYSE: ARE) and is a director of National Retail Properties, Inc. (NYSE: NNN) and Cogdell Spencer, Inc. (NYSE: CSA). Since 1993, Mr. Jennings has advised 19 management teams on their REIT IPOs. He is currently the President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, and its predecessor, Realty Capital International Inc., which he founded in 1991. He is the former President of Jennings Securities LLC, a position he held from 1995-2006. Prior to serving in these roles, Mr. Jennings served as a Managing Director of Real Estate Finance at Drexel Burnham Lambert Incorporated, he oversaw the REIT investment banking business at Goldman, Sachs & Co. (NYSE: GS) and during his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group. Mr. Jennings graduated magna cum laude from Yale University and received his Masters of Business Administration from Harvard Business School. We have determined that it is in the best interests of our company and our stockholders for Mr. Jennings, in light of his experience as a director of several public companies and his significant REIT investment banking experience, to serve as a director on the board of directors.

          Richard G. Carlson will serve as a director upon completion of our formation transactions and this offering. Mr. Carlson worked for Deloitte & Touche LLP for 35 years before retiring in June 2006. Mr. Carlson served as the global managing partner for Deloitte & Touche LLP's Real Estate, Hospitality, and Construction industry practices. These industry practices were dedicated to providing tax, assurance, and advisory services to the real estate industry. Mr. Carlson's clients included a variety of public companies, institutional real estate investors, investment managers, developers and operating companies. He consulted regularly with Deloitte & Touche LLP's clients on business strategy, organizational issues, industry trends and real estate transactions. Mr. Carlson also served as a Trustee of the Urban Land Institute, is a past chairman of the ULI Audit Committee and a former member of the Corporate Real Estate Council. Mr. Carlson is a former member of the President's Council at The Real Estate Roundtable and is a past president of the National Council of Real Estate Investment Fiduciaries. Mr. Carlson is currently a member of The Real Estate Information Standards Board and a Trustee and Vice-Chairman of The Living Desert in Palm Desert, California. Mr. Carlson graduated with a Bachelors of Business Administration degree from Western Michigan University in 1971 and became a licensed Certified Public Accountant in 1972. He is a past chairman of the WMU Foundation and a past chairman of its Investment Committee. He is also a Past President of the WMU Alumni Association. We have determined that it is in the best interests of our company and our stockholders for Mr. Carlson, in light of his expertise in providing public companies with high-level accounting and strategic advice, to serve as a director on the board of directors.

          Peter J. Nelson will serve as a director upon completion of our formation transactions and this offering. Since 2004, Mr. Nelson has served as Managing Partner of Morecambe Partners, LLC, a full-scope services organization focused on real estate acquisitions and financial and operations consulting oriented to real estate companies and emerging enterprises. From 2004 to August 2008, Mr. Nelson served as a director and the chair of the audit committee for ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA), a biotechnology company focused on cancer research. Mr. Nelson also serves as Secretary of Alexandria Real Estate Equities, Inc. (NYSE: ARE), a REIT focused on laboratory/office properties. Mr. Nelson served as Senior Vice President-Operations, Chief Financial Officer and Treasurer of Alexandria Real Estate Equities, Inc. from 1997 to 2004. Prior to joining Alexandria Real Estate Equities, Inc., from 1995 to 1997, Mr. Nelson served as Chief Financial Officer of Lennar Partners, Inc. (now LNR Property Corp.), a diversified real estate company, where he was responsible for the financial management of the firm's real estate portfolio. From 1990 to 1995, Mr. Nelson was Chief Financial Officer of Westrec Properties, Inc., a national owner and operator of boat marinas and resort properties. Mr. Nelson also served as Vice President, Corporate Financial Planning of Public Storage, Inc. (NYSE: PSA) from 1986 to 1990, and as an audit manager at Ernst & Young LLP from 1980 to 1986. Mr. Nelson is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants, where he has served on the Real Estate Committee. Mr. Nelson currently serves as a director and the chair of the Audit Committee for The Murray Company and is a member of the Board of Regents for Loyola Marymount University. Mr. Nelson received his Bachelor of Science degree in Accounting, summa cum laude, from California State University, Northridge. We have determined that it is in the best interests of our company and our stockholders for Mr. Nelson, in light of his extensive experience as an executive officer of two public companies and his real estate consulting experience, to serve as a director on the board of directors.

Corporate Governance Profile

          We have organized our corporate governance to align our interests with those of our stockholders. Upon completion of this offering, our board of directors will consist of seven directors, four of whom will be independent as determined in accordance with the listing standards established by the NYSE. Our board will make an affirmative determination as to the independence of each of our directors on an annual basis. We will also adopt a code of business conduct and ethics and corporate governance guidelines.

Code of Business Conduct and Ethics

          Our code of business conduct and ethics will apply to our officers, directors and employees and will be designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons indentified in the code; and

  •
  accountability for adherence to the code.

Board Committees

          Upon completion of this offering, our board of directors will have an audit committee, a compensation committee and a nominating and corporate governance committee. The composition of each committee must comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time. Each of these committees will have at least three directors and will be composed exclusively of independent directors, as defined by the rules, regulations and listing qualifications of the NYSE, which generally deem a director to be independent if the director has no relationship to us that may interfere with the exercise of his or her independence from management. Matters put to a vote at any one of our three board committees will have to be approved by a majority of the directors on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by unanimous written consent of the directors of that committee.

          Audit Committee.    Upon completion of this offering, we will have adopted an audit committee charter, which will detail the principal functions of the audit committee. In general, the audit committee will help ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditor, and our compliance with legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. The audit committee will select, assist and meet with the independent auditor, oversee each annual audit and quarterly review, establish and maintain our internal audit controls and prepare the report that federal securities laws require be included in our annual proxy statement.             will be designated as chair of the audit committee and             and             will be appointed as members of the audit committee. Upon completion of this offering, our board of directors will have determined that             , our audit committee chair, qualifies as an "audit committee financial expert" defined by the applicable SEC regulations and NYSE corporate governance listing standards and each member of the committee will be "financially literate" as the NYSE requires.

          Compensation Committee.    Upon completion of this offering, we will have adopted a compensation committee charter, which will detail the principal functions of the compensation committee. In general, the compensation committee will review and approve the compensation and benefits of our executive officers, administer and make recommendations to our board of directors regarding our compensation and stock incentive plans, produce an annual report on executive compensation for inclusion in our proxy statement and publish an annual committee report for our stockholders. Each member of our compensation committee will be independent pursuant to the NYSE's listing standards. In addition, each member of our compensation committee will be a non-employee director as set forth in Rule 16b-3 of the Exchange Act and will be an outside director as set forth in Section 162(m) of the Code.              will be designated as chair of the compensation committee             and             and             wi ll be appointed as members of the compensation committee.

          Nominating and Corporate Governance Committee.    Upon completion of this offering, we will have adopted a nominating and corporate governance committee charter, which will detail the principal functions of the nominating and corporate governance committee. In general, the nominating and corporate governance committee will develop and recommend to our board of directors a set of corporate governance principles, adopt a code of business conduct and ethics, adopt policies with respect to conflicts of interest, monitor our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establish criteria for prospective members of our board of directors, conduct candidate searches and interviews, oversee and evaluate our board of directors and management, evaluate from time to time the appropriate size and composition of our board of directors, recommend, as appropriate, increases, decreases and changes in the composition of our board of directors and recommend to our board of directors the slate of directors to be elected at each annual meeting of our stockholders.             will be designated as chair and              and             will be appointed as members of the nominating and corporate governance committee.

          Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Compensation Committee Interlocks and Insider Participation

          The members of our compensation committee will be independent directors. Upon completion of this offering, none of these directors or any of our executive officers will serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Compensation of Directors

          Upon completion of this offering, each of our directors who is not an employee of our company or our subsidiaries will receive an equity award of         time-based restricted shares which will vest annually on a pro rata basis over    years, an annual cash retainer of $         and an ongoing, annual equity award of $       in the form of time-based restricted shares which will vest annually on a pro rata basis over    years. The ongoing, annual equity award will be determined as of the date of each annual meeting of stockholders. Directors will also be reimbursed for reasonable expenses incurred to attend board of directors and committee meetings. Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors.

          Our audit committee chair will receive an annual cash retainer of $         (for chairing the committee). Our compensation committee chair will receive an annual cash retainer of $         (for chairing the committee). Our nominating and corporate governance committee chair will receive an annual cash retainer of $         (for chairing the committee).

Compensation Discussion and Analysis

          Because we were only recently organized, meaningful individual compensation information is not available for periods prior to our organization. We expect to pay base salaries and annual bonuses and make grants of restricted share awards under our equity incentive plan to our executive officers, effective upon completion of this offering. The initial awards of restricted shares under our equity incentive plan will be granted to provide performance and retention incentives to these individuals and to recognize such individuals' efforts on our behalf in connection with our formation and this offering.

          We strive to create an environment that supports its employees in order to achieve its growth strategy and other goals established by our board of directors so as to increase stockholder value over the long term.

          The primary goals and objectives of our compensation program are to: compensate senior management, key employees, independent contractors and consultants on a market competitive basis in order to attract, motivate and retain high quality, high performance individuals who will achieve our short-term and long-term goals; motivate and reward executive officers whose knowledge, skill and performance are critical to our success; align the interests of our executive officers and stockholders through equity based long-term incentive awards that motivate executive officers to increase stockholder value and reward executive officers when stockholder value increases; and ensure fairness among the senior management team by recognizing the contributions that each executive officer makes to our success.

          We believe that it is important for variable/incentive compensation (where executive officers have a significant portion of their total incentive compensation — annual and long-term incentive compensation — at risk) to constitute a significant portion of total compensation and such variable/incentive compensation be designed so as to reward effective team work through the achievement of company-wide financial goals, functional/business unit goals and individual goals. We believe that this three tier approach (company, business unit and individual) best aligns the executive officers with the interests of stockholders.

          With respect to the annual incentive or cash bonus program, the compensation committee anticipates the use of short-term/cash flow metrics (FFO for example), and with respect to the long-term incentive program, the compensation committee anticipates the use of longer-term/value creation metrics (total stockholder return over a multi-year period for example).

          We will enter into employment agreements with Messrs. Pruett, Koman, Fox and Yiu that will become effective upon completion of this offering (see "— Employment Agreements" below). Each of our executive officers named in the Summary Compensation Table below (the "named executive officers")

will receive the initial base salary and other compensation indentified in this table commencing upon completion of this offering.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Shelby E. L. Pruett					(2)
Chairman and Chief Executive Officer
James G. Koman					(2)
President and Director
James A. Fox					(2)
Chief Financial Officer
Joseph C. Yiu					(2)
Chief Investment Officer

(1)
Salary amounts are annualized for the year ending December 31, 2010 based on employment agreements to be effective upon completion of this offering. Bonus amounts represent potential bonus levels for the annualized period assuming the highest performance objectives were met. See "— Employment Agreements" below.

(2)
To date, none of our named executive officers have been granted any equity awards. Upon completion of this offering, restricted shares will be issued to our named executive officers as described under "— Employment Agreements" below.

Employment Agreements

          We will enter into employment agreements, effective as of the completion of this offering, with Messrs. Pruett, Koman, Fox and Yiu. The employment agreements will provide for Mr. Pruett to serve as our Chief Executive Officer, Mr. Koman to serve as our President, Mr. Fox to serve as our Chief Financial Officer, and Mr. Yiu to serve as our Chief Investment Officer.

          The employment agreements with Messrs. Pruett, Koman, Fox and Yiu will have a term of     years. Each employment agreement will provide for automatic one-year extensions thereafter, unless either party provides at least    months' notice of non-renewal. These employment agreements will require Messrs. Pruett, Koman, Fox and Yiu to devote substantially all of their business time to our affairs.

          The employment agreements will provide for:

  •
  an annual base salary of $         for Mr. Pruett, $         for Mr. Koman, $          for Mr. Fox, and $          for Mr. Yiu, subject to annual increases in the discretion of our board of directors or the compensation committee of our board of directors;

  •
  eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of directors or the compensation committee of our board of directors;

  •
  participation in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives;

  •
  medical and other group welfare plan coverage and fringe benefits provided to our senior executives;

  •
  payment of the premiums for a long-term disability insurance policy which will provide benefits equal to at least    % of an executive's annual base salary; and

  •
  payment of the premiums for a $         term life insurance policy.

          Each executive will have a minimum annual bonus equal to    % of base salary and a maximum annual bonus of up to    % of his base salary.

          Upon completion of this offering, Messrs. Pruett, Koman, Fox and Yiu will be granted       ,       ,        and       time-based restricted shares of our common stock, respectively, pursuant to our equity incentive plan. The time-based restricted shares will vest annually on a pro rata basis over    years from the date of grant. In addition, upon completion of this offering, Messrs. Pruett, Koman, Fox and Yiu will be granted                          ,                           ,                           and                           performance-based restricted shares of our common stock, respectively, pursuant to our equity incentive plan. No performance-based restricted shares, if any, will vest until December 31, 201  . The amount of vesting will depend on our performance (as described below) over the period from January 1, 2011 until December 31, 201  . Depending on our performance, the amount vesting may be as little as 0% of the awarded shares and as much as 100% of the awarded shares. All performance-based restricted shares of our common stock not vesting on December 31, 201   will be forfeited.

          The employment agreements will provide that, if an executive's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  an amount equal to the sum of the executive's then-current annual base salary plus his annual average bonus over the prior    years, multiplied by       , which amount shall be paid in a lump sum;

  •
  health benefits for the executive and his eligible family members for    months following the executive's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer;

  •
  the company will continue to pay the premiums on the long-term disability and life insurance policies described above for    months; and

  •
  100% of the unvested stock awards (whether time-based or long-term, performance-based) held by the executive will become fully vested and/or exercisable.

          Each employment agreement will also provide that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive's death, his beneficiaries, will receive:

  •
  an amount equal to the sum of the executive's then-current annual base salary plus his annual average bonus over the prior    years, multiplied by       ;

  •
  his prorated annual bonus for the year in which the termination occurs;

  •
  health benefits for the executive and/or his eligible family members for    months following the executive's termination of employment at the same level as in effect immediately preceding executive's death or disability; and

  •
  in the event the executive's employment is terminated as a result of his disability, the company will continue to pay the premiums on the long-term disability and life insurance policies described above for    months.

          The employment agreements will provide that, if an executive's employment is terminated by us without "cause" or by the executive for "good reason" within    months following a change-in-control (as defined in the applicable employment agreement) the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

  •
  an amount equal to the sum of the executive's then-current annual base salary plus his annual average bonus over the prior    years, multiplied by       , which amount shall be paid in a lump sum;

  •
  health benefits for the executive and his eligible family members for    months following the executive's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer;

  •
  the company will continue to pay the premiums on the long-term disability and life insurance policies described above for    months; and

  •
  100% of the unvested stock awards (whether time-based or long-term, performance-based) held by the executive will become fully vested and/or exercisable.

          The following table sets forth, to the extent determinable, the value of the payments and benefits that would be provided to the named executive officers upon the occurrence of a qualifying termination of employment or change in control, in each case, occurring as of the effective time of this offering. Amounts shown do not include (a) accrued but unpaid salary through the date of termination, or (b) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation. The amounts set forth in the table below take into account only obligations expected to exist as of the effective time of this offering. We may implement additional termination and/or change in control plans, programs or agreements subsequent to the effective time of this offering.

Name	Benefit	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason After Change in Control ($)
Shelby E. L. Pruett	Cash Severance(1)
Continued Benefits(2)
Equity Acceleration(3)
Total
James G. Koman	Cash Severance(1)
Continued Benefits(2)
Equity Acceleration(3)
Total
James A. Fox	Cash Severance(1)
Continued Benefits(2)
Equity Acceleration(3)
Total
Joseph C. Yiu	Cash Severance(1)
Continued Benefits(2)
Equity Acceleration(3)
Total

(1)
Cash severance is an amount equal to the sum of the executive's then-current annual base salary plus his annual average bonus over the prior years, multiplied by                          .

(2)
The executive and his eligible family members will be entitled to health benefits for             months following the executive's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer. The company will continue to pay the premiums on the long-term disability and life insurance policies described above for             months.

(3)
100% of the unvested stock awards held by the executive will become fully vested and/or exercisable.

          The employment agreements will also contain standard confidentiality provisions, which will apply indefinitely, non-competition provisions, which will apply during the term of the employment agreements, and non-solicitation provisions, which will apply during the term of the employment agreements and for any period thereafter during which the executive is receiving payments from us.

2010 Equity Incentive Plan

          We intend to adopt our 2010 Equity Incentive Plan prior to the completion of this offering. Following adoption of our equity incentive plan by our board of directors, our equity incentive plan will be submitted to our stockholder for approval. Our equity incentive plan will become effective immediately prior to the completion of this offering. The primary purpose of our equity incentive plan is to promote our long-term growth and profitability by (a) providing key people with incentives to improve stockholder value and to contribute to our growth and financial success through their future services, and (b) enabling us to attract, retain and reward the best available people.

          Our equity incentive plan authorizes discretionary grants to our employees, consultants and non-employee directors, and to the employees and consultants of our subsidiaries, of stock options, stock awards, restricted stock units, stock appreciation rights and other stock-based awards. Only employees of our company and its qualifying subsidiaries are eligible to receive incentive stock options under our equity incentive plan.

Securities Subject to Our Equity Incentive Plan

          We have reserved a total of                 shares of our common stock for issuance pursuant to our equity incentive plan. In addition, the maximum number of shares that may be subject to awards granted under our equity incentive plan to any individual in any calendar year may not exceed                 shares of common stock.

          These limits will be adjusted to reflect any stock distributions, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of any award, under our equity incentive plan expires or terminates unexercised, becomes unexercisable, is unearned, is settled in cash without delivery of shares, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are repurchased by or surrendered to us in connection with any award, such shares will again be available for awards under our equity incentive plan.

          Under our equity incentive plan, each long-term incentive plan unit, or LTIP unit, issued pursuant to an award shall be counted against the share reserve under the plan as one share of common stock, but only to the extent that such LTIP unit is convertible into shares of common stock, and on the same basis as the conversion applicable to the LTIP unit.

Administration

          Our equity incentive plan will be administered by our board of directors but may be administered by a committee or committees, such as our compensation committee, as the board of directors may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of our equity incentive plan, including, but not limited to, the authority to: (a) determine who is eligible for awards, and when such awards will be granted; (b) determine the types of awards to be granted; (c) determine the number of shares covered by or used for reference purposes for each award; (d) impose such terms, limitations, restrictions and conditions upon any award as the administrator deems appropriate; (e) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (f) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award; (g) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period, and (h) establish sub-plans or grant awards in foreign jurisdictions. In addition, for administrative convenience, our board of directors or the compensation committee may determine to grant to one or more members of our board of directors or to one or more officers the authority to make grants to individuals who are not directors or executive officers.

Awards under Our Equity Incentive Plan

          Stock Options.    The administrator may grant awards of either incentive stock options, as that term is defined in section 422 of the Code, or nonqualified stock options. Only our employees or employees of our subsidiaries, however, may receive incentive stock option awards. Incentive stock options must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves. Our equity incentive plan provides that the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock option.

          Stock Awards.    The administrator may grants awards of stock that may be subject to restrictions on transferability and other restrictions, including forfeiture and repurchase restrictions as the administrator determines. The restrictions, if any, may lapse over a specified period of time or upon the satisfaction of conditions, as determined by the administrator. Unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to restricted stock. Stock awards may be issued for a nominal purchase price. The time-based and performance-based restricted shares of our common stock that we will grant to our executive officers, employees and directors in connection with this offering are "stock awards" under our equity incentive plan.

          Restricted Stock Units.    The administrator may grant awards of restricted stock units which entitle the holder to receive on a future date shares of common stock, cash or a combination of both. Restricted stock units shall be subject to forfeiture and other terms and conditions as the administrator shall determine on the date of grant. Except as otherwise provided in the grant agreement evidencing the restricted stock unit award, the holder shall not have the rights of a stockholder with respect to shares of common stock represented by a restricted stock unit until such restricted stock unit is settled.

          Stock Appreciation Rights.    The administrator may grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

Our equity incentive plan provides that the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock appreciation right.

          Performance Awards.    The administrator may grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our total stockholder return, consolidated earnings, net income, operating income, stock price, revenue or sales or one or more other business criteria related to our company, or that of our affiliates, that are specified in our equity incentive plan and that the administrator may select that apply to an individual or group of individuals, a business unit, or us or our affiliates as a whole, over such performance period as the administrator may designate.

          Other Stock Awards.    The administrator may grant other stock-based awards including distribution equivalents, stock payments, restricted stock units, LTIP unit awards and other stock-based awards, with such terms generally as the administrator may determine in its discretion, provided that no distribution equivalents may be payable with respect to options. These awards may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock, other securities and cash.

          LTIP unit awards under our equity incentive plan are substantially similar to restricted stock awards. Like restricted stock awards, the LTIP units may be made subject to restrictions that lapse over a period of time or upon the satisfaction of certain conditions, as determined by the administrator. However, an LTIP unit represents an equity interest in our operating partnership, rather than us. Initially, LTIP units will not have full parity with common units of our operating partnership with respect to liquidating distributions. Upon the occurrence of certain "triggering events," the LTIP units can over time achieve full parity with common units of our operating partnership for all purposes, and therefore accrete to an economic value equivalent to one share of our common stock on a one-for-one basis. If such parity is reached, vested LTIP units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of our common stock or converted into an equal number of shares of our common stock, as determined by us at our election. The administrator will specify the purchase price, if any, to be paid by the recipient for an LTIP unit.

          LTIP unit awards that constitute "profits interests" within the meaning of the Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership's income, gain, loss, deduction and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such units are generally taxed upon a disposition of the unit or distributions of money to the extent that such amounts received exceed the basis in the units. Generally, no deduction is available to us upon the grant, vesting or disposition of the LTIP units. If LTIP units are granted to a recipient who is an employee, the issuance of those units may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by us. Additionally, if self-employed, the recipient must pay the full amount of all Federal Insurance Contributions Act taxes on the employee's compensation, whereas regular employees are only responsible for 50% of these taxes.

Changes in Control and Corporate Transactions

          In the event of a stock distribution of, or stock split or reverse stock split affecting our shares of common stock, (a) the maximum number of shares as to which we may grant awards under our equity incentive plan and the maximum number of shares with respect to which we may grant awards during any one fiscal year to any individual, and (b) the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event unless the board of directors determines that no such adjustment will be made.

          Except as provided above, in the event of any change affecting our shares of common stock, our company or our capitalization, by reason of a spin-off, split-up, distribution, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a "change in control" of our company (as defined in our equity incentive plan), the administrator, in its discretion and without the consent of the holders of the awards, may make (a) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under our equity incentive plan (in the aggregate and with respect to any individual during any one fiscal year of our company), and (b) any adjustments in outstanding awards, including but not limited to modifying the number, kind and price of securities subject to awards.

          In the event of any transaction resulting in a "change in control" of our company (as defined in our equity incentive plan), outstanding stock options and other awards that are payable in or convertible into shares of common stock will terminate upon the effective time of the "change in control" unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. In the event of such termination, (a) the outstanding stock options and other awards that will terminate upon the effective time of the "change in control" shall become fully vested immediately before the effective time of the "change in control," and (b) the holders of stock options and other awards under our equity incentive plan will be permitted, immediately before the "change in control," to exercise or convert all portions of such stock options or other awards which are then exercisable or convertible.

          Without the consent of award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or the financial statements of our company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our equity incentive plan.

Term of the Plan; Amendment and Termination

          Our equity incentive plan will be in effect until the tenth anniversary of the date it is approved by our board of directors, unless our board of directors terminates our equity incentive plan at an earlier date. Our board of directors may terminate our equity incentive plan at any time with respect to any shares not then subject to an award under our equity incentive plan. Our board of directors may also modify our equity incentive plan from time to time, except that our board of directors may not, without prior stockholder approval, (a) amend our equity incentive plan so as to increase the number of shares of stock that may be issued under the plan, or (b) amend our equity incentive plan in any manner which would require stockholder approval to comply with any applicable law, regulation or rule.

401(k) Plan

          We may establish and maintain a retirement savings plan under section 401(k) of the Code to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We may match employees' annual contributions, within prescribed limits.

Limitation of Liability and Indemnification

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          Our charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

          Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

          For more information, see "Certain Material Provisions of Maryland Law and of Our Charter and Bylaws — Limitation of Liability and Indemnification."

Indemnification Agreements

          We will enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. See "Certain Material Provisions of Maryland Law and of Our Charter and Bylaws — Limitation of Liability and Indemnification."

PRINCIPAL STOCKHOLDERS

          The following table presents information regarding the beneficial ownership of shares of our common stock following the completion of this offering with respect to:

  •
  each of our directors and director nominees;

  •
  each of the named executive officers;

  •
  each person who will be the beneficial owner of more than 5% of our outstanding shares of common stock; and

  •
  all directors, director nominees and executive officers as a group.

          We currently have outstanding 100 shares of common stock, which are owned by Mr. Pruett.

          Unless otherwise indicated, all shares of common stock are owned directly, and the indicated person has sole voting and investment power. Furthermore, unless otherwise indicated, the address of each named person is c/o ECM Realty Trust, Inc., 150 North Wacker Drive, Suite 800, Chicago, Illinois 60606.

Name	Number of Shares and/or Units Beneficially Owned(1)	Percentage of All Shares and Units(2)
Shelby E. L. Pruett(3)
James G. Koman(3)
James A. Fox(3)
Joseph C. Yiu(3)
Richard B. Jennings(4)
Richard G. Carlson(4)
Peter J. Nelson(4)
Independent Director Nominee(4)(5)
Independent Director Nominee(4)(5)
All directors, director nominees and executive officers as a group ( persons)

*
Represents less than 1%.

(1)
Ownership includes common units and convertible preferred units to be issued upon the completion of our formation transactions and this offering. Common units and convertible preferred units issued in our formation transactions may not be redeemed for cash, or at our election, common stock until the first anniversary of the closing of this offering.

(2)
Assumes              shares of common stock will be outstanding immediately upon completion of this offering on a fully-diluted basis, comprised of              shares of common stock,             common units, and             convertible preferred units.

(3)
Includes             ,             ,              and             time-based restricted shares to be granted to each of Messrs. Pruett, Koman, Fox and Yiu, respectively, which will vest in             equal, annual installments on each of the first             anniversaries of the date of this offering. Includes             ,             , and             performance-based restricted shares to be granted to each of Messrs. Pruett, Koman, Fox and Yiu, respectively, which will cliff vest after             years to the extent specified performance targets are met or exceeded.

(4)
Represents             time-based restricted shares granted to each non-management director, which will vest in             equal, annual installments on each of the first    anniversaries of the date of this offering.

(5)
To be named by amendment.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Formation Transactions and Contribution and Acquisition of Properties

          We were formed as a Maryland corporation on December 30, 2009. We formed our operating partnership as a Delaware limited partnership on December 30, 2009. Upon completion of this offering and our formation transactions, we will own 30 properties through our operating partnership. Of these properties, 11 properties are currently owned by the ECM Funds, the investors in which include Messrs. Pruett and Koman, entities affiliated with them, and private investors who are not affiliated with them. Prior to or simultaneously with the completion of this offering, we will engage in our formation transactions described below.

          The ECM Funds and the members of ECM will contribute interests in 11 properties and in ECM to our operating partnership. In exchange for these interests, we will make a cash payment of $              million and issue             convertible preferred units to strategic investors in the ECM Funds, and issue             common units to the other contributors. In addition, we will repay approximately $              million of indebtedness with the net proceeds of this offering. These amounts reflect outstanding debt balances as of September 30, 2010. We will also pay approximately $              million of costs related to the assumption of debt on these properties. We will assume $              million of mortgage and other debt secured by one or more of our contribution properties, and we will pay approximately $3.5 million in brokerage fees to a company controlled by Messrs. Pruett and Koman for services provided in connection with our acquisition properties. Our contributors will agree to indemnify us with respect to breaches of representations and warranties contained in the contribution agreements. See "Structure and Formation of Our Company."

          In addition, as part of our formation transactions, our operating partnership will purchase five of our acquisition properties for an aggregate of         common units and 14 of our acquisition properties for an aggregate of approximately $          million. The cash consideration to be paid for the acquisition properties was negotiated between us and the sellers of the properties. For more information regarding the acquisition properties, see "Our Business — Acquisition Properties" and "Structure and Formation of Our Company — Formation Transactions."

          The amount of cash, common units and convertible preferred units that we will pay in exchange for our contribution properties and certain acquisition properties was determined by our senior management team based on a discounted cash flow analysis, a capitalization rate analysis, cost basis and an assessment of the fair market value of the properties. An assessment of the fair market value of the properties included but was not limited to factors such as each property's annual base rent (including annual base rent compared to prevailing market rents), other terms of the applicable lease (including rent escalators and duration), credit quality of the tenant, the property's competitive position within its markets (including location, age and amenities), prevailing and projected market and submarket conditions and demographics and projected costs associated with the property. No single factor was given greater weight than any other in valuing the properties, and the values attributed to the properties do not necessarily bear any relationship to the book value for the applicable property. We have not obtained third-party property appraisals of the properties to be contributed to us in our formation transactions or fairness opinions in connection with our formation transactions. Moreover, the values assigned to our initial properties individually and in the aggregate by JLL are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company. As a result, the consideration we pay for these properties and other assets in our formation transactions may exceed their fair market value.

          In addition, certain of our executive officers and directors have direct or indirect residual interests in the ECM Funds. The residual interests are contingent profit interests, or the right to receive a portion of distributions from the ECM Funds after a minimum return of capital to the equity investors. Through the operation of the residual interests, the ownership percentage of our executive officers in the ECM Funds and therefore, in our operating partnership, may be greater. We cannot predict how much of the

ECM Funds, or the consideration we pay the ECM Funds for our properties, will ultimately be owned by our executive officers.

Contribution Agreements

          We will receive the interests in our contribution properties under contribution agreements with the individuals or entities that hold those interests. Each contribution is subject to all of the terms and conditions of the applicable contribution agreement, including the completion of this offering. The contributors will transfer their interests in the properties or the entities that hold them to our operating partnership for common units, convertible preferred units or cash, or a combination thereof. We will assume or succeed to all of each contributor's rights, obligations and responsibilities with respect to the properties and the property entities contributed. The contribution agreements generally contain representations by the contributors with respect to the ownership of their interests, litigation and other limited matters.

          The amount of cash and number of common units and convertible preferred units to be issued under the contribution agreements will increase at the closing of the contributions on a dollar for dollar basis to reflect any reduction in the principal balance of related indebtedness outstanding as of September 30, 2010. For purposes of calculating the number of additional common units and convertible preferred units to be issued, one common unit or one convertible preferred unit will have a value equal to the public offering price of one share of common stock set forth on the cover of this prospectus.

          We will provide registration rights to holders of our common stock (including common stock issuable upon redemption of common units or convertible preferred units) that will be issued in connection with our formation transactions. See "Shares Eligible for Future Sale — Registration Rights."

Excluded Properties

          Upon completion of this offering and our formation transactions, ECM Diversified Income & Growth Fund, LLC, one of the ECM Funds contributing our initial properties, will retain ownership of the excluded properties, which consist of nine theater properties containing 661,952 rentable square feet. The excluded properties are located in six states and are leased to Regal Cinemas, Inc., American Multi-Cinema, Inc. and Cinemark USA, Inc. Upon completion of this offering and our formation transactions, we will enter into a management agreement with ECM Diversified Income & Growth Fund, LLC pursuant to which we will manage the excluded properties for a management fee equal to             until such time as the properties are sold by the fund. ECM Diversified Income & Growth Fund, LLC, will have no significant operations other than holding and maintaining its investment in the excluded properties and common units received in connection with its contribution of assets to us. Such fund will not acquire additional properties.

Employment Agreements; Grants under Our Equity Incentive Plan

          Each member of our senior management team will enter into an employment agreement with us providing such member with salary, severance and other benefits and including non-competition covenants. See "Management — Employment Agreements."

          Our senior management team will be granted an aggregate of             time-based restricted shares and             performance-based restricted shares. In particular, Mr. Pruett, our Chairman and Chief Executive Officer, will be granted             time-based restricted shares and             performance-based restricted shares; Mr. Koman, our President, will be granted             time-based restricted shares and             performance-based restricted shares; Mr. Fox, our Chief Financial Officer, will be granted                  time-based restricted shares and             performance-based restricted shares, and Mr. Yiu, our Chief Investment Officer, will be granted             time-based restricted shares and             performance-based restricted shares; The time-based restricted shares will vest annually on a pro rata basis over     years from the date of grant. The performance-based restricted shares will vest after        years to the extent specified performance targets are met or exceeded.

Director Compensation

          Each non-management director will be granted             time-based restricted shares upon completion of this offering. See "Management — Compensation of Directors."

Advisory Fee

          Pursuant to an engagement letter entered into on       , we engaged Realty Capital International LLC, an affiliate of Richard B. Jennings, one of our director nominees, to provide advisory services to us relating to the structure and terms of the formation transactions and this offering. As part of this engagement, we pay Realty Capital International LLC $             in cash per month in fees for its role as adviser, and Realty Capital International LLC is entitled to continue receiving such fees through the closing of this offering. Upon the closing of this offering, Realty Capital International LLC also is entitled to receive a success fee equal to         % of the gross offering proceeds, including any over-allotment proceeds.

Registration Rights Agreement

          We will enter into a registration rights agreement with the holders of our common units and convertible preferred units issued as part of our formation transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that are exchanged for such common units or convertible preferred units. See "Shares Eligible for Future Sale — Registration Rights."

Right of Redemption

          Beginning on or after the first anniversary of the completion of this offering, limited partners of our operating partnership, including Messrs. Pruett, Koman, Fox and Yiu (who may hold their interests indirectly) will have the right to require our operating partnership to redeem all or a part of their common units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock in exchange for such common units, subject to certain ownership limits set forth in our charter and described under the section entitled "Description of Securities — Restrictions on Ownership and Transfer." We presently anticipate that we will elect to issue shares of our common stock in exchange for common units in connection with each redemption request, rather than having our operating partnership redeem the common units for cash. With each redemption or exchange of common units, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership's cash distributions and profits and losses. In addition, with each exchange of common units, we will dilute stockholders' percentage ownership interest in our common stock. See "Our Operating Partnership and the Partnership Agreement." Upon completion of this offering and our formation transactions, the limited partners of our operating partnership will hold common units exchangeable for an aggregate of              shares of our common stock, assuming the exchange of common units into shares of our common stock on a one-for-one basis. The ECM Funds have committed to distribute the common units held by them to their members in accordance with the funds' operating agreements within 90 days following the first anniversary of the completion of this offering.

Conflicts of Interest

          We are party to contribution agreements for the acquisition of our contribution properties, ECM and five of our acquisition properties as part of our formation transactions. Certain affiliates and beneficiaries of our contributors serve either as our directors or members of our senior management team or both. We will be entitled to indemnification and damages in the event of breaches of representations or warranties made by our contributors. In addition, affiliates of our contributors and other members of our senior management team will enter into employment agreements that will include non-competition covenants.

          These agreements, including any consideration payable by us thereunder, were not negotiated at arm's length, and the terms of these agreements may not be as favorable to us as if they were so negotiated. To the extent that any breach, dispute or ambiguity arises with respect to any of these agreements, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements due to our ongoing relationships with certain of our contributors and other members of our senior management team.

          In the course of structuring our formation transactions, affiliates of our contributors, including certain members of our senior management team, exercised significant influence on the type and level of benefits they and the other members of our senior management team will receive from us. We have not obtain third-party property appraisals of the properties to be contributed to us in our formation transactions or fairness opinions in connection with our formation transactions. Moreover, the values assigned to our initial properties individually and in the aggregate by JLL in the BOV are based upon numerous assumptions, are not appraisals and may not be indicative of the actual values of our initial properties or our company. As a result, the consideration we pay for these properties and other assets in our formation transactions may exceed their fair market value. JLL and its affiliates have engaged in, and may in the future engage in, brokerage and commercial dealings in the ordinary course of business with us and our affiliates. JLL may have an interest in the successful completion of this offering in that, as a public company, we may conduct more transactions in which they may be involved.

          Our executive officers and certain of our directors may have conflicting duties because they have a duty to both us and to ECM Diversified Income & Growth Fund, LLC, which will retain ownership of the excluded properties and will continue as a private fully-invested fund until liquidated. We will manage the excluded properties and, at the appropriate time, liquidate this fund. It is possible that the executive officers' and certain board members' fiduciary duty to ECM Diversified Income & Growth Fund, LLC, including, without limitation, their interests in such fund and the excluded properties, may conflict with what will be in the best interests of our company.

          We will adopt policies that will be designed to eliminate or minimize certain potential conflicts of interest. In addition, in the event that a conflict of interest exists between the interests of our stockholders, on one hand, and the interests of the limited partners (including the contributors) of our operating partnership, on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, we have agreed to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. See "Policies with Respect to Certain Activities — Conflict of Interest Policies" and "Our Operating Partnership and the Partnership Agreement." In addition, our initial board of directors will consist of a majority of independent directors, as required by the listing standards of the NYSE. Transactions between us and our directors and other entities in which our directors have a material financial interest are subject to certain provisions of Maryland law that address such transactions. We cannot assure you that these policies and protections always will be successful in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might not fully reflect the interests of all of our stockholders. See "Policies with Respect to Certain Activities — Conflict of Interest Policies."

          We expect that affiliates of the underwriters will be lenders under the senior revolving credit facility that we expect to enter into upon completion of this offering. There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. This transaction creates a potential conflict of interest because the underwriters and their affiliates have an interest in the successful completion of this offering beyond the underwriting discount they will receive.

 POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

          The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investment in Real Estate or Interests in Real Estate

          We will conduct all of our investment activities through our operating partnership. Our investment objectives are to provide quarterly distributions and achieve long-term capital appreciation through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our properties and other strategic objectives, see "Our Business."

          We expect to pursue our investment objectives primarily through our operating partnership's ownership of our contribution properties and acquisition properties. We seek to invest in operationally significant properties that are net leased to investment grade and other high credit quality tenants on a long-term basis and that we believe can be acquired at attractive prices. We will target competitively protected properties in markets that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We consider competitively protected properties to be located along the key areas of their respective markets. While we plan to seek investment opportunities throughout the United States, we will focus on the non-coastal regions. Although we intend to focus on the property types, markets and locations discussed above, our future investment activities will not be limited to any geographic area, product type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with our intention to qualify for taxation as a REIT for U.S. federal income tax purposes. In addition, we intend to purchase or lease income-producing properties for long-term investment. We may also expand and improve the properties we will own upon completion of this offering and our formation transactions or that we may subsequently acquire, and we may sell such properties, in whole or in part, when circumstances warrant.

          We also may participate with third parties in property ownership, through joint ventures, partnerships or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly decreasing our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

          Equity investments in contributed or acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness we incur when we acquire or refinance these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Investments in Real Estate Mortgages

          While our initial properties will consist of, and our business objectives emphasize, equity investments in net leased real estate, we may, at the discretion of our board of directors, invest in mortgages and other types of real estate interests consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable us to recoup our full investment. We do not presently intend to invest in real estate mortgages.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

          Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such entities. We do not presently intend to invest in these types of securities.

Dispositions

          We do not currently intend to dispose of any of our initial properties, although we reserve the right to do so if, based upon management's periodic review of our portfolio, our board of directors determines that such action would be in our stockholders' best interest. Any decision to dispose of a property will be made by our board of directors. Because directors and executive officers holding common units may be influenced as to the desirability of a proposed disposition by the tax consequences to them resulting from the disposition of a certain property, any such disposition will be subject to approval by a majority of our non-interested directors.

Financing Policies

          We intend to limit our leverage ratio to not more than             %, which we believe is conservative due to our focus on institutional quality assets leased to investment grade and other high credit quality tenants. We define leverage ratio as the ratio of our total debt to the total undepreciated book value of our assets. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of our target assets and the diversification of our portfolio. Our organizational documents do not limit the amount or percentage of debt that we may incur, nor do they limit the types of properties we may acquire or develop. The amount of leverage we will deploy for particular investments in our target assets will depend upon our management team's assessment of a variety of factors, which may include, among other things, the anticipated liquidity and price volatility of the target assets in our investment portfolio, the potential for losses, the availability and terms (including interest rate, redemption terms and maturity date) of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level, slope and volatility of interest rates, the credit quality of our target assets and the collateral underlying our target assets.

          Our board of directors may from time to time modify our debt guidelines in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Accordingly, we may increase or decrease our ratio of indebtedness beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to make distributions to our stockholders. See "Risk Factors — Risks Related to Our Debt Financing — Our debt obligations outstanding upon completion of this offering will reduce our cash available for distributions and may expose us to the risk of default" and "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources."

Conflict of Interest Policies

          We will adopt a code of business conduct and ethics that prohibits conflicts of interest between our officers, employees and directors on the one hand, and us on the other hand, except in compliance with the policy. Waivers of our code of business conduct and ethics will be required to be disclosed in accordance with NYSE and SEC requirements. In addition, we will adopt corporate governance guidelines to assist our board of directors in the exercise of its responsibilities and to serve our interests and those of our stockholders.

          Our board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, we cannot assure you that these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

          Conflicts of interest also could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any partner thereof, on the other hand. Our directors and officers have duties to us and our stockholders under applicable Maryland law in connection with their management of us. At the same time, as the general partner, we have fiduciary duties to our operating partnership and to its limited partners under Delaware law in connection with the management of our operating partnership. Our duties as a general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and our stockholders. In the event that a conflict of interest exists between the interests of our stockholders, on one hand, and the interests of the limited partners (including our contributors), on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, we have agreed to resolve any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners in favor of our stockholders. The limited partners of our operating partnership will expressly acknowledge that in the event of such a determination by us, as the sole general partner of our operating partnership, we will not be liable to the limited partners for losses sustained or benefits not realized in connection with such a determination.

          Unless otherwise provided for in our partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. However, the partnership agreement expressly limits our liability by providing that neither we, as the general partner of our operating partnership, nor any of our directors or officers will be liable to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission, if we or such director or officer acted in good faith. In addition, our operating partnership is required to indemnify us and our directors, officers and other employees and agents to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our operating partnership, provided that our operating partnership will not indemnify for (a) willful misconduct or a knowing violation of the law, (b) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the partnership agreement, or (c) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful.

          The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties that would be in effect under common law were it not for the partnership agreement.

          Upon the sale or refinancing of certain of our contribution properties, some holders of common units, including our contributors, may suffer different and more adverse tax consequences than common stockholders. Consequently, holders of common units may have differing objectives regarding the appropriate pricing and timing of any such sale or repayment of indebtedness secured by those properties. We will have the exclusive authority under the partnership agreement, as the sole general partner of our operating partnership, to determine whether, when, and on what terms to sell a contribution property or when to refinance or repay indebtedness secured by a contribution property. Any such decision would require the approval of our board of directors. See "Our Operating Partnership and the Partnership Agreement."

          Pursuant to Maryland law, each director and officer is obligated to offer to us any business opportunity (with certain limited exceptions) that comes to him or her in his or her capacity as one of our directors and officers and that we have an interest in pursuing or reasonably could be expected to have an interest in pursuing.

Interested Director and Officer Transactions

          Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest. The common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof will not render the transaction void or voidable if:

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  the material facts relating to the common directorship or interest and as to the transaction are disclosed to our board of directors or a committee of our board, and our board or a duly authorized committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, or

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  the material facts relating to the common directorship or interest and as to the transaction are disclosed to our stockholders entitled to vote thereon, and the transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes or shares owned of record or beneficially by the interested director or corporation or other entity, or

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  the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

          Furthermore, under Delaware law (where our operating partnership is formed), we, as general partner, may have a fiduciary duty to the limited partners of our operating partnership and, consequently, such transactions also may be subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership (to the extent such duties have not been modified pursuant to the terms of the partnership agreement). We have adopted a policy that requires that all contracts, transactions and relationships between us, our operating partnership or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Lending Policies

          We do not have a policy limiting our ability to make loans to other persons. We may not make loans to our directors, officers or other employees except in accordance with our code of business conduct and ethics and applicable law. Subject to REIT qualification rules, we may consider offering purchase money financing in connection with the sale of properties when providing that financing will increase the value to be received by us for the property sold. We may make loans to joint-development projects in which we participate or may participate in the future. We have not engaged in any significant lending activities in the past, and we do not intend to do so in the future.

Reporting Policies

          After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC. See "Where You Can Find More Information."

Policies with Respect to Other Activities

          We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise re-acquire our common stock or other securities in exchange for property, in the open market or otherwise, and we may engage in such activities in the future. Except in connection with our formation transactions, we have not issued common stock, common units or any other securities in exchange for property or any other purpose, and our board of directors has no present intention of causing us to repurchase any common stock. We may offer common units in exchange for property. We may issue preferred stock from time to time, in one or more series, as authorized by our board of directors without the need for stockholder approval. See "Description of Securities." We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers other than our operating partnership and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code or the Treasury regulations, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

STRUCTURE AND FORMATION OF OUR COMPANY

Our Operating Partnership

          We anticipate completing the acquisition of our contribution properties and acquisition properties at or promptly following the completion of this offering. Following the completion of this offering and our formation transactions, substantially all of our assets will be held by, and our operations conducted through, our operating partnership, of which we will act as sole general partner. We will contribute the net proceeds of this offering to our operating partnership in exchange for common units. Individuals and entities who will contribute interests in our contribution properties will own the remaining common units and will be limited partners of our operating partnership. Our interest in our operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As sole general partner of our operating partnership, we generally will have the exclusive power under the partnership agreement to manage and conduct its business, including with respect to property sales and refinancing decisions, subject to certain limited approval and voting rights of the limited partners described more fully below in "Our Operating Partnership and the Partnership Agreement." Our board of directors will manage the affairs of our company by directing the affairs of our operating partnership as sole general partner.

          Our formation transactions are designed to consolidate the ownership of our contribution properties under our operating partnership, facilitate the acquisition of our acquisition properties, effectuate this offering and enable us to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2010.

          We will sell             shares of our common stock in this offering, and an additional             shares if the underwriters exercise their over-allotment option in full, and we will contribute the net proceeds of this offering to our operating partnership. In return for our capital contribution, we will receive common units and initially will own          % of the common units in our operating partnership, or         % if the underwriters exercise their over-allotment option in full. Individuals and entities who will contribute interests in the entities that own our contribution properties, certain acquisition properties and ECM will own the remaining         % of the common units (including the convertible preferred units) and will be limited partners of our operating partnership.

Formation Transactions

          Concurrently with this offering, we will engage in the following formation transactions, which are designed to consolidate the ownership of our contribution properties under our operating partnership, facilitate the acquisition of our acquisition properties, effectuate this offering and enable us to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year ending December 31, 2010:

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  Contribution Properties.  Pursuant to separate contribution agreements between the ECM Funds and our operating partnership, our operating partnership will acquire 100% of the ownership interests in our 11 contribution properties, as set forth in greater detail below:

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  ECM Diversified Income & Growth Fund, LLC will contribute 100% of the ownership interests in six of its properties to our operating partnership in exchange for                          common units,                           convertible preferred units, and approximately $             in cash, with the convertible preferred units and cash consideration to be delivered to a strategic investor in ECM Diversified Income & Growth Fund, LLC (the fund will retain ownership of the excluded properties and we will manage these properties for a fee equal to                          ); and

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  ECM Income & Growth Fund III, LLC will contribute 100% of the ownership interests in all five of its properties to our operating partnership in exchange for                          common

      units and                          convertible preferred units, with the convertible preferred units to be delivered to a strategic investor in ECM Income & Growth Fund III, LLC.

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  Acquisition Properties.

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  Pursuant to a contribution agreement between entities affiliated with Mr. Koman, our President and one of our directors, and our operating partnership, our operating partnership will acquire 100% of the ownership interests in five of our acquisition properties in exchange for                          common units; and

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  Pursuant to separate purchase and sale agreements between third-party sellers and our operating partnership, our operating partnership will acquire 100% of the ownership interests in 14 of our acquisition properties in exchange for an aggregate of approximately $              million in cash.

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  Pursuant to a contribution agreement between the owner of ECM and our operating partnership, our operating partnership will acquire 100% of the ownership interests in ECM in exchange for    common units.

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  We will directly or indirectly assume and be responsible for approximately $              million in principal amount of mortgage debt (together with all related accrued and unpaid interest) secured by our initial properties that will remain outstanding and will not be retired with the proceeds of this offering.

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  We expect to repay/defease approximately $              million of outstanding mortgage indebtedness encumbering certain of our initial properties.

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  Each member of our senior management team will enter into an employment agreement with us providing such member with salary, severance and other benefits.

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  Our senior management team will be granted an aggregate of             time-based restricted shares and              performance-based restricted shares, and certain employees will be granted             performance-based restricted shares, representing       % of the outstanding shares of our common stock on a fully diluted basis upon completion of this offering. The time-based restricted shares will vest annually on a pro rata basis over             years from the date of grant. The performance-based restricted shares will vest after     years to the extent specified performance targets are met or exceeded.

Consequences of this Offering and Our Formation Transactions

          Upon completion of this offering and our formation transactions:

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  Our operating partnership will directly or indirectly own a fee simple interest in our 30 initial properties.

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  We will be the sole general partner of our operating partnership and will own         % of its common units.

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  Purchasers of our common stock in this offering will own         % of the outstanding shares of our common stock, or          % on a fully diluted basis assuming the exchange of all common units and convertible preferred units for shares of our common stock. Our directors and officers will own         % and         %, respectively, of the outstanding shares of our common stock on a fully diluted basis.

Benefits of Our Formation Transactions to Related Parties

          Upon completion of our formation transactions and this offering, the members of our senior management team, directly or indirectly, through one or more affiliates, will receive material financial and other benefits. The consideration (other than salary, equity incentive and other employment-related benefits, which are described under "Management") to be issued or paid to the members of our senior management team, including their controlled affiliates, in exchange for our initial properties and ECM is described below:

Name	Common Units Issued(1)	Total Value of Consideration(2)
Shelby E. L. Pruett
James G. Koman
James A. Fox
Joseph C. Yiu

Total

(1)
The number of common units to be issued in exchange for our initial properties will increase to the extent that debt relating to our contribution properties is repaid subsequent to the date as of which we estimated its principal amount for purposes of the applicable contribution agreement (June 30, 2010 or September 30, 2010) and prior to our acquisition of our contribution properties. See "Certain Relationships and Related Transactions — Contribution Agreements."

(2)
Based on the mid-point of the price range per share of our common stock set forth on the cover page of this prospectus.

          In addition, a company controlled by Messrs. Pruett and Koman is owed approximately $3.5 million in brokerage fees for services provided in connection with our acquisition properties. The fees will be paid from the net proceeds of this offering.

          Ownership interests in the ECM Funds, including contingent interests commonly referred to as "promote" interests, if any, currently held by ECM will be retained by Messrs. Pruett and Koman and not contributed to us. The promote interests may have the effect of increasing Messrs. Pruett and Koman's proportionate share of the ECM Funds, depending on the value of the common units held by the ECM Funds at the time the common units are distributed by the ECM Funds to their members.

          For more information regarding the benefits the members of our senior management team will receive in our formation transactions, see "Certain Relationships and Related Transactions."

 DESCRIPTION OF SECURITIES

          The following description is a summary of the rights and preferences of our common stock and preferred stock and related provisions of our charter and bylaws. Certain provisions of Maryland law and in our charter and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices). The summary is not complete. For more detailed information, please see the MGCL, our charter and our bylaws.

General

          Our charter provides that we may issue 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Our board of directors, without any action by our stockholders, may amend our charter to increase or decrease the aggregate number of shares of our common stock or the number of shares of our stock of any class or series. As of the closing of this offering, we expect shares of our common stock will be outstanding on a fully diluted basis (             if the underwriters fully exercise their option to purchase up to             shares to cover over-allotments, if any). No shares of our preferred stock will be outstanding upon the closing of this offering. Additionally,             shares of common stock are reserved for awards under our equity incentive plan.

Common Stock

          All shares of common stock sold in the offering contemplated by this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter restricting the transfer and ownership of shares of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, may elect all of the directors then standing for election.

          In accordance with Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter does not set forth a lesser percentage to approve such matters. This may discourage others from entering into such transactions with us and increase the difficulty of consummating any such transaction.

          Maryland law permits the merger of a 90% or more owned subsidiary with or into its parent without stockholder approval provided (a) the charter of the successor is not amended other than in certain minor respects and (b) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation are identical to the contract rights of the stock for which it is exchanged. Also, because Maryland law may not require the stockholders of a parent corporation to approve a merger or sale of all or substantially all of the assets of a subsidiary entity, including where a substantial number of operating assets are held by the subsidiary, as in our situation, our subsidiaries may be able to merge or sell all or substantially all of their assets without a vote of our stockholders.

          Holders of our shares of common stock are entitled to receive distributions if and when authorized by our board of directors and declared by us out of assets legally available for the payment of distributions. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

          Holders of our shares of common stock generally have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter, all shares of common stock have equal distribution, liquidation and other rights.

Preferred Stock; Power to Reclassify Shares of Our Stock

          Our charter authorizes our board of directors to reclassify any unissued shares of stock into any class or series of stock, including preferred stock, to classify any unissued shares of common stock or preferred stock or to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series of preferred stock. Thus, our board of directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Common Stock and Preferred Stock

          Our board of directors has the power to amend our charter to increase or decrease the aggregate number of shares of our authorized stock or the number of shares of stock of any class or series, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to issue the classified or reclassified shares of stock. We believe this ability provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

          Our charter provides that our board of directors may decide whether it is in the best interests of our company to obtain and maintain status as a REIT under the Code. In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

          To help us to qualify as a REIT, among other reasons, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (a) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of capital stock, which we refer to as the aggregate stock ownership limit or (b) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock, which we refer to as the common stock ownership limit.

          Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Code, (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons, (c) beneficially or constructively owning shares of our capital stock if such transfer would cause us to own, directly or indirectly, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us), (d) beneficially or constructively owning shares of our capital stock if such transfer would cause any independent contractor to not be treated as such under Section 856(d)(3) of the Code, or (e) will otherwise cause us to fail to qualify as a REIT. Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, and any person who would have owned shares of our stock that resulted in a transfer of shares to a charitable trust (as described below), will be required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

          Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

          Our board of directors may increase or decrease the common stock ownership limit and/or the aggregate stock ownership limit so long as the change would not result in five or fewer persons beneficially owning more than 49.9% in value of our outstanding capital stock. Any decrease in the common stock ownership limit and/or the aggregate stock ownership limit shall not apply to any person whose percentage ownership of capital stock is in excess of the decreased ownership limits until such time as such person's percentage ownership of capital stock equals or falls below the decreased ownership limits.

          However, if any transfer of our shares of stock occurs that, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above ownership or transfer limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be null and void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. The prohibited owner will have no voting rights with respect to shares of stock held in the charitable trust, and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

          Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

  •
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

          The trustee may reduce the amount payable to the prohibited owner by the amount of distributions and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

  •
  such shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

          In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

  •
  the market price on the date we, or our designee, accept such offer.

          We may reduce the amount payable to the prohibited owner by the amount of distributions and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any distributions held by the trustee will be paid to the charitable beneficiary.

          All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

          Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the owner's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each of our stockholders, whether or not an owner of 5% or more of our capital stock, must upon demand provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure our compliance with the ownership restrictions in our charter.

          The ownership and transfer limitations in our charter could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is                          .

CERTAIN MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

          The following description is a summary of certain material provisions of Maryland law and of our charter and bylaws. Certain provisions of Maryland law and of our charter and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which stockholders might otherwise receive a premium for their shares over the then current prices). The summary is not complete. We encourage you to read our charter and our bylaws which are filed as exhibits to the registration statement of which this prospectus is a part.

Our Board of Directors

          Our charter and bylaws provide that the number of directors constituting our full board of directors will be not less than the minimum number required by Maryland law, and our bylaws provide that the number of directors constituting our full board of directors will not exceed 15 and may only be increased or decreased by a vote of a majority of our directors. At such time as we become eligible to elect to be subject to Subtitle 8 of Title 3 of the MGCL (which we expect will be upon consummation of this offering), our charter provides any and all vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors constitute less than a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Our charter provides that a director may be removed only for cause and only upon the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors. For cause means, with respect to any particular director, conviction of a felony or a final judgment of court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active deliberate dishonesty. However, because of the board's exclusive power to fill vacant directorships, stockholders will be precluded from filling the vacancies created by any removal with their own nominees. Pursuant to our charter, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors. Directors are elected by a plurality of the votes cast.

Action by Stockholders

          Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the articles of incorporation provide for a lesser percentage, which our charter does not). Special meetings of stockholders may be called by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or our President, and must be called, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our Secretary upon the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at such meeting. These provisions, combined with the advance notice provisions of our bylaws, which are summarized below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Amendment to Our Charter and Bylaws

          Generally, our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. However, our charter's provisions regarding removal of directors, restrictions on ownership and transfer of our stock and the number of votes required to amend either of these sections may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Dissolution

          Our dissolution must be approved by a majority of our entire board of directors and by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Business Combinations

          Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

  •
  any person or entity who beneficially owns 10% or more of the voting power of our stock; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

          A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

          After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

          The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

          Our board of directors has adopted a resolution opting out of the business combination provisions. This resolution, however, may be altered or repealed in whole or in part at any time and we may opt back into the business combination provisions of the MGCL. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

          Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

          If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

          Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock and, consequently, the control share acquisitions statute will not apply to us unless our board of directors later amends our bylaws to modify or eliminate this provision, which it may do without stockholder approval, and which it may make effective prospectively or retrospectively.

Maryland Unsolicited Takeovers Act

          Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

          In our charter, we have elected that vacancies on the board be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships and (c) provide that unless called by our chairman of our board of directors, our president, our chief executive officer or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Limitation of Liability and Indemnification

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          Our charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

          Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

          Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          We will enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or executive officer actually received an improper personal benefit in money, property or other services; or

  •
  with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

          The indemnification agreements will also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

  •
  the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

          Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice. In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

          The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

          Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Meetings of Stockholders

          Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or, in the case of a stockholder requested special meeting, by our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Interested Director and Officer Transactions

          Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof, if:

  •
  the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is disclosed to our stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity; or

  •
  the transaction or contract is fair and reasonable to us.

Upon completion of this offering, we intend to adopt a policy which requires that all contracts and transactions between us (including our subsidiaries), on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent it, although our board of directors will have no obligation to do so.

Advance Notice of Director Nominations and New Business

          Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by the board of directors; or

  •
  by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

          With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only:

  •
  pursuant to our notice of the meeting; and

  •
  by the board of directors; or

  •
  provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

          Generally, in accordance with our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of mailing of the notice for the prior year's annual meeting of stockholders (for purposes of our 2010 annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us). For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

OUR OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

          We have summarized the material terms and provisions of the Agreement of Limited Partnership of ECM Realty Trust, L.P., which we refer to as the "partnership agreement." This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

          Our operating partnership was formed on December 30, 2009 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT, in which substantiality all of our assets are owned in a limited partnership, our operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

          Our operating partnership will be structured to (a) make distributions with respect to common units that will be equivalent to the distributions made to our common stockholders and (b) permit limited partners in our operating partnership to redeem their common units for cash or, at our election, shares of our common stock on a one-for-one basis (in a transaction that is taxable to the holder of the common unit) and achieve liquidity for their investment.

          We are the sole general partner of our operating partnership and are liable for its obligations. We will conduct substantially all of our operations through our operating partnership and its subsidiaries. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. Upon completion of this offering, we will own a limited partnership interest in our operating partnership. The remaining       % limited partnership interest will be owned by the ECM Funds, a strategic investor in the ECM Funds, and by certain members of our senior management team and their affiliates. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, as general partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of our operating partnership, as described below. Future limited partners will have no power to remove us as general partner of our operating partnership without our consent.

          Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our operating partnership. In the event we elect to hold assets directly, the income of our operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

          We will transfer all of the net proceeds of this offering to our operating partnership and be deemed to have made a capital contribution in the amount of the gross offering proceeds received from stockholders and will receive a number of common units equal to the number of shares of common stock issued to stockholders. Our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue common units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our stockholders.

Operations

          The partnership agreement will require that our operating partnership be operated in a manner that will enable us to (a) satisfy the requirements for qualification as a REIT, (b) avoid U.S. federal income or excise tax liability and (c) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

          The partnership agreement will provide that our operating partnership will distribute available cash to its partners on at least a quarterly basis in accordance with their relative percentage interests. Available cash is all cash revenues and funds received plus any reduction in reserves and minus interest and principal payments on debt, all cash expenditures (including capital expenditures), investments in any entity, any additions to reserves and other adjustments, as determined by us in our sole and absolute discretion. Distributions will be made in a manner such that a holder of one common unit will receive the same amount of distributions from our operating partnership as the amount paid by us to a holder of one share of our common stock.

          Unless we otherwise specifically agree in the partnership agreement or in an agreement entered into at the time a new class or series is created, no partnership interest will be entitled to a distribution in preference to any other partnership interest other than the convertible preferred units (see "— 7% Series A Cumulative Convertible Preferred Units" below). A partner will not in any event receive a distribution of available cash with respect to a common unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a share of our common stock for which that common unit has been exchanged or redeemed.

          Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to the holders of the partnership interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any, will be distributed to the partners in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Allocations of Net Income and Net Loss

          Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement, net income and net loss are allocated to the general partner and the limited partners in accordance with their respective percentage interests in the class at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b), 1.704-2 and 1.752-3(a). See "Material U.S. Federal Income Tax Considerations."

Transfers

          We, as general partner, generally may not transfer any of our partnership interests in our operating partnership, including any of our limited partner interests, or voluntarily withdraw as the general partner of our operating partnership, except in connection with a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding shares.

          With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. We also have the right to prohibit transfers by limited partners if such transfers would have adverse tax consequences to us or our operating partnership.

          Except with our consent to the admission of the transferee as a limited partner, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote common units in any matter presented to the limited partners for a vote. We, as general partner, will have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by us in our sole and absolute discretion.

Extraordinary Transactions

          We may not engage in a merger, consolidation or other combination transaction, or sell, exchange, transfer or otherwise dispose of all or substantially all of our assets, unless the holders of common units will receive, or have the opportunity to receive, the same consideration per common unit as holders of common stock receive per share of common stock in the transaction.

Redemption

          As a general rule, limited partners will have the right to cause our operating partnership to redeem their common units at any time beginning one year following the date of the issuance of the common units to such limited partner. If we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our stockholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its right to redeem its common units, regardless of the length of time such limited partner has held its common units.

          Unless we elect to assume and perform our operating partnership's obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from our operating partnership in an amount equal to the market value of shares of our common stock for which the common units would have been redeemed if we had assumed and satisfied our operating partnership's obligation by paying the redemption amount in shares of our common stock, as described below. The market value of shares of our common stock for this purpose (assuming a market then exists) will be equal to the average of the closing trading price of shares of our common stock on the NYSE for the 10 trading days before the day on which we received the redemption notice.

          We have the right to elect to acquire the common units being redeemed directly from a limited partner in exchange for either cash in the amount specified above or a number of shares of our common stock, registered or unregistered, equal to the number of common units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share distributions or any subdivisions or combinations of shares of our common stock. The company will have the sole discretion to elect whether the redemption right will be satisfied by us in cash or shares of our common stock.

          Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of common stock to the redeeming limited partner would be prohibited (a) as determined in our sole discretion under our charter or (b) under applicable federal or state securities laws or regulations.

Issuance of Additional Partnership Interests

          We, as general partner, are authorized to cause our operating partnership to issue additional common units or other partnership interests to its partners, including us and our affiliates, or other persons. These common units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including common units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to limitations described below. See "— 7% Series A Cumulative Convertible Preferred Units" below.

          No common unit or interest may be issued to us as general partner or limited partner unless:

  •
  our operating partnership issues common units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights such that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the common units or other partnership interests issued to us, and we contribute to our operating partnership the proceeds from the issuance of the shares or other equity interests received by us; or

  •
  our operating partnership issues the additional common units or other partnership interests to all partners holding common units or other partnership interests in the same class in proportion to their respective percentage interests in that class.

Amendment of Partnership Agreement

          Amendments to the partnership agreement may be proposed by us, as general partner, or by any limited partner holding partnership interests representing 25% or more of the percentage interest (as defined in the partnership agreement) entitled to vote thereon. In general, the partnership agreement may be amended only with the approval of the general partner and the consent of the partners holding partnership interests representing more than 50% of the percentage interests (as defined by the partnership agreement) entitled to vote thereon. However, as general partner, we will have the power, without the consent of the limited partners, to amend the partnership agreement as may be required:

  •
  to add to our obligations as general partner or surrender any right or power granted to us as general partner or any affiliate of ours for the benefit of the limited partners;

  •
  to reflect the admission, substitution, termination or withdrawal of partners in compliance with the partnership agreement;

  •
  to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued in accordance with the authority granted to us as general partner (subject to any limitations with respect to the convertible preferred units);

  •
  to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that will not be inconsistent with law or with the provisions of the partnership agreement;

  •
  to modify the manner in which capital accounts are computed;

  •
  to include provisions referenced in future U.S. federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; and

  •
  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal, state or local agency or contained in U.S. federal, state or local law.

          The approval of a majority of the partnership interests held by limited partners other than us is necessary to amend provisions regarding, among other things:

  •
  the issuance of partnership interests in general and the restrictions imposed on the issuance of additional partnership interests to us in particular;

  •
  the prohibition against removing us as general partner by the limited partners;

  •
  limitations on transactions with affiliates;

  •
  our liability as general partner for monetary or other damages to our operating partnership;

  •
  partnership consent requirements for the sale or other disposition of substantially all the assets of our operating partnership; or

  •
  the transfer of partnership interests held by us or the dissolution of our operating partnership.

          In addition, the partnership agreement may not be amended without the consent of each limited partner (or assignee who is a bona fide financial institution that loans money or otherwise extends credit to a limited partner) whose rights would be adversely affected if such amendment would, among other things:

  •
  convert a limited partner's interest into a general partner's interest;

  •
  modify the limited liability of a limited partner;

  •
  alter the interest of a partner in profits or losses, or the right to receive any distributions, except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional common units; or

  •
  materially alter the unit redemption right of the limited partners.

However, the consent of each limited partner adversely affected will not be required for any amendment or action that affects all partners holding the same class or series of units on a uniform or pro rata basis.

7% Series A Cumulative Convertible Preferred Units

          In connection with our formation transactions, our operating partnership will issue                          convertible preferred units to affiliates of Transwestern Investment Company, L.L.C., strategic investors in the ECM Funds, which are two of our primary contributors. Prior to this offering, the strategic investors held preferred interests in the ECM Funds. The convertible preferred units will rank, with respect to distribution rights and rights upon the operating partnership's liquidation, dissolution or winding up, junior to our existing and future debt obligations and senior to the common units (and therefore structurally senior to our common stock) and future preferred issues. Holders of the convertible preferred units will be entitled to receive, when and as authorized by the operating partnership, out of funds legally available for the payment of distributions, a liquidation preference of $25.00 per convertible preferred unit, plus accrued and unpaid distributions (whether or not declared) to the date of payment, before any payments are made to holders of common units or other securities junior to the convertible preferred units, but after payments to debt holders of the operating partnership or its subsidiaries.

          After 12 months from the date of issuance, holders of the convertible preferred units may convert their convertible preferred units to common units in increments of $5 million based on the applicable conversion price at the close of business 30 trading days following the receipt of a written request from the convertible preferred unit holder. The initial conversion price for convertible preferred units will be the public offering price per share in this offering. The initial conversion price will be adjusted for the impact of distributions on the common units payable in common units, subdivisions, combinations or reclassifications of the common units and certain dilutive events such as the issue of warrants or rights to holders of the common units. The number of common units issued upon conversion for each convertible preferred unit will be the liquidation preference divided by the conversion price. Upon conversion, the operating partnership will deliver a number of common units based on the conversion rate. As described above, pursuant to the partnership agreement, the common units will then be redeemable for cash in an amount equal to the average closing price of our common stock for the 10 preceding trading days or, at our option, shares of our common stock on a one-for-one basis, subject to certain adjustments.

          Following the one-year anniversary of the issuance of the convertible preferred units, the operating partnership, at its option, may convert all or a portion of the convertible preferred units into common units at the applicable conversion rate if the average closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day immediately prior to our notice of exercise of our conversion option equals or exceeds the conversion price. In addition, the operating partnership, at its election, may redeem the convertible preferred units, in whole or in part, for cash in an amount equal to the liquidation preference plus accrued and unpaid distributions. The holders of the convertible preferred units will have 15 days following notice of redemption to exercise their conversion rights.

          The holders of the convertible preferred units will be entitled to receive cumulative cash distributions, to extent the operating partnership has available cash, on the convertible preferred units at a rate of 7% per year of the $25 liquidation preference (equivalent to $1.75 per year per unit). Distributions will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, or if not a business day, the next succeeding business day. No distributions shall be payable on the common units unless current and past due accrued distributions on the convertible preferred units have been made in full.

          The convertible preferred units have no maturity date and neither we nor the operating partnership will be required to redeem or repurchase the convertible preferred units.

          The holders of convertible preferred units will have no voting rights, except that the affirmative vote of the holders of at least two-thirds of the outstanding convertible preferred units will be required for the operating partnership to authorize, create or increase units of limited partnership interest ranking senior to or on parity with the convertible preferred units or to amend the partnership agreement in a manner that materially and adversely affects the rights of the holders of the convertible preferred units.

Term

          Our operating partnership will continue until dissolved pursuant to the partnership agreement or as otherwise provided by law.

Tax Matters

          Pursuant to the partnership agreement, we, as the general partner, are the tax matters partner of our operating partnership. Accordingly, through our role as the general partner of our operating partnership, we have authority to make tax elections under the Code on behalf of our operating partnership, and to take such other actions as permitted under the partnership agreement.

SHARES ELIGIBLE FOR FUTURE SALE

General

          Upon completion of this offering and our formation transactions, we will have outstanding                 shares of our common stock (                 shares if the underwriters' over-allotment option is exercised in full). In addition,                  shares of our common stock are reserved for issuance upon exchange of common units and convertible preferred units.

          Of these shares, the                 shares sold in this offering (                 shares if the underwriters exercise their over-allotment option in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter, except for any shares held by our "affiliates," as that term is defined by Rule 144 under the Securities Act. Any shares purchased by affiliates in this offering and the shares of our common stock owned by affiliates upon conversion of common units will be "restricted shares" as defined in Rule 144. See "— Rule 144." For a description of certain restrictions on transfers of our common stock held by our directors and executive officers, see "— Lock-up Agreements and Other Contractual Restrictions on Resale" below and "Underwriting."

Rule 144

          In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

          A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the NYSE during the four calendar weeks preceding the filing of notice of the sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Redemption/Exchange Rights

          In connection with our formation transactions, our operating partnership will issue an aggregate of                 common units and                  convertible preferred units, which are convertible into common units, to contributors for their interests in our contribution properties. Beginning on the date that is 12 months after we complete this offering, our operating partnership's limited partners will have the right to require our operating partnership to redeem part or all of their common units for cash, or, at our election, shares of our common stock. The price at which we must redeem common units is based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. If we wish to redeem common units by issuing new shares of our common stock, the issuance would be subject to the ownership limits in our charter and described under the section entitled "Description of Securities — Restrictions on Ownership and Transfer." See "Our Operating Partnership and the Partnership Agreement."

Registration Rights

          We will enter into a registration rights agreement with the holders of our common units and convertible preferred units issued as part of our formation transactions pursuant to which we will agree, among other things, to register the resale of any shares of our common stock that are issued in exchange for such common units or upon conversion of such convertible preferred units. These registration rights require us to seek to register all shares of our common stock that may be issued in exchange for common units or upon conversion of the convertible preferred units effective as of that date which is 12 months following the completion of this offering on a "shelf" registration statement under the Securities Act of 1933, as amended, or the Securities Act. We will also grant such holders the right to include such shares of our common stock in any registration statements we may file in connection with any future public offerings, subject to the terms of the lock-up arrangements described herein and subject to the right of the underwriters of those offerings to reduce the total number of such shares of our common stock to be sold by selling stockholders in those offerings. In addition, we have also agreed to provide rights to certain holders of our common units and the holders of the convertible preferred units to demand additional registration statement filings.

Our Equity Incentive Plan

          We intend to adopt our equity incentive plan, which will provide for the grant to employees, directors and consultants of our company and our operating partnership (and their respective subsidiaries) of stock options, stock awards, restricted stock units, stock appreciation rights and other stock-based awards. We have not yet granted any awards under our equity incentive plan, but                 shares of our common stock will be reserved for future issuance under our equity incentive plan.

          We anticipate that we will file a registration statement with respect to the shares of our common stock issuable under our equity incentive plan after we complete this offering. Shares of our common stock covered by this registration statement, including shares of our common stock issuable upon the exercise of options or restricted shares of our common stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-up Agreements and Other Contractual Restrictions on Resale

          In addition to the limits placed on the sale of shares of our common stock by operation of Rule 144 and other provisions of the Securities Act, (a) our officers and directors and our contributors have agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, any shares of our common stock or securities convertible into or exercisable or exchangeable for common stock (including common units and convertible preferred units) owned by them at the completion of this offering or thereafter acquired by them for a period of one year after the date of this prospectus, without the consent of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (b) we have agreed that we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 180 days after the date of this prospectus, subject to certain limited exceptions set forth in "Underwriting."

          Additionally, pursuant to the contribution agreements, each holder of interests in our contribution properties or the entities that own our contribution properties has agreed that for a period of 12 months following the closing of the relevant formation transaction, the holder will not, without our prior written consent, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any common units or convertible preferred units that such holder receives in our formation transactions.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following is a general summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our common stock. For purposes of this section under the heading "Material U.S. Federal Income Tax Considerations," references to "ECM Realty Trust, Inc.," "we," "our," and "us" mean only ECM Realty Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. In addition, this summary does not address the tax issues that may be important to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations (except to the extent discussed below), persons subject to the alternative minimum tax, persons that are, or hold their stock through, partnerships or other pass-through entities, U.S. stockholders whose functional currency is not the U.S. dollar, persons that hold stock as part of a straddle, hedge, conversion, synthetic security or constructive sales transactions for U.S. federal income tax purposes, or non-U.S. individuals and foreign corporations (except to the extent discussed below). The information in this summary is based on current law, including:

  •
  the Code,

  •
  current, temporary and proposed Treasury regulations promulgated under the Code,

  •
  the legislative history of the Code,

  •
  current administrative interpretations and practices of the IRS, and

  •
  court decisions,

in each case, as in effect as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding U.S. federal income tax laws. The summary is also based upon the assumption that we will operate our company and our subsidiaries and affiliated entities in accordance with their applicable organizational documents. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any U.S. federal tax other than the income tax, associated with the acquisition, ownership, sale or other disposition of shares of our common stock or our election to be taxed as a REIT.

          You are urged to consult your tax advisors regarding the specific tax consequences to you of:

  •
  the acquisition, ownership, and/or sale or other disposition of the shares of our common stock offered under this prospectus, including the U.S. federal, state, local, foreign and other tax consequences,

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes, and

  •
  potential changes in the applicable tax laws.

Taxation of Our Company

          General.    We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2010. We believe that we have been organized and we expect to operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 2010, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organization structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market value of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that we have been organized, or will continue to be organized or will operate, in a manner so as to qualify or remain qualified as a REIT. See "— Failure to Qualify."

          The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

          DLA Piper LLP (US) has acted as our tax counsel in connection with our offering of shares of our common stock and our election to be taxed as a REIT. In connection with the registration statement of which this prospectus is a part, DLA Piper LLP (US) has rendered an opinion to us to the effect that, commencing with our taxable year ending December 31, 2010, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations and covenants made by us in a factual certificate provided by one of our officers regarding our organization, assets, income and the past, present and future conduct of our business operations. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by DLA Piper LLP (US). Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. The opinion is expressed as of the date issued, and will not cover subsequent periods. DLA Piper LLP (US) will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that such opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "— Failure to Qualify."

          Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

  •
  We will be required to pay tax at regular corporate rates on any taxable income, including net capital gain, that we do not distribute during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference, including the limitation on deductions of any net operating losses.

  •
  If we have (a) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because there is reasonable cause for the failure and certain other requirements are met, we will be required to pay a tax of 100% on an amount equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified relief provisions, we will be required to pay an excise tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

  •
  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire an asset from the C corporation.

  •
  If we acquire a corporation, to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that acquisition, if any, not later than the end of the taxable year of the acquisition. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT, provided, we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge for the period of delayed distribution.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described under "— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust."

  •
  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. See "— Taxation of Our Company — Penalty Tax."

  •
  From time to time, we may own certain subsidiaries, including any taxable REIT subsidiaries, that are C corporations, the earnings of which will be subject to U.S. federal corporate income tax.

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  In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

          Requirements for Qualification as a Real Estate Investment Trust.    The Code defines a "REIT" as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership,

  (3)
  that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

  (5)
  that is beneficially owned by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include specified entities), during the last half of each taxable year,

  (7)
  that has elected to be treated as a REIT, or has previously filed a REIT election which has not been revoked or terminated, and

  (8)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

          The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be met until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" generally includes a natural person, a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. As a result, shares of our common stock owned by such other entities are considered to be owned by the direct and indirect stockholders of the entity that are individuals (as so defined), rather than to be owned by the entity itself.

          We believe that we have been organized, have issued sufficient shares of our common stock with sufficient diversity of ownership and will operate in a manner to allow us to satisfy conditions (1) through (8) inclusive during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. However, our failure to comply with these regulations for ascertaining ownership may result in a penalty of $25,000 ($50,000 for intentional violations). Accordingly, we have complied, and will continue to comply with, these Regulations including requesting annually from record holders of significant percentages of shares of our common stock information regarding the ownership of shares of our common stock. Under our charter and bylaws, our stockholders are required to respond to these requests for information. Stockholders who fail or refuse to comply with such requirements will be required under the Treasury Regulations to submit a statement with their tax return disclosing the actual ownership of our stock and other information.

          In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

          The Code provides that we will not automatically fail to be a REIT if we do not meet conditions (1) through (6), provided we can establish reasonable cause for any such failure. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. We can give no assurance that we would be entitled to the benefit of these relief provisions. These relief provisions apply to any failure of the applicable conditions, even if the failure first occurred in a prior taxable year.

          Ownership of Interests in Partnerships and Limited Liability Companies.    In the case of a REIT which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the REIT income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in "— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies." The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for U.S. federal income tax purposes.

          We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See "— Failure to Qualify."

          Ownership of Interests in Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to as "pass-through subsidiaries." In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated either as a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

          Ownership of Interests in Taxable REIT Subsidiaries.    We are permitted to own any or all of the securities of a taxable REIT subsidiary as defined in Section 856(l) of the Code, provided that no more than 25% of our assets, at the close of each calendar quarter, are comprised of our investments in the shares or securities of our taxable REIT subsidiaries. Among other requirements, a taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. In addition, if amounts paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between the REIT and a taxable REIT subsidiary exceeded the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a taxable REIT subsidiary in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax. A REIT's ownership of securities of its taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See "— Taxation of Our Company — Asset Tests."

          In connection with this offering, we will establish a wholly-owned taxable REIT subsidiary.

          Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) investments relating to real property or mortgages on real property, including "rents from real property," distributions received from other REITs, gains from the sale or exchange of real estates assets, and, in certain circumstances, interest, or (b) "qualified temporary investment income". "Qualified temporary investment income" includes any income which is (a) attributable to stock or debt instruments, (b) attributable to the temporary investment of "new capital" (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (c) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or real property. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

          Rental Income.    Our primary source of income derives from leasing properties. There are various limitations on whether rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property" (which is qualifying income for purposes of the 75% and 95% gross income tests) under the REIT tax rules.

  •
  If the rent is based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales, the rent will not qualify as "rents from real property." Our leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. We have not entered into any lease based in whole or part on the net income of any person and do not anticipate entering into such arrangements unless we determine in our discretion that such arrangements will not jeopardize our status as a REIT.

  •
  Except in certain limited circumstances involving taxable REIT subsidiaries, if we or someone who owns 10% or more of our stock owns 10% or more of a tenant from whom we receive rent, the tenant is deemed a "related party tenant," and the rent paid by the related party tenant will not qualify as "rents from real property." Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and we may inadvertently enter into leases with tenants who, through application of such rules, will constitute "related party tenants." In such event, rent paid by the related party tenant will not qualify as "rents from real property," which may jeopardize our status as a REIT. We will use our best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant will not jeopardize our status as a REIT.

  •
  In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90% of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to us by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space.

  •
  If the rent attributable to any personal property leased in connection with a lease of property is more than 15% of the total rent received under the lease, all of the rent attributable to the personal property will fail to qualify as "rents from real property." We have not leased a significant amount of personal property under our current leases. If any incidental personal property has been leased, or we lease personal property in connection with a future lease, we believe that rent under each lease from the personal property has been or will be less than 15% of total rent from that lease or that the amount of rent attributable to the personal property will not jeopardize our status as a REIT.

  •
  In general, if we furnish or render services to our tenants, other than through a taxable REIT subsidiary or an "independent contractor" who is adequately compensated and from whom we do not derive revenue, the income received from the tenants may not be deemed "rents from real property." We may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered to be provided for the tenant's convenience. In addition, we may render directly a de minimis amount of "non-customary" services to the tenants of a property without disqualifying the income as "rents from real property," as long as our income from the impermissible services does not exceed 1% of our income from the related property. We have not provided noncustomary services to leased properties other than through an independent contractor or a taxable REIT subsidiary. In the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

          Based on, and subject to, the foregoing, we believe that rent from our leases should generally qualify as "rents from real property" for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

          On an ongoing basis, we will use our best efforts not to:

  •
  charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

  •
  rent any property to a related party tenant (taking into account the applicable constructive ownership rules and the exception for taxable REIT subsidiaries), unless we determine in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT;

  •
  derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); and

  •
  perform services considered to be provided for the convenience of the tenant that generate rents exceeding 1% of all amounts received or accrued during the taxable year with respect to such property, other than through an independent contractor from whom we derive no revenue, through a taxable REIT subsidiary, or if the provision of such services will not jeopardize our status as a REIT.

          Because the Code provisions applicable to REITs are complex, however, we may fail to meet one or more of the foregoing.

          From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term "hedging transaction" generally means any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (b) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

          Dividends paid by a taxable REIT subsidiary of ours will qualify under the 95%, but not the 75%, REIT gross income test. We will monitor the amount of the dividends and other income we derive from any taxable REIT subsidiary and we will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

          We believe that the aggregate amount of our non-qualifying income, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

          It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "— Taxation of Our Company — General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

          Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership's investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. Thus, no assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

          Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. If, in the future, a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to the taxable REIT subsidiary for such services at arm's length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

          Foreclosure Property.    Foreclosure property is real property and any personal property incident to such real property (a) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (b) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (c) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

          Asset Tests.    At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

          Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

          Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to "straight debt" securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

          Fourth, not more than 25% of the value of our total assets may be represented by the stock or securities of one or more taxable REIT subsidiaries.

          To the extent that we own or will own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that the value of the securities of any such issuer will not exceed 5% of the total value of our assets. Moreover, with respect to each issuer in which we own or will own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation, the 10% value limitation and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

          Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as a security for purposes of the 10% asset test).

          The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

          Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (a) does not exceed the lesser of (i) 1% of the total value of our assets at the end of the applicable quarter or (ii) $10,000,000, and (b) we dispose of the non-qualifying assets or otherwise satisfy such asset tests within (i) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (ii) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (a) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (i) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (ii) the period of time prescribed by Treasury regulations to be issued and (b) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

          Although we believe that we will satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership's overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See "— Failure to Qualify" below.

          Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to:

  •
  90% of our "REIT taxable income," plus

  •
  90% of our after-tax net income, if any, from foreclosure property, minus

  •
  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

          For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

          In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

          We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular distribution payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its distribution rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We intend to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute an amount sufficient to permit us to meet these distribution requirements.

          We expect that our REIT taxable income will be less than our cash flow because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to make cash distributions or to make distributions in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.

          To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary distributions or capital gains.

          In addition, if we were to recognize "built-in-gain" (as defined below) on the disposition of any assets acquired from a subchapter C corporation in a transaction in which our basis in the assets was determined by reference to the subchapter C corporation's basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in gain net of the tax we would pay on such gain. "Built-in-gain" is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

          Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

          Furthermore, we will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

          For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

          Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

          Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for the preferential tax rates on the qualified dividends income (which are applicable to taxable years beginning on or before December 31, 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

          General.    All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships (or disregarded entities) for U.S. federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for U.S. federal income tax purposes are treated as "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See "— Taxation of Our Company."

          Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity). For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. We do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "— Taxation of Our Company — Asset Tests" and "— Taxation of Our Company — Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "— Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership's or a subsidiary partnership's or limited liability company's tax status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for U.S. federal income tax purposes.

          Allocations of Income, Gain, Loss and Deduction.    Our operating partnership agreement generally provides that items of income, gain, loss and deduction will be allocated to the holders of common units in proportion to the number of common units held by each such unit holder. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of common units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of LTIP units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common units. This special allocation of gain is intended to enable the holders of LTIP units to convert their LTIP units into common units.

          If an allocation of partnership income, gain, loss and deduction does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

          Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Property will be contributed to our operating partnership in exchange for interests in our operating partnership in connection with our formation transactions. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated (a) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties had a tax basis equal to their fair market value at the time of the contribution and (b) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in the preceding sentence might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust" and "— Taxation of Our Company — Annual Distribution Requirements." To the extent our depreciation is reduced, or our gain on sale is increased, a greater portion of our distributions may be taxed as dividend income. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

U.S. Federal Income Tax Considerations for Stockholders of Shares of Our Common Stock

          The following summary describes certain U.S. federal income tax consequences to you of purchasing, owning and disposing of shares of our common stock. This summary assumes that shares of our common stock offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except to the extent discussed specifically herein. Stockholders receiving special treatment include, without limitation:

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  financial institutions, banks and thrifts,

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  insurance companies,

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  tax-exempt organizations,

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  "S" corporations,

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  traders in securities that elect to mark to market,

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  partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity,

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  Stockholders subject to the alternative minimum tax,

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  regulated investment companies and REITs,

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  broker-dealers or dealers in securities or currencies,

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  U.S. expatriates,

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  persons holding our securities as a hedge against currency risks or as a position in a straddle,

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  except to the extent discussed below, non-U.S. stockholders (as defined below), and

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

          If you are considering purchasing shares of our common stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of shares of our common stock arising under the laws of any state, local or foreign taxing jurisdiction.

          When we use the term "U.S. stockholder," we mean a beneficial owner of shares of our common stock who, for U.S. federal income tax purposes:

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  is a citizen or resident of the United States,

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  is a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

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  is an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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  is either (a) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) a trust that has a valid election in place to be treated as a U.S. person.

          If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

          If you are a beneficial owner of shares of our common stock and are neither a U.S. stockholder nor a partnership, you are a "non-U.S. stockholder."

Taxable U.S. Stockholders Generally

          Distributions Generally.    Provided that we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See "— Taxable U.S. Stockholders Generally — Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in "— Taxable U.S. Stockholders Generally — Tax Rates" below, the preferential tax rates on qualified dividend income applicable to non-corporate taxpayers.

          To the extent that we make distributions on shares of our common stock in excess of our current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder's adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Distributions we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the distribution on or before January 31 of the following year. U.S. stockholders may not include in their income tax returns any of our net operating losses or our capital losses.

          Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate, depending upon the property type disposed of and the previously claimed depreciation with respect to such property. U.S. stockholders that are corporations, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a distribution as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to stockholders of all classes of shares of our common stock for the year to the stockholders of shares of our common stock in proportion to the amount that our total distributions, as determined for U.S. federal income tax purposes, paid or made available to the stockholders of such class of shares of our common stock for the year bears to the total distributions, as determined for U.S. federal income tax purposes, paid or made available to stockholders of all classes of our stock for the year. We will similarly designate the portion of any capital gain dividend that is to be taxed to non-corporate U.S. stockholders at the maximum rates of 15% or 25%, so that the designations will be proportionate among all classes of our stock.

          Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains,

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  receive a credit or refund for the amount of tax deemed paid by it,

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

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  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

          Net Operating Losses and Capital Losses.    To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "— Taxation of Our Company — Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources. In addition, any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

          Passive Activity and Investment Income Limitations.    Distributions from us and gain from the disposition of shares of our common stock will not be treated as passive activity income and, therefore, taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment income limitation.

          Distributions of Shares of Our Common Stock.    In certain circumstances, we may make a taxable distribution of shares of our common stock as part of a distribution in which stockholders may elect to receive shares of our common stock or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a U.S. stockholder generally must include the sum of the value of shares of our common stock and the amount of cash received in its gross income as dividend income to the extent that such U.S. stockholder's share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any shares of our common stock received as part of a distribution is generally equal to the amount of cash that could have been received instead of shares of our common stock. Depending on the circumstances of the U.S. stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. stockholder would have to pay the tax using cash from other sources. A U.S. stockholder that received shares of our common stock pursuant to a distribution generally has a tax basis in such shares of our common stock equal to the amount of cash that would have been received instead of shares of our common stock as described above, and a holding period in such shares of our common stock that begins on the day following the payment date for the distribution.

          Dispositions of Shares of Our Common Stock.    If a U.S. stockholder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the stockholder has held the shares of our common stock for more than one year. However, if a U.S. stockholder recognizes loss upon the sale or other disposition of shares of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

          The Code imposes a penalty for the failure to properly disclose a "reportable transaction." A reportable transaction currently includes, among other things, a sale or exchange of shares of our common stock resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in any combination of years in the case of shares of our common stock held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in any combination of years in the case of shares of our common stock held by any other partnership or an S corporation, trust or individual, including losses that flow through pass-through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its U.S. federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the IRS's Office of Tax Shelter Analysis. The penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

          Information Reporting and Backup Withholding.    We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the U.S. stockholder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. stockholder's U.S. federal income tax liability, provided the required information is timely filed with the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "— Taxation of Non-U.S. Stockholders."

          Tax Rates.    The maximum tax rate for non-corporate taxpayers for (a) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (b) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Taxation of Tax-Exempt Stockholders

          Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares of our common stock as "debt-financed property" within the meaning of the Code or if the shares of our common stock are used in a trade or business of the tax-exempt stockholder. Generally, "debt-financed property" is property, the acquisition or holding of which is financed through a borrowing by the tax-exempt stockholder.

          For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in shares of our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in shares of our common stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

          Notwithstanding the above, a portion of the distributions paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our common stock will be publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Stockholders

          The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of shares of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. stockholder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our common stock, including any tax filing or other reporting requirements.

          Distributions Generally.    Distributions (including certain stock distributions) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Except as discussed below with respect to foreign governments and certain foreign pension trusts, such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Tax treaties may reduce the withholding obligations on our distributions. Under most tax treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. Foreign governments generally will not be subject to U.S. withholding tax with respect to the portion of our distributions payable out of our earnings and profits which are not attributable to our capital gains, provided such foreign government provides a properly executed W-8EXP. In addition, the 30% withholding tax on ordinary income dividends that generally applies to non-U.S. stockholders may be reduced or eliminated for certain pension trusts under an applicable tax treaty (including the U.S. income tax treaties with Canada and the Netherlands). In the case of any taxable stock distributions, we or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the non-U.S. stockholder would otherwise receive, and the non-U.S. stockholder may bear brokerage or other costs for this withholding procedure. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

          For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests as described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

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  a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate, or

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's U.S. trade or business.

          Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the non-U.S. stockholder's adjusted tax basis in its shares of our common stock, as applicable, but rather will reduce the adjusted basis of such shares of our common stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. stockholder's shares of our common stock, they will give rise to gain from the sale or exchange of such shares of our common stock, the tax treatment of which is described below. Amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

          Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests.    Capital gain dividends attributable to U.S. real property interests paid by us to a non-U.S. stockholder is not subject to tax under the Foreign Investment in Real Property Tax Act, or FIRPTA (and are generally treated the same as an ordinary dividend from us (see "— Taxation of Non-U.S. Stockholders — Distributions Generally")) if the capital gain dividends are paid with respect to a class of our shares of stock which is regularly traded on an established securities market located in the United States, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Although there can be no assurance in this regard, we believe that shares of our common stock will be regularly traded on an established securities market located in the United States, within the meaning of applicable Treasury regulations; however, we can provide no assurance that shares of our common stock will be or will continue to be regularly traded on an established securities market located in the United States.

          To the extent the exception described in the immediately preceding paragraph does not apply, distributions to a non-U.S. stockholder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. See above under "— Taxation of Non-U.S. Stockholders — Distributions Generally" for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend, or, if greater, 35% of the amount treated as gain from the sale or exchange of a U.S. real property interest. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability and a non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that such amounts exceed the non-U.S. stockholder's overall U.S. federal income tax liability. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In contrast to certain U.S. income tax treaties which reduce or eliminate withholding on ordinary income dividends paid to certain pension trusts, such U.S. income tax treaties generally do not provide an exemption from withholding on REIT dividends attributable to gains realized from the sale or exchange of a U.S. real property interest (including the U.S. income tax treaties with Canada and the Netherlands).

          Sale or Exchange of Shares of Our Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of shares of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Shares of our common stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT's stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we will be a domestically-controlled qualified investment entity. However, because shares of our common stock will be publicly traded, no assurance can be given that we will be or will continue to be a domestically-controlled qualified investment entity.

          Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges shares of our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if:

  •
  shares of our common stock are "regularly traded," as defined by applicable Treasury regulations, on an established securities market, such as the NYSE, and

  •
  such non-U.S. stockholder owned, actually and constructively, 5% or less of the shares of our common stock throughout the applicable testing period.

          In this regard, because the shares of our common stock of other may be redeemed, a non-U.S. stockholder's percentage investment in a class of shares of our common stock may increase even if the non-U.S. stockholder acquires no additional shares of our common stock. If gain on the sale or exchange of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of shares of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not "regularly traded" on an established securities market, the purchaser of such shares of our common stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of shares of our common stock exceed the non-U.S. stockholder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. stockholder's U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of shares of our common stock may not satisfy a non-U.S. stockholder's entire tax liability under FIRPTA, and such non-U.S. stockholder remains liable for the timely payment of any remaining tax liability.

          Notwithstanding the foregoing, gain from the sale or exchange of shares of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in shares of our common stock is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we qualify as a domestically controlled qualified investment entity, upon disposition of shares of our common stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of U.S. real property interest if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). Non-U.S. stockholders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of shares of our common stock.

          Backup Withholding and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such non-U.S. stockholder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

          Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

          Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Recently Enacted Legislation

          On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010, or the HIRE Act. The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of shares of our common stock received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

          On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of our common stock, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012.

          Stockholders are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their investment in shares of our common stock.

Other Tax Consequences

          State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any U.S. federal tax other than the income tax. You should consult your tax advisors regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in shares of our common stock.

ERISA CONSIDERATIONS

          A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the common shares. Accordingly, such fiduciary should consider (a) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (b) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (c) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a plan fiduciary considering an investment in our common shares also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL. Similar restrictions apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in the shares on behalf of such a plan should consider whether the acquisition or the continued holding of the shares might violate any such similar restrictions.

          The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

          The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect our common shares to be "widely held" upon completion of this offering.

          The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe that the restrictions imposed under our declaration of trust on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common shares to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

          Assuming that the common shares will be "widely held" and "freely transferable," we believe that our common shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be "plan assets" of any plan that invests in our common shares.

          Each holder of our common shares will be deemed to have represented and agreed that its purchase and holding of such common shares (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

 UNDERWRITING

          We are offering the shares of common stock described in this prospectus through a number of underwriters. Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

          The underwriters have agreed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

          The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

          We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Over-Allotment Option

          The underwriters have an option to buy up to         additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Commissions and Discounts

          The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside the United States may be made by affiliates of the underwriters

          The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $         per

share. The following table shows the per share and total underwriting discount to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Per share		Total
	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment
Public offering price	$	$	$	$
Underwriting discount	$	$	$	$
Proceeds before expenses	$	$	$	$

          We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $         and are payable by us.

Lock-up Agreements

          We, each of our executive officers, directors and director nominees and our contributors have agreed with the underwriters, subject to limited exceptions, that, without the prior written consent of each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, we and they will not directly or indirectly during the period from the date of this prospectus continuing through the date 180 days in the case of our company and one year in the case of our executive officers, directors, director nominees and contributors after the date of this prospectus:

  (a)
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including common units and convertible preferred units), whether now owned or hereafter acquired, or

  (b)
  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any common stock or any securities convertible into or exercisable or exchangeable for any common stock.

          Moreover, if (a) during the last 17 days of such restricted period, we issue an earnings release or material news or a material event relating to us occurs or (b) prior to the expiration of such restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of such restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless the representatives of the underwriters waive, in writing, such extension.

New York Stock Exchange Listing

          We intend to apply to list our common stock on the NYSE under the symbol "ECMR." In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares of our common stock to a minimum number of beneficial owners as required by that exchange.

          Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiation between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price may include:

  •
  the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

  •
  our financial information,

  •
  the history of, and the prospects for, our company and the industry in which we compete,

  •
  our assessment of our officers, their past and present operations, and the prospects for, and timing of, our future revenues,

  •
  the present state of our development, and

  •
  the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

          An active trading market for our common stock may not develop. It is also possible that after this offering the shares of our common stock will not trade in the public market at or above the initial public offering price.

          The underwriters do not expect to sell more than 5% of our common stock in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilizations and Short Positions

          In connection with this offering, the representatives, on behalf of the underwriters, may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve sales by the underwriters of common stock in excess of the number of shares required to be purchased by the underwriters in this offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. Transactions to close out the covered syndicate short involve either purchases of common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. The underwriters may also make "naked" short sales, or sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while this offering is in progress for the purpose of fixing or maintaining the price of the shares of common stock.

          The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter or syndicate member when the underwriters repurchase shares originally sold by that underwriter or syndicate member in order to cover syndicate short positions or make stabilizing purchases.

          Any of these activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions. If the underwriters commence any of these transactions, they may discontinue them at any time.

          Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various commercial banking, financial advisory and investment banking services for us for which they have received or will receive customary compensation.

Additional Relationships

          Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

          In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instruments.

          We expect that affiliates of the underwriters will be lenders under the senior revolving credit facility that we expect to enter into upon completion of this offering. There is no assurance that we will be able to enter into a definitive agreement relating to the credit facility that we find acceptable, or at all. This transaction creates a potential conflict of interest because the underwriters and their affiliates have an interest in the successful completion of this offering beyond the underwriting discount they will receive.

Electronic Delivery

          The underwriters may make prospectuses available in an electronic format. A prospectus in electronic format may be made available on a website maintained by any of the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may agree with us to allocate a limited number of shares for sale to their online brokerage customers. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than any prospectus in electronic format, the information on a website maintained by any underwriter is not part of this prospectus.

Sales Outside the United States

          No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

          Each of the underwriters may arrange to sell our common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares of our common stock in certain jurisdictions through an affiliate, Wachovia Securities International Limited, or WSIL. WSIL is a wholly owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WSIL.

Notice to Prospective Investors In the European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of our common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to shares of our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million and (3) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common stock in, from or otherwise involving the United Kingdom.

United Kingdom

          In addition, each underwriter: (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us, and (b) has complied and will comply with all applicable provision of the FSMA with respect to anything done by it in relation to our common stock in, from or otherwise involving the United Kingdom.

          Without limitation to the other restrictions referred to in this prospectus, this prospectus is directed only at (1) persons outside the United Kingdom; (2) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above) should not rely or act upon this communication.

France

          The prospectus (including any amendment, supplement or replacement thereto) has not been prepared in connection with the offering of our securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no security has been offered or sold or will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier; none of this prospectus or any other materials related to the offer or information contained in this prospectus relating to our common stock has been released, issued or distributed to the public in France except to permitted investors; and the direct or indirect resale to the public in France of any securities acquired by any permitted investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Hong Kong

          Shares of our common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our common stock may not be circulated or distributed, nor may shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired shares of our common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

          Our common stock has not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law, and each underwriter has agreed that it will not offer or sell any shares of our common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

          This document as well as any other material relating to shares of our common stock which are the subject of the offering contemplated by this prospectus do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

          Our common stock is being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase shares of our common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

          This document as well as any other material relating to our common stock is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Finance Center

          This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. Shares of our common stock which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on our common stock. If you do not understand the contents of this document you should consult an authorized financial adviser.

 LEGAL MATTERS

          Certain legal matters relating to this offering, including the validity of the shares of common stock to be issued in this offering, will be passed upon for us by DLA Piper LLP (US). In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "Material U.S. Federal Income Tax Considerations" is based on the opinion of DLA Piper LLP (US). Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters.

EXPERTS

          Ernst & Young LLP, our independent registered public accounting firm, has audited the consolidated balance sheet of ECM Realty Trust, Inc. as of July 12, 2010, as set forth in their report. This financial statement is included in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

          Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and related financial statement schedule of Equity Capital Management, LLC (Predecessor) as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, as set forth in their report. These financial statements and schedule are included in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

          Unless otherwise indicated, all statistical and economic market data included in this prospectus, including information relating to the net lease market contained in "Prospectus Summary," "Industry Background and Market Opportunity" and "Our Business" is derived from market information prepared for us by Rosen Consulting Group, a nationally recognized real estate consulting firm, and is included in this prospectus in reliance on Rosen Consulting Group's authority as an expert in such matters.

          The Broker Opinion of Value, which is filed as an exhibit to the registration statement of which this prospectus is a part, was prepared for us by Jones Lang LaSalle Americas, Inc. The information regarding the BOV, including the market cap rates and total market value, under "Prospectus Summary — Our Properties" and all of the information under "Our Business — Broker Opinion of Value" is derived from, and is subject to the qualifications and assumptions in, the BOV and is included in reliance on JLL's authority as an expert on such matters.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and shares of our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

          Upon completion of this offering, we will become subject to the information and reporting requirements of the Exchange Act and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference room and the website of the SEC referred to above.

ECM Realty Trust, Inc.

Index to Financial Statements

ECM REALTY TRUST, INC.
Pro Forma Condensed Consolidated Financial Statements (unaudited) :	F-2
Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010	F-3
Pro Forma Condensed Consolidated Notes to the Balance Sheet	F-4
Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2010	F-8
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009	F-9
Pro Forma Condensed Consolidated Notes to the Statements of Operations	F-10
Historical Financial Statements:
Report of Independent Registered Public Accounting Firm	F-16
Balance Sheet as of July 12, 2010	F-17
Notes to Balance Sheet	F-18
EQUITY CAPITAL MANAGEMENT, LLC (PREDECESSOR)
Report of Independent Registered Public Accounting Firm	F-20
Consolidated Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009 and 2008	F-21
Consolidated Statements of Operations for the Nine Months Ended September 30, 2010 and 2009 (unaudited) and for the Years Ended December 31, 2009, 2008 and 2007	F-22
Consolidated Statements of Changes in Equity for the Nine Months Ended September 30, 2010 (unaudited) and for the Years Ended December 31, 2009, 2008 and 2007	F-23
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2010 and 2009 (unaudited) and for the Years Ended December 31, 2009, 2008 and 2007	F-24
Notes to Consolidated Financial Statements	F-25
FINANCIAL STATEMENT SCHEDULE
Schedule III — Real Estate and Accumulated Depreciation	F-41

          All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or have been omitted because sufficient information has been included in the notes to the Consolidated Financial Statements.

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

          We have presented below unaudited pro forma condensed consolidated financial information that reflects the audited historical financial statements of Equity Capital Management, LLC (the "Predecessor") as adjusted to give pro forma effect to the formation transactions, this offering and the application of the net proceeds therefrom, including for the acquisition of our acquisition properties (summarized in the table on page 12 of this prospectus) ("Acquisition Properties"). The historical operations of ECM Realty Trust, Inc. have not been reflected in the unaudited pro forma condensed consolidated financial statements as the operations were not significant. We are providing this information to aid you in your analysis of the financial aspects of this offering.

          The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the financial statements and related notes of the Predecessor as of September 30, 2010 (unaudited) and December 31, 2009 and 2008 and for the nine months ended September 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, which are included elsewhere in this prospectus. This information should also be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

          The unaudited pro forma condensed consolidated balance sheet data at September 30, 2010 reflects the historical information of the Predecessor as of such date, as adjusted to give pro forma effect to the formation transactions, this offering and the application of the net proceeds therefrom as if they had occurred on September 30, 2010. The historical balances of the Predecessor have been reflected at carryover basis because for accounting purposes, the formation transactions and this offering are not deemed a business combination and do not result in a change of control. For similar reasons, the transactions with non-controlling equity holders of the Predecessor are considered the purchase of non-controlling interest and require no step-up in basis of the historical amounts. The value the Predecessor's controlling and non-controlling interest holders will receive for their contributions relates to their Predecessor ownership interests only and does not include any value associated with the settlement of any other relationship with the Predecessor. The assets and liabilities of the Acquisition Properties, however, have been recorded at fair value due to our purchase of a controlling interest. The purchase price allocations have not been finalized and are subject to change based upon recording of actual transaction costs, finalization of working capital adjustments and completion of our analysis of the fair value of tangible and intangible assets of the Acquisition Properties.

          The unaudited pro forma condensed consolidated statements of operations data for the nine months ended September 30, 2010 and the year ended December 31, 2009 reflect the historical information of the Predecessor adjusted to give pro forma effect to the formation transactions, this offering and the application of the net proceeds therefrom as if they had occurred on January 1, 2009.

          The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated statements of operations data and the unaudited pro forma condensed consolidated balance sheet data do not purport to represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010
(Unaudited and in thousands, except per share data)

	Predecessor	Acquisition Properties	Pro Forma Adjustments		ECM Realty Trust, Inc.
	(A)	(B)	(C)
Assets
Investments in real estate, net	$322,063	$222,333	$18,854	(5)	$436,579
			(126,671	)(7)
Cash and cash equivalents	3,367	(191,711)	228,000	(1)	3,270
			(19,327	)(2)
			8,117	(3)
			(25,081	)(4)
			15 (5)
			(110	)(7)
Escrow deposits	5,168	(1,865)	(395	)(7)	2,908
Deferred lease costs, net	41,003	24,294	1,557	(5)	53,890
			(12,964	)(7)
Deferred financing costs, net	2,551		(29	)(2)	3,799
			1,500	(3)
			(223	)(7)
Note receivable	3,875	—	3,298	(6)	7,173
Other assets	6,883	9,892	1,106	(5)	15,682
			(2,199	)(7)

Total assets	$384,910	$62,943	$75,448		$523,301

Liabilities and Equity
Liabilities:
Mortgage and other notes payable	$306,077	$60,935	$(18,788	)(2)	$239,639
			15,915	(5)
			(124,500	)(7)
Credit facility	—	—	9,617	(3)	9,617
Accounts payable, accrued expenses and other liabilities	5,728	—	(927	)(7)	4,801

Total liabilities	311,805	60,935	(118,683)		254,057
Series A Cumulative Convertible Preferred Units	—	—	21,013	(4)	21,013
Preferred Interest — Strategic Members	39,883	—	(42,034	)(4)	—
			2,151	(5)
			—	(7)
Equity:
Predecessor equity	33,222	—	3,865	(5)	—
			3,298	(6)
			(17,135	)(7)
			(23,250	)(8)
Stockholders' equity in ECM Realty Trust:
Common Stock	—	(4,532)	228,000	(1)	218,441
			(568	)(2)
			(4,060	)(4)
			(399	)(5)
Non-controlling interests — Common Units	—	6,540	23,250	(8)	29,790
				(9)

Total equity	33,222	2,008	213,001		248,231

Total liabilities and equity	$384,910	$62,943	$75,448		$523,301

See accompanying notes

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Notes to the Balance Sheet
September 30, 2010
(Unaudited and in thousands, except per share data)

(A)
Reflects the historical consolidated balance sheet of the Predecessor as of September 30, 2010, which is included elsewhere in this prospectus.

(B)
Reflects the use of offering proceeds to acquire the Acquisition Properties at the close of this offering as if it had occurred on September 30, 2010 as follows:

Cash(1)	$191,711
Common Units(2)	6,540
Mortgage loans(3)	60,935
Escrow deposits	1,865

Total	$261,051

(1)
Represents cash to be paid for either the ownership interest or the repayment of existing debt outstanding on the Acquisition Properties. The amount also includes acquisition costs of $4,532.

(2)
Represents $             being paid to affiliates of James G. Koman (in the form of common units of our operating partnership ("Common Units") valued at the offering date) for his interest in certain Acquisition Properties that were outside of his interest in our Predecessor.

(3)
Represents the estimated fair value of the mortgage loans to be assumed or newly obtained in connection with the purchase of the properties.

          The table below reflects the allocation of the purchase prices based upon the fair value of the Acquisition Properties to be purchased at the offering:

Investment in real estate, net(1)	$222,333
Deferred lease costs(1)	$24,294
Above market leases (other assets)(1)	$9,892
Cash and cash equivalents	$(191,711)
Escrow deposits	$(1,865)
Mortgage and other notes payable(1)	$60,935
Non-controlling interest — Common Units	$6,540
Common Stock(2)	$(4,532)

(1)
The purchase price allocations have been made in accordance with our allocation policies, which are consistent with the Predecessor's. See the footnotes to the consolidated financial statements of the Predecessor for additional information. We used the Acquisition Properties' contractual purchase prices as their estimated fair values. As indicated by the Broker Opinion of Value described elsewhere in this prospectus, current fair values of the Acquisition Properties have fluctuated since we put the Acquisition Properties under purchase contract and, in some cases, significantly increased. We will use the actual fair values, as determined by us, when we close on the purchase of the Acquisition Properties and record any gains or losses related to our acquisitions at that date. Proration of other operating balance sheet accounts (current operating assets and liabilities) have not been included as their estimated values approximate each other and are not deemed to be significant. None of the purchase

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Balance Sheet — (Continued)
September 30, 2010
(Unaudited and in thousands, except per share data)

  prices for the Acquisition Properties include the settlement of any pre-existing relationships.

(2)
The purchase price includes acquisition costs of $1,000 that are expensed as incurred and have been included in common stock. Also included in acquisition costs is a one-time brokerage fee of $3,532 owed to a related party for services rendered in connection with the Acquisition Properties. These fees, in the aggregate, are considered non-recurring and will not be included in the pro forma statements of operations.

    The construction of two Acquisition Properties will not be completed by the offering date. We will not purchase these properties until construction has been completed and the related tenant has occupied the space. These properties will be purchased with borrowings from our expected credit facility as follows:

Property	Purchase Price
FedEx Corporation — Wichita, KS	$14,423
FedEx Corporation — New Orleans, LA	$17,980
(C)
Reflects the following adjustments to present certain amounts pursuant to this offering as if they occurred as of September 30, 2010 as follows:

            (1)     To adjust for offering proceeds from the issuance of            million shares of common stock net of transaction costs related to this offering (underwriting discount of $17,500 and other offering expenses of $4,500):

Cash and cash equivalents	$228,000
Common Stock	$228,000

            (2)     To adjust for loans repaid related to Predecessor entities from offering proceeds as outlined in the "Use of Proceeds" section of this prospectus:

Mortgage and other notes payable	$(18,788)
Cash and cash equivalents	$(19,327)
Deferred financing fees	$(29)
Common Stock	$(568)

          Included in common stock is $539 of estimated debt defeasance costs related to the repayment of the above loans. These costs are considered non-recurring and will not be included in the pro forma statement of operations.

            (3)     To adjust for borrowings under the expected credit facility as part of the funding of our formation transactions:

Cash and cash equivalents	$8,117
Deferred financing fees	$1,500
Credit facility	$9,617

          We intend to make initial borrowings from a expected revolving credit facility of $9,617 as part of the funding of our formation transactions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Senior Revolving Credit Facility" section of this prospectus for the anticipated terms of the expected credit facility.

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Balance Sheet — (Continued)
September 30, 2010
(Unaudited and in thousands, except per share data)

            (4)     To adjust the interest of strategic investors affiliated with Transwestern Investment Company, L.L.C. (the "Strategic Members") that will be redeemed for cash in part and converted to Series A Cumulative Convertible Preferred Units to be issued by our operating partnership in part:

Preferred Interest — Strategic Members	$(42,034)
Cash and cash equivalents	$(25,081)
Series A Cumulative Convertible Preferred Units(i)	$21,013
Common Stock(ii)	$(4,060)

(i)
The operating partnership's Series A Cumulative Convertible Preferred Units ("Preferred Units") have no voting rights, receive a liquidation preference of $25 per unit and will be entitled to receive cumulative cash distributions, to the extent our operating partnership has available cash, at a rate of 7% per year of the liquidation preference (equivalent to $1.75 per year per unit). The Preferred Units will rank junior to our debt obligations, senior to the Common Units and therefore structurally senior to our common stock and senior to any future preferred stock. Holders of the Preferred Units may convert their units to Common Units based on the applicable conversion price, which initially will be the public offering price per share in this offering. We may convert all or a portion of the Preferred Units into Common Units at the applicable conversion rate under certain conditions or for cash in an amount equal to the liquidation preference plus accrued and unpaid distributions.
(ii)
To record the Strategic Members' unpaid contingent returns as outlined in Note 1 to the Predecessor's consolidated financial statements. As part of the formation transactions, the Strategic Members will be compensated based upon their equity interest in the Predecessor, including the unpaid contingent returns. These amounts have not been reflected in the pro forma statements of operations as they are considered to be non-recurring.

            (5)     To adjust for the purchase of the Novus International — St Charles, MO property by the Predecessor, subsequent to September 30, 2010, but before the completion of this offering:

Cash and cash equivalents	$15
Investment in real estate, net(1)	$18,854
Deferred lease costs(1)	$1,557
Above market leases (other assets)(1)	$1,106
Mortgage and other notes payable(1)	$15,915
Preferred Interest—Strategic Members(2)	2,151
Predecessor equity(2)	$3,865
Common Stock(3)	$(399)

  (1)
  The purchase price allocations have been made in accordance with the Predecessor's allocation policies. See the footnotes to the consolidated financial statements of the Predecessor for additional information. We used the property's contractual purchase prices as the estimated fair value. We will use the actual fair value, as determined by us, when we close on the purchase of the property and record any gain or loss related to our acquisition at that date. Proration of other operating balance sheet accounts (current operating assets and liabilities) have not been included as their estimated values approximate each other and are not deemed to be significant. The purchase price for the property does not include the settlement of any pre-existing relationship.

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Balance Sheet — (Continued)
September 30, 2010
(Unaudited and in thousands, except per share data)

  (2)
  The Strategic Member and certain non-controlling equity holders of the Predecessor have additional capital commitments, which will be used to fund the purchase price of this property.

  (3)
  The purchase price includes acquisition costs of $399, which are considered non-recurring and will not be included in the pro forma statements of operations.

            (6)     Adjustment to reflect an additional advance on our note receivable.

Note receivable	$3,298
Predecessor equity	$3,298

                  We have a financing and purchase agreement for a to-be-built Fed Ex distribution facility located in Grayslake, Illinois. We have provided a mezzanine loan to finance the construction of the property with an initial loan balance of $3,875 outstanding at September 30, 2010. See the footnotes to the consolidated financial statements of the Predecessor for additional information. The Predecessor will provide an additional advance of $3,298, subsequent to September 30, 2010, but before the completion of this offering. Certain non-controlling equity holders of the Predecessor have additional capital commitments, which will be used to fund the additional advance on the note receivable. The total amount of the note receivable will be converted into funding for the purchase of the property. No adjustments have been made to the statements of operations for the related interest income as the amounts are not considered significant.

            (7)     Adjustment to eliminate the historical operations of the excluded properties which will not be contributed to the Company by the Predecessor.

Investment in real estate, net	$(126,671)
Cash and cash equivalents	$(110)
Escrow deposits	$(395)
Deferred lease costs, net	$(12,964)
Deferred financing costs, net	$(223)
Other assets	$(2,199)
Mortgage and other notes payable	$(124,500)
Accounts payable, accrued expenses and other liabilities	$(927)
Preferred Interest — Strategic Members	$—
Predecessor equity	$(17,135)

              The excluded properties consist of nine theater properties that will not be contributed by our Predecessor.

            (8)     Reclassification of interest of the Predecessor equity into non-controlling interests — Common units:

Predecessor equity	$(23,250)
Non-controlling interests — Common Units	$23,250

            (9)     Adjustment to reflect the Common Unit holders' proportional ownership interest in our operating partnership after the completion of this offering:

Common Stock	$—
Non-controlling interests — Common Units	$—

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010
(Unaudited and in thousands, except per share data)

	Predecessor	Acquisition Properties	Pro Forma Adjustments		ECM Realty Trust, Inc.
	(A)	(B)	(C)
Revenue
Rental	$21,988	$17,003	$(9,204	)(1)		$31,152
			1,365	(2)
Property expense reimbursements and other income	993	—	(293	)(1)		700
			—	(7)

Total revenue	22,981	17,003				31,852
Expenses
Property operating expenses	517	1,008	(346	)(1)		1,179
Acquisition expenses	1,781	—	—			1,781
General and administrative expenses	1,588	—	(66	)(1)		5,250
			3,728	(5)
			—	(6)
Depreciation and amortization expense	8,522	3,503	(3,288	)(1)		9,429

			372	(2)
			(26	)(3)
			346	(4)
Total expenses	12,408	4,511				17,639

Income before other income (expense)	10,573	12,492				14,213
Other income (expense)
			6,146	(1)
Interest expense	(12,394)	(2,530)	(467	)(2)		(9,590)

			435	(3)
			(780	)(4)
Total other income (expense)	(12,394)	(2,530)				(9,590)

Net income (loss)	$(1,821)	$9,962				4,623

Net income attributable to non-controlling interests:
Preferred Units			(1,103	)(8)		(1,103)
Common Units			—	(9)		—

Net income available to common stockholders						$—

Earnings per share — basic:(10)
Income available to common shares					$

Net income available to common shares					$

Weighted average common shares outstanding

Earnings per share — diluted:(10)
Income available to common shares					$

Net income available to common shares					$

Weighted average common shares outstanding

See accompanying notes

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

	Predecessor	Acquisition Properties	Pro Forma Adjustments		ECM Realty Trust, Inc.
	(A)	(B)	(C)
Revenue
Rental	$27,986	$11,840	$(12,272	)(1)		$29,374
			1,820	(2)
Property expense reimbursements and other income	1,087	—	(642	)(1)		445
			—	(7)

Total revenue	29,073	11,840				29,819
Expenses
Property operating expenses	1,086	224	(728	)(1)		582
Acquisition expenses	13					13
General and administrative expenses	2,027	—	(105	)(1)		7,000
			5,078	(5)
			—	(6)
Depreciation and amortization expense	10,652	4,068	(4,384	)(1)		11,087

			496	(2)
			(207	)(3)
			462	(4)
Total expenses	13,778	4,292				18,682

Income before other income (expense)	15,295	7,548				11,137
Other income (expense)
			8,216	(1)
Interest expense	(16,694)	(1,506)	(622	)(2)		(11,171)
			475	(3)
			(1,040	)(4)
Gain on interest rate protection agreements	1,447	—	—			1,447

Total other income (expense)	(15,247)	(1,506)				(9,724)

Net income	$48	$6,042				1,413

Net income attributable to non-controlling interests:
Preferred Units			(1,471	)(8)		(1,471)
Common Units			—	(9)		—

Net income available to common stockholders						$—

Earnings per share — basic:(10)
Income available to common shares					$

Net income available to common shares					$

Weighted average common shares outstanding

Earnings per share — diluted:(10)
Income available to common shares					$

Net income available to common shares					$

Weighted average common shares outstanding

See accompanying notes

ECM Realty Trust, Inc.

Pro Forma Condensed Consolidated Notes to the Statements of Operations
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

          (A)    Reflects the historical consolidated statements of operations of the Predecessor for the nine months ended September 30, 2010 and for the year ended December 31, 2009, which are included elsewhere in this prospectus. Certain properties within the Predecessor portfolio were under construction in 2009 and 2010 or are currently under construction, with completion expected later this year or in early 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. The table below indicates either the date placed in service or the anticipated date construction of the property is expected to be completed. For the nine months ended September 30, 2010 and the 12 months ended December 31, 2009, the MeadWestvaco Corporation property provided nine months of rental revenue totaling $1,230 and 10 months of rental revenue totaling $2,029, respectively. For the nine months ended September 30, 2010 and the 12 months ended December 31, 2009, the Coca Cola Enterprises, Inc. and FedEx Ground Package System, Inc. properties were not in service and provided no revenue.

Property	City	Actual or Estimated In-Service Date
MeadWestvaco Corporation	Raphine, VA	3/1/2009
Coca Cola Enterprises, Inc	Shreveport, LA	12/1/2010
FedEx Corporation	Grayslake, IL (Chicago, IL)	3/1/2011

          (B)     Reflects the consolidated results of operations of the in-service Acquisition Properties for the nine months ended September 30, 2010 and the year ended December 31, 2009 adjusted to give pro forma effect to our acquisitions as if they had occurred on January 1, 2009 as follows:

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Rental revenue(1)	$17,003	$11,840
Property operating expenses(1)	$1,008	$224
Depreciation and amortization expense(2)	$3,503	$4,068
Interest expense(3)	$2,530	$1,506

(1)
The above adjustments reflect the historical operations of the in-service Acquisition Properties. Rental revenue has been adjusted to reflect our ownership of the properties and includes an adjustment for above market rent.

(2)
Depreciation and amortization expense is based upon our ownership and depreciation and amortization policies, which are consistent with the Predecessor's policies. See the footnotes to the Predecessor's consolidated financial statements for those policies.

(3)
Interest expense is representative of our ownership based upon our newly obtained mortgage loans or assumed mortgage loans being recorded at fair value and amortizing the related premium or discount along with the stated rate.

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Statements of Operations — (Continued)
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

          Certain properties within the Acquisition Properties were under construction in 2009 and 2010 or are currently under construction, with completion expected later this year or in 2011. As a result, the operations of these properties have not been included in our pro forma financial information or are included for only a portion of the periods presented. The following table sets forth the rental revenue for each of the Acquisition Properties included in rental revenue for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

		Nine Months Ended September 30, 2010		Year Ended December 31, 2009
Property	City	Number of months of rental revenue	Rental revenue	Number of months of rental revenue	Rental revenue
Express Scripts, Inc.	Bellerive, MO	9	$2,161	12	$2,828
Hewlett-Packard Company	Pontiac, MI	9	4,967	2	1,104
Federal Express Corp.	New York, NY	9	1,329	12	1,772
FedEx Corporation	Witchita, KS	—	—	—	—
FedEx Corporation	St. Charles Parish, LA	—	—	—	—
Aviall Services, Inc.	Dallas, TX	9	2,654	—	—
Express Scripts, Inc.	Berkeley, MO	5	728	—	—
FedEx Ground Package System, Inc.	Brandenton, FL	9	786	11	960
FedEx Ground Package System, Inc.	Ann Arbor, MI	9	495	12	660
FedEx Ground Package System, Inc.	Franklin, PA	9	133	12	178
FedEx Ground Package System, Inc.	McComb, MS	9	168	12	224
FedEx Ground Package System, Inc.	Chattanooga, TN	9	789	12	1,051
Caterpillar Inc.	Elko, NV	9	851	12	1,135
FedEx Ground Package System, Inc.	Shakopee, MN	9	682	12	910
Walgreen Co.	Lafayette, MO	9	252	1	28
Walgreen Co.	Troy, IL	9	218	1	24
Walgreen Co.	Dellwood, MO	9	258	9	258
Walgreen Co.	Maryville, IL	9	266	12	355
Walgreen Co.	Wildwood, MO	9	264	12	352

			$17,003		$11,840

          Rental revenue includes cash base rents of $16,833 and $11,959, straight-line rent adjustments of $813 and $448 and amortization of above-market leases of $(643) and $(567) for the nine months ended September 30, 2010 and December 31, 2009, respectively.

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Statements of Operations — (Continued)
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

          (C)    Reflects the following adjustments to present certain amounts pursuant to this offering as if they had occurred on January 1, 2009 as follows:

            (1)     Adjustment to eliminate the historical operations of the excluded properties which will not be contributed to the Company by the Predecessor.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Rental	$(9,204)	$(12,272)
Property expense reimbursement and other income	$(293)	$(642)
Property operating expenses	$(346)	$(728)
General and administration expense	$(66)	$(105)
Depreciation and amortization expense	$(3,288)	$(4,384)
Interest expense	$(6,146)	$(8,216)

            (2)     To adjust for the purchase of the Novus International — St Charles, MO property by the Predecessor, subsequent to September 30, 2010, but before the completion of this offering:

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Rental revenue(1)	$1,365	$1,820
Depreciation and amortization
expense(2)	$372	$496
Interest expense(3)	$467	$622

(1)
The above adjustments reflect the historical operations of the property and include an adjustment for above-market rent based upon our ownership.

(2)
Depreciation and amortization expense is based upon the Predecessor's policies. See the footnotes to the Predecessor's consolidated financial statements for those policies.

(3)
Interest expense is representative of our ownership based upon our newly obtained mortgage loan.

            (3)     To eliminate interest expense and deferred-financing fee amortization expense related to Predecessor entities loans being repaid from offering proceeds:

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Amortization expense	$(26)	$(207)
Interest expense	$(435)	$(475)

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Statements of Operations — (Continued)
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

            (4)     To adjust for additional interest expense and deferred financing fees amortization expense associated with the expected credit facility.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Amortization expense	$346	$462
Interest expense	$780	$1,040

            The additional interest expense on credit facility borrowings was based on the assumption that the last dollars spent to purchase the Acquisition Properties would be borrowings under the credit facility and that those funds would be used to purchase properties which were then recently completed and which had limited or no activity in the pro forma statements of operations.

            (5)     Adjustment for additional general and administrative expenses to be incurred operating as a public company. These additional costs include, but are not limited to, additional compensation, board of director fees and expenses (including amortization, on a straight-line basis over the vesting period, of compensation expense related to time-based restricted shares to be issued to our officers and non-management directors pursuant to our formation transactions), directors and officers insurance, legal and accounting fees and other costs.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
General and administrative	$3,728	$5,078

            (6)     Adjustment to recognize compensation expense for dividends paid during the vesting period related to performance-based restricted shares to be issued in connection with the formation transactions as outlined in the "Management" section of this prospectus. No performance-based restricted shares, if any, will vest until December 31, 201  . The amount vesting will depend on our performance over the period from January 1, 2011 until December 31, 201  . Depending on our performance, the amount vesting may be as little as 0% of the awarded shares and as much as 100% of the awarded shares. All performance-based restricted shares of our common stock not vesting on December 31, 201  will be forfeited. We made no adjustment for amortization of compensation expense related to the performance-based restricted shares because of the uncertainty in whether the shares will vest, particularly the uncertainty in achievement of the applicable performance thresholds. If vesting of the performance-based shares were certain, we would need to recognize aggregate related compensation expense of $             , which we would amortize over the         years following the consummation of this offering until vesting of the shares on December 31, 201  .

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
General and administrative	$	$

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Statements of Operations — (Continued)
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

            (7)     Adjustment to recognize management fee revenue for management services provided to the excluded properties.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Property expense reimbursements and other income	$	$

            The management fee is based upon         and is subject termination upon the sale of the excluded properties.

            (8)     Adjustment for the preferred distribution allocation for the issuance of the Preferred Units with an annual return of 7% on the liquidation preference.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Net income attributable to noncontrolling interest:
Preferred Units	$1,103	$1,471

            (9)     Adjustment to allocate net income attributable to non-controlling interests Common Units based upon their proportional ownership interest in our operating partnership of         % after the completion of this offering.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Net income attributable to non-controlling interests:
Common Units	$	$

ECM Realty Trust, Inc.
Pro Forma Condensed Consolidated Notes to the Statements of Operations — (Continued)
For the Nine Months Ended September 30, 2010 and
for the Year Ended December 31, 2009
(Unaudited and in thousands, except per share data)

            (10)   The following tables set forth the computation of net income per share — basic and net income per share — diluted.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Numerator for net income per share — basic:
Net income	$	$
Net income attributable to noncontrolling interests:
Preferred Units
Common Units

Numerator for net income per share — basic	$	$

Numerator for net income per share — diluted:	$	$
Net income
Net income attributable to noncontrolling interests:
Preferred Units
Common Units

Numerator for net income per share — diluted	$	$

Denominator for net income per share — basic and diluted:
Denominator for net income per share — basic
Effect of dilutive securities:
Common Units
Long-term compensation award shares

Denominator for net income per share — diluted

Net income per share — basic	$	$

Net income per share — diluted	$	$

ECM Realty Trust, Inc.

Report of Independent Registered Public Accounting Firm

The Stockholder and Board of Directors of ECM Realty Trust, Inc.

          We have audited the accompanying balance sheet of ECM Realty Trust, Inc. (the "Company") as of July 12, 2010. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

          In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ECM Realty Trust, Inc. at July 12, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Chicago, IL
July 21, 2010

ECM Realty Trust, Inc.

Balance Sheet

July 12, 2010

Assets:
Cash	$2,000

Total assets	$2,000

Stockholders' Equity:
Common stock, $0.01 par value, 10,000,000 shares authorized, 100 shares issued and outstanding	$1
Additional paid in capital	1,999

Total stockholders' equity	$2,000

See accompanying notes.

ECM Realty Trust, Inc.

Notes to Balance Sheet
July 12, 2010

1.       Organization

          ECM Realty Trust, Inc. (the "Company") was organized in Maryland on December 30, 2009. Under its Articles of Incorporation, the Company is authorized to issue up to 10,000,000 shares of common stock. The Company was initially capitalized by issuing 100 shares of common stock to Shelby Pruett, Director of the Company, for a par value of $0.01 per share. The Company has had no other operations since its formation.

          The Company is in the process of preparing for an initial public offering pursuant to which it proposes to issue common stock to the public (the "Offering"). The Company intends to file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed initial public offering of common stock. The Company intends to contribute the proceeds of this offering to ECM Realty Trust L.P., a Delaware limited partnership, (the "Operating Partnership") for a general partner interest in the partnership. The Company, as the sole general partner of the Operating Partnership, will have responsibility and discretion in the management and control of the Operating Partnership, and the limited partners of the Operating Partnership, in such capacity, will have no authority to transact business for, or participate in the management activities of the Operating Partnership. Accordingly, the Company will consolidate the Operating Partnership.

          The Operating Partnership intends to acquire, manage and lease commercial real estate properties. The Company will contribute the net proceeds of this offering to the Operating Partnership in exchange for a number of common units equal to the number of shares of our common stock sold in this offering. Cash contributed to the Operating Partnership by the Company will be used primarily to:

  •
  acquire 100% ownership interests in certain properties owned by ECM Diversified Income & Growth Fund, LLC and ECM Income & Growth Fund III, LLC, (collectively the "ECM Funds") and to acquire the management company, Equity Capital Management, LLC ("ECM");

  •
  acquire ownership interests in certain properties pursuant to purchase and sale agreements between certain third-party sellers and the Operating Partnership;

  •
  repay/defease certain outstanding non-recourse mortgage indebtedness encumbering certain of the properties acquired from the ECM Funds; and

  •
  and for working capital and general corporate purposes.

          The Company will be subject to the risks involved with the ownership and operation of commercial real estate. These include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, including creditworthiness of tenants, competition for tenants, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.

2.    Summary of Significant Accounting Policies

Basis of Presentation

          The accompanying balance sheet is presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles ("GAAP").

ECM Realty Trust, Inc.
Notes to Balance Sheet — (Continued)
July 12, 2010

2.    Summary of Significant Accounting Policies — (Continued)

Use of Estimates

          Preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions, including but not limited to the estimates and assumptions set forth above, that may affect the amounts reported in the balance sheet and related notes. The actual results could differ from these estimates.

Fiscal year end

          The Company has adopted December 31 as its fiscal year end.

Income Taxes

          If this offering is successfully concluded, the Company intends to file an election to be taxed as a real estate investments trust ("REIT") in accordance with the sections 856 and 860 of the Internal Revenue Code of 1986, as amended. The Company believes that it is organized and will operate in the manner that will allow it to be taxed as REIT. As a REIT, the Company will generally be entitled to deduction for dividends paid and therefore will not be subject to federal corporate income tax on its net taxable income that is being distributed to its stockholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

Offering Costs

          In connection with this Offering, affiliates of the Company have or will incur legal, accounting, and related costs, which will be reimbursed by the Company upon the consummation of this Offering. Such costs will be deducted from the proceeds of this Offering.

Equity Capital Management, LLC

Report of Independent Registered Public Accounting Firm

The Members
Equity Capital Management, LLC

          We have audited the accompanying consolidated balance sheets of Equity Capital Management, LLC (the Company), as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule listed in the Index to Financial Statements at F-1. These financial statements and the schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Equity Capital Management, LLC at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

June 21, 2010

Equity Capital Management, LLC

Consolidated Balance Sheets
(dollars in thousands)

		December 31,
	September 30, 2010
		2009	2008
	(unaudited)
Assets
Investments in real estate:
Land	$61,394	$58,931	$58,931
Building and improvements	271,111	246,353	247,384
Construction in process	9,659	—	—

	342,164	305,284	306,315
Accumulated depreciation	(20,101)	(15,248)	(9,063)

	322,063	290,036	297,252
Cash and cash equivalents	3,367	2,505	1,937
Deferred rent	4,972	3,989	2,564
Escrow deposits	5,168	1,691	1,391
Note receivable	3,875	—	—
Deferred lease costs (net of accumulated amortization of $11,643, $8,895, and $5,337 at September 30, 2010 and December 31, 2009 and 2008, respectively)	41,003	38,266	41,824
Deferred financing costs (net of accumulated amortization of $2,922, $2,151 and $1,257, at September 30, 2010 and December 31, 2009 and 2008, respectively)	2,551	1,762	2,641
Other assets	1,911	856	1,162

Total Assets	$384,910	$339,105	$348,771

Liabilities and Equity
Liabilities:
Mortgage and other notes payable	$306,077	$273,262	$274,017
Accounts payable and accrued expenses	3,754	1,888	2,037
Prepaid rent and other liabilities	1,974	3,680	7,139

Total liabilities	311,805	278,830	283,193
Preferred Interest — Strategic Members	39,883	33,097	33,680
Equity
Controlling interest	1,567	1,403	1,998
Non-controlling interests	31,655	25,775	29,900

Total Equity	33,222	27,178	31,898

Total Liabilities and Equity	$384,910	$339,105	$348,771

See accompanying notes.

Equity Capital Management, LLC

Consolidated Statements of Operations
(dollars in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
Revenue
Rental	$21,988	$20,988	$27,986	$23,949	$14,737
Property expense reimbursements	482	671	1,020	980	909
Other income	511	43	67	80	388

Total revenue	22,981	21,702	29,073	25,009	16,034
Expenses
Property operating expenses	517	719	1,086	1,162	913
Acquisition expenses	1,781	—	13	—	—
General and administrative expenses	1,588	1,434	2,027	1,822	1,229
Depreciation and amortization expense	8,522	7,993	10,652	9,001	5,461

Total expenses	12,408	10,146	13,778	11,985	7,603

Income before other income (expense) and discontinued operations	10,573	11,556	15,295	13,024	8,431

Other income (expense):
Income from investment in real estate venture	—	—	—	94	810
Interest expense	(12,394)	(12,734)	(16,694)	(14,952)	(9,767)
Gain (loss) on interest rate protection agreements	—	1,210	1,447	(683)	(764)

Total other expense	(12,394)	(11,524)	(15,247)	(15,541)	(9,721)

Income (loss) from continuing operations	(1,821)	32	48	(2,517)	(1,290)
Discontinued operations (including gain on sale of real estate of $533 in 2008)	—	—	—	491	(17)

Net income (loss)	(1,821)	32	48	(2,026)	(1,307)
Strategic Members' preferred return	(2,019)	(1,715)	(2,158)	(2,059)	(1,503)

Net loss attributable to controlling and non-controlling interests	(3,840)	(1,683)	(2,110)	(4,085)	(2,810)
Net loss attributable to non-controlling interests	4,344	2,106	2,699	4,432	3,089

Net income attributable to controlling interest	$504	$423	$589	$347	$279

See accompanying notes.

Equity Capital Management, LLC

Consolidated Statements of Changes in Equity
(dollars in thousands)

For the Nine Months ended September 30, 2010 (unaudited)
and Years ended December 31, 2009, 2008 and 2007

	Controlling Interest	Non-Controlling Interest	Total
Equity at January 1, 2007	$1,290	$23,580	$24,870
Capital contributions	373	9,571	9,944
Offering costs	(4)	(72)	(76)
Distributions	(200)	(2,096)	(2,296)
Comprehensive income (loss):	—	—	—
Net income (loss)	279	(3,089)	(2,810)

Comprehensive income (loss):	279	(3,089)	(2,810)

Equity at December 31, 2007	1,738	27,894	29,632
Capital contributions	—	12,216	12,216
Offering costs	(8)	(307)	(315)
Distributions	(20)	(3,148)	(3,168)
Comprehensive income (loss):	—	—	—
Net income (loss)	347	(4,432)	(4,085)
Unrealized loss on interest rate protection agreements	(59)	(2,323)	(2,382)

Comprehensive income (loss):	288	(6,755)	(6,467)

Equity at December 31, 2008	1,998	29,900	31,898
Capital contributions	—	599	599
Offering costs	(1)	(43)	(44)
Distributions	(1,209)	(2,991)	(4,200)
Comprehensive income (loss):	—	—	—
Net income (loss)	589	(2,699)	(2,110)
Unrealized income on interest rate protection agreements	26	1,009	1,035

Comprehensive income (loss):	615	(1,690)	(1,075)

Equity at December 31, 2009	1,403	25,775	27,178
Capital contributions	—	11,684	11,684
Offering costs	(1)	(35)	(36)
Distributions	(378)	(2,945)	(3,323)
Comprehensive income (loss):	—	—	—
Net income (loss)	504	(4,344)	(3,840)
Unrealized income on interest rate protection agreements	39	1,520	1,559

Comprehensive income (loss):	543	(2,824)	(2,281)

Equity at September 30, 2010	$1,567	$31,655	$33,222

See accompanying notes.

Equity Capital Management, LLC

Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
Operating activities
Net income (loss)	$(1,821)	$32	$48	$(2,026)	$(1,307)
Adjustments to reconcile net income attributable to controlling interest to net cash provided by operating activities:
Depreciation and amortization expense	8,522	7,993	10,652	9,161	5,598
Income from investment in real estate ventures	—	—	—	(94)	(810)
Distributions from investment in real estate ventures	—	—	—	154	740
(Gain) loss on interest rate protection agreements	—	(1,210)	(1,447)	683	764
Gain on sale of investment in real estate	—	—	—	(533)	—
Changes in operating assets and liabilities:
Escrow deposits	(620)	(92)	(124)	(266)	(109)
Deferred rent	(983)	(1,126)	(1,425)	(1,477)	(879)
Accounts payable and accrued expenses	1,866	(279)	(128)	611	348
Prepaid rent and other liabilities	(49)	(240)	54	173	141
Other assets	(844)	480	291	(389)	(381)

Net cash provided by operating activities	6,071	5,558	7,921	5,997	4,105
Investing activities
Capital expenditure escrow	(2,001)	—	—	(150)	—
Net proceeds from sale of investment in real estate	—	(21)	(21)	6,428	—
Investments in real estate	(42,674)	—	—	(106,864)	(69,642)
Other liabilities	—	—	—	243	(212)
Note receivable	(3,875)	—	—	—	—
Payment of earnest money deposits	(1,686)		(176)	—	—

Net cash used in investing activities	(50,236)	(21)	(197)	(100,343)	(69,854)
Financing activities
Proceeds from mortgage and other notes payable	87,625	—	—	87,500	54,664
Principal payments of mortgage and other notes payable	(54,810)	(559)	(755)	(5,247)	—
Capital contributions from Members	11,684	599	599	12,216	9,944
Capital contributions from Strategic Members	6,786	(584)	(583)	8,636	6,717
Distributions to Members	(3,323)	(3,517)	(4,200)	(3,168)	(2,296)
Preferred return to Strategic Members	(2,019)	(1,715)	(2,158)	(2,059)	(1,503)
Mortgage note reserves	830	—	—	(830)	—
Payment of offering costs	(36)	(28)	(44)	(315)	(76)
Payment of financing costs	(1,710)	—	(15)	(1,780)	(860)

Net cash provided by (used in) financing activities	45,027	(5,804)	(7,156)	94,953	66,590

Net change in cash and cash equivalents	862	(267)	568	607	841
Cash and cash equivalents at the beginning of the period	2,505	1,937	1,937	1,330	489

Cash and cash equivalents at the end of the period	$3,367	$1,670	$2,505	$1,937	$1,330

Supplemental disclosure of non-cash activities
Loss on sale included in accounts payable and accrued expenses	$—	$—	$—	$21	$—
Basis reduction from investment tax credit program	309	945	1,031	—	—
Write-off of fully amortized finance fees	150	—	—	—	—

See accompanying notes.

Equity Capital Management, LLC

Notes to Consolidated Financial Statements
(dollars in thousands)

1.       Organization

          Equity Capital Management, LLC (ECM), and its subsidiaries (collectively the Company), Delaware limited liability companies, own and operate primarily single tenant properties, subject to net operating leases, located throughout the United States that are diversified by corporate credit, physical geography, product type, and lease duration. The Company began operations in 2003.

          As of September 30, 2010, the Company owned the following properties (the Properties):

Property Type	Location	Date Acquired	Square Footage
			(Unaudited)
Industrial	5491 Campus Drive,	May 28, 2010	100,000
	Shreveport, LA (Shreveport)(1)
Industrial	271 Lofton Road,	May 26, 2010	619,637
	Raphine, VA (Raphine)
Office	2245 & 2247 Northlake Parkway,	August 1, 2008	406,292
	Tucker GA (Tucker)(2)
Office	4300 Duncan Avenue	March 7, 2008	171,750
	St. Louis, MO (St. Louis)(3)
Office	1 CSR Drive	December 28, 2007	78,421
	Brownsville, TX (Brownsville)
Office	3752 Wheeler Road	October 4, 2007	78,421
	Augusta, GA (Augusta)(4)
Office	6000 Perimeter Drive	August 20, 2007	149,961
	Dublin, OH (Dublin)
Office	4080 27th Court SE	April 26, 2007	68,000
	Salem, OR (Salem)
Retail	2480 E-W Connector Rd	October 5, 2006	88,660
	Austell, GA (Austell)
Retail	2651 Fairfield Commons Dr	October 5, 2006	75,149
	Beavercreek, OH (Beavercreek)
Retail	1025 Tierra Del Rey	October 5, 2006	55,820
	Chula Vista, CA (Chula Vista)
Retail	525 Marketplace Drive	October 5, 2006	76,315
	Henrietta, NY (Henrietta)
Retail	7901 Pat Booker Road	October 5, 2006	81,836
	Live Oak, TX (Live Oak)
Retail	2535 82nd Street	October 5, 2006	59,680
	Lubbock, TX (Lubbock)
Retail	12300 Civic Center Drive	October 5, 2006	80,000
	Norwalk, CA (Norwalk)
Retail	4730 Valley View Blvd NW	October 5, 2006	51,530
	Roanoke, VA (Roanoke)
Retail	7065 Mt. Zion Circle	October 5, 2006	88,000
	Morrow, GA (Southlake)
Industrial	2490 Commerce Drive,	July 28, 2006	114,595
	Marianna, FL (Marianna)

(1)
The Shreveport property was under construction as of September 30, 2010. The Company's ownership of the Shreveport property is in the form of a leasehold interest with the Caddo-Bossier Parishes Port

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

  Commission, which owns fee simple title to the property pursuant to a "bonds for title" transaction that provides property tax abatements to the tenant. At the Company's option, the leasehold interest may be canceled at any time and title transferred to the Company for nominal consideration. For accounting purposes, the land has been consolidated by the Company.

(2)
The Company's ownership of the Tucker property is in the form of a leasehold interest with the DeKalb County Development Authority, which owns fee simple title to the property pursuant to a "bonds for title" transaction that provides property tax abatements to the tenant. At the Company's option, the leasehold interest may be canceled at any time and title transferred to the Company for nominal consideration. For accounting purposes, the land has been consolidated by the Company.

(3)
On March 7, 2008, the Company purchased a 90% interest in the St. Louis property. Prior to March 7, 2008, the Company owned a preferred non-controlling interest (see Note 6).

(4)
The Company's ownership of the Augusta property is in the form of a leasehold interest with the Development Authority of Richmond County, which owns fee simple title to the property pursuant to a "bonds for title" transaction that provides property tax abatements to the tenant. At the Company's option, the leasehold interest may be cancelled at any time and title transferred to the Company for nominal consideration. For accounting purposes, the land has been consolidated by the Company.

          In 2008, the Company sold its interest in 15010 Memorial Drive, a retail center located in Houston Texas (Sold Property). The operations for this property have been reflected in discontinued operations in the consolidated financial statements.

          The Properties are owned by two investment funds, ECM Diversified Income & Growth Fund, LLC (ECM DIG) and ECM Income & Growth Fund III, LLC (ECM III) (ECM DIG and ECM III collectively, the Investment Funds). ECM has a common member ownership interest in the Investment Funds and is also their managing member. ECM has consolidated the Investment Funds based upon its control over the Investment Funds.

          The Company shall continue in existence in perpetuity until it is sooner dissolved or otherwise terminated in accordance with the operating agreement. ECM DIG shall continue until March 31, 2011 and ECM III shall continue until five years after its most recent acquisition (currently May 28, 2015). The termination date for the Investment Funds can be extended subject to certain conditions as defined in their membership agreements.

          The members of the Investment Funds are comprised of two classes: the Strategic Members and common Class A members (ECM through its subsidiaries is a Class A member as well as its Managing Member). The Strategic Members are entitled to a current payment of 7% per annum (Strategic Member Preferred Return) on the Strategic Members' capital contributions, compounded annually. The Strategic Members are also entitled to a payment of 2.5% to 2.95% per annum on the Strategic Members' capital contributions, compounded annually, payable subject to sufficient proceeds from capital events, as defined (Contingent Return). The Strategic Members' interests in the Investment Funds are redeemable upon the disapproval by the Strategic Members of an Investment Fund termination date extension request for a Redemption Price, defined as the sum of the Strategic Members' outstanding interests and all unpaid Strategic Member Preferred Returns and Contingent Returns, as defined in the respective membership agreements. As a result of this redemption right, the Strategic Members' interest has not been included in equity in the consolidated balance sheet. The Strategic Members' unpaid Contingent Returns as of September 30, 2010, December 31, 2009 and 2008 are $3,045 (unaudited), $2,313, and $1,423, respectively.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

          The non-controlling interest represents the Class A memberships not held by ECM. Allocations of losses are only made to the Class A members based upon their percentage interest in the Investment Funds. Allocations of profit and distributions to members, after payment of the Strategic Member Preferred Return, are generally made in accordance with each member's percentage interest in the Company until the Class A members' receive profits to offset any previously allocated losses and a return on their capital contributions ranging from 6% to 9%, as defined in the membership agreement. The aggregate amount of the capital commitments of all members as of September 30, 2010, December 31, 2009 and 2008 is $181,150 (unaudited), $177,075 and $175,825, respectively, subject to certain conditions, with aggregate available capital commitments of all members of $118,266, $113,609 and $108,720, respectively. As of September 30, 2010, December 31, 2009 and 2008, the members had contributed $103,161 (unaudited), $84,391 and $84,391, respectively of which $40,444 (unaudited), $33,658 and $34,241, respectively, was contributed by the Strategic Members.

          The controlling interest represents ECM's interest in the Investment Funds and the operations of the non-Investment Fund subsidiaries. Allocation of profits, losses and distributions to controlling interest membership is based upon their percentage interests.

2.      Summary of Significant Accounting Policies

Basis of Consolidation

          ECM has applied the accounting guidance which determines whether a general partner or the general partners as a group control a limited partnership or similar entity and therefore should consolidate the entity (primarily corporate interests), in the preparation of these consolidated financial statements. As a result, ECM consolidates its majority-owned subsidiaries in which it has the ability to control the operations of the subsidiaries and entities in which it has a controlling direct or indirect voting interest. All inter-company transactions have been eliminated in consolidation.

Quarterly reporting

          The consolidated financial statements and notes of the Company as of and for the nine months ended September 30, 2010 and 2009 have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's consolidated balance sheet, consolidated statements of operations, and cash flows have been included and are of a normal and recurring nature. The consolidated statements of operations and cash flows for the nine months ended September 30, 2010 and 2009 are not necessarily indicative of full year results.

Recently Adopted Accounting Pronouncements

          Effective January 1, 2009, the Company adopted the updated accounting guidance related to business combinations, which (i) establishes the acquisition-date fair value as the measurement objective for all assets acquired, liabilities assumed, and any contingent consideration, (ii) requires expensing of most transaction costs that were previously capitalized, and (iii) requires the acquirer to disclose the information needed to evaluate and understand the nature and financial effect of the business combination to investors and other users. The adoption of this guidance will only impact the accounting for acquisitions the Company completes after January 1, 2009.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

          The Company adopted the new authoritative guidance which establishes the accounting and reporting standards for non-controlling interests, previously called minority interests. This new guidance requires that a non-controlling interest be reported in the Company's consolidated balance sheets within equity. Also, the new guidance requires consolidated net income to be reported at amounts inclusive of both attributable to the controlling and non-controlling interests, and separately, the amounts attributable to the controlling and non-controlling interests, all on the face of the consolidated statements of operations. The consolidated financial statements reflect the retrospective application of this accounting standard adopted by the Company effective January 1, 2009.

          On January 1, 2009, the Company adopted the updated accounting guidance related to disclosures about derivative instruments and hedging activities, which is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Among other requirements, entities are required to provide enhanced disclosures about (1) how and why an entity uses derivative instruments, (2) the accounting treatment for derivative instruments and related hedged items, and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. Other than enhanced disclosure requirements, the adoption of this guidance did not have a material effect on the Company's consolidated financial statements.

          On April 1, 2009, the Company adopted additional updated accounting guidance related to fair value measurements and disclosures, which clarifies the guidance for fair value measurements, when the volume and level of activity for the asset or liability have significantly decreased, and includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of this guidance did not have a material effect on the Company's consolidated financial statements.

          On April 1, 2009, the Company adopted the updated accounting guidance, related to subsequent events, which establishes principles and requirements for evaluating, recognizing and disclosing subsequent events. The updated guidance was applied prospectively and did not have an impact on the Company's consolidated financial statements and the required disclosures are presented in Note 11.

          In July 2009, the Financial Accounting Standards Board (FASB) issued the Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification) which revises the framework for selecting the accounting principles to be used in the preparation of financial statements that are presented in conformity with GAAP. The objective of the Codification is to establish the FASB Accounting Standards Codification ("ASC") as the source of authoritative accounting principles recognized by the FASB. In adopting the Codification, all non-grandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed non-authoritative. The Codification has been reflected in these consolidated financial statements.

          On January 1, 2010, the Company adopted the FASB's accounting standard update on Consolidation: Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities. The guidance requires an enterprise to analyze whether its variable interest gives it a controlling financial interest in a variable interest entity ("VIE"). This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (ii) the obligation to absorb losses or receive benefits of the VIE that could potentially be significant to the entity. The guidance also requires an enterprise to perform this analysis on an ongoing basis and requires additional disclosures about an enterprise's involvement in VIEs. The Company did not have to consolidate or deconsolidate any entities as a result of this adoption.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

          On January 21, 2010, the FASB issued an accounting standard update, Fair Value Measurements and Disclosures): Improving Disclosures about Fair Value Measurements which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions ii) transfers between all levels (including Level 1 and Level 2) on a gross basis (i.e. transfers out are disclosed separately from transfers in) as well as the reason(s) for the transfer and iii) purchases, sales, issuances and settlements are shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009; however, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The impact of adopting this standard update did not have a material impact on the Company's consolidated financial condition or results of operations.

Investments in Real Estate

          The Company recognizes all assets acquired and liabilities assumed in a transaction at the acquisition-date fair value. In addition, the Company is required to expense acquisition-related costs as incurred effective January 1, 2009, value non-controlling interests at fair value at the acquisition date, and expense restructuring costs associated with an acquired business.

          Buildings and improvements, including acquisition costs incurred prior to January 1, 2009, are included in investments in real estate and stated at historical cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements, which improve or extend the useful life of the asset, are capitalized.

          The Company allocates the purchase price of properties to net tangible and identified intangible assets acquired based on their fair values. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition of the respective property and other market data. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing, and leasing activities in estimating the fair value of the tangible and intangible assets acquired. The allocation of purchase price to intangible assets considers an estimate of carrying costs during expected lease-up periods considering current market conditions, including current lease rates, tenant improvements and leasing commissions to execute similar leases. These costs are classified as deferred lease costs on the consolidated balance sheets.

          The fair value of the tangible assets of an acquired leased property is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on the determination of the estimated fair values of these assets.

          In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded as other assets or liabilities based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases, and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

          The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as-if-vacant, determined as set forth above. The value of in-place leases exclusive of the value of above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off.

          The value of tenant relationships is reviewed in connection with individual transactions to determine if future value was derived from the acquisition.

          Except for amounts attributed to land, real estate related assets are depreciated or amortized over their estimated useful lives using the straight-line method as follows:

Asset Type	Period
Buildings and improvements	40 years
Leasehold improvements	Life of related lease
Deferred lease costs	Life of related lease
Above/below market rent	Life of related lease

          For the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, amortization of deferred lease costs of $2,747 (unaudited), $2,669 (unaudited), $3,559, $3,069 and $1,902, respectively, was included in amortization expense in the Company's consolidated statements of operations.

          The unamortized balance of deferred lease costs will be charged to depreciation and amortization expense through 2023 as follows:

Year Ended December 31
2010	$3,559
2011	3,559
2012	3,559
2013	3,559
2014	3,559
Thereafter	20,471

$38,266

          The Company recognizes impairment losses for its properties when indicators of impairment are present and a property's expected undiscounted cash flows are not sufficient to recover the Properties' carrying amount. No impairment losses were recorded for the nine months ended September 30, 2010 and 2009 (unaudited) or for years ended December 31, 2009, 2008 and 2007.

Investment in Real Estate Ventures

          The Company accounted for its investment in real estate ventures where it did not have a controlling interest using the equity method of accounting.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

Cash Equivalents

          Cash equivalents include all liquid investments with an original maturity of three months or less when purchased. The carrying amount approximates fair value due to the short maturity of the investments.

Escrow deposits

          Escrow deposits include utility deposits, replacement and maintenance reserves, tax and insurance escrow requirements, and earnest money deposits for future acquisitions. In addition, as of September 30, 2010, the Shreveport property construction escrow of $2,151 is included in escrow deposits.

Deferred Financing Costs

          Financing costs include costs incurred to obtain financing. These costs are recorded at cost and amortized over the terms of their respective agreements on a straight-line basis, which approximates the effective-interest method, and are included in deferred financing costs in the consolidated balance sheets.

Interest Rate Protection Agreements

          The Company enters into interest rate protection agreements to minimize interest rate fluctuations. Interest rate protection agreements, whether designated for hedging relationships or not, are recorded on the consolidated balance sheets as assets or liabilities and carried at fair value. At the inception of an interest rate protection agreement, the Company determines whether the instrument will be part of a qualifying hedge accounting relationship or whether it will be accounted for as a trading instrument. The changes in fair value of interest rate protection agreements accounted for as qualifying hedge accounting relationships are reported as comprehensive income (loss) in the consolidated balance sheets and interest rate protection agreements accounted for as trading instruments are reported in the consolidated statements of operations as unrealized gain (loss) on interest rate protection agreements. The Company has elected to treat certain interest rate protection agreements as qualifying hedge accounting relationships and certain interest rate protection agreements as trading instruments.

          The Company is exposed to credit loss in the event of non-performance by the counterparty under the interest rate swaps, but the Company does not expect non-performance by the counterparty. The amount of such exposure is generally limited to the amount of any payments due but not yet received from the counterparty.

          The Company purchases interest rate caps (Caps) by incurring a one time fee or premium. Premiums paid to enter into Caps are reflected in interest expense. Pursuant to the terms of the Caps, the Company will receive cash payments if the interest rate index specified in any such Cap increases above contractually specified levels. Payments received in connection with Caps, if any, are reported as a reduction to interest expense. Therefore, Caps have the effect of capping the interest rate on a portion of the Company's borrowings above a level specified by the Cap agreements. The maximum cost related to the Company's Caps is limited to the original price paid to enter into the Caps.

Fair Value of Financial Instruments

          A three-level hierarchy exists for disclosure of fair value measurements as described below. This hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The Company's investments

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

are classified within the fair value hierarchy based on the lowest level of input that is significant to the fair value measurement.

  Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

  Level 2 — Quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions.

  Level 3 — Pricing inputs are unobservable for the asset or liability, that is, inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability.

          In the normal course of business, the Company invests in various financial assets and incurs financial liabilities. The fair value estimates of financial instruments presented are not necessarily indicative of the amounts that the Company might pay or receive in actual market transactions. As a number of the Company's significant assets and liabilities are not considered financial instruments, the disclosures below do not reflect the fair value for the Company as a whole.

          The Company's interest rate protection agreements are the only assets or liabilities that are carried at fair value in the accompanying consolidated balance sheets. The fair value of the Company's derivative financial instruments represents the estimated amounts that the Company would receive or pay in a current exchange transaction at the reporting date, taking into account current interest rates and the current creditworthiness of the respective counterparties.

          The Company's interest rate protection agreements were valued using Level 2 inputs. The carrying amounts of cash and cash equivalents, note receivable, receivables and prepaid expenses, deposits and reserves, accounts payable and accrued expenses, and other liabilities approximate fair value because of the relatively short maturity of these instruments.

          The fair value of mortgage and other notes payable as of September 30, 2010, December 31, 2009 and 2008, approximates $313,400 (unaudited), $278,700 and $290,200, respectively, and was determined based upon discounted cash flows, using interest rates currently available to the Company.

Offering Costs

          Offering costs include marketing, travel, printing, and other costs directly incurred in connection with obtaining the capital commitments of the members in the Investment Funds and are recorded as a reduction of members' equity. Offering costs continue to be incurred for ECM III, as ECM III's capital raising period extends to December 31, 2010.

Revenue Recognition

          Real estate is generally leased to tenants on a net lease basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for as operating leases. Revenue is recognized as rentals are earned and expenses are charged to operations as incurred. When scheduled rentals vary during the lease term, revenue is recognized on a straight-line basis so as to produce a constant periodic rent over the term of the lease. Deferred rent is the aggregate difference between the scheduled rents which vary during the lease term and the revenue recognized on a straight-line basis. Interest income on notes receivable is recognized as interest is earned.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

Income Taxes

          The Company is not subject to the payment of federal or state income taxes as the components of its income and expenses flowed through directly to its members similar to a partnership. Accordingly, no provision for income taxes has been reflected in these financial statements. The cost of land and depreciable property, net of accumulated depreciation, for federal income tax purposes as of December 31, 2009 and 2008 was approximately $332,818 and $341,106, respectively. The Company does not believe that a reserve is necessary for uncertain tax positions for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively.

Segment Reporting

          All of the activities of the Company are managed by ECM as a single portfolio of net leased properties. Accordingly, the Company operates in one reportable segment.

Use of Estimates

          The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.       Note Receivable

          The Company has entered into a financing and purchase agreement for a to-be-built 214,745 square foot (unaudited) FedEx distribution facility located in Grayslake, Illinois. In June 2010, the Company closed on a mezzanine loan to provide financing during construction with a loan balance of $3,875, interest at an annual rate of 9.25% and maturity date of June 30, 2011. Upon completion of construction of the facility, the Company will have the option to purchase the facility for approximately $28,417, subject to adjustment based on actual base rent under the lease.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

4.      Mortgage and Other Notes Payable

          Mortgage notes payable consist of the following at September 30, 2010, December 31, 2009 and 2008:

		December 31
	September 30 2010
Mortgage Notes Types(1)		2009	2008
	(unaudited)
Fixed rate mortgage notes with various financial institutions, rates ranging from 5.887% to 6.509% and maturity dates ranging from 2011 to 2018.(2),(3), (4)	$175,264	$175,264	$175,264
Variable rate mortgage notes (rates ranging from LIBOR plus 1.10% to 1.85%) with various financial institutions where the rate was converted to fixed rate notes with interest rate swap agreements, rates ranging from 5.27% to 6.181% and maturity dates ranging from 2010 to 2011.(5),(6),(7)		53,998	98,753
Variable rate mortgage loans with various financial institutions, interest rates ranging from LIBOR plus 1.1% to 4.5% and maturity dates ranging from 2011 to 2015.(2),(7),(8),(9),(10),(11)	130,813	44,000	—

Total	$306,077	$273,262	$274,017

(1)
The Properties are pledged as collateral for the above mortgage notes payable.

(2)
Interest-only payments are due monthly until maturity.

(3)
The weighted average interest rate at September 30, 2010, December 31, 2009 and 2008 was 6.446%.

(4)
Includes a $32,500 fixed rate mortgage loan which is interest only through April 2013. Thereafter, monthly principal and interest payments of $204 are due until maturity.

(5)
The weighted average interest rate at December 31, 2009 and 2008 was 5.548% and 5.667%, respectively.

(6)
The interest rate swap agreements on $44,000 of mortgage notes expired in late 2009 and converted the notes to variable rate mortgage notes.

(7)
In addition to monthly interest payments, the variable rate mortgage note outstanding at December 31, 2009 and 2008 required monthly payments of principal of $69 through maturity in 2011. This note also provided two, 12 month extensions of the maturity date through September 2013, subject to a 0.10% extension fee. During the extension period, the property's Excess Cash Flow, as defined, was required to be used to pay down the principal of the note. On September 3, 2010 this variable rate mortgage note was paid off with proceeds from a $55,000 variable rate mortgage note from another financial institution. The interest rate swap agreement on the original note terminated. The $55,000 note is interest only until September 2012. Thereafter, monthly principal payments of $115 to $120 are due until maturity. This note provides two, 12 month extensions of the maturity date to September 2015. During the extension period, the property's Excess Cash Flow, as defined, is required to be used to pay down the principal of the note.

(8)
Two mortgage notes outstanding at September 30, 2010 and December 31, 2009 totaling 31,777 and $31,900 provide two, 12 month extensions of the maturity date through 2012, subject to a 0.10%

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

  extension fee. During the extension period, the property's Excess Cash Flow, as defined, is required to be used to pay down the principal of the note.

(9)
The weighted average interest rate at September 30, 2010 and December 31, 2009 was 3.203% and 1.376%, respectively. The LIBOR rate at September 30, 2010 was .259%.

(10)
The $11,411 and $12,100 note as of September 30, 2010 and December 31, 2009, respectively, was interest only until January 1, 2010. Thereafter, principal payments equal to Excess Cash Flow, as defined, are required.

(11)
The $9,000 variable rate mortgage note outstanding as of September 30, 2010 is interest only until March 31, 2011. Thereafter, in addition to monthly interest payments, the note requires monthly payments of principal of $11 through May 2011, $12 through May 2012, and $12 through maturity in 2013. The Company has two 12-month options to extend the maturity of the note, provided that an extension fee of 0.20% of the then outstanding principal balance is paid for each extension.

          The Company entered into a revolving credit agreement with Bank of America, which provides for a maximum loan of $15,000 at an interest rate based on either the prime rate or LIBOR. The available loan amount at any time is equal to the unfunded commitments of the included investors. The maturity date of the credit line is January 31, 2011. The agreement requires the Company to maintain cash collateral amounts of $175 as of January 22, 2010, $350 as of April 5, 2010, and $525 as of July 5, 2010. As of September 30, 2010, December 31, 2009 and 2008, no amounts were drawn under the revolving credit agreement.

          The Company has provided a letter of credit in the amount of $525 issued by Bank of America for the benefit of a mortgage lender to satisfy certain lender escrow requirements. The letter of credit's expiration date is January 5, 2011.

          Cash paid for interest on the mortgage and other notes payable totaled $10,392 (unaudited), $10,139 (unaudited), $13,477, $13,950 and $9,832 for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively.

          Required principal payments for the mortgage and other notes, excluding extension options, subsequent to December 31, 2009, are as follows:

Year Ending December 31
2010	$33,655	(1)
2011	196,443	(2)
2012	10,664
2013	218
2014	351
Thereafter	31,931

	$273,262

(1)
The Company has exercised the first of two 12-month options to extend the maturity of $31,900 of the balance due in 2010. The Company is currently in compliance with all debt covenants and has no restrictions on its option to extend.

(2)
The Company has one 12-month option to extend the maturity of $11,142 of the balance due in 2011. Due to a refinancing in 2010, the maturity of $53,201 of the balance due in 2011 was extended to 2013, subject to two 12 month extension options thereafter. The Company is currently in compliance with all debt covenants and has no restrictions on its option to extend.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

5.       Discontinued Operations

          The components of discontinued operations for the Sold Property for the years ended December 31, 2008 and 2007 are outlined below and include the results of operations through the date of sale and wind up costs:

	Year Ended December 31
	2008	2007
Revenues
Rental	$347	$428
Escalation	13	56
Other	2	—

Total revenues	362	484
Expenses
Property operating	1	68
General and administrative	10	7
Interest expense	232	288
Depreciation and amortization expense	161	138

Total expenses	404	501

Loss before gain on sale of real estate	(42)	(17)
Gain on sale of real estate	533	—

Discontinued operations	$491	$(17)

6.      Investment in Real Estate Ventures

          Prior to March 7, 2008, the Company owned a 30% interest in the St Louis Property. The $8,700 investment received an 8.5% current preferred distribution, which was recognized as income from investment in real estate ventures on the consolidated statement of operations. On March 7, 2008, the Company acquired 90% of the ownership interests in the St Louis Property, and has consolidated the St Louis Property subsequent to that date.

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

7.      Interest Rate Protection Agreements

          As of September 30, 2010, December 31, 2009 and 2008, the Company had in place interest rate protection agreements with one financial institution in order to protect against interest rate risk on its floating rate debt:

		December 31
	September 30 2010 Notional Amount
Product		2009 Notional Amount	2008 Notional Amount	Effective Date	Termination Date	Fixed Rate	Floating Rate
	(unaudited)
Interest Rate Swaps
	$	$40,545	$41,111	Sept 1, 2008	Sept 1, 2010	3.67%	30-day LIBOR(1)
		13,453	13,642	Sept 1, 2008	Sept 1, 2010	3.78%	30-day LIBOR(1)

	$	$53,998	$54,753

Swaption(2)
	$	$52,600	$52,600	Sept 1, 2010	Aug 1, 2013	7.25%	30-day LIBOR(1)

(1)
Pursuant to the terms of the agreement, when 30-day LIBOR as determined on the first day of each month is below the fixed rate, the Company pays to Charter One Bank the incremental difference between the rates on the notional amount. When the 30-day LIBOR is above the fixed rate, Charter One Bank pays the incremental difference to the Company. The notional amount decreases each month in the amount of the principal debt payments.

(2)
Pursuant to the terms of the agreement, the Company purchased an option to enter into a future swap based on these terms. The cost of this agreement was $157.

          As of December 31, 2008, the Company had in place the following additional interest rate swap agreements with the same financial institution, which it had entered into to protect against interest rate risk on its floating rate debt:

Notional Amount	Effective Date	Termination Date	Fixed Rate	Floating Rate
$11,000	September 1, 2007	September 1, 2009	5.145%	30-day LIBOR(1)
7,300	September 1, 2007	September 1, 2009	4.985%	30-day LIBOR(1)
13,600	October 11, 2007	November 11, 2009	4.705%	30-day LIBOR(1)
12,100	January 2, 2008	December 1, 2009	4.020%	30-day LIBOR(1)

$44,000

(1)
Pursuant to the terms of the agreement, when the 30-day LIBOR rate as determined on the first day of each month is below the fixed rate, the Company pays to Charter One Bank the incremental difference between the rates on the notional amount. When the 30-day LIBOR rate is above the fixed rate, Charter One Bank pays the incremental difference to the Company.

          For the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, the Company incurred $1,239 (unaudited), $2,722 (unaudited), $3,347 and $961 and received $14, respectively, under these interest rate swaps, which has been included in interest expense on the consolidated statements of operations.

          The change in fair value of these interest rate protection agreements (Level 2 valuations) resulted in unrealized gains/(losses) of $1,347 (unaudited), $1,883 (unaudited), $2,481, ($3,065) and ($764) for the

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively. On the termination dates, the cumulative unrealized mark-to-market losses on the interest rate protection agreements were recaptured as unrealized income on the consolidated statements of operations or other comprehensive income on the consolidated statement of changes in members' equity. The fair value of these interest rate protection agreements of $0 (unaudited), ($1,347) and ($3,829) as of September 30, 2010, December 31, 2009 and 2008, respectively, is included in other liabilities on the consolidated balance sheets.

          As of September 30, 2010, the Company had in place Caps with two financial institutions in order to cap the interest rate on a portion of the Company's borrowings above a level specified by the Cap agreements:

Notional Amount	Effective Date	Termination Date	Cap Rate	Floating Rate
(unaudited)
$55,000	September 3, 2010	September 10, 2013	6.25%	30-day LIBOR(1)
23,625	May 26, 2010	June 10, 2015	5.50%	30-day LIBOR(1)
8,700	June 3, 2010	June 3, 2013	3.50%	30-day LIBOR(2)

$87,325

(1)
Pursuant to the terms of the agreement, when the 30-day LIBOR rate, as determined for each calculation period, is above the Cap rate, the Company receives the incremental difference between the rates on the notional amount from Wells Fargo Bank.

(2)
Pursuant to the terms of the agreement, when the 30-day LIBOR rate, as determined for each calculation period, is above the Cap rate, the Company receives the incremental difference between the rates on the notional amount from Charter One Bank.

          For the nine months ended September 30, 2010, the Company paid premiums of $670 for these Caps, which have been included in interest expense on the consolidated statements of operations.

8.      Tenant Concentration and Segment Information

          The Company's properties, which are operated as one business segment are leased under net operating leases with various terms. As of December 31, 2009, approximately 21% and 24% of the Company's properties, based on the gross book value of real estate investments, were leased to AT&T Services, Inc. (AT&T), a wholly-owned subsidiary of AT&T, Inc., and Regal Cinemas, Inc. (Regal), a wholly-owned subsidiary of Regal Entertainment Group, respectively. AT&T and Regal are referred to as the Major Tenants, and AT&T, Inc. and Regal Entertainment Group are referred to as the Major Tenant Parents. The percentages at September 30, 2010 and December 31, 2008 approximate the percentages at December 31, 2009.

          Approximately 78% (unaudited), 82% (unaudited), 82%, 79% and 74% of the Company's total revenue for the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007, respectively, were derived from the Major Tenants, and three other tenants (the Significant Tenants).

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

          The future contracted minimum rentals, for all net leases as of December 31, 2009 are as follows:

Year	AT&T	Regal	Significant	Other	Total
2010	$5,604	$6,270	$10,073	$4,944	$26,891
2011	5,604	6,307	10,148	5,002	27,061
2012	5,604	6,378	10,259	5,010	27,251
2013	5,632	6,407	10,637	5,010	27,686
2014	5,716	6,462	10,713	5,080	27,971
Thereafter	46,757	29,051	77,090	21,359	174,257

Total	$74,917	$60,875	$128,920	$46,405	$311,117

          In view of the fact that the Major Tenants and Significant Tenants lease a substantial portion of the Company's net leased properties and are each a significant source of revenues and operating income, their financial condition and ability and willingness to satisfy their obligations under their respective leases with the Company, have a considerable impact on the results of operations and the Company's ability to service its indebtedness.

          Each of the Major Tenant Parents is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and is required to file with the SEC annual reports containing audited financial statements and quarterly reports containing unaudited financial statements. The audited financial statements and unaudited financial statements of the Major Tenant Parents can be found at the SEC's website at www.sec.gov. The Company makes no representation as to the accuracy or completeness of the audited and unaudited financial statements of the Major Tenant Parents but has no reason not to believe the accuracy or completeness of such information. In addition, neither of the Major Tenant Parents has any duty, contractual or otherwise, to advise the Company of any events that might have occurred subsequent to the date of such financial statements which could affect the significance or accuracy of such information. Finally, the financial and other information included in the SEC reports of the Major Tenant Parents does not necessarily indicate the financial condition or operations of any of the Major Tenants, which are only a portion of the overall businesses of the Major Tenant Parents. None of the information in the public reports of the Major Tenant Parents that are filed with the SEC is incorporated by reference into, or in any way form a part of this prospectus.

9.      Related-Party Transactions

          Capital Exchange Advisors, LLC, an affiliate of ECM, received co-brokerage fees of approximately 1% to 1.25% of the acquisition value of the Company's acquisitions and 1.5% of the gross sales price of the Company's disposition. Total brokerage fees earned and paid to Capital Exchange Advisors, LLC were $538 (unaudited), $0 (unaudited), $0, $1,347 and $975 for nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively.

          Jay Street Capital, LLC, an affiliate of ECM, received fees of approximately 0.5% to 1% of the loan amount for the financing obtained in conjunction with the Company's acquisitions. Total fees earned and paid to Jay Street Capital, LLC were $604 (unaudited), $0 (unaudited), $0, $850 and $702 for nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively.

          ECM has entered into consulting agreements with the Strategic Members, where ECM can request services on an as needed basis. The fee for these services is equal to 20% to 25% of the management fees ECM earns from the Investment Funds. Total management fees earned and paid to the Strategic

Equity Capital Management, LLC
Notes to Consolidated Financial Statements — (Continued)
(dollars in thousands)

Members were $290 (unaudited), $267 (unaudited), $356, $308 and $231 for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, respectively.

10.     Commitments and Contingencies

          The Company is involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

          The Company has provided a guaranty to the non-controlling interest holders in the St. Louis Property related to an investment tax credit program. The Company does not believe that it will be required to make any payments under the guaranty. The Company has been indemnified against loss under this guaranty by a previous owner of the St. Louis Property.

11.     Subsequent Events

          The Company has entered into various contracts to purchase additional properties from third parties in the ordinary course of business. The consummation of these acquisitions is at the discretion of the Company.

          In determining subsequent events, management reviewed all activity through November 8, 2010, and determined that there have not been any events that have occurred that would require adjustments to or disclosure in the consolidated financial statements.

Equity Capital Management, LLC

Schedule III — Real Estate and Accumulated Depreciation
As of December 31, 2009
(dollars in thousands)

		Initial Cost to Company			Gross amount at which carried as of December 31, 2009
Property	Encumbrances	Land	Buildings and Improvements (4)	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total (1),(3)	Accumulated Depreciation (2),(3)	Date of Construction	Date of Acquisition
									(unaudited)
Tucker, Georgia	$53,998	$11,950	$50,289	$—	$11,950	$50,289	$62,239	$1,729	1980, 2000	2008
St. Louis, Missouri	32,500	4,300	32,746	—	4,300	32,746	37,046	1,513	2008	2008
Brownsville, Texas	12,100	1,140	12,240	—	1,140	12,240	13,380	625	2007	2007
Augusta, Georgia	13,600	2,900	12,286	—	2,900	12,286	15,186	678	2007	2007
Dublin, Ohio	18,300	3,435	16,883	—	3,435	16,883	20,318	1,002	1988	2007
Salem, Oregon	10,664	1,696	10,056	—	1,696	10,056	11,752	681	2000	2007
Austell, Georgia	15,190	4,964	11,248	—	4,964	11,248	16,212	902	1999	2006
Beavercreek, Ohio	12,899	2,700	11,637	—	2,700	11,637	14,337	933	1998	2006
Chula Vista, California	12,391	3,500	10,642	—	3,500	10,642	14,142	854	1998	2006
Henrietta, New York	11,961	2,600	10,823	—	2,600	10,823	13,423	868	1996	2006
Live Oak, Texas	15,459	3,600	13,971	—	3,600	13,971	17,571	1,121	1998	2006
Lubbock, Texas	9,188	2,900	7,597	—	2,900	7,597	10,497	609	1998	2006
Norwalk, California	17,380	2,500	16,951	—	2,500	16,951	19,451	1,360	1996	2006
Roanoke, Virginia	13,038	4,800	8,493	—	4,800	8,493	13,293	681	2000	2006
Morrow, Georgia	16,994	5,296	12,751	—	5,296	12,751	18,047	1,023	1997	2006
Marianna, Florida	7,600	650	7,740	—	650	7,740	8,390	669	2006	2006

Total	$273,262	$58,931	$246,353	$—	$58,931	$246,353	$305,284	$15,248

(1)
The aggregate cost for Federal tax purposes at December 31, 2009 of our real estate assets was approximately $353,840.

(2)
Except for amounts attributed to land real estate related assets are depreciated over their estimated useful lives of 40 years using the straight-line method.

Equity Capital Management, LLC
Schedule III — Real Estate and Accumulated Depreciation
As of December 31, 2009
(dollars in thousands)

(3)
A summary of activity for real estate and accumulated depreciation for each of the three years in the period ended December 31, 2009 is as follows:

          Investments in Real Estate (includes the following balance sheet line items: land and building and improvements)

Balance as of January 1, 2007	$150,541
Adjustments related to acquisitions	60,637

Balance as of December 31, 2007	211,178
Adjustments related to acquisitions	100,218
Assets sold and written-off	(5,081)

Balance as of December 31, 2008	306,315
Basis reduction	(1,031)	(i)

Balance as of December 31, 2009	$305,284

          Accumulated depreciation (includes balance sheet line items under investments in real estate):

Balance as of January 1, 2007	$634
Depreciation expense	3,293

Balance as of December 31, 2007	3,927
Depreciation expense	5,289
Accumulated depreciation on assets sold and written-off	(153)

Balance as of December 31, 2008	9,063
Depreciation expense	6,185

Balance as of December 31, 2009	$15,248

  (i)
  Basis reduction from investment tax credit program.

(4)
Amounts exclude costs allocated to deferred lease intangibles and other deferred lease costs.

APPENDIX A

Broker Opinion of Value Portfolio -- Multiple US Locations November 1, 2010	ECM Realty Trust, Inc.

2

DISCLAIMER

Disclaimer

All information contained herein is from sources deemed reliable; however, no representation or warranty is made as to the accuracy thereof. This is not an appraisal and Jones Lang LaSalle is not an MAI designated appraiser. This Opinion of Value represents only the opinion of Jones Lang LaSalle as to the value of the properties, subject to the assumptions and qualifications set forth herein. Jones Lang LaSalle is not licensed to perform real property appraisals. The Opinion of Value set forth herein is specifically qualified by, and based solely upon, the relevant facts, circumstances, and market conditions that exist as of the date hereof.

3

I. Valuation Methodology

Valuation Methodology

Jones Lang LaSalle's valuation approach is based on a discounted cash flow analysis using a credit risk adjusted discount rate for contractual lease payments and a real estate risk appropriate discount rate applied to projected residual real estate value. The combination of the present value of contractual lease payments plus the present value of expected future residual real estate value serves as our estimated value. Note that the values represented in this opinion of value, or BOV, for the build to suit projects currently under construction are projected values upon completion. For each asset in the portfolio, a credit oriented discount rate was estimated based on the tenant credit worthiness, yields on comparable publically traded bonds as well as site level performance measures or operational importance. In general, a modest premium is added relative to publically traded bonds to reflect yield premiums inherent in less liquid credit instruments. The leases within the portfolio are structured as net leases such that the contractual cash flow through out the lease term is fixed and predictable. As such, the contractual rent stream reflects on credit risk and does not present operational risk and therefore is valued based on tenant credit worthiness.

Calculating expected residual value is a less straightforward task. Future residual value is a function of asset quality and future supply and demand of space as well as ongoing tenant requirements as it relates to renewal probability. For the purposes of our valuation, we approach estimated residual value as follows. First, we sought to calculate expected vacant value. Starting with an estimated current market rent for the asset as well as a market inflation expectation over the lease term, we arrive at an estimated residual year market rent. Next, we project downtime and lease up costs associated with re-tenanting the asset and achieving the estimated market rent. Finally, we discount the vacant value to a present value at a rate reflective of an unlevered real estate return requirement. For this portfolio, we have used 10% to 12%. In addition to calculating vacant value, we estimate renewal value. Renewal value is the expected asset value assuming the tenant renews or otherwise extends the current lease. As expected, renewal values are generally significantly higher than vacant values as downtime is eliminated and lease up costs are significantly reduced. Lastly, we estimate renewal probability which is used to calculate a weighted residual value combining vacant value with renewal value. Renewal probability is estimated based on age of the asset, quality of the asset, rent relative to market and the appropriateness of the underlying labor pool. We believe the average renewal probability for the ECM portfolio is very high based on the high quality nature of the assets in the portfolio and the fact that many of these locations were developed as build to suit facilities for the current tenants reflecting a recent commitment to the location.

4

I. Valuation Methodology

Valuation Methodology (cont.)

Note on FedEx Build to Suits

There are 10 FedEx locations in the portfolio which were build to suit for lease by FedEx. Majority of these 10 FedEx locations have expansion capabilities, which ECM has the right to fund. The potential for future expansion captures a developer premium based on funding at a rent constant that is higher than what would generally be market for the FedEx profile. The expansion space would also provide an opportunity to grow FFO in future years, and would allow for the extension of the base lease to be coterminous with the expansion lease.

Additionally, we applied a rent premium to each facility's market rent intended to capture the added benefit of each facility's strategic location, young age and high construction quality.

Note on Portfolio Underwriting

Portfolio transactions often trade at a premium relative to the sale of individual assets. The portfolio premium concept is based primarily on the risk mitigation attributes associated with diversification relative to credit profile, renewal timing and probability, location and asset class. The risk mitigation resulting from such diversification could potentially drive an approximate 25 to 50 bps reduction in capitalization rate in the context of the overall portfolio. Additionally, in the current market environment, there exists a scarcity of high quality investment opportunities while several investment groups have accumulated significant capital for allocation toward single tenant net lease real estate. Given these dynamics, the opportunity to invest significant capital in one transaction is viewed very favorably and drives additional value.

This BOV was completed based on individual asset level underwriting. The potential for an additional portfolio premium can be applied to the final asset level valuation. When considering the risk reduction elements and the current market dynamics a potential premium of up to 50 bps may be available. Applying a 7.00% cap rate to total Year 1 rent of $47 million results in a potential portfolio value of $672 million. In this context, for the purposes of value allocation, we would assume a pro-rata cap rate reduction across all assets within the portfolio relative to our asset level underwriting.

Additional key portfolio considerations include the benefits of more easily accessible debt, as well as the savings realized due to the impact of economies of scale. There are significant cost savings (i.e. legal fees, due diligence, etc.) associated with delivering 30 assets to the marketplace as part of a portfolio as opposed to delivering each individual asset separately.

5

I. Valuation Methodology

Valuation Methodology (cont.)

Note on Tenant Credit Ratings

Throughout this BOV, when JLL refers to an "investment grade" credit rating, JLL is referring to a published senior unsecured credit rating of Baa3/BBB- or above from one or both of Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("S&P"). The credit ratings given in this BOV are the published long-term issuer credit rating assigned by Moody's or S&P to the tenant or guarantor specified in the relevant lease. If a tenant or guarantor is not publicly rated by Moody's or S&P, the credit rating is the published credit rating assigned by Moody's or S&P to the owner or the weighted average (based on ownership percentage) of the published credit ratings of the owners of such tenant or guarantor, except in the case of Novus International, Inc., the credit rating given is the credit rating based on an S&P credit model score, which does not constitute a published credit rating. Pursuant to the foregoing, JLL has assigned the following tenants the ratings of their owners: Solae, LLC; T-Mobile USA, Inc.; Checkfree Services Corporation; FedEx Ground Package System, Inc.; and Aviall Services, Inc. For purposes of the weighted averaged, the S&P equivalent rating of the disclosed Moody's rating was used for Federal Express Corp., Owens Corning Sales, LLC, and the parent of Checkfree Services Corporation.

Note on Market Cap Rates

The market cap rates given in this BOV are based on ECM's 2011 base rental revenue for the portfolio properties based on existing leases, except with respect to the build-to-suit property located in Grayslake, Illinois, which JLL assumes will be completed in March 2011, and the property in St. Charles Parish, Louisiana, which JLL assumes ECM will acquire after its expected completion in January 2011, for which JLL annualized the expected 2011 base rental revenue provided in the executed leases.

6

II. Portfolio Summary

Portfolio Summary

Contributed Portfolio
Tenant / Guarantor	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate	Total Market Value

Solae, LLC	St. Louis, MO	Office	A-	2008	171,750	10/31/2023	6.64%	$47,488
AT&T Inc.	Atlanta, GA	Office	A	1980/2000	406,292	8/31/2022	7.01%	$79,980
International Paper Company	Tallahassee, FL	Industrial	BBB	2006	114,595	2/29/2020	7.40%	$9,837
T-Mobile USA, Inc.	Portland, OR	Office	BBB+	2000	69,000	4/30/2022	7.24%	$14,313
T-Mobile USA, Inc.	Augusta, GA	Office	BBB+	2007	78,421	9/30/2022	7.36%	$18,418
T-Mobile USA, Inc.	Brownsville, TX / Mexico	Office	BBB+	2007	78,421	12/31/2022	7.38%	$17,470
Checkfree Services Corporation	Columbus, OH	Office	Baa2	1988	150,000	9/30/2019	7.45%	$24,153
Coca-Cola Enterprises Inc.	Shreveport, LA	Industrial	A	2010	100,000	11/30/2025	6.79%	$13,634
FedEx Ground Package System, Inc.	Chicago, IL	Industrial	BBB	2011	214,745	2/28/2026	6.91%	$30,271
Novus International, Inc.	St. Louis, MO	Office	BBB	2009	90,722	12/31/2023	7.00%	$24,967
MeadWestvaco Corporation	Raphine, VA	Industrial	BBB	2010	619,637	2/28/2029	6.68%	$37,455

Total Contributed Portfolio					2,093,583		6.99%	$317,988

FedEx Portfolio
Tenant / Guarantor	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate	Total Market Value

FedEx Ground Package System, Inc.	Pittsburgh, PA	Industrial	BBB	2008	26,878	9/30/2018	7.41%	$2,826
FedEx Ground Package System, Inc.	New Orleans, LA	Industrial	BBB	2008	26,878	7/31/2018	7.43%	$3,728
FedEx Ground Package System, Inc.	Ann Arbor, MI	Industrial	BBB	2008	103,328	10/30/2018	7.40%	$10,139
FedEx Ground Package System, Inc.	Chattanooga, TN	Industrial	BBB	2008	162,535	7/31/2018	7.18%	$14,589
FedEx Ground Package System, Inc.	Minneapolis, MN	Industrial	BBB	2007	115,437	6/30/2017	7.33%	$13,147
FedEx Ground Package System, Inc.	Tampa, FL	Industrial	BBB	2009	123,367	1/31/2019	7.09%	$15,558
Federal Express Corp.	New York, NY	Industrial	Baa2	2008	98,753	3/31/2028	6.77%	$26,421
FedEx Corporation	Wichita, KS	Industrial	BBB	2010	79,000	11/30/2025	7.45%	$15,495
FedEx Corporation	New Orleans, LA	Industrial	BBB	2011	49,080	1/31/2026	7.11%	$20,351

Total FedEx Portfolio					785,256		7.15%	$122,253

Other Acquisition Properties
Tenant / Guarantor	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate	Total Market Value

Aviall Services, Inc.	Dallas / Fort Worth, TX	Industrial	A	2001	578,734	6/30/2020	7.41%	$47,947
Caterpillar Inc.	Elko, NV	Industrial	A	2008	162,180	6/15/2018	7.46%	$14,832
Hewlett-Packard Company	Detroit, MI	Office	A	2001	568,503	12/31/2017	8.67%	$61,780
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,820	10/31/2034	6.93%	$5,053
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,820	9/30/2034	6.89%	$4,351
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,550	4/30/2034	6.98%	$5,158
Walgreen Co.	St. Louis, MO	Retail	A	2008	14,820	11/30/2033	7.02%	$5,299
Walgreen Co.	St. Louis, MO	Retail	A	2005	15,120	10/31/2025	7.46%	$5,553
Express Scripts, Inc.	St. Louis, MO	Office	BBB	2009	181,141	12/31/2018	7.50%	$36,797
Express Scripts, Inc.	St. Louis, MO	Industrial	BBB	2009	221,000	3/31/2020	7.42%	$19,773

Total Other Acquisitions					1,785,688		7.77%	$206,543

Total Portfolio					4,664,527		7.27%	$646,783

Total Portfolio (with potential premium associated with risk mitigation due to diversification)							7.00%	$671,684

7

III. SOLAE, LLC

Underwriting

Property and Lease Overview
Property Address	4300 Duncan Avenue
MSA	St. Louis, MO
Property Type	Office
SF	171,750
Tenant / Guarantor	Solae, LLC
Credit Rating	A-
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$19.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$28.19
Projected Renewal Probability	90%
Projected Residual Value per SF	$321.49
Present Value of Residual per SF	$90.11
Lease
Lease Term	13.3 Years
Current Rent per SF	$18.35
Average Annual Rent Increases	1.08%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$186.39
Valuation
Projected Market Cap Rate	6.64%
Projected Market Value per SF	$276
Projected Market Value	$47,488,329

IV. AT&T INC.

Underwriting

Property and Lease Overview
Property Address	2245 - 2247 Northlake Parkway (Tucker, GA)
MSA	Atlanta, GA
Property Type	Office
SF	406,292
Tenant / Guarantor	AT&T Inc.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$13.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$19.35
Projected Renewal Probability	65%
Projected Residual Value per SF	$212.83
Present Value of Residual per SF	$66.67
Lease
Lease Term	12.2 Years
Current Rent per SF	$13.79
Average Annual Rent Increases	1.04%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$130.18
Valuation
Projected Market Cap Rate	7.01%
Projected Market Value per SF	$197
Projected Market Value	$79,979,786

8

V. INTERNATIONAL PAPER COMPANY

Underwriting

Property and Lease Overview
Property Address	2940 Commerce Drive (Marianna, FL)
MSA	Tallahassee, FL
Property Type	Industrial
SF	114,595
Tenant / Guarantor	International Paper Company
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$5.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$7.32
Projected Renewal Probability	100%
Projected Residual Value per SF	$90.14
Present Value of Residual per SF	$38.30
Lease
Lease Term	9.7 Years
Current Rent per SF	$6.35
Average Annual Rent Increases	0.45%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$47.54
Valuation
Projected Market Cap Rate	7.40%
Projected Market Value per SF	$86
Projected Market Value	$9,836,684

VI. T-MOBILE USA, INC.

Underwriting

Property and Lease Overview
Property Address	4080 27th Court SE (Salem, OR)
MSA	Portland, OR
Property Type	Office
SF	69,000
Tenant / Guarantor	T-Mobile USA, Inc.
Credit Rating	BBB+
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$14.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$19.87
Projected Renewal Probability	85%
Projected Residual Value per SF	$227.85
Present Value of Residual per SF	$73.71
Lease
Lease Term	11.8 Years
Current Rent per SF	$15.01
Average Annual Rent Increases	0.89%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$133.73
Valuation
Projected Market Cap Rate	7.24%
Projected Market Value per SF	$207
Projected Market Value	$14,312,956

9

VII. T-MOBILE USA, INC.

Underwriting

Property and Lease Overview
Property Address	3752 Wheeler Road
MSA	Augusta, GA
Property Type	Office
SF	78,421
Tenant / Guarantor	T-Mobile USA, Inc.
Credit Rating	BBB+
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$14.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$18.95
Projected Renewal Probability	85%
Projected Residual Value per SF	$217.09
Present Value of Residual per SF	$67.48
Lease
Lease Term	12.3 Years
Current Rent per SF	$17.29
Average Annual Rent Increases	2.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$167.39
Valuation
Projected Market Cap Rate	7.36%
Projected Market Value per SF	$235
Projected Market Value	$18,418,386

VIII. T-MOBILE USA, INC.

Underwriting

Property and Lease Overview
Property Address	4335 Paredes Line Road
MSA	Brownsville, TX / Mexico
Property Type	Office
SF	78,421
Tenant / Guarantor	T-Mobile USA, Inc.
Credit Rating	BBB+
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$14.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$19.07
Projected Renewal Probability	75%
Projected Residual Value per SF	$200.86
Present Value of Residual per SF	$60.95
Lease
Lease Term	12.5 Years
Current Rent per SF	$16.45
Average Annual Rent Increases	2.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$161.82
Valuation
Projected Market Cap Rate	7.38%
Projected Market Value per SF	$223
Projected Market Value	$17,470,204

10

IX. CHECKFREE SERVICES CORPORATION

Underwriting

Property and Lease Overview
Property Address	6000 Perimeter Drive (Dublin, OH)
MSA	Columbus, OH
Property Type	Office
SF	150,000
Tenant / Guarantor	Checkfree Services Corporation
Credit Rating	Baa2
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$13.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$17.09
Projected Renewal Probability	75%
Projected Residual Value per SF	$183.39
Present Value of Residual per SF	$75.89
Lease
Lease Term	9.3 Years
Current Rent per SF	$12.00
Average Annual Rent Increases	0.26%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.75%
Present Value of Contractual Lease Cash Flows	$85.13
Valuation
Projected Market Cap Rate	7.45%
Projected Market Value per SF	$161
Projected Market Value	$24,153,324

X. COCA-COLA ENTERPRISES INC.

Underwriting

Property and Lease Overview
Property Address	Shreve Park Industrial Campus
MSA	Shreveport, LA
Property Type	Industrial
SF	100,000
Tenant / Guarantor	Coca-Cola Enterprises Inc.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$8.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$11.59
Projected Renewal Probability	80%
Projected Residual Value per SF	$123.29
Present Value of Residual per SF	$30.54
Lease
Lease Term	15.0 Years
Current Rent per SF	$9.26
Average Annual Rent Increases	1.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	4.50%
Present Value of Contractual Lease Cash Flows	$105.80
Valuation
Projected Market Cap Rate	6.79%
Projected Market Value per SF	$136
Projected Market Value	$13,634,324

11

XI. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	Vicinity of 1292 IL Route 83
MSA	Chicago, IL
Property Type	Industrial
SF	214,745
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$8.20
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$11.88
Projected Renewal Probability	75%
Projected Residual Value per SF	$125.26
Present Value of Residual per SF	$29.99
Lease
Lease Term	15.0 Years
Current Rent per SF	$9.74
Average Annual Rent Increases	1.50%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$110.98
Valuation
Projected Market Cap Rate	6.91%
Projected Market Value per SF	$141
Projected Market Value	$30,271,499

XII. NOVUS INTERNATIONAL, INC.

Underwriting

Property and Lease Overview
Property Address	20 Missouri Research Park Ct. (St. Charles, MO)
MSA	St. Louis, MO
Property Type	Office
SF	90,722
Tenant / Guarantor	Novus International, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$16.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$23.86
Projected Renewal Probability	75%
Projected Residual Value per SF	$254.98
Present Value of Residual per SF	$74.80
Lease
Lease Term	13.5 Years
Current Rent per SF	$19.27
Average Annual Rent Increases	1.05%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	4.75%
Present Value of Contractual Lease Cash Flows	$200.40
Valuation
Projected Market Cap Rate	7.00%
Projected Market Value per SF	$275
Projected Market Value	$24,966,796

12

XIII. MEADWESTVACO CORPORATION

Underwriting

Property and Lease Overview
Property Address	271 Lofton Road
MSA	Raphine, VA
Property Type	Industrial
SF	619,637
Tenant / Guarantor	MeadWestvaco Corporation
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$3.85
Projected Annual Market Rent Growth Over Lease Term	2.75%
Projected Residual Year Market Rent per SF – NNN	$6.39
Projected Renewal Probability	85%
Projected Residual Value per SF	$68.75
Present Value of Residual per SF	$11.59
Lease
Lease Term	18.7 Years
Current Rent per SF	$4.04
Average Annual Rent Increases	1.50%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	6.25%
Present Value of Contractual Lease Cash Flows	$48.86
Valuation
Projected Market Cap Rate	6.68%
Projected Market Value per SF	$60
Projected Market Value	$37,455,294

XIV. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	1715 Debence Drive (Franklin, PA)
MSA	Pittsburgh, PA
Property Type	Industrial
SF	26,878
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$5.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$7.02
Projected Renewal Probability	95%
Projected Residual Value per SF	$100.96
Present Value of Residual per SF	$53.48
Lease
Lease Term	8.3 Years
Current Rent per SF	$7.79
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$51.66
Valuation
Projected Market Cap Rate	7.41%
Projected Market Value per SF	$105
Projected Market Value	$2,825,931

13

XV. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	1335 Parklane Rd (McComb, MS)
MSA	New Orleans, LA
Property Type	Industrial
SF	26,878
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$6.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$8.26
Projected Renewal Probability	95%
Projected Residual Value per SF	$133.22
Present Value of Residual per SF	$71.48
Lease
Lease Term	8.1 Years
Current Rent per SF	$10.30
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$67.21
Valuation
Projected Market Cap Rate	7.43%
Projected Market Value per SF	$139
Projected Market Value	$3,727,642

XVI. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	6700 South State Street
MSA	Ann Arbor, MI
Property Type	Industrial
SF	103,328
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$5.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$7.04
Projected Renewal Probability	95%
Projected Residual Value per SF	$94.24
Present Value of Residual per SF	$49.60
Lease
Lease Term	8.3 Years
Current Rent per SF	$7.26
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$48.52
Valuation
Projected Market Cap Rate	7.40%
Projected Market Value per SF	$98
Projected Market Value	$10,138,850

14

XVII. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	3021 Alton Park Boulevard
MSA	Chattanooga, TN
Property Type	Industrial
SF	162,535
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$6.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$8.26
Projected Renewal Probability	90%
Projected Residual Value per SF	$103.21
Present Value of Residual per SF	$47.74
Lease
Lease Term	8.1 Years
Current Rent per SF	$6.44
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$42.02
Valuation
Projected Market Cap Rate	7.18%
Projected Market Value per SF	$90
Projected Market Value	$14,588,539

XVIII. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	5800 12th Ave (Shakopee, MN)
MSA	Minneapolis, MN
Property Type	Industrial
SF	115,437
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$7.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$9.23
Projected Renewal Probability	95%
Projected Residual Value per SF	$116.03
Present Value of Residual per SF	$65.52
Lease
Lease Term	7.0 Years
Current Rent per SF	$8.35
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$48.37
Valuation
Projected Market Cap Rate	7.33%
Projected Market Value per SF	$114
Projected Market Value	$13,146,883

15

XIX. FEDEX GROUND PACKAGE SYSTEM, INC.

Underwriting

Property and Lease Overview
Property Address	3015 Buckeye Road (Palmetto, FL)
MSA	Tampa, FL
Property Type	Industrial
SF	123,367
Tenant / Guarantor	FedEx Ground Package System, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$8.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$10.31
Projected Renewal Probability	90%
Projected Residual Value per SF	$133.36
Present Value of Residual per SF	$64.85
Lease
Lease Term	8.6 Years
Current Rent per SF	$8.94
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$61.26
Valuation
Projected Market Cap Rate	7.09%
Projected Market Value per SF	$126
Projected Market Value	$15,557,848

XX. FEDERAL EXPRESS CORP.

Underwriting

Property and Lease Overview
Property Address	670 E. 132nd Street (Bronx, NY)
MSA	New York, NY
Property Type	Industrial
SF	98,753
Tenant / Guarantor	Federal Express Corp.
Credit Rating	Baa2
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$11.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$19.44
Projected Renewal Probability	90%
Projected Residual Value per SF	$205.60
Present Value of Residual per SF	$41.01
Lease
Lease Term	17.8 Years
Current Rent per SF	$18.12
Average Annual Rent Increases	1.05%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$226.54
Valuation
Projected Market Cap Rate	6.77%
Projected Market Value per SF	$268
Projected Market Value	$26,420,806

16

XXI. FEDEX CORPORATION

Underwriting

Property and Lease Overview
Property Address	3560 South Maize Road
MSA	Wichita, KS
Property Type	Industrial
SF	79,000
Tenant / Guarantor	FedEx Corporation
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$5.00
Projected Annual Market Rent Growth Over Lease Term	2.75%
Projected Residual Year Market Rent per SF – NNN	$7.51
Projected Renewal Probability	85%
Projected Residual Value per SF	$162.42
Present Value of Residual per SF	$41.63
Lease
Lease Term	15.0 Years
Current Rent per SF	$14.61
Average Annual Rent Increases	0.31%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$154.51
Valuation
Projected Market Cap Rate	7.45%
Projected Market Value per SF	$196
Projected Market Value	$15,495,271

XXII. FEDEX CORPORATION

Underwriting

Property and Lease Overview
Property Address	St. Rose, St. Charles Parish, LA
MSA	New Orleans, LA
Property Type	Industrial
SF	49,080
Tenant / Guarantor	FedEx Corporation
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$16.50
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$23.90
Projected Renewal Probability	85%
Projected Residual Value per SF	$317.89
Present Value of Residual per SF	$81.48
Lease
Lease Term	15.0 Years
Current Rent per SF	$29.49
Average Annual Rent Increases	1.37%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$333.17
Valuation
Projected Market Cap Rate	7.11%
Projected Market Value per SF	$415
Projected Market Value	$20,351,083

17

XXIII. AVIALL SERVICES, INC.

Underwriting

Property and Lease Overview
Property Address	2750 Regent Blvd
MSA	Dallas / Fort Worth, TX
Property Type	Industrial
SF	578,734
Tenant / Guarantor	Aviall Services, Inc.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$5.50
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$7.39
Projected Renewal Probability	90%
Projected Residual Value per SF	$79.89
Present Value of Residual per SF	$32.21
Lease
Lease Term	10.0 Years
Current Rent per SF	$6.14
Average Annual Rent Increases	1.57%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$50.63
Valuation
Projected Market Cap Rate	7.41%
Projected Market Value per SF	$83
Projected Market Value	$47,946,629

XXIV. CATERPILLAR INC.

Underwriting

Property and Lease Overview
Property Address	4216 — 4220 Ruby Vista Drive
MSA	Elko, NV
Property Type	Industrial
SF	162,180
Tenant / Guarantor	Caterpillar Inc.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$6.25
Projected Annual Market Rent Growth Over Lease Term	2.75%
Projected Residual Year Market Rent per SF – NNN	$7.76
Projected Renewal Probability	95%
Projected Residual Value per SF	$91.37
Present Value of Residual per SF	$46.00
Lease
Lease Term	8.0 Years
Current Rent per SF	$6.82
Average Annual Rent Increases	1.06%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.00%
Present Value of Contractual Lease Cash Flows	$45.46
Valuation
Projected Market Cap Rate	7.46%
Projected Market Value per SF	$91
Projected Market Value	$14,831,795

18

XXV. HEWLETT-PACKARD COMPANY

Underwriting

Property and Lease Overview
Property Address	585 South Boulevard (Pontiac, MI)
MSA	Detroit, MI
Property Type	Office
SF	568,503
Tenant / Guarantor	Hewlett-Packard Company
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$9.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$10.83
Projected Renewal Probability	65%
Projected Residual Value per SF	$99.77
Present Value of Residual per SF	$42.60
Lease
Lease Term	7.5 Years
Current Rent per SF	$9.43
Average Annual Rent Increases	4.03%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	4.75%
Present Value of Contractual Lease Cash Flows	$66.07
Valuation
Projected Market Cap Rate	8.67%
Projected Market Value per SF	$109
Projected Market Value	$61,779,982
(1)
Pursuant to the lease, ECM is responsible for $1.3 million of operating expenses relating to this property per year. The tenant is obligated to fund all operating expenses in excess of $1.3 million per year, except for roof and structure repairs.

XXVI. WALGREEN CO.

Underwriting

Property and Lease Overview
Property Address	10000 West Florissant Avenue (Dellwood, MO)
MSA	St. Louis, MO
Property Type	Retail
SF	14,550
Tenant / Guarantor	Walgreen Co.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$12.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$21.62
Projected Renewal Probability	70%
Projected Residual Value per SF	$269.20
Present Value of Residual per SF	$22.34
Lease
Lease Term	23.8 Years
Current Rent per SF	$24.74
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.25%
Present Value of Contractual Lease Cash Flows	$332.19
Valuation
Projected Market Cap Rate	6.98%
Projected Market Value per SF	$355
Projected Market Value	$5,158,474

19

XXVII. WALGREEN CO.

Underwriting

Property and Lease Overview
Property Address	640 Edwardsville Road (Troy, IL)
MSA	St. Louis, MO
Property Type	Retail
SF	14,820
Tenant / Guarantor	Walgreen Co.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$12.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$21.85
Projected Renewal Probability	70%
Projected Residual Value per SF	$244.44
Present Value of Residual per SF	$19.42
Lease
Lease Term	24.3 Years
Current Rent per SF	$20.24
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.25%
Present Value of Contractual Lease Cash Flows	$274.20
Valuation
Projected Market Cap Rate	6.89%
Projected Market Value per SF	$294
Projected Market Value	$4,351,398

XXVIII. WALGREEN CO.

Underwriting

Property and Lease Overview
Property Address	6607 State Route 162 (Maryville, IL)
MSA	St. Louis, MO
Property Type	Retail
SF	14,820
Tenant / Guarantor	Walgreen Co.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$12.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$21.40
Projected Renewal Probability	70%
Projected Residual Value per SF	$271.81
Present Value of Residual per SF	$23.56
Lease
Lease Term	23.4 Years
Current Rent per SF	$25.10
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.25%
Present Value of Contractual Lease Cash Flows	$333.99
Valuation
Projected Market Cap Rate	7.02%
Projected Market Value per SF	$358
Projected Market Value	$5,298,835

20

XXIX. WALGREEN CO.

Underwriting

Property and Lease Overview
Property Address	1530 Lafayette Ave
MSA	St. Louis, MO
Property Type	Retail
SF	14,820
Tenant / Guarantor	Walgreen Co.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$12.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$21.89
Projected Renewal Probability	70%
Projected Residual Value per SF	$260.01
Present Value of Residual per SF	$20.48
Lease
Lease Term	24.4 Years
Current Rent per SF	$23.62
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.25%
Present Value of Contractual Lease Cash Flows	$320.46
Valuation
Projected Market Cap Rate	6.93%
Projected Market Value per SF	$341
Projected Market Value	$5,052,657

XXX. WALGREEN CO.

Underwriting

Property and Lease Overview
Property Address	100 Plaza Drive (Wildwood, MO)
MSA	St. Louis, MO
Property Type	Retail
SF	15,120
Tenant / Guarantor	Walgreen Co.
Credit Rating	A
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$12.00
Projected Annual Market Rent Growth Over Lease Term	2.50%
Projected Residual Year Market Rent per SF – NNN	$17.53
Projected Renewal Probability	90%
Projected Residual Value per SF	$313.51
Present Value of Residual per SF	$83.53
Lease
Lease Term	15.3 Years
Current Rent per SF	$27.38
Average Annual Rent Increases	0.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.25%
Present Value of Contractual Lease Cash Flows	$283.73
Valuation
Projected Market Cap Rate	7.46%
Projected Market Value per SF	$367
Projected Market Value	$5,553,019

21

XXXI. EXPRESS SCRIPTS, INC.

Underwriting

Property and Lease Overview
Property Address	8455 University Place Drive
MSA	St. Louis, MO
Property Type	Office
SF	181,141
Tenant / Guarantor	Express Scripts, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$15.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$19.29
Projected Renewal Probability	90%
Projected Residual Value per SF	$212.64
Present Value of Residual per SF	$94.49
Lease
Lease Term	8.5 Years
Current Rent per SF	$15.24
Average Annual Rent Increases	2.00%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$108.65
Valuation
Projected Market Cap Rate	7.50%
Projected Market Value per SF	$203
Projected Market Value	$36,796,753

XXXII. EXPRESS SCRIPTS, INC.

Underwriting

Property and Lease Overview
Property Address	NorthPark
MSA	St. Louis, MO
Property Type	Industrial
SF	221,000
Tenant / Guarantor	Express Scripts, Inc.
Credit Rating	BBB
Assumptions and Underwriting
Real Estate
Estimated Market Rent per SF – NNN	$6.00
Projected Annual Market Rent Growth Over Lease Term	3.00%
Projected Residual Year Market Rent per SF – NNN	$8.01
Projected Renewal Probability	90%
Projected Residual Value per SF	$92.57
Present Value of Residual per SF	$39.04
Lease
Lease Term	9.8 Years
Current Rent per SF	$6.64
Average Annual Rent Increases	0.65%
Discount Rate for Lease Cash Flows (Based on Tenant Credit)	5.50%
Present Value of Contractual Lease Cash Flows	$50.43
Valuation
Projected Market Cap Rate	7.42%
Projected Market Value per SF	$89
Projected Market Value	$19,773,364

ECM Realty Trust, Inc.

                             Shares

Common Stock

PROSPECTUS

                            , 2010

Wells Fargo Securities

Citi

BofA Merrill Lynch

Until                    , 2010 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuances and Distribution.

          The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than underwriting discount. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

SEC registration fee		$27,094
FINRA filing fee		38,500
NYSE fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be filed by amendment.

          We will pay all of the costs identified above.

Item 32.    Sales to Special Parties.

          See response to Item 33 below.

Item 33.    Recent Sales of Unregistered Securities.

          On July 12, 2010, the registrant issued 100 shares of common stock to Shelby E. L. Pruett in exchange for $2,000 in cash as its initial capitalization. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

          In connection with the formation transactions,         common units of limited partnership and 7% Series A Cumulative Convertible Preferred Units in our operating partnership with an aggregate value of $             , assuming a price per share or unit at the mid-point of the range set forth on the cover page of the prospectus that forms a part of this registration statement, will be issued to certain persons transferring interests in our historical predecessor companies to us in consideration of such transfer. All such persons made irrevocable elections to receive such securities in the formation transactions prior to the filing of this registration statement with the Securities and Exchange Commission. All of such persons are "accredited investors" as defined under Regulation D of the Securities Act. The issuance of such units will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act.

Item 34.    Indemnification of Directors and Officers.

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          Our charter contains such a provision that eliminates directors' and officers' liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

          Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

          Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          We will enter into indemnification agreements with our directors and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

  •
  the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or executive officer actually received an improper personal benefit in money, property or other services; or

  •
  with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe his or her conduct was unlawful.

          The indemnification agreements will also provide that upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

  •
  the court determines the director or executive officer is entitled to indemnification under the applicable section of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

  •
  the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in the applicable section of the MGCL or has been adjudged liable for receipt of an improper benefit under the applicable section of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the executive officer or director shall have been adjudged liable for receipt of an improper personal benefit under the applicable section of the MGCL.

          Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director's or executive officer's status as a director, executive officer or employee of our company, and such director or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice. In addition, the indemnification agreements will require us to advance reasonable expenses incurred by the indemnitee within 10 days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

  •
  a written affirmation of the indemnitee's good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by or on behalf of the indemnitee to repay the portion of any expenses advanced to the indemnitee relating to claims, issues or matters in a proceeding if it is ultimately established that the standard of conduct was not met.

          The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

          Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered.

          None of the proceeds will be credit to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

          (a)    Financial Statements.    See Index to Financial Statements.

          (b)    Exhibits.    The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Articles of Amendment and Restatement of ECM Realty Trust, Inc.**
3.2	Form of Amended and Restated Bylaws of ECM Realty Trust, Inc.**
4.1	Form of Common Stock Certificate of ECM Realty Trust, Inc.**
5.1	Opinion of DLA Piper LLP (US) relating to the legality of the securities being registered (including consent of such firm)*
8.1	Opinion of DLA Piper LLP (US) regarding tax matters (including consent of such firm)*
10.1	Form of Amended and Restated Agreement of Limited Partnership ECM Realty Trust, L.P.*
10.2	2010 Equity Incentive Plan*†
10.3	Form of Restricted Stock Agreement*†
10.4	Form of Employment Agreement with Shelby E. L. Pruett*†
10.5	Form of Employment Agreement with James G. Koman*†
10.6	Form of Employment Agreement with James A. Fox*†
10.7	Form of Employment Agreement with Joseph C. Yiu*†
10.8	Form of Indemnification Agreement between ECM Realty Trust, Inc. and each of its directors and executive officers*
10.9	Form of Registration Rights Agreement*
10.10	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Diversified Income & Growth Fund, LLC*
10.11	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Income & Growth Fund III, LLC*
10.12	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Holdings I LLC*
10.13
Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P., Wildwood Crossing, Inc., Dellwood Acquisitions, Inc. and James G. Koman, Trustee of the James G. Koman Revocable Trust UTA dated January 31, 1997, as amended**
21.1	Subsidiaries of ECM Realty Trust, Inc.*

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP
23.2	Consent of DLA Piper LLP (US) (included in Exhibits 5.1)*
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)*
23.4	Consent of Rosen Consulting Group
23.5	Consent of Jones Lang LaSalle Americas, Inc.
99.1	Consent of James G. Koman**
99.2	Consent of Richard B. Jennings
99.3	Consent of Richard G. Carlson
99.4	Consent of Peter J. Nelson
99.5	Consent of Independent Director Nominee*
99.6	Consent of Independent Director Nominee*
99.7	Jones Lang LaSalle Americas, Inc. Broker Opinion of Value

*
To be filed by amendment.

**
Previously filed.

†
Compensatory plan or arrangement.

Item 37.    Undertakings.

          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 8th day of November, 2010.

ECM Realty Trust, Inc.
By:	/s/ SHELBY E. L. PRUETT
Name: Shelby E. L. Pruett
Title: Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHELBY E. L. PRUETT Name: Shelby E. L. Pruett	Chairman and Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)	November 8, 2010

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Articles of Amendment and Restatement of ECM Realty Trust, Inc.**
3.2	Form of Amended and Restated Bylaws of ECM Realty Trust, Inc.**
4.1	Form of Common Stock Certificate of ECM Realty Trust, Inc.**
5.1	Opinion of DLA Piper LLP (US) relating to the legality of the securities being registered (including consent of such firm)*
8.1	Opinion of DLA Piper LLP (US) regarding tax matters (including consent of such firm)*
10.1	Form of Amended and Restated Agreement of Limited Partnership ECM Realty Trust, L.P.*
10.2	2010 Equity Incentive Plan*†
10.3	Form of Restricted Stock Agreement*†
10.4	Form of Employment Agreement with Shelby E. L. Pruett*†
10.5	Form of Employment Agreement with James G. Koman*†
10.6	Form of Employment Agreement with James A. Fox*†
10.7	Form of Employment Agreement with Joseph C. Yiu*†
10.8	Form of Indemnification Agreement between ECM Realty Trust, Inc. and each of its directors and executive officers*
10.9	Form of Registration Rights Agreement*
10.10	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Diversified Income & Growth Fund, LLC*
10.11	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Income & Growth Fund III, LLC*
10.12	Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P. and ECM Holdings I LLC*
10.13
Contribution Agreement by and among ECM Realty Trust, Inc., ECM Realty Trust, L.P., Wildwood Crossing, Inc., Dellwood Acquisitions, Inc. and James G. Koman, Trustee of the James G. Koman Revocable Trust UTA dated January 31, 1997, as amended**
21.1	Subsidiaries of ECM Realty Trust, Inc.*
23.1	Consent of Ernst & Young LLP
23.2	Consent of DLA Piper LLP (US) (included in Exhibits 5.1)*
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)*
23.4	Consent of Rosen Consulting Group
23.5	Consent of Jones Lang LaSalle Americas, Inc.
99.1	Consent of James G. Koman**
99.2	Consent of Richard B. Jennings
99.3	Consent of Richard G. Carlson
99.4	Consent of Peter J. Nelson

Exhibit Number	Description
99.5	Consent of Independent Director Nominee*
99.6	Consent of Independent Director Nominee*
99.7	Jones Lang LaSalle Americas, Inc. Broker Opinion of Value

*
To be filed by amendment.

**
Previously filed.

†
Compensatory plan or arrangement.